PROSPECTUS SUPPLEMENT
(To Prospectus dated March 7, 1997)

                                 (MEGO LOGO)



                                 $86,153,605
                  MEGO MORTGAGE HOME LOAN OWNER TRUST 1997-1
           $23,300,000 CLASS A-1 6.57% HOME LOAN ASSET-BACKED NOTES
           $25,950,000 CLASS A-2 6.75% HOME LOAN ASSET-BACKED NOTES $10,300,000 CLASS A-3 6.94% HOME LOAN ASSET-BACKED NOTES $26,603,605 CLASS A-4 7.33% HOME LOAN ASSET-BACKED NOTES

                      FINANCIAL ASSET SECURITIES CORP.,
                                 as Depositor

                          MEGO MORTGAGE CORPORATION,
                            as Seller and Servicer

                 HOME LOAN ASSET-BACKED NOTES, SERIES 1997-1
DISTRIBUTIONS PAYABLE ON THE 25TH DAY OF EACH MONTH, COMMENCING IN APRIL 1997

     The Mego Mortgage Home Loan Owner Trust 1997-1 (the "Trust") will be formed pursuant to a trust agreement to be dated as of February 1, 1997 (the "Trust Agreement"), among the parties specified herein. The Trust will issue $86,153,605 aggregate principal amount of Home Loan Asset-Backed Notes, Series 1997-1 (the "Notes") pursuant to an indenture to be dated as of February 1, 1997 (the "Indenture"), between the Trust and First Trust of New York, National Association, as indenture trustee (in such capacity, the "Indenture Trustee"). The Trust will also issue a class of interest only certificates and a class of residual interest instruments (the "Class S Certificates" and "Residual Interest Instruments," respectively, and together, the "Certificates"). The Certificates and the Notes collectively are referred to herein as the "Securities". Only the Notes are offered hereby.

     Financial Asset Securities Corp. (the "Depositor") has caused MBIA Insurance Corporation (the "Securities Insurer") to issue an unconditional securities guaranty insurance policy (the "Securities Insurance Policy") for the benefit of holders of the Notes and the Class S Certificates (the "Insured Securities") as described herein.

                                [MBIA LOGO]

     The Trust will consist primarily of a pool of home loans (the "Pool") consisting of fixed-rate residential home improvement loans, debt consolidation loans, retail installment sale contracts and home equity loans (collectively, the continued on page 2
     FOR A DISCUSSION OF CERTAIN RISKS ASSOCIATED WITH AN INVESTMENT IN THE NOTES, SEE THE INFORMATION HEREIN UNDER "RISK FACTORS" BEGINNING ON PAGE S-17 AND IN THE PROSPECTUS ON PAGE 12.

     THE NOTES REPRESENT OBLIGATIONS OF THE TRUST ONLY AND DO NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF THE DEPOSITOR, THE SELLER, THE SERVICER, THE MASTER SERVICER, THE OWNER TRUSTEE, THE INDENTURE TRUSTEE, THE SECURITIES INSURER, THE CLAIMS ADMINISTRATOR, THE CONTRACT OF INSURANCE HOLDER OR ANY AFFILIATE OF ANY OF THE FOREGOING, EXCEPT TO THE EXTENT PROVIDED HEREIN. NEITHER THE LOANS NOR THE NOTES ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OTHER THAN TO THE EXTENT OF THE FHA INSURANCE DESCRIBED HEREIN.

     THE NOTES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

                     [GREENWICH CAPITAL MARKETS, INC.]

March 7, 1997


"Loans"), that are either unsecured or secured by first- and junior-lien mortgages, deeds of trust or other similar security instruments (the "Mortgages") as described herein under "The Pool". The Loans will be acquired by the Depositor from Mego Mortgage Corporation (in such capacity, the "Seller") pursuant to a home loan purchase agreement dated as of February 1, 1997 (the "Home Loan Purchase Agreement"), whereupon the Loans will be sold by the Depositor to the Trust and serviced pursuant to a sale and servicing agreement dated as of February 1, 1997 (the "Sale and Servicing Agreement") among the parties specified herein. The assets of the Trust will include the Loans, the Securities Insurance Policy and certain other property. See "The Trust" herein. As of the Cut-Off Date, Loans representing approximately 24.5% of the Original Pool Principal Balance (as defined herein) will be partially insured by the Federal Housing Administration (the "FHA") of the United States Department of Housing and Urban Development ("HUD") under Title I of the National Housing Act of 1934, as amended. See "The Title I Loan Program and the Contract of Insurance--The Contract of Insurance" herein.

     Distributions on the Notes will be made to the holders of the Notes on the 25th day of each month or, if such day is not a business day, the next succeeding business day (each, a "Distribution Date"), beginning in April 1997. The Notes will be secured by the assets of the Trust pursuant to the Indenture. Interest on all Classes of Notes will accrue at the above-specified per annum fixed interest rates. On each Distribution Date, the Noteholders will be entitled to receive, from and to the extent that funds are available therefor in the Note Distribution Account, distributions with respect to interest and principal calculated as described herein. See "Description of the Securities--Priority of Distributions" herein. Distributions on the Certificates generally will be subordinated in priority to certain payments due on the Notes as described herein.

     THE YIELDS TO MATURITY ON ANY NOTES MAY VARY FROM THE ANTICIPATED YIELDS TO THE EXTENT SUCH NOTES ARE PURCHASED AT A DISCOUNT OR PREMIUM AND TO THE EXTENT THE RATE AND TIMING OF PAYMENTS THEREOF ARE SENSITIVE TO THE RATE AND TIMING OF PRINCIPAL PAYMENTS (INCLUDING PREPAYMENTS) OF THE LOANS.
NOTEHOLDERS SHOULD CONSIDER, IN THE CASE OF ANY NOTES PURCHASED AT A DISCOUNT, THE RISK THAT A SLOWER THAN ANTICIPATED RATE OF PRINCIPAL PAYMENTS COULD RESULT IN AN ACTUAL YIELD THAT IS LOWER THAN THE ANTICIPATED YIELD AND, IN THE CASE OF ANY NOTES PURCHASED AT A PREMIUM, THE RISK THAT A FASTER THAN ANTICIPATED RATE OF PRINCIPAL PAYMENTS COULD RESULT IN AN ACTUAL YIELD THAT IS LOWER THAN THE ANTICIPATED YIELD.

     Greenwich Capital Markets, Inc. (the "Underwriter") intends to make a secondary market in the Notes but has no obligation to do so. There is currently no secondary market for the Notes and there can be no assurance that such a market will develop or, if it does develop, that it will continue. See "Risk Factors," herein.
                             ____________________

     The Notes are being offered by the Underwriter from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the Depositor are expected to be approximately $85,401,453, plus accrued interest from March 1, 1997 to, but not including, the Closing Date, before deducting issuance expenses payable by the Depositor.

     The Notes are offered by the Underwriter, subject to prior sale, when, as and if delivered to and accepted by the Underwriter and subject to approval of certain legal matters by counsel. It is expected that delivery of the Notes will be made in book-entry form only through the facilities of The Depository Trust Company (the "Depository") on or about March 10, 1997.
                             ____________________


     This Prospectus Supplement does not contain complete information about the offering of the Notes. Additional information is contained in the Prospectus dated March 7, 1997 (the "Prospectus") which accompanies this Prospectus Supplement and purchasers are urged to read both this Prospectus Supplement and the Prospectus in full. Sales of the Notes may not be consummated unless the purchaser has received both this Prospectus Supplement and the Prospectus.

     Until ninety days after the date of this Prospectus Supplement, all dealers effecting transactions in the Notes, whether or not participating in this distribution, may be required to deliver a Prospectus Supplement and the Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus Supplement and the Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.


               INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     There are incorporated herein by reference all documents filed by the Depositor with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, on or subsequent to the date of this Prospectus Supplement and prior to the termination of the offering of the Notes. The Depositor will provide without charge to each person to whom this Prospectus Supplement and Prospectus are delivered, on request of such person, a copy of any or all of the documents incorporated herein by reference other than the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Request should be made to Paul D. Stevelman, Assistant Secretary of Financial Asset Securities Corp. in writing at 600 Steamboat Road, Greenwich, Connecticut 06830.


                            AVAILABLE INFORMATION

     In addition to the locations specified under "Available Information" in the accompanying Prospectus, the Securities and Exchange Commission (the "Commission") maintains a Web site at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants, including the Depositor, that file electronically with the Commission.



                                   SUMMARY

     The following summary of certain pertinent information is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and in the accompanying Prospectus. Certain capitalized terms used herein are defined elsewhere in the Prospectus Supplement or in the Prospectus.

Issuer.........................      Mego  Mortgage  Home  Loan  Owner  Trust
                                     1997-1 (the "Trust"  or the "Issuer"), a
                                     Delaware  business  trust,   established
                                     pursuant  to a trust agreement  dated as
                                     of   February   1,   1997  (the   "Trust
                                     Agreement"), among  the  Depositor,  the
                                     Seller, the  Owner Trustee  and the  Co-
                                     Owner Trustee.

Depositor......................      Financial Asset  Securities  Corp.  (the
                                     "Depositor"),  a  Delaware  corporation.
                                     The  Depositor  is  an indirect  limited
                                     purpose finance  subsidiary of  National
                                     Westminster Bank Plc and an affiliate of
                                     Greenwich  Capital  Markets,  Inc.  (the
                                     "Underwriter").   See "The Depositor" in
                                     the   Prospectus    and    "Method    of
                                     Distribution"  herein.     None  of  the
                                     Depositor, National Westminster Bank Plc
                                     or any of  their affiliates or any other
                                     person   or  entity   (other   than  the
                                     Securities Insurer to the extent set forth herein) will insure or guarantee or otherwise be obligated with respect to the Notes.

Master Servicer................      Norwest  Bank   Minnesota,   N.A.   (the
                                     "Master Servicer"),  a national  banking
                                     association with  its executive  offices
                                     at  Sixth  and  Marquette,  Minneapolis,
                                     Minnesota 55479 and its master servicing
                                     offices  located  at  11000 Broken  Land
                                     Parkway, Columbia, Maryland 21044.
The Seller, Servicer and
 Claims Administrator..........      Mego  Mortgage   Corporation   ("Mego").
                                     Pursuant  to   the  home  loan  purchase
                                     agreement  (the   "Home  Loan   Purchase
                                     Agreement")  dated  as  of  February  1,
                                     1997,  between Mego  and  the Depositor,
                                     Mego  (in such  capacity,  the "Seller")
                                     will sell  the Loans  to the  Depositor.
                                     Pursuant to  a Servicing  Agreement (the
                                     "Servicing  Agreement"),  dated   as  of
                                     February  1,   1997,  among   Mego,  the
                                     Issuer, the  Indenture Trustee,  the Co-
                                     Owner Trustee, the Contract of Insurance
                                     Holder and the Master Servicer, Mego (in
                                     such  capacity,  the   "Servicer")  will
                                     service  the  Loans  on  behalf  of  the
                                     Master Servicer.  Pursuant to a Sale and
                                     Servicing  Agreement   (the  "Sale   and
                                     Servicing  Agreement")   dated   as   of
                                     February   1,  1997   among   Mego,  the
                                     Depositor,  the  Master   Servicer,  the
                                     Indenture Trustee, the Co-Owner Trustee,
                                     the Contract of Insurance Holder and the
                                     Trust,  Mego   (in  such  capacity,  the
                                     "Claims Administrator")  will administer
                                     claims  filed   under  the  contract  of
                                     insurance.

Indenture Trustee, Co-Owner
 Trustee and Contract of
 Insurance Holder..............      First  Trust   of  New   York,  National
                                     Association,    a    national    banking
                                     association,  as   trustee   under   the
                                     Indenture   (in   such   capacity,   the
                                     "Indenture   Trustee"),   as    co-owner
                                     trustee under the Trust Agreement (in such capacity, the "Co-Owner Trustee"), and as contract of insurance holder under the Sale and Servicing Agreement
                                     (in such capacity, the "Contract of Insurance Holder").

Owner Trustee..................      Wilmington  Trust   Company,  as   owner
                                     trustee under  the Trust  Agreement (the
                                     "Owner Trustee").

Custodian......................      First Trust National Association, as the
                                     custodian (the  "Custodian")  under  the
                                     Custodial Agreement dated as of February
                                     1, 1997 by and among the Owner Trustee, the Indenture Trustee and the Custodian.

Closing Date...................      On or about March 10, 1997.

Cut-Off Date...................      February  1,  1997   or,  for  any  Loan
                                     originated after February 1, 1997, the date of origination of such Loan.

Distribution Date..............      The 25th day  of each month or,  if such
                                     day is not a business day, then the next
                                     succeeding business  day, commencing  in
                                     April 1997   (each,   a    "Distribution
                                     Date").

Due Period.....................      With respect  to any  Distribution Date,
                                     the calendar month immediately preceding such Distribution Date (each, a "Due
                                     Period").

Determination Date.............      The  fifth  business  day preceding  the
                                     related  Distribution   Date  (each,   a
                                     "Determination Date").

Record Date....................      For  any  Distribution  Date,  the  last
                                     business  day of  the  month immediately
                                     preceding  the   month  in   which  such
                                     Distribution  Date   occurs   (each,   a
                                     "Record Date").

Securities Issued..............      The Home Loan Asset-Backed Notes, Series
                                     1997-1, which will consist of the  Class
                                     A-1, Class A-2, Class A-3 and Class  A-4
                                     Notes   (collectively,   the   "Notes"),
                                     together with  the Class  S Certificates
                                     will     constitute     the     "Insured
                                     Securities".  Also  being issued  by the
                                     Trust   are   the   "Residual   Interest
                                     Instruments" representing the beneficial
                                     ownership  interest   in  the   residual
                                     interest of the Trust. Only the Notes are offered hereby.

                                     Each Class of Notes will accrue interest
                                     at  the applicable  per  annum  rate set
                                     forth on  the cover  hereof  (each  such
                                     rate, a  "Note Interest  Rate"), payable
                                     monthly,  and will  receive  payments of
                                     principal to  the extent provided below.
                                     The aggregate Class Principal Balance of
                                     the   Notes    initially   will    equal
                                     $86,153,605, which represents  96.05% of
                                     the Original  Pool Principal Balance (as
                                     defined below).  The principal amount of
                                     each  Class  of  Notes  (each,  a "Class
                                     Principal Balance") on any date is equal
                                     to  the   applicable   Class   Principal
                                     Balance set forth on the cover hereof as
                                     of  the Closing Date (as  defined below)
                                     minus the  aggregate of amounts actually
                                     distributed as  principal to the holders
                                     of  such  Class.    On  any   date,  the
                                     "Aggregate Note Principal Balance" is the aggregate of the Class Principal Balances of all Classes of Notes on such date.

                                     The Class  S Certificates  represent the
                                     right to  receive monthly  interest at a
                                     fixed  pass-through  rate  of 0.50%  per
                                     annum (the  "Class S Pass-Through Rate")
                                     on  a  notional  balance  (the "Class  S
                                     Notional Balance") equal with respect to
                                     any  Distribution   Date  to   the  Pool
                                     Principal Balance (as defined below) as of the beginning of the calendar month preceding the month of such Distribution Date. The Class S Certificates have no class principal balance and are not entitled to distributions of principal.

                                     Payments  with respect  to  the Residual
                                     Interest Instruments will be subordinate in right of payment to the Notes and the Class S Certificates, and will not be guaranteed or insured by the Securities Insurance Policy.

                                     Neither the Class S Certificates nor the
                                     Residual   Interest    Instruments   are
                                     offered hereby.

Final Scheduled
  Distribution Date............      The outstanding principal amount of each
                                     Class  of  Notes,  to  the  extent   not
                                     previously paid, will be payable in full
                                     on March 25, 2023  (the "Final Scheduled
                                     Distribution  Date").    However, it  is
                                     anticipated  that   the   actual   final
                                     Distribution Date for each Class of Notes will occur earlier, and may occur significantly earlier, than the Final
                                     Scheduled Distribution Date.

Form and Registration of the
  Notes........................      The Notes will initially  be issued only
                                     in book-entry  form.  Persons  acquiring
                                     beneficial ownership  interests  in  the
                                     Notes  ("Noteholders")  will  hold  such
                                     Notes through the  book-entry facilities
                                     of The Depository Trust Company ("DTC").
                                     Transfers within  DTC will  be  made  in
                                     accordance  with  the  usual  rules  and
                                     operating procedures of DTC.  So long as
                                     each Class  of Notes  is  in  book-entry
                                     form, each such Class  of Notes will  be
                                     evidenced  by one  or  more certificates
                                     registered in the name of the nominee of
                                     DTC.  The interests of such  Noteholders
                                     will be  represented by  book-entries on
                                     the  records  of  DTC and  participating
                                     members thereof.  No Noteholder will  be
                                     entitled   to   receive   a   definitive
                                     certificate representing  such  person's
                                     interest,  except   in  the  event  that
                                     Definitive Securities  are issued  under
                                     the  limited   circumstances   described
                                     herein.      All   references  in   this
                                     Prospectus  Supplement to  any  Class of
                                     Notes   reflect   the   rights  of   the
                                     Noteholders  of such Class only  as such
                                     rights may be  exercised through DTC and
                                     its  participating  members  so long  as
                                     such Class of Notes is held by DTC.  See
                                     "Description of the Securities--General"
                                     herein   and  in   the   Prospectus  and
                                     "Description  of  the  Securities--Book-
                                     Entry Registration of Securities" in the
                                     Prospectus.  The  Noteholders' interests
                                     in each Class of Notes will be held only
                                     in minimum  denominations of  $1,000 and
                                     integral  multiples   of  $1  in  excess
                                     thereof.

Assets of the Trust............      On  the  Closing  Date,  the  Trust will
                                     purchase  fixed-rate   residential  home
                                     improvement  loans,  debt  consolidation
                                     loans, retail installment sale contracts
                                     and home equity loans (collectively, the
                                     "Loans") having  an aggregate  principal
                                     balance  as  of  the   Cut-Off  Date  of
                                     approximately $89,696,622 (the "Original
                                     Pool Principal Balance") pursuant to the Sale and Servicing Agreement.

                                     The assets  of the  Trust primarily will
                                     include the  Loans.   The assets  of the
                                     Trust will also include (i) payments  in
                                     respect  of  the  Loans  received on  or
                                     after the Cut-Off Date;  (ii) amounts on
                                     deposit in  the Collection Account, Note
                                     Distribution   Account  and  Certificate
                                     Distribution Account  (each  as  defined
                                     herein); (iii)  certain other  ancillary
                                     or   incidental   funds,    rights   and
                                     properties  related  to  the  foregoing;
                                     (iv)  the  rights to  the FHA  Insurance
                                     Reserves attributable  to the  FHA Loans
                                     (both as  defined below);  and  (v)  the
                                     assignment   of   all   rights  of   the
                                     Depositor under  the Home  Loan Purchase
                                     Agreement.    See  "The  Trust--General"
                                     herein.   The  Trust  will  include  the
                                     unpaid principal balance of each Loan as
                                     of the  Cut-Off Date  (each  a  "Cut-Off
                                     Date   Principal    Balance").       The
                                     "Principal Balance"  of any  Loan on any
                                     day  is  equal   to  its   Cut-Off  Date
                                     Principal Balance,  minus all  principal
                                     reductions    credited    against    the
                                     Principal Balance of such Loan on or after the Cut-Off Date. With respect to any date, the "Pool Principal Balance" will be equal to the aggregate of the Principal Balances of the Loans as of such date.

The Loans......................      The  Loans  consist  of  (i)  closed-end
                                     fixed-rate home  improvement  loans  and
                                     retail   installment   sale    contracts
                                     secured  by   first-   and   junior-lien
                                     mortgages, deeds  of trust  and security
                                     deeds on  residential properties  (which
                                     are  primarily  condominiums, townhouses
                                     and  one-   to  four-family   residences
                                     (including investment  properties)  that
                                     will be partially insured by the Federal
                                     Housing Administration  ("FHA")  of  the
                                     United States  Department of Housing and
                                     Urban Development  ("HUD") under Title I
                                     of the National Housing Act of  1934, as
                                     amended (the  "Secured FHA Loans"), (ii)
                                     closed-end  fixed-rate  home improvement
                                     loans  and   retail   installment   sale
                                     contracts which are partially insured by
                                     the FHA  under the  Title I Program  but
                                     which are unsecured  general obligations
                                     of the related borrowers (the "Unsecured
                                     FHA  Loans",   and  together   with  the
                                     Secured FHA Loans, the "FHA Loans"), and
                                     (iii)   closed-end    fixed-rate    home
                                     improvement loans, home equity loans and
                                     debt     consolidation     loans    (the
                                     "Conventional Loans") secured  generally
                                     by junior-lien mortgages, deeds of trust
                                     and  security   deeds   on   residential
                                     properties   (collectively   with    the
                                     properties  securing  the   Secured  FHA
                                     Loans, the "Mortgaged Properties").  The
                                     Loans will  not be  insured  by  primary
                                     mortgage insurance  policies or any pool
                                     insurance  policy.    In addition,  with
                                     respect to  the Secured  FHA Loans,  the
                                     Master Servicer  will not require hazard
                                     insurance  to   be  maintained   on  the
                                     related Mortgaged Properties.  Moreover,
                                     the Loans will not be  guaranteed by the
                                     Seller,  the Depositor  or any  of their
                                     respective  affiliates.   A  majority of
                                     the Loans  will be  either unsecured  or
                                     secured by liens on Mortgaged Properties
                                     in which the borrowers have little or no
                                     equity  therein   (i.e.,   the   related
                                     combined  loan-to-value   ratios  exceed
                                     100%) at the time of origination of such
                                     Loans.   See  "Risk  Factors--Additional
                                     Factors     Affecting     Delinquencies,
                                     Foreclosures and Losses on Loans" and "The Pool" herein and "The Trust Fund--
                                     The Loans" in the Prospectus.

                                     The  Seller will be obligated  either to
                                     repurchase  any  Loan   as  to  which  a
                                     representation  or  warranty   has  been
                                     breached, which  breach remains  uncured
                                     for  a  period  of 60  days  and  has  a
                                     materially   adverse   effect   on   the
                                     interests  of  the  Noteholders  or  the
                                     Securities Insurer in such Loan (each, a
                                     "Defective  Loan"),  or  to remove  such
                                     Defective   Loan   and    substitute   a
                                     Qualified  Substitute  Loan.    As  used
                                     herein, a "Qualified Substitute Loan" is
                                     a Loan having  characteristics generally
                                     the same as  or substantially similar to
                                     the characteristics of the Loan which it
                                     replaces.  Any repurchase of a Defective
                                     Loan  will   result  in  an  accelerated
                                     payment of principal  on the Notes.  See
                                     "The Pool--Repurchase or Substitution of
                                     Loans" herein.


Priority of Distributions            On each Distribution Date, distributions
                                     on the Notes and Certificates will be made in accordance with the priorities described below.

 Interest......................      On each Distribution Date, to the extent
                                     of   funds    available   therefor    in
                                     accordance  with  priorities   described
                                     herein,  interest  will  be  distributed
                                     with respect to  the Classes of Notes in
                                     an  amount  equal  to  the  Noteholders'
                                     Interest  Distributable  Amount (defined
                                     herein) for such  Distribution Date.  As
                                     to any Distribution Date  and each Class
                                     of  Notes,  the  "Noteholders'  Interest
                                     Distributable  Amount" is  equal  to the
                                     sum of (a)  the interest  accrued during
                                     the  related   Due  Period  (as  defined
                                     herein) at  the applicable Note Interest
                                     Rate  on  the  related  Class  Principal
                                     Balance   (the   "Noteholders'   Monthly
                                     Interest Distributable Amount")  and (b)
                                     any Noteholders' Interest  Carry-Forward
                                     Amount (as  defined below).   As  to any
                                     Distribution  Date and  Class  of Notes,
                                     the "Noteholders' Interest Carry-Forward
                                     Amount"  is equal  to the excess  of the
                                     related  Noteholders'  Monthly  Interest
                                     Distributable Amount  for the  preceding
                                     Distribution Date  and  any  outstanding
                                     Noteholders'    Interest   Carry-Forward
                                     Amount on  such  preceding  Distribution
                                     Date,  over the amount that  is actually
                                     deposited  in   the  Note   Distribution
                                     Account for  distribution as interest to
                                     Noteholders     on     such    preceding
                                     Distribution Date, plus interest on such excess to the extent permitted by law at the applicable Note Interest Rate.

                                     The interest  entitlement of  each Class
                                     of Securities  will be  reduced on  each
                                     Distribution  Date by  such  Class's pro
                                     rata  share   of   Prepayment   Interest
                                     Shortfalls (to the extent not covered by
                                     reduction  of  the  Servicing  Fee)  and
                                     Civil Relief  Act  Interest  Shortfalls.
                                     See,  "Description   of   Transfer   and
                                     Servicing          Agreements--Servicing
                                     Compensation and  Payment  of  Expenses"
                                     and  "Risk  Factors--Additional  Factors
                                     affecting   Delinquencies,  Foreclosures
                                     and  Losses on  Loans--Civil  Relief Act
                                     Shortfalls".

                                     The  Master   Servicer  is  required  to
                                     deposit in the Note Distribution Account
                                     with respect  to each Distribution Date,
                                     an   amount  equal   to   the  scheduled
                                     installment of interest due on each Loan
                                     (other  than a  Defaulted Loan)  but not
                                     received during  the related Due Period,
                                     net of the related Servicing Fee  (each,
                                     an  "Interest  Advance").    The  Master
                                     Servicer is  not required  to  make  any
                                     Interest  Advance  that   it  determines
                                     would  be   nonrecoverable.     Interest
                                     Advances are  reimbursable to the Master
                                     Servicer subject  to certain  conditions
                                     and  restrictions, and  are  intended to
                                     provide  liquidity   for  the   required
                                     distributions of interest on the Notes.

 Principal.....................      On each Distribution Date, to the extent
                                     of  funds   available  therefor  and  in
                                     accordance with the priorities described
                                     herein,   the   Noteholders'   Principal
                                     Distributable  Amount  (defined  herein)
                                     will be  distributed sequentially to the
                                     holders of  the Class  A-1,  Class  A-2,
                                     Class A-3 and  Class A-4 Notes, in  that
                                     order,  until   the   respective   Class
                                     Principal Balances thereof are reduced to zero.


Credit Enhancement.............      Credit enhancement  with respect  to the
                                     Insured Securities  will be  provided by
                                     the  Securities  Insurance  Policy.   As
                                     further  described  herein,  the  credit
                                     enhancement with  respect to the Insured
                                     Securities that  will be  utilized prior
                                     to the  Securities Insurance Policy will
                                     be provided by (i)  the FHA Insurance to
                                     the  extent described  herein,  (ii) the
                                     subordination in priority of payments in
                                     respect of  the Class  S Certificates to
                                     certain payments in respect of the Notes
                                     and   (iii)   the  overcollateralization
                                     feature  described  herein.   See  "Risk
                                     Factors--Additional  Credit  Enhancement
                                     Limitations" herein.

  Securities Insurance Policy..      The Depositor  will obtain  a Securities
                                     Guaranty Insurance Policy in the name of
                                     the Indenture  Trustee and  the Co-Owner
                                     Trustee for the  benefit of  the holders
                                     of   the    Insured   Securities    (the
                                     "Securities Insurance Policy")  from the
                                     Securities  Insurer.    Pursuant to  the
                                     Securities    Insurance    Policy,   the
                                     Securities Insurer will  irrevocably and
                                     unconditionally guaranty payment on each
                                     Distribution  Date   to  the   Indenture
                                     Trustee  and the  Co-Owner  Trustee, for
                                     the benefit of  the Noteholders,  of the
                                     Noteholders'    Interest   Distributable
                                     Amount  and  the   related  Noteholders'
                                     Guaranteed     Principal    Distribution
                                     Amount.     The   Securities   Insurer's
                                     obligations    under    the   Securities
                                     Insurance Policy  will be  discharged to
                                     the extent funds equal to the applicable
                                     Insured  Payments  are  received by  the
                                     Indenture  Trustee whether  or  not such
                                     funds  are   properly  applied   by  the
                                     Indenture Trustee.   See "Description of
                                     Credit    Enhancement--The    Securities
                                     Insurance   Policy"    herein.       The
                                     Securities  Insurance   Policy  is   not
                                     cancelable   for   any   reason.     The
                                     Securities  Insurance  Policy  does  not
                                     guarantee   any   specified    rate   of
                                     prepayments, nor  does it  provide funds
                                     to redeem any of the Notes or the  Class
                                     S  Certificates.   For a  description of
                                     the Securities Insurer, See "Description of Credit Enhancement--The Securities
                                     Insurer" herein.

 FHA Insurance and Contract
  of Insurance.................      The  aggregate   amount   of   insurance
                                     provided  by  the  FHA  pursuant  to the
                                     Title I  Program that is  expected to be
                                     available to the Claims Administrator in
                                     respect    of   the    FHA    Loans   is
                                     approximately  $2,194,698   (the  "Trust
                                     Designated  Insurance  Amount").    Such
                                     amount represents  10% of  the Principal
                                     Balances of the FHA Loans as of the Cut-
                                     Off Date.

                                     First  Trust   of  New   York,  National
                                     Association  holds   the   Contract   of
                                     Insurance for the  benefit of  the Trust
                                     and other Related Series Trusts (defined
                                     herein).    As of  the Closing  Date the
                                     aggregate    amount     of     insurance
                                     transferred or to be transferred by  the
                                     FHA pursuant to  the Title I  Program to
                                     the  Contract  of  Insurance  Holder  is
                                     approximately $19,166,522 (the "Combined
                                     FHA Insurance Amount")  and for any date
                                     of   determination    thereafter,    the
                                     Combined FHA Insurance Amount will equal
                                     such    amount    plus    all    amounts
                                     subsequently    transferred    by    the
                                     Secretary  of HUD  to  the  Contract  of
                                     Insurance Holder's  FHA Reserve  Account
                                     (defined below) less  the amount  of FHA
                                     Insurance proceeds  received  since  the
                                     Closing  Date   under  the  Contract  of
                                     Insurance with respect to  the FHA Loans
                                     and  loans   in  other   Related  Series
                                     Trusts.    The  Combined  FHA  Insurance
                                     Amount will be reflected in an insurance
                                     coverage reserve  account maintained  by
                                     the FHA in  the name of the  Contract of
                                     Insurance  Holder   (the  "FHA   Reserve
                                     Account").

                                     The Secretary  of HUD  will not  earmark
                                     the  insurance   coverage  in   the  FHA
                                     Reserve Account  for the  benefit of the
                                     Trust or any other Related Series Trust;
                                     however,   each  of   the   Contract  of
                                     Insurance   Holder   and    the   Claims
                                     Administrator has agreed in the Sale and
                                     Servicing Agreement to earmark the Trust
                                     Designated Insurance  Amount exclusively
                                     for the benefit of the Trust.  The Trust
                                     Designated  Insurance  Amount   and  any
                                     trust designated  insurance  amount  for
                                     any   Related   Series   Trust  may   be
                                     increased   up  to   the   Combined  FHA
                                     Insurance Amount with the consent of the
                                     Securities Insurer.   In the  event that
                                     any   portion   of   the  Combined   FHA
                                     Insurance Amount is  applied to loans in
                                     a Related  Series Trust  other than  the
                                     Trust in excess of the trust  designated
                                     insurance amount for such Related Series
                                     Trust, the portion  of the  Combined FHA
                                     Insurance  Amount  available   to  cover
                                     defaults on the FHA Loans may be reduced
                                     below  the  remaining  Trust  Designated
                                     Insurance  Amount  for the  Trust.   See
                                     "Risk   Factors--Limitations    on   FHA
                                     Insurance,"  "The  Title I  Loan Program
                                     and  the   Contract  of   Insurance--FHA
                                     Insurance Coverage" and  "--The Contract
                                     Of Insurance" herein.

                                     Subject to  the then  remaining Combined
                                     FHA Insurance Amount, each FHA Loan will
                                     be insured by the FHA in an amount equal
                                     to 90% of the sum of the following:  (a)
                                     the unpaid loan obligation (equal to the
                                     net unpaid principal and the uncollected
                                     interest earned to  the date of default)
                                     with adjustments  thereto if  the holder
                                     of  the   loan  has   proceeded  against
                                     property,  if any,  securing  such loan,
                                     (b) the interest on the unpaid amount of
                                     the  loan  obligation from  the date  of
                                     default  to  the  date  of  the  claim's
                                     initial submission  for payment  plus 15
                                     calendar days (not to exceed nine months
                                     from the date of default), calculated at
                                     the  rate  of  7%  per  annum,  (c)  the
                                     uncollected   court   costs,   (d)   the
                                     attorneys'  fees (not  to  exceed $500),
                                     and (e) the  expenses for  recording the
                                     assignment of the security to the United
                                     States  of America.   See  "The Title  I
                                     Loan   Program  and   the   Contract  of
                                     Insurance--The Title I  Program" herein.
                                     Since   the   remaining   Combined   FHA
                                     Insurance  Amount   is  dependent   upon
                                     future events, including  reductions for
                                     the payment of  claims, no assurance can
                                     be given that the Combined FHA Insurance
                                     Amount will be  adequate to cover 90% of
                                     the losses on such FHA Loans.   Further,
                                     it is possible that a FHA Loan would not
                                     be submitted  to the  FHA for  insurance
                                     coverage  due to  the  reduction  of the
                                     Trust   Designated   Insurance    Amount
                                     described   above   (even   though   the
                                     Combined FHA Insurance Amount might be sufficient to provide insurance proceeds in respect of such FHA Loan).

 Subordination.................      The rights of the holders of the Class S
                                     Certificates to receive distributions of
                                     interest from  amounts available  in the
                                     Certificate Distribution Account on each
                                     Distribution Date will be subordinate in
                                     priority to the rights of the holders of
                                     the Notes to receive certain payments in
                                     respect  thereof  as  described  herein.
                                     Such  subordination in  priority  of the
                                     Class S  Certificates to  the  Notes  is
                                     intended  to enhance  the  likelihood of
                                     regular  receipt by  the holders  of the
                                     Notes of the full amount of interest and
                                     principal  distributions  due   to  such
                                     holders  and   to  afford  such  holders
                                     protection against  losses on the Loans.
                                     See "Description of Credit Enhancement--
                                     Subordination and Allocation of Losses" herein.

 Overcollateralization.........      The credit  enhancement available to the
                                     Notes       includes       (i)       the
                                     overcollateralization in  effect  as  of
                                     the  Closing Date  (i.e., the  excess of
                                     the Original Pool Principal Balance over
                                     the Aggregate  Note  Principal  Balance)
                                     and (ii) a feature providing for limited
                                     acceleration of principal  distributions
                                     on the Notes in the early months of  the
                                     transaction that  is intended  to create
                                     additional overcollateralization.   This
                                     acceleration of  principal distributions
                                     on the Notes  is achieved by application
                                     of  Distributable   Excess  Spread   (as
                                     defined  herein)  as  principal  on  the
                                     Notes.        Once    the    level    of
                                     overcollateralization specified  in  the
                                     Sale and Servicing Agreement is reached,
                                     and subject  to the provisions described
                                     herein   under   "Description   of   the
                                     Securities--Overcollateralization
                                     Provisions",  the  acceleration  feature
                                     will cease, unless necessary to maintain
                                     the       required        level       of
                                     overcollateralization.

                                     The   Sale   and   Servicing   Agreement
                                     provides  that,   subject   to   certain
                                     trigger  tests,  the  required level  of
                                     overcollateralization  may  increase  or
                                     decrease over  time.   An increase would
                                     result   in   a   temporary  period   of
                                     accelerated amortization of the Notes to
                                     increase    the    actual    level    of
                                     overcollateralization  to  its  required
                                     level;  a decrease  would  result  in  a
                                     temporary    period    of    decelerated
                                     amortization to  reduce the actual level
                                     of overcollateralization to its required
                                     level.      See   "Description  of   the
                                     Securities--Priority of Distributions" herein.


The Insurer....................      MBIA    Insurance    Corporation    (the
                                     "Securities Insurer"), a stock insurance
                                     company organized under the  laws of the
                                     State  of New York.  See "Description of
                                     Credit    Enhancement--The    Securities
                                     Insurer" herein.

Servicing......................      The Master  Servicer is  responsible for
                                     servicing,    managing    and     making
                                     collections   on   the   Loans.      All
                                     collections in respect to the Loans will
                                     be deposited into the Collection Account
                                     as described herein.  Not later than the
                                     fifth   business  day   prior   to  each
                                     Distribution  Date  (the  "Determination
                                     Date"),  the   Indenture  Trustee   will
                                     calculate  the amounts  to  be  paid, as
                                     described herein, to the Securityholders
                                     on   such   Distribution   Date.     See
                                     "Description    of    the   Securities--
                                     Distributions  on   the  Notes."    With
                                     respect  to each Due Period,  the Master
                                     Servicer will receive from payments in respect of interest on the Loans, a portion of such payments as a monthly master servicing fee (each a "Master
                                     Servicing Fee") in the amount of 0.08% per annum (the "Master Servicing Fee
                                     Rate") on the Pool Principal Balance as of the first day of each such Due Period as to which such a payment was made.

                                     The Servicer will  service the  Loans on
                                     behalf of  the Master  Servicer pursuant
                                     to the terms of the Servicing Agreement.
                                     The  Servicer  will  also  receive  from
                                     payments  in respect of interest  on the
                                     Loans  a   monthly  servicing  fee  (the
                                     "Servicing Fee") in  an amount  equal to
                                     1.00%  per  annum  (the  "Servicing  Fee
                                     Rate")  on  the  related Pool  Principal
                                     Balance, subject  to certain  reductions
                                     as described  herein.   See "Description
                                     of the Transfer and Servicing Agreements
                                     --Servicing Compensation and  Payment of
                                     Expenses."       In   certain    limited
                                     circumstances, the  Master Servicer  may
                                     resign or  be removed,  in  which  event
                                     either the Indenture Trustee or a third-
                                     party  servicer will  be appointed  as a
                                     successor   Master   Servicer.       See
                                     "Description   of   the   Transfer   and
                                     Servicing   Agreements--Certain  Matters
                                     Regarding  the   Master   Servicer   and
                                     Servicer."

Optional Termination...........      Each of Mego, the Master Servicer or the
                                     Securities Insurer may, on or after  the
                                     Distribution  Date  on  which  the  Pool
                                     Principal  Balance  declines  to 10%  or
                                     less  of  the  Original  Pool  Principal
                                     Balance, purchase  the then  outstanding
                                     Loans at the price equal to the Purchase
                                     Price  (as   defined  herein),   thereby
                                     causing  an   early  redemption  of  the
                                     Notes.      The   Owner   Trustee   will
                                     thereafter cause  the Indenture  Trustee
                                     to redeem the Notes by paying (i) to the
                                     Noteholders,  an amount  in  respect the
                                     Notes  equal  to  the  then  outstanding
                                     Class Principal Balance of each Class of
                                     Notes, plus  accrued interest thereon at
                                     the  applicable   Note  Interest   Rate,
                                     (ii) to the Class  S Certificateholders,
                                     an  amount  in respect  of  the  Class S
                                     Certificates equal  to accrued  interest
                                     at the Class  S Pass-Through Rate on the
                                     outstanding Class  S  Notional  Balance,
                                     (iii) to  the  Securities   Insurer,  an
                                     amount  equal to any amounts owed to the
                                     Securities Insurer  under the  Insurance
                                     Agreement  and  (iv)  to the  applicable
                                     parties,  any   unpaid  trust  fees  and
                                     expenses, and any remaining amounts to the holders of the Residual Interest
                                     Instruments.

Tax Status.....................      In  the  opinion  of  Tax  Counsel   (as
                                     defined herein)  for federal  income tax
                                     purposes,    the    Notes     will    be
                                     characterized  as  debt,  and the  Trust
                                     will   not   be   characterized  as   an
                                     association    (or    publicly    traded
                                     partnership) taxable  as a  corporation.
                                     Each Noteholder, by  the acceptance of a
                                     Note, will  agree to treat  the Notes as
                                     indebtedness.    See  "Certain  Material
                                     Federal  Income  Tax Considerations--Tax
                                     Characterization  of   the  Trust  as  a
                                     Partnership" and "--Tax  Consequences to
                                     Foreign   Certificateholders"   in   the
                                     Prospectus for additional information concerning the application of federal income tax laws to the Trust and the Securities.

ERISA..........................      Generally, plans that are subject to the
                                     requirements of ERISA  and the  Code are
                                     permitted to  purchase instruments  like
                                     the Notes that are debt under applicable
                                     state  law   and  have  no  "substantial
                                     equity features"  without  reference  to
                                     the prohibited  transaction requirements
                                     of ERISA and  the Code.  In  the opinion
                                     of  ERISA Counsel  (as  defined herein),
                                     the   Notes   will   be  classified   as
                                     indebtedness without substantial  equity
                                     features for  ERISA purposes.   However,
                                     if  the Notes  are deemed  to  be equity
                                     interests and  no statutory,  regulatory
                                     or administrative exemption applies, the
                                     Trust will hold plan assets by reason of
                                     a  Plan's   investment  in   the  Notes.
                                     Accordingly,    any    Plan    fiduciary
                                     considering  whether  to   purchase  the
                                     Notes on behalf of a Plan should consult
                                     with   its    counsel   regarding    the
                                     applicability of the provisions of ERISA and the Code and the availability of any exemptions. See "ERISA Considerations" herein and in the Prospectus.

Legal Investment...............      The Notes  will not constitute "mortgage
                                     related securities"  for purposes of the
                                     Secondary  Mortgage  Market  Enhancement
                                     Act  of  1984  ("SMMEA"),  because  some
                                     Loans are  not secured  by Mortgages and
                                     other  Loans  are  secured by  Mortgages
                                     that   are    not    first    mortgages.
                                     Accordingly,   many   institutions  with
                                     legal authority  to invest in comparably
                                     rated securities  based solely  on first
                                     mortgages may  not be legally authorized
                                     to  invest  in  the Notes.    See "Legal
                                     Investment  Considerations"  herein  and
                                     "Legal Investment" in the Prospectus.

Ratings of the Notes...........      It is a condition to the issuance of the
                                     Notes that each of the Class  A-1 Notes,
                                     Class A-2  Notes, Class  A-3 Notes,  and
                                     Class  A-4  Notes  be  rated  "AAA"   by
                                     Standard  & Poor's,  a  division  of The
                                     McGraw-Hill Companies, Inc. ("Standard &
                                     Poor's") and  "Aaa" by Moody's Investors
                                     Service, Inc.  ("Moody's" and,  together
                                     with  Standard  &  Poor's,  the  "Rating
                                     Agencies").  A security rating does  not
                                     address  the   frequency  of   principal
                                     prepayments or the  corresponding effect
                                     on yield to holders of the Notes.   None
                                     of the Depositor, the Seller, the Master
                                     Servicer, the  Servicer,  the  Indenture
                                     Trustee, the  Owner Trustee,  the Claims
                                     Administrator, the Contract of Insurance
                                     Holder, the Securities Insurer or any other person is obligated to maintain the rating on any Class of Notes.


                                 RISK FACTORS

     Prospective investors in the Notes should consider the following risk factors (as well as the factors set forth under "Risk Factors" in the Prospectus) in connection with the purchase of Notes. These factors are intended to identify the significant sources of risk affecting an investment in the Notes. Unless the context indicates otherwise, any numerical or statistical information presented is based upon the characteristics of the Loans proposed to be included in the Pool as of the Cut-Off Date.

     Investors are urged to carefully consider, among other things, the following factors in connection with a purchase of the Notes.

YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

YIELD GENERALLY. The yields to maturity of the Notes may vary from the anticipated yields to the extent the Notes are purchased at a discount or premium and to the extent the rate and timing of payments thereon are sensitive to the rate and timing of principal payments (including prepayments) of the Loans. Noteholders should consider, in the case of any Notes purchased at a discount, the risk that a lower than anticipated rate of principal payments could result in an actual yield that is slower than the anticipated yield and, in the case of any Notes purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield that is lower than the anticipated yield. In addition, the timing of changes in the rate of principal prepayments on the Loans may significantly affect an investor's actual yield to maturity, even if the average rate of principal prepayments is consistent with such investor's expectation. In general, the earlier a principal prepayment on a Loan occurs, the greater the effect of such principal prepayment on an investor's yield to maturity. The effect on an investor's yield of principal prepayments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Notes may not be offset by a subsequent like decrease (or increase) in the rate of principal prepayments.

PREPAYMENT CONSIDERATIONS AND RISKS. The rates of principal payment on the Notes and the aggregate amount of distributions and yields to maturity of the Notes will be related to, among other things, the rate and timing of payments of principal on the Loans. The rate of principal payments on the Loans will in turn be affected by the amortization of the Loans and by the rate of principal prepayments thereon (including for this purpose, prepayments resulting from (i) refinancing, (ii) liquidations of the Loans due to defaults, casualties and condemnations and (iii) repurchases by the Seller, Master Servicer and the Servicer pursuant to the Transfer and Servicing Agreements). Generally, if prevailing interest rates on similar loans fall significantly below the interest rates on the Loans, the Loans may be subject to higher prepayment rates than if prevailing rates remain at or above the interest rates on the Loans. Conversely, if prevailing interest rates rise significantly above the interest rates on the Loans, the rate of prepayments may decrease. As discussed below, the Loans may be prepaid by the obligors thereunder (the "Obligors") at any time. The Mortgage Loans are subject to the "due-on-sale" provisions included therein. Prepayments, liquidations and purchases of the Loans (including any purchase by the Master Servicer, the Securities Insurer or Mego of the remaining Loans and Mortgaged Properties (title to which as been acquired by the Trust) in connection with the optional redemption of the Notes) will, subject to certain conditions, result in distributions to holders of the Notes then entitled to receive principal distributions of principal that would otherwise be distributed over the remaining terms of such Loans. In addition, the overcollateralization provisions will result in a limited acceleration of principal payments to the holders of the Notes. See "Description of the Securities" herein. Since the rate of payment of principal on the Loans will depend on future events and a variety of factors, no assurance can be given as to such rate or the rate of principal prepayments.

     All of the Loans may be prepaid in whole or in part at any time; however, with respect to certain Loans, a prepayment charge may apply to full and partial prepayments during the first three years after origination. Home loans such as the Unsecured FHA Loans have been originated in significant volume only during the past few years, and neither the Seller, Depositor nor the Master Servicer is aware of any publicly available studies or statistics on the rate of prepayment of such loans. The Trust's prepayment experience may be affected by a wide variety of factors, including general economic conditions, interest rates, the availability of alternative financing and homeowner mobility. In addition, substantially all of the Loans contain due-on-sale provisions and the Master Servicer intends to enforce such provisions unless (i) such enforcement is not permitted by applicable law or (ii) the Master Servicer, in a manner consistent with reasonable commercial practice, permits the purchaser of the related Mortgaged Property to assume the Loan. To the extent permitted by applicable law, such assumption will not release the original borrower from its obligation under any such Loan. See "Certain Legal Aspects of the Loans--`Due-on-Sale' Clauses" in the Prospectus.

     The extent to which the yield to maturity of a Note may vary from the anticipated yield will depend upon the degree to which it is purchased at a premium or discount, and the degree to which the timing of distributions to
holders   thereof   is   sensitive   to   scheduled   payments,  prepayments,
liquidations,  defaults,  delinquencies,   substitutions,  modifications  and
repurchases of Loans and to the distribution of Distributable Excess Spread. In the case of any Note purchased at a discount, an investor should consider the risk that a slower than anticipated rate of principal distributions to the holders of the Notes (including without limitation principal prepayments on the Loans) could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Note purchased at a
premium,  the  risk  that  a   faster  than  anticipated  rate  of  principal
distributions to the holders of the Note (including without limitation principal prepayments on the Loans) could result in an actual yield to such
investor that  is lower  than the  anticipated yield.   On each  Distribution
Date, until the overcollateralization (i.e. the  excess of the Pool
                                       ---
Principal Balance over the Aggregate Note Principal Balance) equals or exceeds the required level of overcollateralization specified in the Sale and Servicing Agreement, the allocation of the Distributable Excess Spread for such Distribution Date as an additional distribution of principal on the Notes will accelerate the amortization of the Aggregate Note Principal Balance relative to the amortization of the Pool Principal Balance; however, on any date specified in the Sale and Servicing Agreement that the required level of overcollateralization is permitted to be reduced, the reduction of the Noteholders' Principal Distributable Amount, as described herein, can be expected to result in a slower amortization of the Aggregate
Note  Principal Balance.   Further, in  the event  that significant prepayments
of principal distributions are made to holders of the Notes as a result of prepayments, liquidations, repurchases and purchases of the Loans or distributions of Distributable Excess Spread, there can be no assurance that holders of the Notes will be able to reinvest such distributions in a comparable alternative investment having a comparable yield. See "Prepayment and Yield Considerations" herein.

     DEFAULTS AND DELINQUENT PAYMENTS. The yields to maturity of the Notes will be sensitive to defaults and delinquent payments on the Loans. Neither the Master Servicer nor the Servicer will be required to advance amounts in respect of delinquent payments of principal of the Loans. If a holder of a Note calculates its anticipated yield based on an assumed rate of default and amount of losses that is lower than the default rate and amount of losses actually incurred and such actual losses are not covered by the Securities Insurance Policy, its actual yield to maturity will be lower than that so calculated and could, in the event of substantial losses, be negative. The timing of losses that are not covered by the Securities Insurance Policy will also affect an investor's actual yield to maturity even if the rate of defaults and severity of such losses are consistent with an investor's expectations. In general, the earlier a loss occurs, the greater is the effect on an investor's yield to maturity. There can be no assurance as to the delinquency, foreclosure or loss experience with respect to the Loans.

     PAYMENT DELAY. Payments of principal and interest on the Loans in respect of any Due Period generally will not be distributed to the holders of the Notes until the Distribution Date in the following calendar month. As a result, the monthly distributions to the holders of the Notes generally will reflect Obligor payments during the prior calendar month. Each Distribution Date will be on the 25th day of each month (or the next succeeding business day), and the first Distribution Date will not occur until April 1997. Thus, the effective yields to the holders of the Notes will be lower than those otherwise produced by the related Note Interest Rates because distributions on the Notes in respect of any given month will not be made until on or about the 25th day of the following month and will not bear interest during such delay.

ADDITIONAL CREDIT ENHANCEMENT LIMITATIONS

     RATINGS OF SECURITIES INSURER. The rating of each Class of Notes depends primarily on an assessment by the Rating Agencies of the claims-paying ability of the Securities Insurer. Any reduction in a rating assigned to the claims-paying ability of the Securities Insurer below the rating initially given to the Notes may result in a reduction in the rating of the Notes. There can be no assurance that future adverse economic events will not cause a reduction in the rating of the Securities Insurer or otherwise impair the ability of the Securities Insurer to make any Insured Payments pursuant to the Securities Insurance Policy. See "Description of Credit Enhancement--The Securities Insurance Policy" herein.

     LIMITATIONS ON FHA INSURANCE. The availability of FHA Insurance following a default on an FHA Loan is limited and is subject to a number of conditions, including strict compliance by the Seller, the Contract of Insurance Holder, the Claims Administrator, the Master Servicer and the Servicer with FHA Regulations in originating and servicing the FHA Loan and limits on the aggregate insurance coverage available with respect to all Title I Loans then owned and reported for FHA Insurance by the Contract of Insurance Holder. The availability of FHA Insurance in respect of the FHA Loans is also limited to the extent of the Trust Designated Insurance Amount. Although the Seller has represented that it has complied with all applicable FHA Regulations, such regulations are susceptible to differences in interpretation. The Contract of Insurance Holder is not required to obtain, and has not obtained, approval from FHA of the origination and servicing practices of the Seller, the Master Servicer and the Servicer. Failure to comply with all FHA Regulations may result in a denial of FHA Insurance claims, and there can be no assurance that FHA's interpretation of its regulations will not become stricter in the future. In addition, any claim paid by FHA will cover, at most, 90% of the sum of the unpaid principal on the related FHA Loan, a portion of the unpaid interest and certain other liquidation costs up to the Contract of Insurance Holder's aggregate amount of FHA insurance coverage. The Seller and, in limited circumstances, the Master Servicer have agreed in the Sale and Servicing Agreement to purchase from the Trust any FHA Loan that is rejected by the FHA for insurance benefits under the Contract of Insurance (other than rejection for clerical error in computing the claim amount or due to the exhaustion of the Combined FHA Insurance Amount).

RECENT ORIGINATION OF LOANS

     No Loan was 30 days or more late in its scheduled monthly payments of principal and interest as of February 1, 1997; however, approximately 94.3% of the Original Pool Principal Balance consists of Loans that have a first scheduled monthly payment due date occurring after December 1, 1996, and therefore, it was not possible for such Loans to have had a scheduled monthly payment that was 30 days or more late as of February 1, 1997. See "-- Additional Factors Affecting Delinquencies, Foreclosures and Losses on Loans- -Limited Historical Delinquency, Loss and Prepayment Information" below.

ADDITIONAL FACTORS AFFECTING DELINQUENCIES, FORECLOSURES AND LOSSES ON LOANS

     RISK OF HIGHER DEFAULT RATES ASSOCIATED WITH CALIFORNIA REAL PROPERTY. Since a substantial portion (approximately 29.2% by Original Pool Principal Balance) of the Mortgaged Properties is located in California, an overall decline in the California residential real estate market could adversely affect the values of the Mortgaged Properties securing the related Loans (as defined herein) such that the Principal Balances of such Loans, together with any primary financing on such Mortgaged Properties, could equal or exceed the value of such Mortgaged Properties. As the residential real estate market is influenced by many factors, including the general condition of the economy and interest rates, no assurances can be given that the California real estate market will not weaken further. If the California residential real estate market should experience an overall decline in property values after the dates of origination of the Loans on California properties, the rates of losses on the Loans may be expected to increase, and may increase substantially. Because a substantial portion of the Mortgaged Properties is in California, the risk of occurrence of earthquake damage exists that may not be covered by any hazard insurance.

     NATURE OF MORTGAGES; MORTGAGED PROPERTIES. The Mortgage Loans are secured by first- and junior-lien mortgages and security deeds. Mortgage Loans secured by junior-lien mortgages are entitled to proceeds that remain from the sale of the related Mortgaged Property after any related senior mortgage loan or mortgage loans and prior statutory liens have been satisfied. In the event that such proceeds are insufficient to satisfy such loans and prior liens in the aggregate or any FHA Insurance, if applicable, is insufficient or unavailable, the Trust and, accordingly, the Noteholders, bear (i) the risk of delay in distributions while a deficiency judgment against the Obligor is obtained and (ii) the risk of loss if the deficiency judgment cannot be obtained or is not realized upon. See "Certain Legal Aspects of the Loans" in the Prospectus.

     Furthermore, the Secured FHA Loans generally are not required to be written with any equity in the Mortgaged Property above the aggregate amount of the liens (including the amount of the related lien securing the Mortgage Loan on the related Mortgaged Property). In addition, a junior lienholder may not foreclose on the property securing a junior lien unless it forecloses subject to the senior lien(s), in which case it must either pay the entire amount due on the senior lien(s) to the senior mortgagee at or prior to the foreclosure sale or undertake the obligation to make payments on the senior mortgage(s) in the event the mortgagor is in default thereunder. See "Certain Legal Aspects of the Loans" in the Prospectus. In servicing loans in their respective portfolios such as the Secured FHA Loans, it is not the Master Servicer's or the Servicer's practice nor to satisfy the senior lien(s) at or prior to the foreclosure sale, nor to advance funds to keep the senior mortgage(s) current. The Trust will have no source of funds to satisfy the senior mortgagee(s) or make payments due to the senior mortgagee(s), and therefore, Noteholders should not expect that any senior mortgage(s) will be kept current by the Trust for the purpose of protecting the Trust's junior lien. As a result, it is not expected that the Master Servicer or the Servicer will pursue foreclosure proceedings with respect to the Secured FHA Loans secured by a junior lien on a Mortgaged Property. See "The Title I Loan Program and the Contract of Insurance" herein.

     As of the Cut-Off Date, the combined loan-to-value ratios for the Conventional Loans for which combined loan-to-value ratio information was available ranged from approximately 56.0% to 137.0%, with approximately 87.9% of such Conventional Loans having combined loan-to-value ratios in excess of 100%. As of the Cut-Off Date the weighted average combined loan-to-value ratio of such Conventional Loans was approximately 114.0%. (As of the Cut-Off Date, there were five Conventional Loans, having an aggregate Cut-Off Date Principal Balance of less than $122,000, for which loan-to-value ratio data was not available from the Seller). Accordingly, the Mortgaged Properties may not provide adequate security for the Loans. Even assuming that a Mortgaged Property provides adequate security for the related Mortgage Loan, substantial delays could be encountered in connection with the liquidation of a Loan that would result in current shortfalls in distributions to the holders of the Notes to the extent such shortfalls are not covered by the credit enhancement described herein. In addition, liquidation expenses relating to any Defaulted Loan (such as legal fees, real estate taxes, and maintenance and preservation expenses) would reduce the liquidation proceeds otherwise payable to the holders of the Notes. In the event that any Mortgaged Property fails to provide adequate security for the related Loan, any losses in connection with such Loan will be borne by holders of the Notes as described herein to the extent that the credit enhancement described herein is insufficient to absorb all such losses.

     UNSECURED LOANS. As of the Cut-Off Date, Loans representing approximately 0.6% of the Original Pool Principal Balance were Unsecured FHA Loans (as defined herein). A default by an Obligor on an Unsecured FHA Loan or the application of federal bankruptcy laws and state debtor relief laws could result in such loan being written-off by the Servicer or Master Servicer. In the event of a default of an Unsecured FHA Loan, if the FHA Insurance is insufficient and the Securities Insurer does not perform its obligations under the Securities Insurance Policy, the Trust and, accordingly, the Noteholders will bear (i) the risk of delay in distributions while a judgment against the Obligor is obtained and (ii) the risk of loss if the judgment cannot be obtained or is not realized upon.

     RELATED SERIES TRUSTS. The Contract of Insurance Holder is First Trust of New York, National Association for the benefit of the Trust. The Contract of Insurance will be held for the benefit of the Trust, as well as the Mego Mortgage FHA Title I Loan Trust 1996-1, the Mego Mortgage FHA Title I Loan Trust 1996-2 and the Mego Mortgage Home Loan Trust 1996-3 and any other subsequently created trust of which First Trust of New York, National Association is the trustee and to which Title I Loans are sold directly or indirectly by the Seller and the related senior securities of which are insured by a guaranty insurance policy issued by the Securities Insurer (each, a "Related Series Trust"). The Secretary of HUD will not earmark the insurance coverage in the FHA Reserve Account for the benefit of any particular Related Series Trust, but each of the Contract of Insurance Holder and the Claims Administrator has agreed in the Sale and Servicing Agreement to earmark approximately $2,194,698 (the "Trust Designated Insurance Amount") of such insurance coverage exclusively for the benefit of the Trust. Unless the Securities Insurer consents, the Contract of Insurance Holder and the Claims Administrator will not submit any claim to the FHA in respect of the FHA Loans if the amount of such claim and all claims paid in respect of the FHA Loans would exceed the Trust Designated Insurance Amount. The Trust Designated Insurance Amount and any trust designated insurance amount for any other Related Series Trust may be increased up to the Combined FHA Insurance Amount with the consent of the Securities Insurer. In the event that any portion of the Combined FHA Insurance Amount is applied to loans in a Related Series Trust other than the Trust in excess of the designated insurance amount for such Related Series Trust, the Combined FHA Insurance Amount available to cover defaults on the FHA Loans may be reduced below the remaining Trust Designated Insurance Amount. Such an occurrence could result in shortfalls on the Notes, to the extent such shortfalls are not otherwise covered by overcollateralization or by the Securities Insurance Policy.

     CIVIL RELIEF ACT SHORTFALLS. The amount required to be distributed as interest on the Notes may be reduced as a result of shortfalls ("Civil Relief Act Interest Shortfalls") on the Loans attributable to the application of the Civil Relief Act (as defined herein). See "Description of the Certificates-- Interest" and "Certain Legal Aspects of the Loans--Soldiers' and Sailors' Civil Relief Act" in the Prospectus. Civil Relief Act Interest Shortfalls will not be covered by the Master Servicer, the Servicer or the Securities Insurer.

     LEGAL CONSIDERATIONS. The Seller will warrant that the transfer of the Loans from the Seller to the Depositor pursuant to the Home Loan Purchase Agreement will be treated by the Seller and the Depositor as a sale of the Loans by the Seller to the Depositor. The Seller will warrant that such transfer is a sale of its interest in the Loans. In the event of an insolvency of the Seller, the bankruptcy trustee of the Seller may attempt to recharacterize the sale of the Loans as a borrowing by the Seller secured by a pledge of the Loans. If such attempt were successful, the Trust would have a perfected security interest in the Loans. If the bankruptcy trustee decided to challenge such transfer, delays in payments on the Notes and possible reductions in the amount thereof could occur. The Depositor will warrant in the Sale and Servicing Agreement that the transfer of the Loans to the Trust is a valid transfer of all of the Depositor's right, title and interest in the Loans to the Trust.

     The assignments to the Indenture Trustee of any mortgage or deed of trust securing a Mortgage Loan will be recorded in the appropriate public office for real property records within the time period specified in the Sale and Servicing Agreement, except where, in the opinion of counsel, such recording is not required to protect the Indenture Trustee's interest in the related Mortgage Loan against the claim of any subsequent transferee or any successor to a creditor of the Depositor or the Seller. See "Description of the Transfer and Servicing Agreements--Sale and Assignment of the Loans" herein and "Certain Legal Aspects of the Loans" in the Prospectus.

     CERTAIN OTHER LEGAL CONSIDERATIONS REGARDING THE LOANS. Applicable state laws generally regulate interest rates and other charges and require certain disclosures. In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the Loans. Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may limit the ability to collect all or part of the principal of or interest on the Loans, may entitle the Obligor to a refund of amounts previously paid and, in addition, could subject the Trust as the owner of the Loans to damages and administrative enforcement. See "Risk Factors--Certain Other Legal Considerations Regarding the Mortgage Loans" in the Prospectus.

LIMITATIONS ON REPURCHASE OR REPLACEMENT OF DEFECTIVE LOANS BY SELLER

     Pursuant to the Sale and Servicing Agreement, the Seller has agreed to cure in all material respects any breach of the Seller's representations and warranties set forth in the Sale and Servicing Agreement with respect to Defective Loans. If the Seller cannot cure such breach within a specified period of time, the Seller is required to repurchase such Defective Loans from the Trust or substitute other loans for such Defective Loans and to indemnify the Trust and the Securities Insurer for certain losses incurred by the Trust with respect to Defective Loans in excess of the proceeds received from the repurchase or substitution of such Defective Loans. For a summary description of the Seller's representations and warranties, See "The Agreements--Assignment of the Trust Fund Assets" in the Prospectus.

     If the Seller repurchases, or is obligated to repurchase, defective home loans from any other series of asset-backed securities, the financial ability of the Seller to repurchase Defective Loans from the Trust may be adversely affected. In addition, other events relating to the Seller and its home lending can occur that would adversely affect the financial ability of the Seller to repurchase Defective Loans from the Trust, including without limitation the sale or other disposition of all or any significant portion of its assets. If the Seller is unable to repurchase or replace a Defective Loan, then the Master Servicer, on behalf of the Trust, will cause the Servicer to pursue other customary and reasonable efforts, if any, to recover the maximum amount possible with respect to such Defective Loan, and any resulting loss will be borne by the holders of the Notes to the extent that such loss is not otherwise covered by amounts available from the credit enhancement provided for the Notes, including, the Securities Insurance Policy. See "--Additional Credit Enhancement Limitations" above and "The Pool--Repurchase or Substitution of Loans" herein.


                                  THE TRUST

GENERAL

     The Issuer, Mego Mortgage Home Loan Owner Trust 1997-1, is a business trust formed under the laws of the State of Delaware pursuant to the Trust Agreement for the transactions described in this Prospectus Supplement. After its formation, the Trust will not engage in any activity other than (i) acquiring, holding and managing the Loans and the other assets of the Trust and proceeds therefrom, (ii) issuing the Securities, (iii) making payments on the Securities and (iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or in connection therewith.

     The Class S Certificates and the Residual Interest Instruments each represent undivided beneficial ownership interests in the Trust. The net proceeds from the sale of the Notes will be used by the Trust to purchase the Loans from the Depositor pursuant to the Sale and Servicing Agreement.

     On the Closing Date, the Trust will purchase the Loans having an aggregate principal balance of approximately $89,696,622 (the "Original Pool Principal Balance") as of the Cut-Off Date from the Depositor pursuant to a Sale and Servicing Agreement to be dated as of February 1, 1997 (as amended and supplemented from time to time, the "Sale and Servicing Agreement"), among the Seller, the Trust, the Depositor, the Master Servicer, the Servicer, the Claims Administrator, the Contract of Insurance Holder, the Co-Owner Trustee and the Indenture Trustee.

     The assets of the Trust will primarily include the Loans, which will either be unsecured or will be secured by first- or junior-lien Mortgages on the Mortgaged Properties. See "The Pool" herein. The assets of the Trust will also include (i) payments in respect of the Loans received on or after the Cut-Off Date; (ii) amounts on deposit in the Collection Account, Note Distribution Account and Certificate Distribution Account; (iii) an assignment of the Depositor's rights under the Home Loan Purchase Agreement;
(iv) the rights to the FHA Insurance Reserves attributable to the FHA Loans; and (v) certain other ancillary or incidental funds, rights and properties related to the foregoing.

     The Trust will include the unpaid principal balance of each Loan as of the Cut-Off Date (the "Cut-Off Date Principal Balance"). The "Principal Balance" of a Loan on any day is equal to its related Cut-Off Date Principal Balance, minus all principal reductions credited against the Principal Balance of such Loan on or after the Cut-Off Date. With respect to any date, the "Pool Principal Balance" will be equal to the aggregate Principal Balances of all Loans as of such date.

     The Master Servicer is obligated to service the Loans pursuant to the Sale and Servicing Agreement (collectively with the Indenture, the Administration Agreement and the Trust Agreement, the "Transfer and Servicing Agreements") and will be compensated for such services as described under "Description of the Transfer and Servicing Agreements--Servicing Compensation and Payment of Expenses" herein. The Master Servicer's servicing obligations will, in turn, be performed by the Servicer, on behalf of the Master Servicer, pursuant to the Servicing Agreement, in exchange for the compensation described herein. See "Description of the Transfer and Servicing Agreements--Servicing Compensation and Payment of Expenses."

     The Trust's principal offices are located in Wilmington, Delaware, in care of Wilmington Trust Company, as Owner Trustee, at the address set forth below.

THE OWNER TRUSTEE AND CO-OWNER TRUSTEE

     Wilmington Trust Company will act as the Owner Trustee under the Trust Agreement. Wilmington Trust Company is a Delaware banking corporation and its principal offices are located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001.

     Certain functions of the Owner Trustee under the Trust Agreement and the Sale and Servicing Agreement will be performed by First Trust of New York, National Association, in its capacity as Co-Owner Trustee under the Trust Agreement and the Sale and Servicing Agreement, including maintaining the Certificate Distribution Account and making distributions therefrom. However, upon the occurrence and continuation of a Securities Insurer Default, the Co-Owner Trustee's duties shall be limited to acting as Contract of Insurance Holder; all other duties of the Co-Owner Trustee will be performed by the Owner Trustee.


                          MEGO MORTGAGE CORPORATION

GENERAL

     Mego Mortgage Corporation ("Mego"), a Delaware corporation commenced operations in March 1994. Mego is a publicly traded company listed on the NASDAQ National Market. Mego is an approved Title I lender that is engaged in the business of originating, purchasing, selling and servicing loans for property improvement that qualify under the provisions of Title I (such loans, "Title I Loans" and the program, the "Title I Program") of the
National Housing Act of 1934, as amended, which is administered by the Federal Housing Administration (the "FHA") of the U.S. Department of Housing and Urban Development ("HUD"). The principal amounts of the Title I Loans purchased or originated by Mego generally range from a minimum of $2,500 to a maximum of $25,000. The mortgaged properties securing such Title I Loans are generally one- to four-family residences, including condominiums and townhomes, and such properties may or may not be occupied by the owner.

     Mego also originates, purchases and services conventional uninsured home improvement or home equity loans typically undertaken to pay for a home improvement project, a combination of home improvement and debt consolidation or solely for debt consolidation ("conventional loans"). All of the conventional loans are secured by a first- or junior-lien mortgage on the borrower's principal residence. Mego generally originates conventional loans to high credit quality borrowers who tend to have limited equity in their residence after giving effect to the amount of senior loans. Mego is a FNMA approved seller/servicer. Mego has not applied for and therefore is not a FHLMC approved seller/servicer.

     Mego has two principal divisions for the origination of Title I Loans and conventional loans, the Correspondent Division and the Dealer Division. The Correspondent Division represents Mego's largest source of Title I Loans and virtually all of the conventional loans. Through its Correspondent Division, Mego originates loans from a nationwide network of financial intermediaries, mortgage companies, commercial banks and savings and loan institutions (collectively, "Correspondents"). Mego typically originates loans from Correspondents on an individual loan basis, pursuant to which each loan is pre-approved by Mego and is purchased after the closing, generally before the first payment is due. The Correspondent Division conducts operations from its headquarters in Atlanta, Georgia. At January 31, 1997, Mego had a network of approximately 456 active Correspondents. In addition to purchasing individual Title I Loans and conventional loans, from time to time the Correspondent Division purchases portfolios of loans from Correspondents. Mego generally pays its Correspondents premiums on the loans it purchases based on the credit score (described below) of the borrower and the interest rate on the respective loan.

     The Dealer Division originates Title I Loans and recently has commenced the origination of conventional loans through a network of home improvement construction contractors (collectively, "Dealers"), approved by Mego in accordance with Title I, by acquiring individual retail installment sale contracts ("Installment Contracts") from Dealers. An Installment Contract is an agreement between the Dealer and the borrower pursuant to which the Dealer performs the improvements to the property and the borrower agrees to pay in installments the price of the improvements. Before entering into an Installment Contract with a customer, the Dealer assists the borrower in submitting a loan application to Mego. If the loan application is approved, the Dealer enters into an Installment Contract with the borrower, the Dealer assigns the Installment Contract to Mego upon completion of the home improvements and Mego, upon receipt of the requisite loan documentation and completion of a satisfactory telephonic interview with the borrower, purchases the Installment Contract from the Dealer. As of January 31, 1997, Mego maintained 16 branch offices located in Warwick, New Jersey; Kansas City, Missouri; Las Vegas, Nevada; Austin, Texas; Oklahoma City, Oklahoma; Seattle, Washington; Columbus, Ohio; Elmhurst, Illinois; Waterford, Michigan; Philadelphia, Pennsylvania; Denver, Colorado; Bowie, Maryland; Dublin,
California; Phoenix, Arizona; Stuart, Florida and St. Petersburg, Florida through which it conducts its marketing to Dealers in the state in which the branch is located as well as certain contiguous states. At January 31, 1997, Mego had a network of approximately 457 active Dealers in 32 states.

     Correspondents and Dealers qualify to participate in Mego's programs only after a review by Mego's management of their reputation and expertise, including a review of references and financial statements, as well as a personal visit to Dealers by one or more representatives of Mego. Title I requires Mego to reapprove its Dealers annually and to monitor the performance of those Correspondents that are sponsored by Mego.

UNDERWRITING

     The following is a brief description of the underwriting policies customarily employed by Mego with respect to its home improvement loan program (including secured and unsecured Title I Loans and secured conventional loans).

     Mego's loan application and approval process generally is conducted over the telephone and applications usually are transmitted to Mego's centralized processing facility from Correspondents and Dealers by facsimile transmission. Upon receipt of an application, the information is entered into Mego's system and processing begins. All loan applications are individually analyzed by Mego employees at its loan processing headquarters in Atlanta, Georgia.

     Mego has developed a proprietary credit index profile ("CIP") as a statistical credit based tool to predict likely future performance of a borrower. A significant component of this customized system is the credit evaluation score methodology developed by Fair, Isaac and Company ("FICO"), a consulting firm specializing in creating default predictive models through a high number of variable components. The other components of the CIP include debt to income analysis, employment stability, self employment criteria, residence stability and occupancy status of the subject property. By utilizing both scoring models in tandem, all applicants are considered on the basis of their ability to repay the loan obligation while allowing Mego to maintain its risk based pricing for each loan.

     Based upon FICO score default predictors and Mego's internal CIP score, loans are classified by Mego into gradations of descending credit risks and quality, from "A" credits to "D" credits, with subratings within those categories. Quality is a function of both the borrower's creditworthiness, and the value of the collateral. "A+" credits generally have a FICO score greater than 680. An applicant with a FICO score of less than 620 would be rated a "C" credit unless the loan-to-value ratio was 75% or less which would raise the credit risk to Mego to a "B" or better depending on the borrower's debt service capability. Depending on loan size, typical loan-to-value ratios for "A" and "B" credits range from 90% to 125%, while loan-to-value ratios for "C" and "D" credits range from 60% up to 90%. "D" credits are only accepted if there are compensating factors.

     Mego's underwriters review the applicant's credit history, based on the information contained in the application as well as reports available from credit reporting bureaus and Mego's CIP score, to determine the applicant's acceptability under Mego's underwriting guidelines. Based on the underwriter's approval authority level, certain exceptions to the guidelines may be made when there are compensating factors subject to approval from a corporate officer. The underwriter's decision is communicated to the Correspondent or Dealer and, if approved, fully explains the proposed loan terms and contingencies to be satisfied prior to funding.

     CONVENTIONAL LOANS. Mego has implemented policies for its conventional loan program that are designed to minimize losses by adhering to high credit quality standards or requiring adequate loan-to-value levels. Mego will only make conventional loans to borrowers with an "A" or "B" credit grade using the CIP. Terms of conventional loans made by Mego, as well as the maximum loan-to-value ratios and debt to income ratios (calculated by dividing fixed monthly debt payments by gross monthly income), vary depending upon Mego's evaluation of the borrower's creditworthiness. Borrowers with lower creditworthiness generally pay higher interest rates and loan origination fees.

     As part of the underwriting process for conventional loans with an original principal balance in excess of $35,000, Mego requires an appraisal of the mortgaged property as a condition to the commitment to purchase. A HUD-1 settlement statement no older than 24 months may be accepted by Mego in lieu of an appraisal. If an appraisal is utilized, Mego requires the independent appraiser to be state licensed and certified. Mego requires that all independent appraisals be completed within the Uniform Standards of Professional Appraisal Practice as adopted by the Appraisal Standards Board of the Appraisal Foundation. Prior to originating a conventional loan, Mego audits the appraisal for accuracy to insure that the appraiser used sufficient care in analyzing data to avoid errors that would significantly affect the appraiser's opinion and conclusion. This audit includes a review of economic demand, physical adaptability of the real estate, neighborhood trends and the highest and best use of the real estate. In the event the audit reveals any discrepancies as to the method and technique that are necessary to produce a credible appraisal, Mego will perform additional property data research or may request a second appraisal to be performed by an independent appraiser selected by Mego in order to further substantiate the value of the subject property.

     Mego also requires a title report on all subject properties securing its conventional loans to verify property ownership, lien position and the possibility of outstanding tax liens or judgments. In the case of loans in the first lien position, Mego requires a full title insurance policy substantially in compliance with the requirements of the American Loan Title Association.

     TITLE I LOANS.   Mego's underwriting guidelines for  Title I Loans  meet
the FHA's underwriting criteria.

     The Title I Loans originated by Mego are executed on forms meeting FHA requirements as well as federal and state regulations. Loan applications and Installment Contracts are submitted to Mego's processing headquarters for credit verification. The information provided in loan applications is first verified by, among other things, (i) written confirmations of the applicant's income and, if necessary, bank deposits, (ii) a formal credit bureau report on the applicant from a credit reporting agency, (iii) a title report, (iv) if necessary, a real estate appraisal and (v) if necessary, evidence of flood insurance.

     Mego will make Title I Loans to borrowers with an "A" to "C" credit grade based on CIP score and lien position.

     A credit report by an independent, nationally recognized credit reporting agency reflecting the applicant's complete credit history is required. The credit report typically contains information reflecting delinquencies, repossessions, judgments, foreclosures, garnishments, bankruptcies and similar instances of adverse credit that can be discovered by a search of public records. An applicant's past credit performance weighs heavily in the evaluation of risk by Mego. Slow payments on the borrower's credit report must be satisfactorily explained and will normally reduce the amount of the loan for which the applicant can be approved.

     With respect to all non-owner occupied secured Title I Loans with an original principal amount in excess of $15,000, Mego requires that an appraisal of the related mortgaged property be performed in connection with the origination of such loan to the extent required by Title I. Title I regulations were amended to eliminate this requirement with respect to all Title I Loans for which a FHA Title I case number is requested on or after June 3, 1996. Appraisals are performed, if necessary, by third party, pre-approved, fee-based appraisers that meet Mego's standards for experience, education and reputation. Each such appraisal includes, among other things, a drive-by inspection of the mortgaged property and, where available, data from sales within the preceding 12 months of similar properties within the same general location as the subject property.

     Mego does not require title insurance on the mortgaged properties securing the Title I Loans it originates or purchases but reviews a title report on the related mortgaged property prepared by a pre-approved title insurance company. The applicant is also required to secure flood insurance if the mortgaged property is located in an area that has been identified by the Federal Emergency Management Agency (FEMA) as having special flood hazards, in an amount sufficient to cover the Title I Loan, subject to the maximum amount available under the National Flood Insurance Program.

     In evaluating a borrower for creditworthiness a key factor viewed by Mego is the debt to income ratio. The monthly first and all junior lien payments plus impounds for real estate taxes and insurance premiums are factored into the debt to income ratio which generally may not exceed approximately 45% of the applicant's stable monthly income. If the property is subject to any homeowner's association fees or common elements, property charges or maintenance charges, they are included in the calculation of the debt to income ratio. In cases where compensating factors exist, the 45% debt to income ratio may be exceeded.

     Subject to underwriting approval of an application forwarded to Mego by a Dealer, Mego issues a commitment to purchase an Installment Contract from a Dealer upon Mego's receipt of a fully completed loan package and notice from the borrower of satisfactory work completion. Subject to underwriting approval of an application forwarded to Mego by a Correspondent, Mego issues a commitment to purchase a Title I Loan upon Mego's receipt of a fully completed loan package. Commitments indicate loan amounts, fees, funding conditions, approval expiration dates and interest rates. Loan commitments are generally issued for periods up to 45 days in the case of Correspondents and 90 days in the case of Dealers.

     Mego's underwriting personnel review completed loan applications to verify compliance with Mego's underwriting standards, FHA requirements and federal and state regulations. In the case of Title I Loans being acquired from Dealers, Mego conducts a prefunding telephonic interview with the property owner to determine that the improvements have been completed in accordance with the terms of the Installment Contract and to the owner's satisfaction. Mego utilizes a nationwide network of independent inspectors to perform required on-site inspections of improvements within the time-frames specified by the Title I Program.

     Since Mego does not currently originate or acquire Title I Loans on an individual basis with an original principal balance in excess of $25,000, the FHA does not individually review the Title I Loans originated by Mego.

     QUALITY CONTROL. In accordance with Mego policy, the Quality Control Department reviews a statistical sample of loans closed each month. This review is generally completed within 60 days of funding. Typical review procedures include reverification of employment and income, re-appraisal of the subject property, obtaining separate credit reports and recalculation of debt to income ratios. The statistical sample is intended to cover 10% of all new loan originations with particular emphasis on new Correspondents and Dealers. Emphasis will also be placed on those loan sources where higher levels of delinquency are experienced, physical inspections reveal a higher level of non-compliance, or payment defaults occur within the first six months of funding. On occasion, the Quality Control Department may review all loans generated from a particular loan source in the event an initial review determines a higher than normal number of exceptions. The account selection of the Quality Control Department is also designed to include a statistical sample of loans by each underwriter and each funding auditor and thereby provide management with information as to any aberration from Mego policies and procedures in the loan origination process.

     Under the direction of the Vice President of Credit Quality and Regulatory Compliance, a variety of review functions are accomplished. On a daily basis, a sample of recently approved loans are reviewed to insure compliance with underwriting standards. Particular attention is focused on those underwriters who have developed a higher than normal level of exceptions. In addition to this review, Mego has developed a staff of post-disbursement review auditors which reviews 100% of recently funded accounts, typically within two weeks of funding. All credit reports are analyzed, debt to income ratios recalculated, contingencies monitored and loan documents inspected. Exception reports are forwarded to the respective Vice Presidents of Production as well as senior management. Mego also employees a Physical Inspection Group that is responsible for monitoring the inspection of all homes which are the subject of home improvement loans. Non-compliance is tracked by loan source and serves as another method of evaluating a loan source relationship.

SERVICING

     Pursuant to the Servicing Agreement, the Servicer will be responsible for servicing, managing and making collections on the Loans. Upon the occurrence of certain events specified in the Servicing Agreement, any of the Master Servicer or the Securities Insurer, or, in certain circumstances, the Indenture Trustee may terminate all of the Servicer's rights under the Servicing Agreement.

     Under the Sale and Servicing Agreement, Mego will act as Claims Administrator and as such will be responsible for the administration of claims under Title I in respect of the Title I Loans.

     The following is a description of the servicing policies and procedures customarily and currently employed by Mego with respect to its Title I and conventional loan portfolio. Mego revises such policies and procedures from time to time in connection with changing economic and market conditions and changing legal requirements.

     Mego's loan servicing activities, which are facilitated under an existing sub-servicing agreement by a direct link to the servicing system of Mego's affiliate, Preferred Equity Corporation ("PEC"), include responding to borrower inquiries, processing and administering loan payments, reporting and remitting principal and interest to the purchasers who own interests in the loans, collecting delinquent loan payments, processing Title I insurance claims, conducting foreclosure proceedings and disposing of foreclosed property
and otherwise administering the loans.   Mego  uses a  computer based  mortgage
servicing  system developed  and  maintained  by PEC.    It provides  payment
processing and cashiering functions, automated payoff statements, on-line collections, statement and notice mailing along with a full range of investor
reporting  requirements.   PEC's servicing  systems conform to  the servicing
standards and procedures mandated by the Title I Program.

     Mego's loan collection functions are organized into two areas of operation: routine collections and management of nonperforming loans.

     Routine collection personnel are responsible for collecting loan payments that are less than 60 days contractually past due and providing prompt and accurate responses to all customer inquiries and complaints. Borrowers are contacted on the due date for each of the first six payments in order to encourage continued prompt payment. Generally, after six months of seasoning, collection activity will commence if a loan payment has not been made within five days of the due date. Borrowers usually will be contacted by telephone at least once every five days and also by written correspondence before the loan becomes 60 days delinquent. With respect to loan payments that are less than 60 days late, routine collection personnel utilize a system of mailed notices and telephonic conferences for reminding borrowers of late payments and encouraging borrowers to bring their accounts current. Installment payment invoices and return envelopes are mailed to each borrower on a monthly basis.

     Once a loan becomes 30 days past due, a collection supervisor generally analyzes the account to determine the appropriate course of remedial action. On or about the 45th day of delinquency, the supervisor determines if the property needs immediate inspection to determine if it is occupied or vacant. Depending upon the circumstances surrounding the delinquent account, a temporary suspension of payments or a repayment plan to return the account to current status may be authorized by the Vice President of Loan Administration. In any event, it is Mego's policy to work with the delinquent customer to resolve the past due balance before Title I claim processing or legal action is initiated.

     Nonperforming loan management personnel are responsible for collection of severely delinquent loan payments (over 60 days late), filing Title I insurance claims or initiating legal action for foreclosure and recovery. Operating from Mego's headquarters in Atlanta, Georgia, collection personnel are responsible for collecting delinquent loan payments and seeking to mitigate losses by providing various alternatives for further actions, including modifications, special refinancing and indulgence plans. Title I insurance claim personnel are responsible for managing Title I insurance claims, utilizing a claim management system designed to track insurance claims for Title I Loans so that all required conditions precedent to claim perfection are met. In the case of conventional loans, a foreclosure coordinator will review all previous collection activity, evaluate the lien and equity position and obtain any additional information as necessary. The ultimate decision to foreclose, after all necessary information is obtained, is made by an officer of Mego. Foreclosure regulations and practices and the rights of the owner in default vary from state to state, but generally procedures may be initiated if: (i) the loan is 90 days (120 days under California law) or more delinquent; (ii) a notice of default on a senior lien is received; or (iii) Mego discovers circumstances indicating potential loss exposure.

     See "The Title I Loan Program and the Contract of Insurance--Claims Procedures Under Title I" herein for a description of the procedures followed by Mego following the default and acceleration of the maturity of a secured Title I home improvement loan.

DELINQUENCY EXPERIENCE

     The following table sets forth information relating to the delinquency and Title I insurance claims experience of Mego for its servicing portfolio of all Title I Loans and conventional loans (including loans serviced for others) for the periods indicated.

     The information in the tables below has not been adjusted to eliminate the effect of the significant growth in the size of Mego's loan portfolio during the periods shown. Accordingly, delinquency as percentages of aggregate principal balance of loans serviced for each period would be higher than those shown if a group of loans were artificially isolated at a point in time and the information showed the activity only in that isolated group. However, since most of the loans in Mego's portfolio are not fully seasoned, the delinquency information for such an isolated group would also be distorted to some degree.

                                                                                                                           Quarter
                                                                                                                            Ending
                                                                                        FISCAL YEAR ENDED                  November
                                                                                           AUGUST 31,                        30,
                                                                           ---------------------------------------       -----------
                                                                           1994(1)        1995             1996              1996
                                                                           -------       ------           ------            ------
                                                                                     (dollars in thousands)


Delinquency period(2)
     31-60 days past due  . . . . . . . . . . . . . . . . . . . . . .          2.06%        2.58%            2.17%           2.59%
     61-90 days past due  . . . . . . . . . . . . . . . . . . . . . .          0.48%        0.73%            0.85%           0.88%
     91 days and over past due  . . . . . . . . . . . . . . . . . . .          0.36%        0.99%         4.53%(3)        4.25%(3)
     91 days and over past due, net of claims filed (4) . . . . . . .          0.26%        0.61%            1.94%           1.72%
Claims filed with HUD(5)  . . . . . . . . . . . . . . . . . . . . . .          0.10%        0.38%            2.59%           2.53%
Number of Title I insurance claims  . . . . . . . . . . . . . . . . .              1           23              255             195
Total servicing portfolio at end of period  . . . . . . . . . . . . .         $8,026      $92,286         $214,189        $267,486
Amount of FHA insurance available for all Title I Loans serviced by              813       $9,552       $21,205(6)         $23,167
Mego  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Amount of FHA insurance available as a percentage of Title I Loans
     serviced (end of period) . . . . . . . . . . . . . . . . . . . .         10.13%       10.35%           10.46%       10.26%(6)
Losses on liquidated loans(7) . . . . . . . . . . . . . . . . . . . .          $0.00        $16.8            $32.0           $20.0



______________________

(1)  Mego commenced originating loans in March 1994.
(2) Represents the dollar amount of delinquent loans as a percentage of total dollar amount of loans serviced by Mego (including loans owned by
     Mego) as of the date indicated.
(3) During the year ended August 31, 1996, and the quarter ending November 30, 1996, the processing and payment of claims filed with HUD was delayed. See the following paragraph for a further discussion.
(4) Represents the dollar amount of delinquent loans (net of delinquent Title I Loans for which claims have been filed with HUD and payment is pending) as a percentage of total dollar amount of loans serviced by Mego (including loans owned by Mego) as of the date indicated.
(5) Represents the dollar amount of delinquent Title I Loans for which claims have been filed with HUD and payment is pending as a percentage of total dollar amount of loans serviced by Mego (including loans owned by Mego) as of the date indicated.
(6) If all claims with HUD had been processed as of period end, the amount of FHA insurance available would have been reduced to $17,100,000, which as a percentage of Title I loans serviced would have been 7.6%.
(7) A loss is recognized upon receipt of payment of a claim or final rejection thereof. Claims paid in a period may relate to a claim filed in an earlier period. Since Mego commenced its Title I lending operations in March 1994, there has been no final rejection of a claim by the FHA. Aggregate losses on liquidated Title I Loans related to 154 of the 474 Title I insurance claims made by Mego since commencing operations through November 30, 1996. Losses on liquidated loans will increase as the balance of the claims are processed by HUD. Mego has received an average payment from HUD equal to 90% of the outstanding principal balance of such Title I Loans, plus appropriate interest and costs.


     The processing and payment of claims filed with HUD have been delayed for a number of reasons including (i) furloughs experienced by HUD personnel in December 1995 and January 1996, (ii) the growth in the volume of Title I Loans originated from approximately $750 million in 1994 to $1.3 billion in 1995 without a corresponding increase in HUD personnel to service claims and
(iii) the transition of processing operations to regional centers during the second and third quarters of 1996. It is expected that once appropriate staffing and training have been completed at HUD regional centers, the timeframe for payment of HUD claims will be significantly shortened.

     If the loss and delinquency levels for the loans in a Related Series Trust exceed certain levels specified in the related pooling and servicing agreement, the Master Servicer (and the Servicer) (who serve as master servicer and servicer, respectively, for such trusts) may be terminated by the Securities Insurer pursuant to the related pooling and servicing agreement and servicing agreement. See "Description of the Transfer and Servicing Agreements - Events of Master Servicing Termination." Such levels have been exceeded in the Mego Mortgage FHA Title I Loan Trust 1996-1, however at this time the Securities Insurer has elected not to terminate the Master Servicer under the related pooling and servicing agreement or the Servicer under the related servicing agreement for such Related Series Trust.


            THE TITLE I LOAN PROGRAM AND THE CONTRACT OF INSURANCE

THE TITLE I PROGRAM

     The National Housing Act of 1934, as amended (the "Housing Act"), authorized the creation of the FHA and the Title I Program. Under the Title I Program, the FHA is authorized to insure qualified lending institutions against losses on certain types of loans, including loans to finance actions or items that substantially protect or improve the basic livability or utility of several types of properties ("home improvement loans"). All of the FHA Loans are home improvement loans for single family residences that have been originated under the Title I Program and will be partially insured under the Title I Program. None of the FHA Loans are loans made to finance improvements of manufactured housing or multifamily residences. The regulations referenced herein apply only to non-manufactured housing home improvement loans. See "Certain Legal Aspects of the Loans--The Title I Program" in the Prospectus.

     The Title I Program operates as a coinsurance program in which the FHA insures up to 90% of certain losses incurred on an individual insured loan, including the unpaid principal balance thereof, but only to the extent of the insurance coverage available in the lender's Insurance Coverage Reserve Account (as defined below). See "--FHA Insurance Coverage" herein. The owner of the loan bears the uninsured loss on each loan.

     There are two basic methods of lending or originating loans which include a "direct loan" or a "dealer loan." With respect to a direct loan, the borrower makes application directly to a lender without any assistance from a dealer. Such application must be executed by the borrower and any co-maker or co-signer. The lender may disburse the loan proceeds of direct loans solely to the borrower or jointly to the borrower and other parties to the transaction. With respect to a dealer loan, the dealer, who has a direct or indirect financial interest in the loan transaction assists the borrower in preparing the loan application or otherwise assists the borrower in obtaining the loan from the lender. The lender may disburse proceeds of dealer loans solely to the dealer or the borrower or jointly to the borrower and the dealer or other parties. A dealer may be a seller, a contractor or supplier of goods or services. The FHA Loans include direct and dealer loans. See "Mego Mortgage Corporation--General."

     Title I Loans are required to have fixed interest rates and generally provide for equal installment payments due weekly, biweekly, semi-monthly, or monthly, except that a loan may be payable quarterly or semi-annually in certain circumstances where the borrower has an irregular flow of income. The first or last payments (or both) may vary in amount but may not exceed 150% of the regular installment payment, and the first payment may be due no later than two (2) months from the date the loan is funded. The note must contain a provision permitting full or partial prepayment of the loan. The interest rate must be negotiated and agreed to by the borrower and the lender and must be fixed for the term of the loan and recited in the note. Interest on a Title I Loan must accrue from the date of the loan and be calculated according to the actuarial method. The lender must assure that the note and all other documents evidencing the loan are in compliance with applicable federal, state and local laws.

     The Title I Program requires each lender to use prudent lending standards in underwriting loans and to satisfy the applicable loan underwriting requirements under the Title I Program prior to its approval of the loan. Generally, the lender must exercise prudence and diligence to determine whether the borrower and any co-maker is solvent and an acceptable credit risk, with a reasonable ability to make payments on the loan. The lender's credit application and review must determine whether the borrower's income will be adequate to meet the periodic payments required by the loan, as well as the borrower's other housing and recurring expenses, which determination must be made in accordance with the expense-to-income ratios established by the Secretary of HUD unless the lender determines and documents in the loan file evidence of the existence of compensating factors concerning the borrower's creditworthiness which support approval of the loan.

     UNDER THE TITLE I PROGRAM, THE FHA DOES NOT APPROVE FOR QUALIFICATION FOR INSURANCE ANY LOAN INSURED THEREUNDER AT THE TIME OF APPROVAL BY THE LENDING INSTITUTION (AS IS TYPICALLY THE CASE WITH OTHER FEDERAL LOAN INSURANCE PROGRAMS). If, after a loan has been made and reported for insurance under the Title I Program, the lender discovers any material misstatement of fact or that the loan proceeds have been misused by the borrower, dealer or any other party, the lender is required promptly to report this to the Secretary of HUD. In such case, provided that the validity of any lien on the property has not been impaired, the insurance of the loan under the Title I Program will not be affected by such material misstatement or misuse of loan proceeds unless such material misstatement of fact or misuse of loan proceeds was caused by (or was knowingly sanctioned by) the lender or its employees.

REQUIREMENTS FOR TITLE I LOANS

     The maximum principal amounts for home improvement loans insured under the Title I Program must not exceed the actual cost of the project plus any applicable fees and charges allowed under the Title I Program. The following is the maximum loan amount for certain types of loans: (i) $25,000 for a home improvement loan secured by a single family property; (ii) the lesser of $60,000 or an average of $12,000 per dwelling unit for a home improvement loan secured by a multifamily property; and (iii) $7,500 for an unsecured home improvement loan. Prior to June 3, 1996, any Title I home improvement loan that would result in a single borrower having a total unpaid principal obligation in excess of $25,000 required the prior approval of the Secretary of HUD. As of June 3, 1996, HUD has eliminated this requirement. Generally, the term of a secured Title I home improvement loan may not be less than six months nor greater than 20 years and 32 days. A borrower may obtain multiple Title I home improvement loans with respect to multiple properties, and a borrower may obtain more than one Title I home improvement loan with respect to a single property, as long as the total outstanding balance of all Title I home improvement loans on the same property does not exceed the maximum loan amount for the type of Title I home improvement loans thereon.

     Borrower eligibility for a secured Title I home improvement loan requires that the borrower have at least a one-half interest in either fee simple title to the real property, a lease thereof for a term expiring at least six months after the final maturity of the Title I home improvement loan or a properly recorded land installment contract for the purchase of the real property. Since August 1994 and prior to June 3, 1996, in the case of a Title I home improvement loan with a principal balance over $15,000, a borrower was required to have equity in the property being improved at least equal to the principal amount of the loan, as demonstrated by a current appraisal, unless the borrower occupied the property as his/her primary residence and the structure thereon had been completed and occupied for at least six months prior to the date of the Title I loan application. As of June 3, 1996, this equity requirement has been eliminated in its entirety.

     Generally, any Title I home improvement loan originated after August 1994 in excess of $7,500 must be secured by a recorded lien on the improved property which is evidenced by a mortgage or deed of trust executed by the borrower and all other owners in fee simple. Prior to August 1994, any Title I home improvement loan in excess of $5,000 was required to be secured by such a recorded lien. In order to facilitate the financing of small home improvement projects, the FHA does not require loans of $7,500 or less, in the case of Title I Loans originated after August 1994, and $5,000 or less, in the case of Title I Loans originated prior to August 1994, to be secured by the property being improved. Notwithstanding the preceding sentence, such loans must be secured by a recorded lien on the improved property, if, including such loan, the total amount of all Title I home improvement loans obtained by the borrower exceeds $7,500 or $5,000, as the case may be. All of the Loans are secured by a recorded lien on the related Mortgaged Property.

     The proceeds from a Title I home improvement loan may be used only to finance property improvements which substantially protect or improve the basic livability or utility of the property as disclosed in the loan application. The Secretary of HUD has established a list of items and activities which cannot be financed with proceeds from any Title I home improvement loans which the Secretary of HUD may amend from time to time. Generally, loan proceeds may only be used to finance property improvements commenced after the approval of the loan. With respect to any dealer Title I home improvement loan, prior to disbursing funds, the lender must have in its possession a completion certificate on a HUD-approved form, signed by the borrower and the dealer. With respect to any direct Title I home improvement loan, the lender is required to obtain, promptly upon completion of the improvements but not later than six months after disbursement of the loan proceeds with one 6 month extension if necessary, a completion certificate signed by the borrower. The lender is required to conduct an on-site inspection on any Title I home improvement loan where the original principal balance is $7,500 or more and on any direct Title I Loan where the borrower fails to submit a completion certificate.

FHA INSURANCE COVERAGE

     Under the Title I Program, the FHA establishes an insurance coverage reserve account (an "Insurance Coverage Reserve Account") for each lender which has been granted a Title I contract of insurance. The amount of insurance coverage in this account is a maximum of 10% of the amount disbursed, advanced or expended by the lender in originating or purchasing eligible loans registered with the FHA for Title I insurance, with certain adjustments. The balance in the Insurance Coverage Reserve Account is the maximum amount of insurance claims the FHA is required to pay to the Title I lender. Loans to be insured under the Title I Program will be registered for insurance by the FHA and the insurance coverage attributable to such loans will be included in the Insurance Coverage Reserve Account for the originating or purchasing lender following the receipt and acknowledgment by the FHA of a loan report on the prescribed form pursuant to the Title I regulations. For each eligible loan reported and acknowledged for insurance, the FHA charges a fee (the "Premium"). For loans having a maturity of 25 months or less, the FHA bills the lender for the entire Premium in an amount equal to the product of 0.50% of the original loan amount and the loan term. For home improvement loans with a maturity greater than 25 months, each year that a loan is outstanding the FHA bills the lender for a Premium in an amount equal to 0.50% of the original loan amount. If a loan is prepaid during the year, the FHA will not refund or abate the Premium paid for such year.

     Originations and acquisitions of new eligible loans will continue to increase a lender's Insurance Coverage Reserve Account balance by the lesser of (a) the amount of the FHA Insurance available for transfer at the time of transfer from the qualified lender selling the loans and (b) 10% of the amount disbursed, advanced or expended in originating or acquiring such eligible loans registered with the FHA for insurance under the Title I Program. The Secretary of HUD may transfer insurance coverage between Insurance Coverage Reserve Accounts and earmark the insurance coverage for to a particular insured loan or group of insured loans when a determination is made that it is in the Secretary's interest to do so. As described under the caption "The Title I Loan Program--The Contract of Insurance," the FHA Insurance in the FHA Reserve Account will not be earmarked by the Secretary of HUD solely for the Trust or any other Related Series Trust.

     The lender may transfer (except as collateral in a bona fide loan transaction) insured loans and loans reported for insurance only to another qualified lender under a valid Title I contract of insurance. Unless an insured loan is transferred with recourse or with a guarantee or repurchase agreement, the FHA, upon receipt of written notification of the transfer of such loan in accordance with the Title I regulations, will transfer from the transferor's Insurance Coverage Reserve Account to the transferee's Insurance Coverage Reserve Account an amount, if available, equal to 10% of the actual purchase price or the net unpaid principal balance of such loan (whichever is less). However, under the Title I Program not more than $5,000 in insurance coverage shall be transferred to or from a lender's Insurance Coverage Reserve Account during any October 1 to September 30 fiscal year without the prior approval of the Secretary of HUD. Amounts which may be recovered by the Secretary of HUD after payment of an insurance claim are not added to the amount of insurance coverage in the related lender's Insurance Coverage Reserve Account.

CLAIMS PROCEDURES UNDER TITLE I

     Under the Title I Program the lender may accelerate an insured loan following a default on such loan only after the lender or its agent has contacted the borrower in a face-to-face meeting or by telephone to discuss the reasons for the default and to seek its cure. If the borrower does not cure the default or agree to a modification agreement or repayment plan, the lender will notify the borrower in writing that, unless within 30 days the default is cured or the borrower enters into a modification agreement or repayment plan, the loan will be accelerated and that, if the default persists, the lender will report the default to an appropriate credit agency. The lender may rescind the acceleration of maturity after full payment is due and reinstate the loan only if the borrower brings the loan current, executes a modification agreement or agrees to an acceptable repayment plan. See "Certain Legal Aspects of the Loans--The Title I Program" in the Prospectus.

     Following acceleration of maturity on a secured Title I home improvement loan, the lender may either (a) proceed against the related mortgaged property under any security instrument, or (b) make a claim under the lender's contract of insurance. Generally lenders make a claim under their contract of insurance. If the lender chooses to proceed against the mortgaged property under a security instrument (or if it accepts a voluntary conveyance or surrender of the mortgaged property), the lender can later file an insurance claim only with the prior approval of the Secretary of HUD.

     When a lender files an insurance claim with the FHA under the Title I Program, the FHA reviews the claim, the complete loan file, certification of compliance with applicable state and local laws in carrying out any foreclosure or repossession, and where the borrower is in bankruptcy or deceased, evidence that the lender has properly filed proofs of claims. Generally, a claim for reimbursement for loss on any eligible loan must be filed with the FHA no later than 9 months after the date of default for home improvement loans. Concurrently with filing the insurance claim, the lender must assign to the United States of America the lender's entire interest in the loan note (or a judgment in lieu of the note), in any security held and in any claim filed in any legal proceedings. If, at the time the note is assigned to the U.S., the Secretary of HUD has reason to believe that the note is not valid or enforceable against the borrower, the FHA may deny the claim and reassign the note to the lender. If either such defect is discovered after the FHA has paid a claim, the FHA may require the lender to repurchase the paid claim and to accept a reassignment of the loan note. If the lender subsequently obtains a valid and enforceable judgment against the borrower, the lender may resubmit a new insurance claim with an assignment of the judgment. Although regulations permit the FHA to contest any insurance claim and to make a demand for repurchase of the loan at any time up to two years from the date the claim was certified for payment (and may do so thereafter in the event of fraud or misrepresentation on the part of the lender), the FHA has expressed an intention to take such action within one year from the date the claim was certified for payment.

     The Secretary of HUD may deny a claim for insurance in whole or in part for any violations of the regulations governing the Title I Program; however, the Secretary of HUD may waive such violations if it determines that enforcement of the regulations would impose an injustice upon a lender which has substantially complied with the regulations in good faith. See "Risk Factors--AdditionalCreditEnhancementLimitations--Limitationson FHAInsurance."

     Under the Title I Program, the amount of a FHA insurance claim payment, when made, is equal to the Claimable Amount, up to the amount of insurance coverage in the lender's Insurance Coverage Reserve Account established by HUD. The "Claimable Amount" for home improvement loans is equal to 90% of the sum of: (a) the unpaid loan obligation (equal to the net unpaid principal and the uncollected interest earned to the date of default) with adjustments thereto if the lender has proceeded against property securing such loan; (b) the interest on the unpaid amount of the loan obligation from the date of default to the date of the claim's initial submission for payment plus 15 calendar days (but not to exceed 9 months from the date of default), calculated at the rate of 7% per annum; (c) the uncollected court costs; (d) the attorneys' fees not to exceed $500; and (e) the expenses for recording the assignment of the security to the United States.

THE CONTRACT OF INSURANCE

     The aggregate amount of insurance provided by the FHA pursuant to the Title I Program that is expected to be available to the Claims Administrator in respect of the FHA Loans is approximately $2,194,698 (the "Trust Designated Insurance Amount"). Such amount represents 10% of the sum of the Principal Balances of the FHA Loans as of the Cut-Off Date.

     First Trust of New York, National Association holds the Contract of Insurance for the benefit of the Trust and other Related Series Trusts (defined herein). As of the Closing Date, the aggregate amount of insurance transferred or to be transferred by the FHA pursuant to the Title I Program to the Contract of Insurance Holder is approximately $19,166,522 (the "Combined FHA Insurance Amount") and for any date of determination thereafter, the Combined FHA Insurance Amount will equal such amount plus all amounts subsequently transferred by the Secretary of HUD to the Contract of Insurance Holder's FHA Reserve Account less the amount of FHA Insurance proceeds received since the Closing Date under the Contract of Insurance with respect to the FHA Loans and loans in other Related Series Trusts. The Combined FHA Insurance Amount will be reflected in an insurance coverage reserve account maintained by the FHA in the name of the Contract of Insurance Holder (the "FHA Reserve Account"). All proceeds received under the Contract of Insurance in respect of claims relating to the FHA Loans shall be deposited into the Note Distribution Account. Based on information provided by the Seller, as of March 7, 1997, approximately $5,500,000 in claims under the Contract of Insurance have been paid, filed or are pending filing against the Combined FHA Insurance Amount for other Related Series Trusts.

     With respect to those FHA Loans for which FHA Insurance coverage reserves have not been transferred to the FHA Reserve Account by the Closing Date, the Seller will be required to take appropriate steps to cause the FHA to transfer the appropriate amounts of FHA Insurance coverage reserves from the Seller's Insurance Coverage Reserve Account to the FHA Reserve Account. To accomplish this transfer, on or after the date on which the Seller receives the FHA Title I Case Numbers for such FHA Loans, the Seller will be required to submit a transfer of note report to the Secretary of HUD regarding the conveyance of such FHA Loans to the Contract of Insurance Holder.

     The Secretary of HUD will not earmark the insurance coverage in the FHA Reserve Account for the benefit of the Trust or any other Related Series Trust; however, each of the Contract of Insurance Holder and the Claims Administrator has agreed in the Agreement to earmark the Trust Designated Insurance Amount exclusively for the benefit of the Trust. The Trust Designated Insurance Amount and any trust designated insurance amount for any Related Series Trust may be increased up to the Combined FHA Insurance Amount with the consent of the Securities Insurer. In the event that any portion of the Combined FHA Insurance Amount is applied to loans in a Related Series Trust other than the Trust in excess of the trust designated insurance amount for such Related Series Trust, the Combined FHA Insurance Amount available to cover defaults on the FHA Loans may be reduced below the remaining Trust Designated Insurance Amount for the Trust.


                             THE MASTER SERVICER

NORWEST BANK MINNESOTA, N.A.

     The information set forth below has been provided by Norwest Bank Minnesota, N.A. (the "Master Servicer") and the Depositor does not make any representations or warranties as to the accuracy or completeness of such information.

     The Master Servicer is a national banking association, with executive offices located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479 and its master servicing offices are located at 11000 Broken Land Parkway, Columbia, Maryland 21044.

     The Master Servicer will enter into the Servicing Agreement with the Servicer, pursuant to which the Servicer will service all of the Loans. However, the Servicing Agreement will not relieve the Master Servicer of any of its duties and obligations to the Indenture Trustee under the Sale and Servicing Agreement. The Master Servicer will be obligated with respect thereto as if it alone were performing all duties and obligations in connection with the collection and servicing in respect of the Loans.

DELINQUENCY AND LOSSES

     The Master Servicer is engaged in the business of master servicing, on behalf of third party investors, residential single family mortgage loans secured by properties located in all 50 states and the District of Columbia. As of September 30, 1996, the Master Servicer was master servicing more than 171,000 mortgage loans representing an aggregate outstanding principal balance of approximately $20.2 billion. No specific delinquency or foreclosure data relating to the Master Servicer's master servicing portfolio is provided because the Master Servicer has limited master servicing experience with Title I Loans and conventional loans of the type included in the Trust.


                                   THE POOL

GENERAL

     The Pool will consist of the collective pool of the Loans which are either (i) closed-end fixed-rate home improvement loans and retail installment sale contracts and home equity loans secured by first- and junior-lien mortgages, deeds of trust and security deeds on residences (which are primarily condominiums, townhouses and one- to four-family residences), including investment properties (the "Mortgaged Properties") that are not insured or guaranteed by any government agency (the "Conventional Loans"),
(ii) closed-end fixed-rate home improvement loans and retail installment sale contracts that are partially insured by the FHA under the Title I Program and are secured by Mortgaged Properties (the "Secured FHA Loans") and (iii) closed-end fixed rate home improvement and retail installment sale contracts that are partially insured by the FHA under the Title I Program but that are unsecured general obligations of the related obligors (the "Unsecured FHA Loans", and together with the Secured FHA Loans, the "FHA Loans"). The Conventional Loans and the FHA Loans are referred to collectively herein as the "Loans", and the Conventional Loans and the Secured FHA Loans are collectively referred to herein as the "Mortgage Loans."

     Interest on each Loan is payable monthly on the outstanding Principal Balance thereof at a fixed rate per annum (the "Loan Rate"). The Loans are actuarial loans which provide that interest is charged to the obligors thereunder (the "Obligors"), and payments are due from such Obligors, as of a scheduled day of each month which is fixed at the time or origination. Each payment made by the Obligor is, therefor, treated as containing a predetermined amount of interest and principal. Scheduled monthly payments made by the Obligors on the Loans either earlier or later than the scheduled due dates thereof will not affect the amortization schedule or the relative application of such payments to principal and interest. Interest accrued on the Loans will be calculated on the bases of a 360-day year consisting of twelve 30-day months.

     The statistical information presented herein with respect to the Loans describes the Loans as of the Cut-Off Date. In addition, all weighted averages specified herein are weighted based on the Principal Balances of the Loans as of the Cut-Off Date.

     Approximately 75.5% of the Loans are Conventional Loans, approximately 23.9% of the Loans are Secured FHA Loans and approximately 0.6% of the Loans are Unsecured FHA Loans. See "The Title I Loan Program and the Contract of Insurance." Loans that are not insured under the Title I Program were originated by Mego pursuant to its conventional loan underwriting guidelines and are secured by first and junior-lien mortgages, deeds of trust and security deeds on Mortgaged Properties. See "Mego Mortgage Corporation-- Conventional Loans" herein. As of the Cut-Off Date, the combined loan-to-value ratios for the Conventional Loans for which combined loan-to-value ratio information was available ranged from approximately 56.0% to 137.0%, with approximately 87.9% of such Conventional Loans having combined loan-to-value ratios in excess of 100%. As of the Cut-Off Date the weighted average combined loan-to-value ratio of such Conventional Loans was approximately 114.0%. (As of the Cut-Off Date, there were five Conventional Loans, having an aggregate Cut-Off Date Principal Balance of less than $122,000, for which loan-to-value ratio data was not available from the Seller). The "combined loan-to-value ratio" for any Mortgage Loan is the fraction, expressed as a percentage, the numerator of which is the principal balance of such Mortgage Loan as of the Cut-Off Date plus, in the case of a Mortgage Loan secured by a junior lien, the outstanding principal balance of each related senior lien on the date of origination of such Mortgage Loan, and the denominator of which is the appraised value of the related Mortgaged Property at the time of origination of such Mortgage Loan.

     The sum of the percentages set forth in the following tables may not equal 100.00% due to rounding.


                       CUT-OFF DATE PRINCIPAL BALANCES


             RANGE OF                             NUMBER                        AGGREGATE
           CUT-OFF DATE                             OF                         CUT-OFF DATE                  % OF ORIGINAL POOL
        PRINCIPAL BALANCES                        LOANS                    PRINCIPAL BALANCE                 PRINCIPAL BALANCE
     ------------------------------           --------------             ---------------------             -----------------------

                   $0.01- 5,000.00                 116                          $434,893.30                           0.48%

                5,000.01-10,000.00                 376                         2,966,848.89                           3.31

               10,000.01-15,000.00                 435                         5,776,911.53                           6.44

               15,000.01-20,000.00                 438                         7,911,446.28                           8.82

               20,000.01-25,000.00               1,114                        27,059,052.35                          30.17

               25,000.01-30,000.00                 280                         7,906,929.13                           8.82

               30,000.01-35,000.00                 349                        11,785,506.50                          13.14

               35,000.01-40,000.00                 204                         7,841,835.03                           8.74

               40,000.01-45,000.00                 213                         9,383,897.86                          10.46

               45,000.01-50,000.00                  94                         4,602,922.59                           5.13

               50,000.01-55,000.00                  38                         2,059,982.41                           2.30

               55,000.01-60,000.00                  17                         1,007,106.97                           1.12

               60,000.01-65,000.00                   2                           127,883.47                           0.14

               65,000.01-70,000.00                   1                            68,427.53                           0.08

               70,000.01-75,000.00                   7                           520,549.47                           0.58

               75,000.01-80,000.00                   2                           159,562.07                           0.18

               80,000.01-85,000.00                   1                            82,866.31                           0.09
     ------------------------------           --------------             ---------------------             -----------------------
           Total                                 3,687                       $89,696,621.69                         100.00%
                                             ===============             =====================             =======================



The average Principal Balance of the Loans as of the Cut-Off Date was approximately $24,328.


                             RANGE OF LOAN RATES


                                                                                 AGGREGATE
                 RANGE OF                            NUMBER OF                  CUT-OFF DATE                 % OF ORIGINAL POOL
                LOAN RATES                             LOANS                 PRINCIPAL BALANCE               PRINCIPAL BALANCE
     -----------------------------               ---------------         ------------------------          -----------------------

                9.990 -  9.999%                           2                    $    50,000.00                       0.06%
                10.000- 10.499                            3                         61,988.25                       0.07
                10.500- 10.999                          131                      1,834,726.55                       2.05
                11.000- 11.499                           12                        288,906.41                       0.32
                11.500- 11.999                          220                      4,081,047.78                       4.55
                12.000- 12.499                           57                      1,772,190.57                       1.98
                12.500- 12.999                          451                     10,757,180.57                      11.99
                13.000- 13.499                          132                      4,218,133.72                       4.70
                13.500- 13.999                          858                     20,356,675.49                      22.70
                14.000- 14.499                          168                      5,316,516.14                       5.93
                14.500- 14.999                          961                     23,952,485.17                      26.70
                15.000- 15.499                           91                      2,565,407.60                       2.86
                15.500- 15.999                          414                      9,729,029.05                      10.85
                16.000- 16.499                           39                      1,027,332.24                       1.15
                16.500- 16.999                           99                      2,455,082.31                       2.74
                17.000- 17.499                           14                        393,611.15                       0.44
                17.500- 17.999                           32                        761,109.44                       0.85
                18.500- 18.999                            3                         75,199.25                       0.08
     -----------------------------               ---------------         ------------------------          -----------------------

               Total                                  3,687                    $89,696,621.69                     100.00%
                                                 ===============         ========================          =======================



The weighted average Loan Rate of the Loans as of the Cut-Off Date was approximately 14.19% per annum.


                      NUMBER OF MONTHS SINCE ORIGINATION



                                                                                   AGGREGATE
             NUMBER OF MONTHS                         NUMBER OF                  CUT-OFF DATE                % OF ORIGINAL POOL
             SINCE ORIGINATION                          LOANS                  PRINCIPAL BALANCE              PRINCIPAL BALANCE
     -----------------------------               -------------------      -------------------------       -----------------------

              0 MONTHS                                  1,639                  $39,495,504.36                      44.03%
              1                                         1,234                   30,160,295.14                      33.62
              2                                           698                   17,568,746.63                      19.59
              3                                            40                    1,057,390.72                       1.18
              4                                            18                      440,228.10                       0.49
              5                                            27                      541,765.02                       0.60
              6                                             8                      162,906.54                       0.18
              7                                             2                       12,958.88                       0.01
              8                                             4                       60,088.15                       0.07
              9                                             4                       60,294.09                       0.07
              10                                            1                        3,265.54                       0.00
              11                                            4                       17,903.05                       0.02
              12                                            1                        5,894.56                       0.01
              13                                            6                       85,005.76                       0.09
              14                                            1                       24,375.15                       0.03
     -----------------------------               -------------------      -------------------------       -----------------------
         Total                                          3,687                  $89,696,621.69                     100.00%
     =============================               ===================      =========================       =======================



The  weighted  average  age  of  the  Loans   as  of  the  Cut-Off  Date  was
approximately 0.86 months.


                    MONTHS REMAINING TO SCHEDULED MATURITY


                   RANGE OF                                                         AGGREGATE
               MONTHS REMAINING                          NUMBER OF                CUT-OFF DATE               % OF ORIGINAL POOL
            TO SCHEDULED MATURITY                          LOANS                PRINCIPAL BALANCE             PRINCIPAL BALANCE
     ----------------------------------            ------------------       -----------------------       -----------------------

                   22- 24 months                                6              $    16,099.25                       0.02%
                   25- 36                                      16                   61,425.10                       0.07
                   37- 48                                      25                  121,774.00                       0.14
                   49- 60                                     107                  960,559.37                       1.07
                   61- 72                                      30                  196,929.48                       0.22
                   73- 84                                      58                  513,988.42                       0.57
                   85- 96                                      18                  146,166.69                       0.16
                   97- 108                                      7                   88,104.50                       0.10
                  109- 120                                    378                5,675,647.40                       6.33
                  121- 144                                     41                  496,126.62                       0.55
                  145- 156                                      4                   59,767.90                       0.07
                  157- 168                                      1                   24,375.15                       0.03
                  169- 180                                  1,151               27,878,319.21                      31.08
                  181- 204                                      1                   16,464.20                       0.02
                  205- 216                                      1                   24,979.75                       0.03
                  217- 228                                      1                   24,681.32                       0.03
                  229- 240                                  1,175               31,598,911.96                      35.23
                  241- 288                                      1                   44,982.53                       0.05
                 289 - 300                                    666               21,747,318.84                      24.25
     ----------------------------------            ------------------       -----------------------       -----------------------
         Total                                              3,687              $89,696,621.69                     100.00%
                                                   ==================       =======================       =======================



The weighted average remaining term to maturity of the Loans as of the Cut-Off Date was approximately 223 months.


       GEOGRAPHICAL DISTRIBUTION OF MORTGAGED PROPERTIES BY STATE/(1)/


                                                                                  AGGREGATE
                                                     NUMBER OF                  CUT-OFF DATE                   % OF ORIGINAL POOL
                  STATE                                LOANS                  PRINCIPAL BALANCE                PRINCIPAL BALANCE
----------------------------------          ------------------------      ------------------------           ----------------------

Arizona                                                 140                    $ 3,975,086.62                         4.43%
Arkansas                                                 31                        360,583.62                         0.40
California                                              841                     26,202,894.91                        29.21
Colorado                                                107                      2,963,986.20                         3.30
Connecticut                                               4                        102,845.00                         0.11
Delaware                                                 11                        187,404.13                         0.21
District of Columbia                                      3                         57,471.06                         0.06
Florida                                                 629                     14,908,956.10                        16.62
Georgia                                                 232                      5,730,250.75                         6.39
Idaho                                                    36                        982,272.73                         1.10
Illinois                                                118                      3,142,119.61                         3.50
Indiana                                                  26                        697,724.98                         0.78
Iowa                                                      2                         18,473.95                         0.02
Kansas                                                   15                        210,453.28                         0.23
Kentucky                                                  3                         45,471.45                         0.05
Louisiana                                                31                        606,487.44                         0.68
Maine                                                     1                         15,789.43                         0.02
Maryland                                                 83                      2,382,981.67                         2.66
Massachusetts                                             1                         15,088.38                         0.02
Michigan                                                 12                        252,493.45                         0.28
Minnesota                                                86                      2,397,201.88                         2.67
Missouri                                                 61                      1,097,270.56                         1.22
Nebraska                                                  3                         48,500.00                         0.05
Nevada                                                   92                      2,361,550.01                         2.63
New Jersey                                              103                      1,770,725.12                         1.97
New Mexico                                                2                         41,569.94                         0.05
New York                                                141                      2,912,463.75                         3.25
North Carolina                                          104                      1,329,265.44                         1.48
Ohio                                                     43                        654,545.10                         0.73
Oklahoma                                                 64                        826,249.20                         0.92
Oregon                                                   42                      1,118,614.56                         1.25
Pennsylvania                                            200                      2,633,124.73                         2.94
South Carolina                                           12                        108,016.01                         0.12
Tennessee                                                24                        650,861.58                         0.73
Texas                                                   132                      1,844,528.74                         2.06
Utah                                                     69                      1,924,690.84                         2.15
Virginia                                                 90                      2,300,752.02                         2.57
Washington                                               92                      2,792,923.90                         3.11
Wyoming                                                   1                         24,933.55                         0.03
----------------------------------          ------------------------      ------------------------           ----------------------

Total                                                 3,687                    $89,696,621.69                         100.00%
                                            ========================      ========================           ======================



(1)  Determined  by  mailing address  of the  related  Obligor.   The mailing
     address  is not  always  the  same  address  of  the  related  Mortgaged
     Property.


REPURCHASE OR SUBSTITUTION OF LOANS

     Unless waived by the Securities Insurer, the Seller is required (i) within 60 days after discovery or notice thereof to cure in all material respects any breach of the representations or warranties made with respect to a Defective Loan to the extent that such breach has a materially adverse effect on the interests of the Noteholders or the Securities Insurer in such Loan, or (ii) on or before the Determination Date next succeeding the end of such 60-day period, to repurchase such Defective Loan at a price (the "Purchase Price") equal to the Principal Balance of such Defective Loan as of the date of repurchase, plus all accrued and unpaid interest on such Defective Loan to and including the date of repurchase computed at the Loan Rate. In lieu of repurchasing a Defective Loan, the Seller may replace such Defective Loan with one or more Qualified Substitute Loans. If the aggregate outstanding principal balance of the Qualified Substitute Loan(s) plus accrued interest is less than the Principal Balance(s) of the Defective Loan(s) plus accrued interest thereon, the Seller will also remit for distribution to the holders of the Notes an amount equal to such shortfall, which will result in a prepayment of principal on the Notes for the amount of such shortfall. As used herein, a "Qualified Substitute Loan" is a home loan that (i) has an interest rate which is at least equal to the Loan Rate for the Defective Loan, (ii) matures no later than the Defective Loan, (iii) has a principal balance (after application of all payments received on or prior to the date of such substitution) equal to or less than (but no more than 1% less than) the Principal Balance of the Defective Loan as of such date, (iv) has a monthly payment greater than or equal to that of the Defective Loan, and (v) complies as of the date of substitution with each representation and warranty set forth in the Sale and Servicing Agreement with respect to the Loans and certain other conditions set forth in the Sale and Servicing Agreement. See "Loan Program--Representations by Sellers; Repurchases or Substitutions" in the Prospectus.

     No assurance can be given that, at any particular time, the Seller will be capable, financially or otherwise, of repurchasing Defective Loans or substituting Qualified Substitute Loans for Defective Loans in the manner described above. If the Seller repurchases, or is obligated to repurchase, Defective Loans from any additional series of asset backed securities (each, an "Additional Series"), the financial ability of the Seller to repurchase defective home loans from the Trust may be adversely affected. In addition, other events relating to the Seller and its mortgage lending and consumer finance operations can occur that would adversely affect the financial ability of the Seller to repurchase Defective Loans from the Trust, including without limitation the sale or other disposition of all or any significant portion of its assets. If the Seller is unable to repurchase or replace a Defective Loan, the Servicer, on behalf of the Trust, will pursue other customary and reasonable efforts, if any, to recover the maximum amount possible with respect to such Defective Loan. If the Servicer is unable to collect all amounts due to the Trust with respect to such Defective Loan, the resulting loss will be borne by the holders of the Notes to the extent that such loss is not otherwise covered by amounts available from the credit enhancement provided for the Notes, including the Securities Insurance Policy. See "Risk Factors--Additional Credit Enhancement Limitations" and "- -Limitations on Repurchase or Replacement of Defective Loans by Seller" herein.


                      DESCRIPTION OF CREDIT ENHANCEMENT

     Credit enhancement with respect to the Notes will be provided by, among other things, the Securities Insurance Policy. Additional credit enhancement with respect to the Notes will be provided by (i) FHA Insurance in the case of the FHA Loans, (ii) the subordination of distributions on the Class S Certificates to distributions on the Notes and (iii) the overcollateralization feature described herein.

     The information set forth below under the section entitled "--The Securities Insurance Policy" and "--The Securities Insurer" has been supplied by MBIA Insurance Corporation (the "Securities Insurer") for inclusion in this Prospectus Supplement and has not been reviewed or verified by the Seller, the Servicer, the Depositor, the Indenture Trustee, the Owner Trustee or the Underwriter.

THE SECURITIES INSURANCE POLICY

     The Securities Insurer, in consideration of the payment of the premium and subject to the terms of the guaranty insurance policy (the "Securities Insurance Policy"), unconditionally and irrevocably guarantees to any Owner that an amount equal to each full and complete Insured Payment will be received by the Indenture Trustee, on behalf of the Owners, from the Securities Insurer, for distribution by the Indenture Trustee to each Owner of each Owner's proportionate share of the Insured Payment. The Securities Insurer's obligations under the Securities Insurance Policy with respect to a particular Insured Payment shall be discharged to the extent funds equal to the applicable Insured Payment are received by the Indenture Trustee, whether or not such funds are properly applied by the Indenture Trustee. Insured Payments shall be made only at the time set forth in the Securities Insurance Policy and no accelerated Insured Payments shall be made regardless of any acceleration of the Securities, unless such acceleration is at the sole option of the Securities Insurer.

     Notwithstanding the foregoing paragraph, the Securities Insurance Policy does not cover shortfalls, if any, attributable to the liability of the Trust or the Indenture Trustee for withholding taxes, if any (including interest and penalties in respect of any such liability).

     The Securities Insurer will pay any Insured Payment that is a Preference Amount on the Business Day following receipt on a Business Day by the Fiscal Agent (as described below) of (i) a certified copy of the order requiring the return of a preference payment, (ii) an opinion of counsel satisfactory to the Securities Insurer that such order is final and not subject to appeal,
(iii) an assignment in such form as is reasonably required by the Securities Insurer, irrevocably assigning to the Securities Insurer all rights and claims of the Owner relating to or arising under the Securities against the debtor which made such preference payment or otherwise with respect to such preference payment and (iv) appropriate instruments to effect the appointment of the Securities Insurer as agent for such Owner in any legal proceeding related to such preference payment, such instruments being in a form satisfactory to the Securities Insurer, provided that if such documents are received after 12:00 noon New York City time on such Business Day, they will be deemed to be received on the following Business Day. Such payments shall be disbursed to the receiver or trustee in bankruptcy named in the final order of the court exercising jurisdiction on behalf of the Owner and not to any Owner directly unless such Owner has returned principal or interest paid on such Insured Securities to such receiver or trustee in bankruptcy, in which case such payment shall be disbursed to such Owner.

     The Securities Insurer will pay any other amount payable under the Securities Insurance Policy no later than 12:00 noon New York City time on the later of the Distribution Date on which the related Interest Distribution Amount on the Notes or the Class S Certificates or the Noteholder's Guaranteed Principal Distribution Amount is due or the second Business Day following receipt in New York, New York on a Business Day by State Street Bank and Trust Company, N.A., as Fiscal Agent for the Securities Insurer or any successor fiscal agent appointed by the Securities Insurer (the "Fiscal Agent") of a Notice (as described below); provided that if such Notice is received after 12:00 noon New York City time on such Business Day, it will be deemed to be received on the following Business Day. If any such Notice received by the Fiscal Agent is not in proper form or is otherwise insufficient for the purpose of making claim under the Securities Insurance Policy it shall be deemed not to have been received by the Fiscal Agent for purposes of this paragraph, and the Securities Insurer or the Fiscal Agent, as the case may be, shall promptly so advise the Indenture Trustee and the Indenture Trustee may submit an amended Notice.

     Insured Payments due under the Securities Insurance Policy unless otherwise stated therein will be disbursed by the Fiscal Agent to the Indenture Trustee on behalf of the Owners by wire transfer of immediately available funds in the amount of the Insured Payment less, in respect of Insured Payments related to Preference Amounts, any amount held by the Indenture Trustee for the payment of such Insured Payment and legally available therefor.

     The Fiscal Agent is the agent of the Securities Insurer only and the Fiscal Agent shall in no event be liable to Owners for any acts of the Fiscal Agent or any failure of the Securities Insurer to deposit or cause to be deposited, sufficient funds to make payments due under the Securities Insurance Policy.

     Subject to the terms of the Indenture, the Securities Insurer shall be subrogated to the rights of each Owner to receive payments under the Securities to the extent of any payment by the Securities Insurer under the Securities Insurance Policy.

     As used in the Securities Insurance Policy, the following terms shall have the following meanings:

     "Business Day" means any day other than a Saturday, a Sunday or a day on which the Securities Insurer or banking institutions in New York City or in the city in which the corporate trust office of the Indenture Trustee under the Indenture is located are authorized or obligated by law or executive order to close.

     "Deficiency Amount" means, as of any Distribution Date, an amount equal to the sum of (a) the amount by which the Interest Distribution Amount on the Notes and the Class S Certificates for such Distribution Date exceeds the amount on deposit in the Note Distribution Account available therefor and (b) the Noteholder's Guaranteed Principal Distributable Amount for such Distribution Date.

     "Insured Payment" means (i) as of any Distribution Date any Deficiency Amount and (ii) any Preference Amount.

     "Notice" means the telephonic or telegraphic notice, promptly confirmed in writing by telecopy substantially in the form of Exhibit A attached to the Securities Insurance Policy, the original of which is subsequently delivered by registered or certified mail, from the Indenture Trustee specifying the Insured Payment which shall be due and owing on the applicable Distribution Date.

     "Owner" means (i) each Noteholder (as defined in the Indenture and other than the Indenture Trustee, the Seller, Mego Mortgage Home Loan Acceptance Corporation (the "Affiliated Holder"), the Servicer, the Owner Trustee or the Depositor) who, on the applicable Distribution Date, is entitled under the terms of the related Note to distributions thereunder and (ii) each Class S Certificateholder (as defined in the Trust Agreement and other than the Indenture Trustee, the Owner Trustee, the Master Servicer, the Affiliated Holder, the Servicer (if other than the Seller) or the Depositor) who, on the applicable Distribution Date, is entitled under the terms of the Class S Certificate to distributions thereunder.

     "Preference Amount" means any amount previously distributed to an Owner in respect of the Securities that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code (11 U.S.C.), as amended from time to time in accordance with a final nonappealable order of a court having competent jurisdiction.

     "Securities" means the Notes issued pursuant to the Indenture and the Class S Certificates issued pursuant to the Trust Agreement.

     Capitalized  terms  used in  the  Securities Insurance  Policy  and  not otherwise defined in the Securities Insurance Policy shall have the respective meanings set forth in the Indenture as of the date of execution of the Securities Insurance Policy, without giving effect to any subsequent amendment or modification to the Indenture unless such amendment or modification has been approved in writing by the Securities Insurer.

     Any notice under the Securities Insurance Policy or service of process on the Fiscal Agent may be made at the address listed below for the Fiscal Agent or such other address as the Securities Insurer shall specify in writing to the Indenture Trustee.

     The notice address of the Fiscal Agent is 15th Floor, 61 Broadway, New York, New York 10006 Attention: Municipal Registrar and Paying Agency, or such other address as the Fiscal Agent shall specify to the Indenture Trustee in writing.

     The Securities Insurance Policy is being issued under and pursuant to, and shall be construed under, the laws of the State of New York, without giving effect to the conflict of laws principles thereof.

     The insurance provided by the Securities Insurance Policy is not covered by the Property/Casualty Insurance Security Fund specified in Article 76 of the New York Insurance Law.

     The Securities Insurance Policy is not cancelable for any reason. The premium on the Securities Insurance Policy is not refundable for any reason including payment, or provision being made for payment prior to maturity of the Securities.

THE SECURITIES INSURER

     The Securities Insurer is the principal operating subsidiary of MBIA Inc., a New York Stock Exchange listed company. MBIA Inc. is not obligated to pay the debts of or claims against the Securities Insurer. The Securities Insurer is domiciled in the State of New York and licensed to do business in and is subject to regulation under the laws of all 50 states, the District of Columbia, the Commonwealth of Puerto Rico, the Commonwealth of the Northern Mariana Islands, the Virgin Islands of the United States and the territory of Guam. The Securities Insurer has two European branches, one in the Republic of France and the other in the Kingdom of Spain. New York has laws prescribing minimum capital requirements, limiting classes and concentrations of investments and requiring the approval of policy rates and forms. State laws also regulate the amount of both the aggregate and individual risks that may be insured, the payment of dividends by the Securities Insurer, changes in control and transactions among affiliates. Additionally, the Securities Insurer is required to maintain contingency reserves on its liabilities in certain amounts and for certain periods of time.

     The consolidated financial statements of the Securities Insurer, a wholly owned subsidiary of MBIA Inc., and its subsidiaries as of December 31, 1995 and December 31, 1994 and for the three years ended December 31, 1995, prepared in accordance with generally accepted accounting principles, included in the Annual Report on Form 10-K of MBIA Inc. for the year ended December 31, 1995 and the consolidated financial statements of the Securities Insurer and its subsidiaries for the nine months ended September 30, 1996 and for the periods ending September 30, 1996 and September 30, 1995 included in the Quarterly Report on Form 10-Q of MBIA Inc. for the period ending September 30, 1996, are hereby incorporated by reference into this Prospectus Supplement and shall be deemed to be a part hereof. Any statement contained in a document incorporated by reference herein shall be modified or superseded for purposes of this Prospectus Supplement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus Supplement.

     All financial statements of the Securities Insurer and its subsidiaries included in documents filed by MBIA Inc. pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Prospectus Supplement and prior to the termination of the offering of the Notes shall be deemed to be incorporated by reference into this Prospectus Supplement and to be a part hereof from the respective dates of filing such documents.

     The tables below present selected financial information of the Securities Insurer determined in accordance with statutory accounting practices prescribed or permitted by insurance regulatory authorities ("SAP") as well as generally accepted accounting principles ("GAAP"):


                                                                                                SAP
                                                                     --------------------------------------------------------
                                                                     DECEMBER 31, 1995                     SEPTEMBER 30, 1996
                                                                     -----------------                     ------------------
                                                                         (Audited)                             (Unaudited)
                                                                                           (in millions)



     Admitted Assets  . . . . . . . . . . . . . . . . . .                           $3,814                                 $4,348

     Liabilities  . . . . . . . . . . . . . . . . . . . .                            2,540                                  2,911
     Capital and Surplus  . . . . . . . . . . . . . . . .                            1,274                                  1,437





                                                                                               GAAP
                                                                    ---------------------------------------------------------
                                                                    DECEMBER 31, 1995                      SEPTEMBER 30, 1996
                                                                    -----------------                      ------------------
                                                                        (Audited)                              (Unaudited)
                                                                                          (in millions)

     Assets . . . . . . . . . . . . . . . . . . . . . .                           $4,463                                   $4,861

     Liabilities  . . . . . . . . . . . . . . . . . . .                            1,937                                    2,161
     Shareholder's Equity . . . . . . . . . . . . . . .                            2,526                                    2,700



     Copies of the financial statements of the Securities Insurer incorporated by reference herein and copies of the Securities Insurer's 1995 year-end audited financial statements prepared in accordance with statutory accounting practices are available, without charge, from the Securities Insurer. The address of the Securities Insurer is 113 King Street, Armonk, New York 10504. The telephone number of the Securities Insurer is (914) 273-4545.

     The Securities Insurer does not accept any responsibility for the accuracy or completeness of this Prospectus Supplement or any information or disclosure contained herein, or omitted herefrom, other than with respect to the accuracy of the information regarding the Securities Insurance Policy and the Securities Insurer set forth under the headings "The Securities Insurance Policies" and "The Securities Insurer." Additionally, the Securities Insurer makes no representation regarding the Notes or the advisability of investing in the Notes.

     Moody's Investors Service, Inc. rates the claims paying ability of the Securities Insurer "Aaa."

     Standard & Poor's, a division of The McGraw-Hill Companies, Inc., rates the claims paying ability of the Securities Insurer "AAA."

     Fitch Investors Service, L.P. rates the claims paying ability of the Securities Insurer "AAA."

     Each rating of the Securities Insurer should be evaluated independently. The ratings reflect the respective rating agency's current assessment of the creditworthiness of the Securities Insurer and its ability to pay claims on its policies of insurance. Any further explanation as to the significance of the above ratings may be obtained only from the applicable rating agency.

     The above ratings are not recommendations to buy, sell or hold the Notes, and such ratings may be subject to revision or withdrawal at any time by the rating agencies. Any downward revision or withdrawal of any of the above ratings may have an adverse effect on the market price of the Notes. The Securities Insurer does not guaranty the market price of the Notes nor does it guaranty that the ratings on the Notes will not be revised or withdrawn.

SUBORDINATION AND ALLOCATION OF LOSSES

     The rights of the holders of the Certificates to receive distributions from amounts available in the Certificate Distribution Account on each Distribution Date will be subordinated to the rights of the holders of the Notes to receive distributions of interest and principal from amounts available in the Note Distribution Account on each Distribution Date. The subordination of the Certificates to the Notes is intended to enhance the likelihood of regular receipt by the holders of the Notes of the full amount of interest and principal distributions due to such holders and to afford such holders protection against losses on the Loans. See "Risk Factors-- Additional Credit Enhancement Limitations" herein.

     On each Distribution Date, losses on the Loans incurred during the immediately preceding Due Period (the "Net Loan Losses") to the extent not covered by the Excess Spread will reduce the Overcollateralization Amount. Following any reduction of the Overcollateralization Amount to zero, Net Loan Losses during any Due Period to the extent not covered by the Excess Spread will trigger a draw under the Securities Insurance Policy.

OVERCOLLATERALIZATION

     As of each Determination Date, the "Overcollateralization Amount" will equal the excess of the Pool Principal Balance over the aggregate of the sum of the Class Principal Balances of all Classes of Notes (the "Aggregate Note Principal Balance"). A limited acceleration of the principal amortization of the Aggregate Note Principal Balance relative to the Pool Principal Balance has been designed to increase the Overcollateralization Amount over time by making additional sequential distributions of principal to the holders of the Notes from the distribution of Distributable Excess Spread, until the
Overcollateralization Amount is equal to the required level of overcollateralization.


                        DESCRIPTION OF THE SECURITIES

GENERAL

     The Mego Mortgage Home Loan Owner Trust 1997-1 (the "Trust") will issue four Classes of Home Loan Asset-Backed Notes (the "Notes") having the designations and aggregate initial principal amounts specified on the cover hereof. The Notes will be issued pursuant to an indenture to be dated as of February 1, 1997 (the "Indenture"), between the Trust and the Indenture Trustee. The Trust will also issue approximately $89,696,622 aggregate notional balance of 0.50% Home Loan Asset-Backed Certificates (the "Class S Certificates" and, together with the Notes, the "Insured Securities") pursuant to the terms of a trust agreement to be dated as of February 1, 1997 (the "Trust Agreement"), among Mego, the Depositor, the Owner Trustee and the Co-Owner Trustee. The Notes will be secured by the assets of the Trust pursuant to the Indenture. The Class S Certificates and the Residual Interest Instruments will each represent an undivided beneficial ownership interest in the Trust.

     On the 25th day of each month or, if such day is not a business day, the first business day immediately following, commencing in April 1997 (each such date, a "Distribution Date"), the Indenture Trustee or its designee will distribute to the persons in whose names the Notes are registered on the last day of the month immediately preceding the month of the related Distribution Date (the "Record Date") the portion of the aggregate distribution to be made to each Noteholder as described below. Prior to Book-Entry Termination, distributions on the Book-Entry Securities will be made to Beneficial Owners of the Notes only through DTC and its DTC Participants. See "Description of the Securities--Book-Entry Registration of the Securities" in the Prospectus.

     Beneficial ownership interests in each Class of Notes will be held in minimum denominations of $1,000 and integral multiples of $1 in excess thereof.

DISTRIBUTIONS ON THE NOTES

     For the definitions of certain of the defined terms used in the following subsection, see "--Related Definitions" below.

     Payments  of Interest.  Interest on the Class  Principal Balances of the
    --------------------
Classes of Notes will accrue at the respective per annum Note Interest Rates specified below and will be payable to the Noteholders monthly on each Distribution Date, commencing in April 1997. Interest on each Class of Notes will be calculated on the basis of a 360-day year of twelve 30-day months.

     The Class A-1 Note Interest Rate will be 6.57% per annum.

     The Class A-2 Note Interest Rate will be 6.75% per annum.

     The Class A-3 Note Interest Rate will be 6.94% per annum.

     The Class A-4 Note Interest Rate will be 7.33% per annum.

     Interest distributions on the Notes will generally be made from the Available Amount remaining after the payment of the trust fees and expenses. Interest payments to all Classes of Noteholders will have the same priority. Under certain circumstances, the amount available for interest payments could be less than the amount of interest payable on the Notes on any Distribution Date, in which case each Class of Noteholders will receive their ratable share (based upon the aggregate amount of interest due to such Class of Noteholders) of the aggregate amount available to be distributed in respect of interest on the Notes.

     The Master Servicer is required to deposit in the Note Distribution Account with respect to each Distribution Date, an amount equal to the scheduled installment of interest due on each Loan (other than a Defaulted
Loan) but not received during the related Due Period, net of the related Servicing Fee (each, an "Interest Advance"). The Master Servicer is not required to make any Interest Advance that it determines would be nonrecoverable. Interest Advances are reimbursable to the Master Servicer subject to certain conditions and restrictions, and are intended to provide liquidity for the required distributions of interest on the Notes.

     Payments  of  Principal.    Principal  payments  will  be  made  to  the
     -----------------------
Noteholders on each Distribution Date in an amount generally equal to Noteholders' Principal Distributable Amount.

PRIORITY OF DISTRIBUTIONS

     For the definitions of certain of the defined terms used in this and the immediately following subsection, see "--Related Definitions" below.

     (a) Subject to paragraphs (b) through (j) below, on each Distribution Date, the Collected Amount (net of all amounts representing payments by Obligors on Invoiced Loans in respect of premiums on FHA Insurance) will be allocated in the following order of priority:

         (i) to distribute on such Distribution Date the following amounts in the following order:

              first, for deposit in the FHA Premium Account, the FHA Premium Account Deposit for such Distribution Date;

              second, concurrently, to (x) the Master Servicer, the Master Servicer Fee, (y) the Servicer, the Servicer Fee and (z) to the Indenture Trustee, the Indenture Trustee Fee, in each case for such Distribution Date;

              third,  to  the Master  Servicer  or  Servicer,  any amount  in respect of reimbursement of Interest Advances or Foreclosure Advances, to which the Master Servicer or any Servicer is entitled
         with  respect   to  such  Distribution   Date  and  to   the  Claims
         Administrator, amounts in reimbursement of any expenses, of filing of any FHA Insurance claims pursuant to the FHA Loans;

              fourth, to the Owner Trustee, the Owner Trustee Fee, in each case for such Distribution Date; and

              fifth,   to  the  Securities  Insurer,  the  Premium  for  such
         Distribution Date;

          (ii) to the holders of each Class of Notes outstanding, an amount equal to the applicable Noteholders' Interest Distributable Amount for such Distribution Date;

         (iii) to the holders of the applicable Class or Classes of Notes outstanding (as further described in paragraph (c) below), the
     Noteholders' Principal Distributable Amount (other than the portion constituting Distributable Excess Spread) for such Distribution Date;

          (iv) to the holders of Class S Certificates, the Class S Certificateholders' Distributable Amount for such Distribution Date;

           (v)    to   the  Securities   Insurer,  the   Securities   Insurer
     Reimbursement Amount;

          (vi)    to the holders of the applicable Class or  Classes of Notes
     outstanding  (as   further  described  in  paragraph  (c)   below),  the
     Distributable Excess Spread for such Distribution Date;

         (vii) to the Securities Insurer, any other amounts owing to the Securities Insurer under the Insurance Agreement;

        (viii) to any successor Master Servicer, such fees and expenses reimbursable to such Master Servicer pursuant to the Sale and Servicing Agreement, if any, for such Distribution Date in addition to the Master Servicer Fee;

          (ix)    to the FHA Reserve Fund, any unpaid Excess Claim Amount;

           (x) to the Person entitled thereto, payments in respect of Other Fees; and

          (xi) to the holders of the Residual Interest Instruments, any remaining amount.

     (b) Any shortfall in the amount of interest required to be distributed pursuant to clause (a)(ii) above will be allocated among the Classes of Notes in proportion to the amount each such Class would have been entitled to receive in the absence of such shortfall.

     (c) As to each Distribution Date, distributions in reduction of the Class Principal Balances of the Notes pursuant to clauses (a)(iii) and (vi) above will be made to the Classes of Notes as follows:

           (i) prior to the occurrence and continuance of a Securities Insurer Default, sequentially, to the holders of the Class A-1 Notes, Class A-2 Notes, Class A-3 Notes and Class A-4 Notes, in that order, until their respective Class Principal Balances have been reduced to zero; and

          (ii) upon the occurrence and continuance of a Securities Insurer Default and upon the first reduction of the Overcollateraliza-tion Amount thereafter to zero, concurrently, to the holders of each Class of Notes then outstanding, pro rata, based upon their respective Class Principal Balances immediately prior to such Distribution Date, until their respective Class Principal Balances are reduced to zero.

     (d) If on any Distribution Date the required level of overcollateralization is reduced below the then existing Overcollateralization Amount or a full distribution of the Noteholders' Principal Distributable Amount would cause the Overcollateralization Amount to exceed the required level, the amount of the Noteholders' Principal Distributable Amount distributed on the Notes will be correspondingly reduced by the amount of such reduction or by the amount necessary such that the Overcollateralization Amount will not exceed the required level of overcollateralization after giving effect to the distribution in reduction of Class Principal Balances to be made on such Distribution Date.

     (e) All distributions made to each Class of Noteholders on each Distribution Date will be made on a pro rata basis among the Noteholders of record with respect to such Class on the immediately preceding Record Date based on the percentage interest represented by their respective Notes, and except as otherwise provided herein, will be made through the book-entry system maintained by DTC.

     (f) The Class Principal Balance of each Class of Notes, to the extent not previously paid, will be due on the Final Scheduled Distribution Date. The actual date on which the Class Principal Balance of any Class of Notes is reduced to zero is anticipated to be earlier, and may be substantially earlier, than the Final Scheduled Distribution Date set forth herein based on a variety of factors, including those described under "Prepayment and Yield Considerations--Weighted Average Lives of the Notes" herein.

     (g) If  on  any  Distribution Date,  (i)  the  Collected  Amount,  after payment of the applicable trust fees and expenses, is insufficient to distribute the Noteholders' Interest Distributable Amount or the Class S Certificateholders' Distributable Amount for such Distribution Date or (ii) a Noteholders' Guaranteed Principal Distribution Amount is due to the Noteholders, the Indenture Trustee will make a claim under the Securities Insurance Policy in the amount of any such insufficiency or the amount of any such Noteholders' Guaranteed Principal Distribution Amount in accordance with the terms thereof. As described in the preceding sentence, Insured Payments, if any, for any Insured Securities under the Securities Insurance Policy will be distributed to holders of the Insured Securities to compensate for any shortfalls in respect of the Noteholders' Interest Distributable Amount and the Class S Certificateholders' Distributable Amount or to pay the Noteholders' Guaranteed Principal Distribution Amount, as the case may be.

     (h) If on a particular Distribution Date, the Available Amount applied as described above is not sufficient to make a full distribution of the Noteholders' Interest Distributable Amount on any Class of Notes, then any such unpaid Noteholders' Interest Distributable Amount will be carried forward as a Noteholders' Interest Carry-Forward Amount and will be distributed to holders of each such Class of Notes on the next Distribution Date to the extent that sufficient funds are available. Such an interest shortfall could occur, for example, if losses realized on the Loans were exceptionally high or were concentrated in a particular month and Insured Payments were not timely received under the Securities Insurance Policy.

     (i) Neither the holders of the Class S Certificates nor the holders of the Residual Interest Instruments will be required to refund any amounts previously distributed to such holders pursuant to the Transfer and Servicing Agreements (as defined herein), regardless of whether there are sufficient funds on a subsequent Distribution Date to make a full distribution to holders of the Notes.

     (j) The interest entitlement for all Classes of Insured Securities may be reduced on each Distribution Date in the amount of (i) Prepayment Interest Shortfalls not covered by the Servicing Fee and (ii) Civil Relief Act Interest Shortfalls. The amount of such shortfall will be allocated pro rata among the Classes of Insured Securities based on the amount of interest each such Class would have been entitled to receive in the absence of such shortfall.

DISTRIBUTIONS ON THE CLASS S CERTIFICATES

     On each Distribution Date, commencing in April 1997, the Class S Certificateholders will be entitled to distributions in an amount equal to the amount of interest that would accrue on the Class S Notional Balance during the preceding Due Period at the Class S Pass-Through Rate. Interest on the Class S Certificates will be calculated on the basis of a 360-day year of twelve 30-day months. Interest distributions with respect to the Class S Certificates will generally be made from the portion of the Available Amount remaining after the payment of the trust fees and expenses and the Noteholders' Distributable Amount.

RELATED DEFINITIONS

     For purposes hereof, the following terms shall have the following meanings:

     "Available Amount" means, with respect to any Distribution Date, the sum
      ----------------
of (i) the Collected Amount for such Distribution Date and (ii) the amount of the Insured Payments, if any, for such Distribution Date.

     "Class  S Certificateholders' Carry-Forward Amount"  means, with respect
      -------------------------------------------------
to any Distribution Date, the excess of the Class S Certificateholders' Monthly Interest Amount for the preceding Distribution Date and any outstanding Class
S Certificateholders'  Carry-Forward  Amount on  such preceding  Distribution
Date, over the amount in respect of interest that is actually deposited in the Certificate Distribution Account for distribution to the Class S Certificateholders on such preceding Distribution Date, plus interest on such excess, to the extent permitted by law, at the Class S Pass-Through Rate from such preceding Distribution Date through the current Distribution Date.

     "Class S Certificateholders' Distributable  Amount" means, with  respect

     ------------------------------------------------
to any Distribution  Date, the sum  of the Class S Certificateholders' Monthly
Interest   Amount   for   such   Distribution   Date    and   the   Class   S
Certificateholders' Carry-Forward Amount for such Distribution Date.

     "Class  S  Certificateholders'  Monthly  Interest  Amount"  means,  with
      --------------------------------------------------------
respect to any Distribution Date, interest accrued for the related Due Period at the Class S Pass-Through Rate on the Class S Notional Balance immediately following the preceding Distribution Date (or, in the case of the first Distribution Date, on the Closing Date).

     "Collected Amount" means with  respect to any Distribution Date, the sum
      ----------------
of (i) all payments of interest and principal in respect of the Loans received during the related Due Period; (ii) FHA Insurance premiums in respect of FHA Loans received during the related Due Period; (iii) the Purchase Price for repurchased Loans and additional cash adjustments (described in the Sale and Servicing Agreement) in respect of substitutions of Loans during such Due Period; (iv) Insurance Proceeds received by the Master Servicer during such Due Period; (v) FHA Insurance claims payments received in respect of FHA Loans during such Due Period; (vi) payments received during such Due Period from the Securities Insurer, Mego or Master Servicer in connection with the termination of the Trust as provided in the Sale and Servicing Agreement; and
(vii) Interest Advances for the Loans in respect of such Distribution Date;

     "Defaulted Loan" means any Loan with  respect to which:  (i) a claim has
      --------------
been paid or finally rejected pursuant to the Contract of Insurance, (ii) the Property has been repossessed and sold, or (iii) any portion of a scheduled monthly payment of principal and interest is in excess of 180 days past due.

     "Distributable  Excess Spread"  means, with respect to  any Distribution
      ----------------------------
Date, the lesser of (i) the amount of Excess Spread for such Distribution Date and (ii) the portion (not greater than 100%) of such Excess Spread, if any, required to be distributed on such Distribution Date to satisfy the overcollateralization requirement in effect for such Distribution Date as specified in the Sale and Servicing Agreement.

     "Excess  Spread"  means,  with  respect to  any  Distribution Date,  the
      --------------
positive excess, if any, of (x) the Collected Amount with respect to such Distribution Date over (y) the amount required to be distributed pursuant to clauses (a) (i) through (v) above under "--Priority of Distributions."

     "Insurance Proceeds" means,  with respect  to any Distribution  Date and
      ------------------
with respect to any Loan, all amounts collected in respect of related insurance policies (other than the Securities Insurance Policy and the Contract of Insurance) that are not applied to the restoration or repair of the Mortgaged Property or released to the borrower in accordance with customary loan servicing procedures.

     "Interest Distribution  Amount" means, with respect to  any Distribution
      -----------------------------
Date, the sum of the Noteholders' Interest Distributable Amount and the Class S Certificateholders' Distributable Amount for such Distribution Date.

     "Noteholders'  Distributable   Amount"  means,   with  respect   to  any
      ------------------------------------
Distribution Date, the sum of the Noteholders' Principal Distributable Amount and the Noteholders' Interest Distributable Amount.

     "Noteholders'  Guaranteed  Principal  Distribution  Amount"  means  with
      ---------------------------------------------------------
respect to any Distribution Date, the excess, if any, of (i) the Aggregate Note Principal Balance as of such Distribution Date (taking into account the Noteholders' Principal Distributable Amount distributed to Noteholders on such Distribution Date) over (ii) the Pool Principal Balance as of the end of the related Due Period; provided, that on the Final Scheduled Distribution
                        --------
Date, the Noteholders' Guaranteed Principal Distribution Amount for any Class of Notes shall equal the amount necessary to reduce the Class Principal
Balance thereof to zero (taking into account the Noteholders' Principal Distributable Amount distributed to Noteholders on such Final Scheduled Distribution Date).

     "Noteholders' Interest Carry-Forward Amount" means, with respect to any
      ------------------------------------------
Distribution Date and each Class of Notes, the excess of the Noteholders' Monthly Interest Distributable Amount for the preceding Distribution Date and any outstanding Noteholders' Interest Carry-Forward Amount on such preceding Distribution Date, over the amount in respect of interest that is actually deposited in the Note Distribution Account for distribution on such Class of Notes on such preceding Distribution Date, plus interest on such excess, to the extent permitted by law, at the applicable Note Interest Rate from such preceding Distribution Date through such current Distribution Date.

     "Noteholders' Interest Distributable Amount" means, with respect to any
      ------------------------------------------
Distribution Date and each Class of Notes, the sum of the related Noteholders' Monthly Interest Distributable Amount for such Distribution Date and the related Noteholders' Interest Carry-Forward Amount, if any, for such Distribution Date.

     "Noteholders' Monthly Interest Distributable Amount" means, with respect
      --------------------------------------------------
to any Distribution Date and each Class of Notes, the interest accrued for the related Due Period on each Class of Notes at the respective Note Interest Rate for such Class on the outstanding principal balance of the Notes of such Class immediately preceding such Distribution Date (or, in the case of the first Distribution Date, on the Closing Date) after giving effect to all payments of principal to the Noteholders of such Class on or prior to such Distribution Date.

     "Noteholders'  Monthly  Principal  Distributable  Amount"  means,   with
      -------------------------------------------------------
respect to each Distribution Date, the amount equal to the sum of the following amounts (without duplication) with respect to the immediately preceding Due
Period: (i) that portion of all Payments received on Loans allocable to principal, including all full and partial principal prepayments (excluding such payments in respect of such Loans that became Defaulted Loans during the preceding Due Period), (ii) the Principal Balance as of the end of the immediately preceding Due Period of each Loan that became a Defaulted Loan for the first time during such Due Period, (iii) the portion of the Purchase Price allocable to principal of all Defective Loans with respect to such Due Period and the portion of the purchase amount, if any, allocable to principal with respect to the Loans, (iv) any additional cash adjustments (described in the Sale and Servicing Agreement) deposited to the related Note Distribution
Account  on  the   previous  Determination  Date,  and  (v)   the  amount  of
Distributable Excess Spread, if any, in respect of such Distribution Date.

     "Noteholders' Principal Carry-Forward Amount" means, as of  the close of
      -------------------------------------------
any Distribution Date, the excess of the Noteholders' Monthly Principal Distributable Amount and any outstanding Noteholders' Principal Carry-Forward Amount from the preceding Distribution Date over the amount in respect of principal that is actually deposited in the Note Distribution Account.

     "Noteholders' Principal Distributable Amount" means, with respect to any
      -------------------------------------------
Distribution Date, the sum of the Noteholders' Monthly Principal Distributable Amount for such Distribution Date and the Noteholders' Principal Carry-Forward Amount as of the close of the preceding Distribution Date; provided, however, that the Noteholders' Principal Distributable Amount shall not exceed the outstanding Class Principal Balance of the Notes; and provided, further, that (i) the Noteholders' Principal Distributable Amount on the Final Scheduled Distribution Date shall not be less than the amount that is necessary (after giving effect to other amounts to be deposited in the Note Distribution Account on such Distribution Date and allocable to principal) to reduce the outstanding Class Principal Balance of each of the Class A-1, Class A-2, Class A-3 and Class A-4 Notes to zero.

     "Other  Fees" means, with respect  to any Distribution  Date, the sum of
      -----------
(i) amounts in respect of fees and expenses due to any provider of services to the Trust, except the Indenture Trustee, the Master Servicer, the Servicer, the Claims Administrator, the Contract of Insurance Holder and any Person, the fees of which are required by the Sale and Servicing Agreement to be paid by the Master Servicer, the Servicer, the Claims Administrator, the Contract of Insurance Holder or the Trustee, but including such amounts payable to the successor Master Servicer pursuant to the Sale and Servicing Agreement; (ii) any taxes assessed against the Trust; and (iii) the reasonable transition expenses of a successor Master Servicer incurred in acting as successor Master Servicer.

SECURITIES INSURER REIMBURSEMENT AMOUNT

     On each Distribution Date, the Securities Insurer will be entitled to be reimbursed for any unreimbursed Insured Payments in respect of the Insured Securities not previously reimbursed and any other amounts owed to the
Securities Insurer under the Insurance Agreement together with interest thereon at the rate specified in the Insurance Agreement (the "Securities Insurer Reimbursement Amount") and any accrued and unpaid Premiums as set forth above under "--Priority of Distributions". The "Insurance Agreement" means the Insurance and Indemnification Agreement dated as of February 1, 1997 among the Securities Insurer, the Depositor, Mego, as the Servicer and Seller, the Master Servicer, the Trust and the Indenture Trustee.

     In connection with each Insured Payment, the Indenture Trustee, as attorney-in-fact for the holder thereof, will be required to assign to the Securities Insurer the rights of the Noteholders with respect to the Notes and the rights of the Class S Certificateholders with respect to the Class S Certificates, to the extent of such Insured Payments. In the event that any Securities Insurer Reimbursement Amount is outstanding, the holders of the Residual Interest Instruments will not be entitled to receive distributions of any amounts until the Securities Insurer has been distributed such Securities Insurer Reimbursement Amount in full.

OVERCOLLATERALIZATION PROVISIONS

     The provisions of the Sale and Servicing Agreement provide for limited overcollateralization as of the Closing Date and for a limited acceleration of the Aggregate Note Principal Balance relative to the amortization of the Pool Principal Balance. The acceleration of principal payments on the Notes is achieved by distributing Distributable Excess Spread as principal thereon. This acceleration feature creates overcollateralization (i.e., the excess of the Pool Principal Balance over the Aggregate Note Principal Balance) in addition to the overcollateralization in effect on the Closing Date. Once the required level of overcollateralization is reached and subject to the provisions described in the next paragraph, the acceleration feature will cease, unless necessary to maintain the required level of overcollateralization specified in the Sale and Servicing Agreement.

     The Sale and Servicing Agreement provides that, subject to certain floors, caps and triggers, the required level of overcollateralization may increase or decrease over time. Any decrease in the required level of overcollateralization beyond that which is specified in the Sale and Servicing Agreement will only occur at the sole discretion of the Securities Insurer. Any such decrease will have the effect of reducing the rate of principal payments on the Notes relative to the rate that would otherwise have occurred.

FHA PREMIUM ACCOUNT

     An account (the "FHA Premium Account") will be established by the Indenture Trustee into which an initial deposit of approximately $13,700 will be made on the Closing Date. No later than the second business day preceding each Distribution Date, the Indenture Trustee will deposit into the applicable FHA Premium Account, FHA insurance premiums received from Obligors on the Invoiced Loans (as defined below). The Indenture Trustee will also deposit into the applicable FHA Premium Account, to the extent of funds available therefor in the related Distribution Account, an amount equal to the greater of (i) 0.75% of the Principal Balance of each outstanding FHA Loan (determined without including the Principal Balances of any Invoiced Loans), divided by 12 and (ii) the positive excess, if any, of (A) the amount of premium and other charges due under the Contract of Insurance in respect of the FHA Loans (other than Invoiced Loans) for the next succeeding Due Period over (B) the balance in the related FHA Premium Account as of the related Determination Date (each a "FHA Premium Account Deposit"). "Invoiced Loans" are FHA Loans with respect to which the related Obligor is required to pay the premium on FHA Insurance as a separate amount with respect to such FHA Loan.

REPORTS TO NOTEHOLDERS

     Concurrently with each distribution to Noteholders, the Indenture Trustee will forward to each Noteholder and the Securities Insurer a statement setting forth as to each Class of Notes, among other items:

         (i) the aggregate amount of the distribution to each Class of Noteholders on the Distribution Date;

         (ii) the amount of distribution set forth in paragraph (i) above in respect of interest and the amount thereof in respect of any Interest Carry-Forward Amount for each Class, and the amount of any Interest Carry-Forward Amount remaining for each Class;

         (iii) the distribution amount set forth in paragraph (i) above in respect of principal, and Noteholders' Principal Carry-Forward Amount, if any;

         (iv) the amount of Distributable Excess Spread paid as principal in respect of the Notes;

         (v) the Noteholders' Principal Distributable Amount;

         (vi) the amount paid in respect of each Class of Insured Securities under the Securities Guarantee Policy for such Distribution Date on account of the Interest Distribution Amount of each such Class;

         (vii) the  related Master Servicing  Fee and  the related  Servicing
     Fee;

         (viii) the Pool Principal Balance as of the close of business on the last day of the preceding Due Period;

         (ix) the Aggregate Note Principal Balance after giving effect to payments allocated to principal in clause (iii) above;

         (x) the amount of overcollateralization required by the Sale and Servicing Agreement for such Distribution Date and the amount of overcollateralization as of the close of business on the Distribution
     Date, after giving effect to distributions of principal on such Distribution Date;

         (xi) the Class S Notional Balance for such Distribution Date;

         (xii) the aggregate amount of claims filed, paid and rejected under the FHA Insurance for the related Due Period and the cumulative amount of such claims as of the date of the statement;

         (xiii) the Principal Balance of each Defaulted Loan and delinquent Loan and the aggregate amount of Defaulted Loans and delinquent Loans for the related Due Period; and

         (xiv) the number and aggregate Principal Balance of Loans that have been repurchased by the Seller for the related Due Period.

     In the case of information furnished pursuant to clauses (ii) and (iii) above, the amounts shall be expressed as a dollar amount per Note with a $1,000 denomination.

OPTIONAL REDEMPTION OF THE NOTES

     On or after any Distribution Date on which the Pool Principal Balance declines to 10% or less of the Original Pool Principal Balance, Mego, the Master Servicer or the Securities Insurer may purchase the then outstanding Loans at a price equal to the Purchase Price, thereby causing an early redemption of the Notes. The Purchase Price will be equal to the sum of (i) the aggregate of the Principal Balances of the Loans and accrued and unpaid interest thereon at the weighted average of the Loan Rates through the end of the preceding calendar month, (ii) the appraised value of pending FHA claims with respect to any Loans and the appraised value of any foreclosed Mortgaged Properties that have not been liquidated in each case as of a date not more than 30 days prior to the end of the preceding calendar month, and (iii) all amounts due and owing to the Securities Insurer.

     The Owner Trustee shall cause the Indenture Trustee to effect such early redemption of the Notes by paying to the Noteholders, an amount in respect the Notes equal to the then outstanding Class Principal Balances of the Notes, plus accrued interest thereon at the applicable Note Interest Rates,
(ii) to the Securities Insurer, an amount equal to any amounts owed to the Securities Insurer under the Insurance Agreement and (iii) any unpaid trust fees and expenses.


             DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS

     The following summary describes certain terms of the Indenture, Sale and Servicing Agreement, the Administration Agreement and the Trust Agreement (collectively, the "Transfer and Servicing Agreements"). Forms of the Transfer and Servicing Agreements have been filed as exhibits to the Registration Statement. Copies of the Transfer and Servicing Agreements will be filed with the Commission following the issuance of the Notes. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Transfer and Servicing Agreements. The following summary supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of the Transfer and Servicing Agreements set forth under the headings "Description of the Transfer and Servicing Agreements" in the Prospectus, to which description reference is hereby made.

SALE AND ASSIGNMENT OF THE LOANS

     On the Closing Date, the Seller will sell, convey, transfer and assign all of its right, title and interest in and to the Loans to the Depositor, and the Depositor will sell, convey, transfer and assign the Loans to the Trust. The Trust will, concurrently with the sale, conveyance, transfer and assignment of the Loans deliver or cause to be delivered the Securities to the Depositor in exchange for the Loans. The Trust will pledge and assign the Loans to the Indenture Trustee as security for the Notes. Each Loan will be identified in a schedule appearing as an exhibit to the Sale and Servicing Agreement delivered to the Indenture Trustee (the "Loan Schedule").

     In addition, the Depositor will deliver or cause to be delivered, as to each Loan to the Indenture Trustee or the Custodian the related note endorsed to the order of the Indenture Trustee or the Custodian without recourse, any assumption and modification agreements and the Mortgage, if any, with evidence of recording indicated thereon (except for any Mortgage not returned from the public recording office), an assignment of the Mortgage, if any, in the name of the Owner Trustee and the Indenture Trustee in recordable form, and any intervening assignments of the Mortgage (each, an "Indenture Trustee's Loan File"). The Seller will deliver to the Indenture Trustee after recordation the assignments to the Indenture Trustee of the Mortgages. In the event that, with respect to each Mortgage Loan, the Seller cannot deliver the Mortgage or any assignment of Mortgage with evidence of recording thereon concurrently with the conveyance thereof under the Sale and Servicing Agreement because they have not yet been returned by the public recording office, the Seller will deliver or cause to be delivered to the Indenture Trustee or the Custodian a certified true photocopy of such Mortgage or assignment of Mortgage. The Seller will deliver or cause to be delivered to the Indenture Trustee or the Custodian any such Mortgage or assignment of Mortgage with evidence of recording indicated thereon upon receipt thereof from the public recording office. The Indenture Trustee or the Custodian will agree, for the benefit of the holders of the Securities, to review (or cause to be reviewed) each Indenture Trustee's Loan File within 45 days after the conveyance of the related Loan to the Trust to ascertain that all required documents have been executed and received, subject to the applicable cure period in the Transfer and Servicing Agreements.

TRUST FEES AND EXPENSES

     As compensation for their services pursuant to the applicable Transfer and Servicing Agreements, the Indenture Trustee is entitled to the Indenture Trustee Fee and the Owner Trustee is entitled to the Owner Trustee Fee. As compensation for its services pursuant to the Sale and Servicing Agreement, the Master Servicer is entitled to the Master Servicer Fee, and the Servicer is entitled to the Servicing Fee and additional servicing compensation and reimbursement as described under the "Servicing Compensation and Payment of Expenses" subheading below. As compensation for issuing the Securities Insurance Policy, the Securities Insurer is entitled to the Premium.

COLLECTION ACCOUNT, NOTE  DISTRIBUTION ACCOUNT  AND CERTIFICATE  DISTRIBUTION
ACCOUNT

     The Master Servicer is required to use its best efforts to deposit in an Eligible Account (the "Collection Account"), within one business day and in any event to deposit within two business days of receipt, all payments received on or after the Cut-Off Date on account of principal and interest on the related Loans, all net liquidation proceeds, insurance proceeds, and any amounts in respect of the Loans. Withdrawals will be made from the Collection Account only for the purposes specified in the Sale and Servicing Agreement. The Collection Account may be maintained at any depository institution which satisfies the requirements set forth in the definition of Eligible Account in the Sale and Servicing Agreement. Initially, the Collection Account will be maintained with The First National Bank of Boston.

     The Indenture Trustee will establish and maintain an account, in the name of the Indenture Trustee on behalf of the Noteholders, into which amounts released from the Collection Account, and any proceeds from the Securities Insurance Policy for distribution to the Noteholders will be deposited and from which all distributions to the Noteholders will be made (the "Note Distribution Account"). The Indenture Trustee will also establish and maintain an account, in the name of the Owner Trustee on behalf of the Certificateholders, into which amounts released from the Note Distribution Account and any proceeds from the Securities Insurance Policy for distribution to the Certificateholders will be deposited and from which all distributions to the Certificateholders will be made (the "Certificate Distribution Account" and, together with the Note Distribution Account, the "Distribution Accounts").

     No later than the second business day prior to each Distribution Date, the Indenture Trustee will deposit into the Note Distribution Account the Available Amount by making the appropriate withdrawals from the Collection Account. On each Distribution Date, the Indenture Trustee will make withdrawals from the Distribution Accounts for application of the amounts specified above under "--Priority of Distributions."

INCOME FROM ACCOUNTS

     Amounts on deposit in the Note Distribution Account and Certificate Distribution Account (sometimes referred to herein, together with the Collection Account, as an "Account") will be invested by the Indenture Trustee, as directed by Mego, in one or more Permitted Investments (as defined in the Sale and Servicing Agreement) bearing interest or sold at a discount. Amounts on deposit in the Collection Account will be invested, at the direction of Mego, in one or more Permitted Investments bearing interest or sold at a discount. No such investment in any Account will mature later than three business days immediately preceding the next Distribution Date. All income or other gain from investments in any Account will be deposited in such Account immediately on receipt, unless otherwise specified herein. All net investment earnings will be distributed to Mego.

COLLECTION AND OTHER SERVICING PROCEDURES ON LOANS; CLAIMS ADMINISTRATION

     The Master Servicer has agreed to manage, service, administer and make collections on the Loans, and perform the other actions required by the Master Servicer under the Sale and Servicing Agreement. In performing such obligations, the Master Servicer is required to act in good faith in a commercially reasonable manner and in accordance with all requirements of the FHA applicable to the servicing of the FHA Loans, and to service and administer such FHA Loans in accordance with the Title I Program, the terms of the Sale sand Servicing Agreement and the respective FHA Loans. The obligations of the Master Servicer under the Sale and Servicing Agreement are expected to be performed by the Servicer pursuant to the Servicing Agreement. The Master Servicer has full power and authority, acting alone and/or through the Servicer subject only to the specific requirements and prohibitions of the Title I Program with respect to the FHA Loans, the Sale and Servicing Agreement and the respective Loans, to do any and all things in connection with such servicing and administration which are consistent with the manner in which prudent servicers service FHA Title I home loans and which are consistent with the ordinary practices of prudent mortgage lending institutions.

     If any payment due under any Loan is not paid when the same becomes due and payable, or if the related Obligor fails to perform any other covenant or obligation under the Loan and such failure continues beyond any applicable grace period, the Master Servicer must take such action (consistent with Title I, in the case of the FHA Loans, including efforts to cure the default of such FHA Loan) as it shall deem to be in the best interest of the Trust. With respect to the FHA Loans, if the maturity of the related note or obligation has been accelerated pursuant to the requirements of Title I following the Master Servicer's efforts to cure the default of such FHA Loan (and such FHA Loan is not required to be purchased pursuant to the Sale and Servicing Agreement) and (i) if the Trust Designated Insurance Amount has not been depleted at that time, the Claims Administrator shall initiate, on behalf of the Trust and the Contract of Insurance Holder, a claim under the Contract of Insurance for reimbursement for loss on such FHA Loan pursuant to Title I or, (ii) if the Trust Designated Insurance Amount has been depleted at that time (an "FHA Insurance Coverage Insufficiency"), the Master Servicer shall determine within 90 days whether or not to proceed against the property securing the FHA Loan if such FHA Loan is a Mortgage Loan or against the Obligor if the FHA Loan is unsecured pursuant to the provisions of the Sale and Servicing Agreement. Thereafter, if an FHA Insurance Coverage Insufficiency does not exist and the claim period has not expired, the Master Servicer may notify the Claims Administrator to seek approval of the Secretary of HUD to submit a claim under the Contract of Insurance with respect to such FHA Loan.

     In the event that in accordance with clause (ii) above the Master Servicer determines not to proceed against the Mortgaged Property or the Obligor, on or before the determination Date following such determination the Master Servicer shall determine if in good faith in accordance with customary mortgage loan servicing practices all amounts which it expects to receive with respect to such FHA Loan have been received. If the Master Servicer makes such a determination, it shall include such information in its records.

     If the FHA rejects or refuses to pay any claim made under the Contract of Insurance (including a rejection of a previously paid claim and a demand by the FHA of a previously paid claim amount for such FHA Loan) for an FHA Loan (other than a refusal or rejection for clerical error in computing the claim amount or due to an exhaustion of the Combined FHA Insurance Amount), upon receipt of the FHA's rejection notice or demand and determination by the Claims Administrator that the rejection or demand was not due to clerical error, then (i) the Claims Administrator must promptly notify the Indenture Trustee (if the Indenture Trustee shall not initially have received such notice) and the Securities Insurer of such fact, and (ii) if the FHA indicates rejection for other than a failure to service such FHA Loan in accordance with Title I or the exhaustion of the Combined FHA Insurance Amount, the Seller shall be liable on or before the last day of the calendar month next following the date of such notice from the Claims Administrator to repurchase such FHA Loan for the Purchase Price thereof. In connection with its rejection or refusal to pay a claim or demand for payment related to a previously paid but rejected claim, if the FHA shall have indicated in writing, or if the FHA does not indicate in writing the reason for its rejection or refusal or demand and it is otherwise evident that such rejection or refusal or demand is due to a failure to service such FHA Loan in accordance with Title I, the Claims Administrator shall notify the Seller, the Master Servicer and the Securities Insurer of such determination, and the Master Servicer shall on or before the later to occur of (i) the last day of the calendar month next succeeding the date of such rejection or demand and
(ii) ten business days from the date on which notice of such rejection is received by the Claims Administrator from the FHA, either directly or from the Seller or the Indenture Trustee, repurchase such FHA Loan from the Trust or the FHA, as applicable, for the Purchase Price.

     The Indenture Trustee will deposit in the Note Distribution Account on the day of receipt all amounts received from the FHA or any other Person with respect to the FHA Loans or any other assets of the Trust.

     If prior to the liquidation of the last asset of the Trust pursuant to the Trust Agreement, the FHA rejects an insurance claim, in whole or in part, under the Contract of Insurance after previously paying such insurance claim and the FHA demands that the Contract of Insurance Holder repurchase such FHA Loan from the FHA, the Claims Administrator will pursue such appeals with the FHA as are reasonable. If the FHA continues to demand that the Contract of Insurance Holder repurchase such FHA Loan from the FHA after the Claims Administrator exhausts such administrative appeals as are reasonable, then notwithstanding that the Seller, the Claims Administrator or any other person is required to repurchase such FHA Loan, the Claims Administrator must notify the Contract of Insurance Holder of such fact and the Contract of Insurance Holder shall cause the Trust to repurchase such FHA Loan from funds available in the Note Distribution Account.

     The Seller will reimburse the Contract of Insurance Holder or the Trust, as applicable, for any amounts paid by the Contract of Insurance Holder to the FHA in order to repurchase FHA Loans for which the FHA has rejected an insurance claim for any reason other than a failure to comply with FHA servicing requirements or the exhaustion of the Combined FHA Insurance Amount. The Master Servicer will reimburse the Contract of Insurance Holder or the Trust, as applicable, for any amounts paid by the Contract of Insurance Holder or the Trust, as applicable, to FHA in order to repurchase FHA Loans for which the FHA has rejected an insurance claim as a result of a failure to service such Loan in accordance with Title I.

     In addition, with respect to any Mortgage Loan, the Master Servicer is required to advance funds for the payment of certain expenses in connection with the foreclosure of a Mortgaged Property (the "Foreclosed Property") relating to insurance, taxes, property protection, maintenance, third party expenses and similar expenses ("Foreclosure Advances"). The Master Servicer must advance the Foreclosure Advances but only if it has approved the foreclosure in writing and the Master Servicer would make such an advance if it or an affiliate held the affected Mortgage Loan or Foreclosed Property for its own account and, in the Master Servicer's good faith judgment, such amounts will be recoverable from the related proceeds. In making such assessment with respect to the institution of foreclosure proceedings, the Master Servicer shall not advance funds with respect to a Mortgage Loan unless the appraised value of the related Mortgaged Property exceeds the sum of (i) the amount necessary to satisfy any liens prior to the Mortgage and
(ii) the reasonably anticipated costs of foreclosure or similar proceedings.

     The Master Servicer may modify any provision of any Loan if, in the Master Servicer's good faith judgment, such modification (i) would minimize the loss that might otherwise be experienced with respect to such Loan and
(ii) with respect to FHA Loans, complies with the requirements of Title I and, in either case, only in the event of a payment default with respect to such Loan or in the event that a payment default with respect to such Loan is reasonably foreseeable by the Master Servicer. The Master Servicer will agree to subordinate the position of the security interest in the Mortgaged Property which secures any Loan upon the Master Servicer's receipt of written approval of the Secretary of HUD to such subordination and provided such subordination (i) would permit the borrower to refinance a senior lien to take advantage of a lower interest rate or (ii) would permit the borrower to extend the term of the senior lien.

INSURANCE

     FHA regulations require borrowers to maintain flood insurance with respect to the Mortgaged Property securing an FHA Loan where the Mortgaged Property securing the Loan is located in an area that has been identified by the Federal Emergency Management Agency ("FEMA") as having special flood hazards in accordance with FHA regulations. Such insurance must be maintained by the borrower for the full term of such FHA Loan or until the Mortgaged Property is either repossessed or foreclosed by the Master
Servicer. The Master Servicer will cause to be maintained flood insurance with respect to each Mortgaged Property located in any such area as having been identified by FEMA as having special flood hazards in accordance with FHA regulations in an amount equal to the outstanding Principal Balance of the related FHA Loan.

     FHA Regulations do not require hazard insurance to be maintained on the Mortgaged Properties and the Master Servicer will not require such insurance to be maintained on the Mortgaged Properties.

     With respect to each Conventional Loan, the Master Servicer shall cause to be maintained fire and hazard insurance naming Mego as loss payee and providing extended coverage in an amount which is at least equal to the lesser of (i) the maximum insurable value of the improvements securing such Conventional Loan from time to time, (ii) the combined principal balance owing on such Conventional Loan and any mortgage loan senior to such Conventional Loan and (iii) the minimum amount required to compensate for damage or loss on a replacement cost basis. In cases in which any Mortgaged Property securing a conventional Loan is located in a federally designated flood area, the hazard insurance to be maintained for the related Loan shall include flood insurance to the extent such flood insurance is available and the Master Servicer has determined such insurance to be necessary in accordance with accepted mortgage loan servicing standards for mortgage loans similar to the Mortgage Loans. All such flood insurance shall be in amounts equal to the least of (A) the maximum insurable value of the improvement securing such Conventional Loan, (B) the combined principal balance owing on such Conventional Loan and any mortgage loan senior to such Conventional Loan and (C) the maximum amount of insurance available under the National Flood Insurance Act of 1968, as amended.

REALIZATION UPON DEFAULTED LOANS

     With respect to any Mortgage Loan, the Master Servicer may institute foreclosure proceedings, exercise any power of sale to the extent permitted by law, obtain a deed in lieu of foreclosure, or otherwise acquire possession of or title to any Mortgaged Property, by operation of law or otherwise, and only in the event that in the Master Servicer's reasonable judgment such action is likely to result in a positive economic benefit to the Trust by creating net liquidation proceeds (after reimbursement of all amounts owed with respect to such Mortgage Loan to the Master Servicer or the Servicer) and provided that prior to taking title to any Mortgaged Property, the Master Servicer has requested that the Indenture Trustee obtain, and the Indenture Trustee shall have obtained, an environmental review to be performed on the Mortgaged Property by a company having appropriate experience and otherwise reasonably acceptable to the Indenture Trustee and the Securities Insurer, the scope of which is limited to the review of public records and documents for information regarding whether such Mortgaged Property has on it, under it or is near, hazardous or toxic material or waste. If such review reveals that the Mortgaged Property has on it, under it or is near hazardous or toxic material or waste or reveals any other environmental problem, the Indenture Trustee shall provide a copy of the related report to the Master Servicer and the Securities Insurer and title shall be taken to such Mortgaged Property only after obtaining the written consent of the Master Servicer and the Securities Insurer. In general, with respect to the FHA Loans, the Master Servicer will only institute such foreclosure proceedings if the Trust Designated Insurance Amount is depleted and the other considerations set forth in this paragraph are satisfied.

     In connection with any such foreclosure proceeding, power of sale, deed in lieu of foreclosure or other acquisition of a Mortgaged Property, the Master Servicer shall comply with the requirements under Title I, if such Mortgage is an FHA Loan, and the Sale and Servicing Agreement, shall follow such practices and procedures in a manner which is consistent with the Master Servicer's procedure for foreclosure and operation of the foreclosed property with respect to similar loans held in the Master Servicer's portfolio for its own account or, if there are no such loans, such loans serviced by the Master Servicer for others, giving due consideration to accepted servicing practices of prudent lending institutions, and shall sell or liquidate the Loan or Mortgaged Property. Notwithstanding the foregoing with respect to any Defaulted Loan that is an FHA Loan assuming the Trust Designated Insurance Amount has not been depleted, the Claims Administrator will make a claim under the Contract of Insurance prior to initiating any foreclosure proceedings on the related Mortgaged Property. Concurrently with the filing of any such insurance claim, the Trust will assign its entire interest in the Loan to the United States of America.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     With respect to each Due Period, the Master Servicer will receive from the Collected Amount a monthly master servicing fee (the "Master Servicing Fee") in the amount equal to 0.08% per annum ("Master Servicing Fee Rate") on the Pool Principal Balance as of the first day of such Due Period (or as of the Cut-Off Date, with respect to the first Due Period). The Servicer will receive from the Collected Amount a monthly servicing fee (the "Servicing Fee") in the amount equal to 1.00% per annum (the "Servicing Fee Rate") on the Pool Principal Balance as of the first day of each Due Period (or as of the Cut Off-Date, with respect to the first Due Period). All assumption fees, late payment charges, prepayment penalties and other fees and charges, to the extent collected from borrowers, will be retained by the Servicer as additional servicing compensation.

The Master Servicer will be required to fund in respect of each Distribution Date, without any right of reimbursement, an amount equal to the lesser of
(a) the excess, if any, of (x) a full month's interest on the amount of each principal prepayment in full of any Loan at the related Loan Rate (or such lower rate as may be in effect for a Loan because of application of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Civil Relief Act")) minus the Servicing Fee Rate over (y) the amount of interest actually paid by the Obligor in connection with such principal prepayment during the related Due Period (a "Prepayment Interest Shortfall") and (b) the aggregate of the Servicing Fee to be received by the Servicer in the related Due Period. See "Description of the Transfer and Servicing Agreements-- Servicing, Compensation and Payment of Expenses". Any Prepayment Interest Shortfall not covered by such Servicing Fee will not be covered by the application of any Excess Spread or by the Securities Insurance Policy.

EVIDENCE AS TO COMPLIANCE

     The Sale and Servicing Agreement provides for delivery to the Indenture Trustee, the Securities Insurer and the Rating Agencies of an annual statement signed by an officer of the Master Servicer to the effect that the Master Servicer has fulfilled its obligations under the Sale and Servicing Agreement throughout the preceding year, except as specified in such statement.

     Each year (within 150 days following the end of the Master Servicer's fiscal year), beginning in 1998, the Master Servicer will furnish a report prepared by a firm of nationally recognized independent public accountants (who may also render other services to the Master Servicer or the Depositor) to the Indenture Trustee and the Securities Insurer to the effect that such firm has examined certain documents and the records relating to servicing of the Loans as specified in the Sale and Servicing Agreement and such firm's conclusion that the Master Servicer is in compliance with respect thereto.

     The Master Servicer's fiscal year is the calendar year.

CERTAIN MATTERS REGARDING THE MASTER SERVICER AND SERVICER

     The Sale and Servicing Agreement provides that the Master Servicer may not resign from its obligations and duties thereunder except (i) with the consent of the Securities Insurer and the Rating Agencies or (ii) upon determination that by reason of a change in legal requirements the performance of its duties under the Sale and Servicing Agreement would cause it to be in violation of such legal requirements in a manner which would result in a material adverse effect on the Master Servicer, and the Securities Insurer (so long as an Insurer Default shall not have occurred and be continuing) does not elect to waive the obligations of the Master Servicer to perform the duties which render it legally unable to act or to delegate those duties. Any such determination permitting the resignation of the Master Servicer by reason of a change in such legal requirements shall be evidenced by an opinion of counsel to such effect delivered and acceptable to the Indenture Trustee and the Securities Insurer (unless an Insurer Default shall have occurred and be continuing). No resignation of the Master Servicer shall become effective until the Indenture Trustee or a successor master servicer acceptable to the Securities Insurer shall have assumed the Master Servicer's servicing responsibilities and obligations.

     The Master Servicer has agreed not to merge or consolidate with any other company or permit any other company to become the successor to the Master Servicer's business unless, after the merger or consolidation, the successor or surviving entity (i) shall be an Eligible Servicer (as defined in the Sale and Servicing Agreement), (ii) shall be capable of fulfilling the duties of the Master Servicer contained in the Sale and Servicing Agreement and (iii) shall have a long-term debt rating which is at least investment grade from each of the Rating Agencies. Any company into which the Master Servicer may be merged or consolidated, shall execute an agreement of assumption to perform every obligation of the Master Servicer under the Sale and Servicing Agreement and, shall be the successor to the Master Servicer under the Sale and Servicing Agreement.

     The Master Servicer will enter into the Servicing Agreement with the Servicer, the Indenture Trustee and the Trust. The Servicing Agreement will not relieve the Master Servicer of any of its duties and obligations to the Indenture Trustee on behalf of Noteholders and Certificateholders with respect to the servicing and administration of the Loans. The Master Servicer will be obligated with respect thereto to the same extent and under the same terms and conditions as if it alone were performing all duties and obligations in connection with the servicing and administration of such Loans.

     The Master Servicer will be required to verify that the Servicer is collecting and appropriately accounting for Obligor payments of premium on FHA Insurance on Invoiced Loans, otherwise to monitor the performance by the Servicer under the Servicing Agreement and will be obligated to ensure that the Servicer deposits payments on the Loans into the Collection Account.

     The Securities Insurer and the Master Servicer have various rights to terminate the Servicing Agreement upon the occurrence of a Servicer Termination Event, as defined in the Servicing Agreement. The Master Servicer is required to perform the obligations of the Servicer in the event the Servicer fails to perform its duties and obligations under the Servicing Agreement.

     The Sale and Servicing Agreement provides that neither the Master Servicer nor any of its directors, officers, employees or agents shall be under any liability to the Trust or to the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to the Sale and Servicing Agreement, or for errors in judgment, unless liability would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in performing or failing to perform duties.

EVENTS OF MASTER SERVICING TERMINATION

     "Events of Master Servicing Termination" will consist of, among other things: (i) (A) any failure by the Master Servicer to make any required interest advance, which failure continues beyond the grace period specified in the Sale and Servicing Agreement, or (B) any other failure of the Master Servicer to deposit or cause the Servicer to deposit in the Collection Account any amount required to be deposited under the Sale and Servicing Agreement, which failure continues unremedied for two business days or (C) any failure by the Master Servicer to pay when due any amount payable by it under the Sale and Servicing Agreement and such failure results in a drawing under the Securities Insurance Policy or (D) any failure by the Master Servicer to pay when due any amount payable by it under the Insurance Agreement, which failure continues unremedied for two business days; (ii) any failure by the Master Servicer duly to observe or perform in any material respect any other of its covenants or agreements in the Sale and Servicing Agreement, which failure continues unremedied for thirty business days after notice; (iii) the Master Servicer's failure to maintain a long-term debt rating of at least BBB and Baa2 by Standard & Poor's and Moody's respectively; (iv) the loss and delinquency experience with respect to the Loans exceeds certain levels as specified in the Sale and Servicing
Agreement; or (v) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings relating to the Master Servicer and certain actions by the Master Servicer indicating insolvency, reorganization or inability to pay its obligations (an "Insolvency Event") or the Master Servicer shall dissolve or liquidate, in whole or part, in any material respect.

     If  an  Event  of  Master  Servicing  Termination  shall  occur  and  be continuing, the Securities Insurer (or, if an Insurer Default shall have occurred and be continuing, the Indenture Trustee at the direction of the Securityholders), by notice given in writing to the Master Servicer (and to the Indenture Trustee if given by the Securities Insurer or the Securityholders) may terminate all of the rights and obligations of the Master Servicer under the Sale and Servicing Agreement. On or after the receipt by the Master Servicer of such written notice, and the appointment of and acceptance by a successor Master Servicer, all authority, power, obligations and responsibilities of the Master Servicer under the Sale and Servicing Agreement shall become obligations and responsibilities of the successor Master Servicer. After the Master Servicer receives a notice of termination or upon the resignation of the Master Servicer, the Indenture Trustee shall be the successor in all respects to the Master Servicer in its capacity as master servicer under the Sale and Servicing Agreement.

     Any successor Master Servicer shall be entitled to such compensation (whether payable out of the Distribution Amount or otherwise) as the Master Servicer would have been entitled to under the Sale and Servicing Agreement if the Master Servicer had not resigned or been terminated hereunder. The Securities Insurer and a successor Master Servicer may agree on additional compensation to be paid to such successor Master Servicer. In addition, any successor Master Servicer shall be entitled to reasonable transition expenses incurred in acting as successor Master Servicer.

     An Event of Master Servicing Termination with respect to the Master Servicer under the applicable pooling and servicing agreement and an event of servicing termination under the applicable servicing agreement with respect to the Servicer has occurred and is continuing for the Mego Mortgage FHA Title I Loan Trust 1996-1. See "Mego Mortgage Corporation - Delinquency Experience."

RESTRICTIONS ON SECURITYHOLDER RIGHTS

     So long as (i) there does not exist a continuing failure by the Securities Insurer to make a required payment under the Securities Insurance Policy and (ii) certain bankruptcy-related events specified in the Sale and Servicing Agreement have not occurred with respect to the Securities Insurer (any of the events described in (i) and (ii), a "Securities Insurer Default"), the Securities Insurer will have the right to exercise all rights, including voting rights, which the Insured Securityholders are entitled to exercise pursuant to the Indenture and the Trust Agreement (the "Insured Securityholder Rights"), without any consent of such Insured Securityholders; provided, however, that without the consent of each holder of a Class of Notes or Certificates affected thereby, the Securities Insurer shall not exercise such Insured Securityholder Rights to amend the Indenture in any manner that would (i) reduce the amount of, or delay the timing of, collections of payments on Loans or distributions which are required to be made on any Security, (ii) adversely affect in any material respect the interests of the holders of any Class of Notes or the Certificates, or (iii) alter the rights of any such Insured Securityholder to consent to any such amendment.

THE OWNER TRUSTEE AND INDENTURE TRUSTEE

     The Owner Trustee, the Indenture Trustee and any of their respective affiliates may hold Securities in their own names or as pledgees. For the purpose of meeting the legal requirements of certain jurisdictions, the Servicer, the Owner Trustee and the Indenture Trustee acting jointly (or in some instances, the Owner Trustee or the Indenture Trustee acting alone) will have the power to appoint co-trustees or separate trustees of all or any part of the Trust with the prior written consent of the Securities Insurer. In the event of such an appointment, all rights, powers, duties and obligations conferred or imposed upon the Owner Trustee by the Sale and Servicing Agreement and the Trust Agreement and the Indenture Trustee by the Indenture will be conferred or imposed upon the Owner Trustee and the Indenture
Trustee, respectively, and in each such case such separate trustee or co-trustee jointly, or, in any jurisdiction in which the Owner Trustee or Indenture Trustee will be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee who will exercise and perform such rights, powers, duties and obligations solely at the direction of the Owner Trustee or the Indenture Trustee, respectively.

     The Indenture Trustee may resign at any time, in which event the Owner Trustee will be obligated to appoint a successor thereto. The Owner Trustee may resign at any time, in which event the Co-Owner Trustee will be obligated to appoint a successor thereto. The Servicer, with the prior written consent of the Securities Insurer, or the Securities Insurer may also remove the Owner Trustee or the Indenture Trustee if either ceases to be eligible to continue as such under the Trust Agreement or the Indenture, as the case may be, becomes legally unable to act or becomes insolvent. In such circumstances, the Servicer will be obligated to appoint a successor Owner Trustee or a successor Indenture Trustee, as applicable, that is acceptable to the Securities Insurer. Any resignation or removal of the Owner Trustee or Indenture Trustee and appointment of a successor thereto will not become effective until acceptance of the appointment by such successor and approval by the Securities Insurer.

     The Trust Agreement and Indenture will further provide that the Owner Trustee and Indenture Trustee will be entitled to indemnification by the Seller for, and will be held harmless against, any loss, liability or expense incurred by the Owner Trustee, Co-Owner Trustee or Indenture Trustee not resulting from its own willful misfeasance, bad faith or negligence (other than by reason of a breach of any of its representations or warranties to be set forth in the Trust Agreement or Indenture, as the case may be).

DUTIES OF THE OWNER TRUSTEE AND INDENTURE TRUSTEE

     The Owner Trustee will make no representations as to the validity or sufficiency of the Trust Agreement, the Certificates (other than the execution and authentication thereof), the Notes or of any Loans or related documents, and will not be accountable for the use or application by the Depositor or the Master Servicer of any funds paid to the Depositor or the Master Servicer in respect of the Notes, the Certificates or the Loans, or the investment of any monies by the Master Servicer before such monies are deposited into the Collection Account, the Note Distribution Account or the Certificate Distribution Account. So long as no Event of Default has occurred and is continuing, the Owner Trustee will be required to perform only those duties specifically required of it under the Trust Agreement. Generally, those duties will be limited to the receipt of the various certificates, reports or other instruments required to be furnished to the Owner Trustee under the Trust Agreement, in which case it will only be required to examine them to determine whether they conform to the requirements of the Trust Agreement. The Owner Trustee will not be charged with knowledge of a failure by the Servicer to perform its duties under the Trust Agreement or Sale and Servicing Agreement which failure constitutes an Event of Default unless the Owner Trustee obtains actual knowledge of such failure as will be specified in the Trust Agreement.

     The Owner Trustee will be under no obligation to exercise any of the rights or powers vested in it by the Trust Agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the Certificateholders, unless such Certificateholders have offered to the Owner Trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred therein or thereby. Subject to the rights or consent of the Noteholders, Securities Insurer and Indenture Trustee, no Certificateholder will have any right under the Trust Agreement to institute any proceeding with respect to the Trust Agreement, unless such holder previously has given to the Owner Trustee written notice of the occurrence of an Event of Default and (i) the Event of Default arises from the Master Servicer's or the Servicer's failure to remit payments when due or (ii) the holders of Certificates evidencing not less than 25% of the voting interests of each Class of the Certificates have made written request upon the Owner Trustee to institute such proceeding in its own name as the Owner Trustee thereunder and have offered to the Owner Trustee reasonable indemnity and the Owner Trustee for 30 days has neglected or refused to institute any such proceedings.

     The Indenture Trustee will make no representations as to the validity or sufficiency of the Indenture, the Certificates, the Notes (other than the execution and authentication thereof) or of any Loans or related documents, and will not be accountable for the use or application by the Depositor, the Master Servicer or the Servicer of any funds paid to the Depositor, the Master Servicer or the Servicer in respect of the Notes, the Certificates or the Loans, or the use or investment of any monies by the Master Servicer or the Servicer before such monies are deposited into the Collection Account or any Distribution Account. So long as no Indenture Event of Default has occurred and is continuing, the Indenture Trustee will be required to perform only those duties specifically required of it under the Indenture. Generally, those duties will be limited to the receipt of the various certificates, reports or other instruments required to be furnished to the Indenture Trustee under the Indenture, in which case it will only be required to examine them to determine whether they conform to the requirements of the Indenture. The Indenture Trustee will not be charged with knowledge of a failure by the Master Servicer or the Servicer to perform its duties under the Trust Agreement, Sale and Servicing Agreement or Administration Agreement which failure constitutes an Indenture Event of Default unless the Indenture Trustee obtains actual knowledge of such failure as will be specified in the Indenture.

     The Indenture Trustee will be under no obligation to exercise any of the rights or powers vested in it by the Indenture or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the Noteholders, unless such Noteholders have offered to the Indenture Trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred therein or thereby. Subject to the rights or consent of the Securities Insurer, no Noteholder will have any right under the Indenture to institute any proceeding with respect to the Indenture, unless such holder previously has given to the Indenture Trustee written notice of the occurrence of an Event of Default and (i) the Event of Default arises from the Master Servicer's or the Servicer's failure to remit payments when due or (ii) the holders of Class A-1 Notes, Class A-2 Notes, Class A-3 Notes and Class A-4 Notes evidencing not less than 25% of the voting interests of each such Class of Notes, acting together as a single class, have made written request upon the Indenture Trustee to institute such proceeding in its own name as the Indenture Trustee thereunder and have offered to the Indenture Trustee reasonable indemnity and the Indenture Trustee for 30 days has neglected or refused to institute any such proceedings.


                     PREPAYMENT AND YIELD CONSIDERATIONS

     Except as otherwise provided herein, no principal payments will be made on the Class A-2 Notes until the Class A-1 Notes have been paid in full, no principal payments will be made on the Class A-3 Notes until the Class A-2 Notes have been paid in full, and no principal payments will be made on the Class A-4 Notes until the Class A-3 Notes have been paid in full. See "Description of the Securities--Priority of Distributions". As the rate of payment of principal of each Class of Notes depends primarily on the rate of payment (including prepayments) of the Principal Balances of the Loans, final payment of any Class of Notes could occur significantly earlier than Final Scheduled Distribution Date. Holders of the Notes will bear the risk of being able to reinvest principal payments on the Notes at yields at least equal to the yield on their respective Notes. No prediction can be made as to the rate of prepayments on the Loans in either stable or changing interest rate environments. Any reinvestment risk resulting from the rate of prepayment of the Loans and the distribution of such payments to the holders of the Notes will be borne entirely by the holders of the Notes.

     The effective yield to the holders of the Notes of any Class will be lower than the yield otherwise produced by the applicable Note Interest Rate because the distribution of the interest accrued during each Due Period (a calendar month consisting of thirty days) will not be made until the Distribution Date occurring in the month following such Due Period. See "Description of the Securities--Priority of Distributions" herein. This delay will result in funds being distributed to the holders of the Notes approximately 25 days after the end of the monthly accrual period, during which 25-day period no interest will accrue on such funds. As discussed in greater detail below, greater than anticipated distributions of principal can also affect the yield on Notes purchased at a price greater or less than par.

     The rate of principal payments on the Notes, the aggregate amount of each interest payment on the Notes and the yield to maturity on the Notes will be directly related to and affected by the rate and timing of principal reductions on the Loans. The principal reductions on such Loans may be in the form of scheduled amortization payments or unscheduled payments or reductions, which may include prepayments, repurchases and liquidations or write-offs due to default, casualty, insurance or other dispositions. On or after any Distribution Date on which the Pool Principal Balance declines to 10% or less of the Original Pool Principal Balance, the Servicer or the Master Servicer may effect a redemption of the Notes as described herein. See "Description of the Securities--Optional Redemption of the Notes" herein.

     The "weighted average life" of a Note refers to the average amount of time that will elapse from the Closing Date to the date each dollar in respect of principal of such Note is repaid. The weighted average life of a Note will be influenced by, among other factors, the rate at which principal reductions occur on the Loans and the rate at which Distributable Excess Spread is distributed to holders of the Notes as described herein. If substantial principal prepayments on the Loans are received from unscheduled prepayments, liquidations or repurchases, then the distributions to the holders of the Notes resulting from such prepayments may significantly shorten the actual average life of the Notes than would otherwise be the case. If the Loans experience delinquencies and defaults in the payment of principal, then the holders of the Notes will similarly experience a delay in the receipt of principal distributions attributable to such delinquencies and default which in certain instances may result in a longer actual average life of the Notes than would otherwise be the case. However, to the extent that the Principal Balances from Defaulted Loans are included in the principal distributions on the Notes as a result of delinquencies and default on the Loans, then the holders of the Notes will experience an acceleration in the receipt of principal distributions which in certain instances may result in a shorter actual average lives of the Notes than would otherwise be the case. Interest shortfalls on the Loans due to principal prepayment in full and curtailment and any resulting shortfall in amount distributable on the Notes will be covered to the extent of amounts available from the credit enhancement provided for the Notes. See "Risk Factors--Additional Credit Enhancement Limitations" herein.

     The rate and timing of principal reductions on the Loans will be influenced by a variety of economic, geographic, social and other factors. These factors may include changes in borrowers' housing needs, job transfers, unemployment, borrowers' net equity, if any, in the mortgaged properties, servicing decisions, homeowner mobility, the existence and enforceability of "due-on-sale" clauses, seasoning of loans, market interest rates for similar types of loans and the availability of funds for such loans. Each of the Loans may be assumed at the Servicer's option upon the sale of the Mortgaged Property. A majority of the Loans are not subject to prepayment penalties and may be prepaid at any time. As with fixed rate obligations generally, the rate of prepayment on a pool of loans is affected by prevailing market interest rates for similar types of loans of a comparable term and risk level. If prevailing interest rates were to fall significantly below the respective Loan Rates on the Loans, the rate of prepayment (and refinancing) would be expected to increase. Conversely, if prevailing interest rates were to rise significantly above the respective Loan Rates on the Loans, the rate of prepayment on the Loans would be expected to decrease. In addition, depending on prevailing market interest rates, the future outlook for market interest rates and economic conditions generally, some borrowers may sell or refinance mortgaged properties in order to realize their equity in the mortgaged properties, to meet cash flow needs or to make other investments. In addition, any future limitations on the rights of borrowers to deduct interest payments on mortgage loans for federal income tax purposes may result in a higher rate of prepayment on the Loans. The Depositor and the Seller make no representations as to the particular factors that will affect the prepayment of the Loans, as to the relative importance of such factors, or as to the percentage of the Principal Balances of the Loans that will be paid as of any date.

     Distributions of principal to holders of the Notes at a faster rate than anticipated will increase the yield on Notes purchased at a discount but will decrease the yield on Notes purchased at a premium, which distributions of principal may be attributable to scheduled payments and prepayments of principal on the Loans and to Distributable Excess Spread. The effect on an investor's yield due to distributions of principal to the holders of the Notes (including without limitation prepayments on the Loans) occurring at a rate that is faster (or slower) than the rate anticipated by the investor during any period following the issuance of the Notes will not be entirely offset by a subsequent like reduction (or increase) in the rate of such distributions of principal during any subsequent period.

     The rate of delinquencies and defaults on the Loans, and the recoveries, if any, on defaulted Loans and foreclosed properties, will also affect the rate and timing of principal payments on the Loans, and accordingly, the weighted average lives of the Notes, and could cause a delay in the payment of principal or a slower rate of principal amortization to the holders of Notes. Alternatively, the occurrence of delinquencies and defaults on the Loans could result in an increase in principal payments or more rapid rate of principal amortization of the Notes as a result of the inclusion of Net Loan Losses from Defaulted Loans in the amounts distributable to the holders of the Notes as described herein. Certain factors may influence such delinquencies and defaults, including origination and underwriting standards, loan-to-value ratios and delinquency history. In general, defaults on home loans are expected to occur with greater frequency in their early years, although little data is available with respect to the rate of default on similar types of home loans. The rate of default on Loans with high loan-to-value ratios, secured by junior liens or unsecured may be higher than that of home loans with lower loan-to-value ratios or secured by first liens on comparable properties. Furthermore, the rate and timing of prepayments, defaults and liquidations on the Loans will be affected by the general economic condition of the region of the country in which the related Mortgaged Properties are located or the related borrower is residing. See "The Pool" herein. The risk of delinquencies and loss is greater and voluntary principal prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values.

     Because principal distributions are paid to certain Classes of Notes before other Classes, holders of the Classes of Notes having a later priority of principal distribution bear a greater risk of losses from delinquencies and defaults on the Loans than holders of the Classes of Notes having earlier priorities for payment of principal. See "Description of Credit Enhancement- -Subordination and Allocation of Losses" herein. Nevertheless, even if losses are allocated to any Class of Notes, the holders of such Class will be distributed the full amount of the interest and principal distributions due such holders to the extent that Insured Payments therefor are made under the Securities Insurance Policy.

     Although certain data have been published with respect to the historical prepayment experience of certain residential mortgage loans, such mortgage loans may differ in material respects from the Loans and such data may not be reflective of conditions applicable to the Loans. No prepayment history is generally available with respect to the Unsecured FHA Loans or similar types of loans, and there can be no assurance that the Loans will achieve or fail to achieve any particular rate of principal prepayment. A number of factors suggest that the prepayment experience of the Pool may be significantly different from that of a pool of conventional first-lien, single family mortgage loans with equivalent interest rates and maturities. One such factor is that the principal balance of the average Loan is smaller than that of the average conventional first-lien mortgage loan. A smaller principal balance may be easier for a borrower to prepay than a larger balance and, therefore, a higher prepayment rate may result for the Pool than for a pool of first-lien mortgage loans, irrespective of the relative average interest rates and the general interest rate environment. In addition, in order to refinance a first-lien mortgage loan, the borrower must generally repay any junior liens. However, a small principal balance may make refinancing a Loan at a lower interest rate less attractive to the borrower as the perceived impact to the borrower of lower interest rates on the size of the monthly payment may not be significant. Other factors that might be expected to affect the prepayment rate of the Pool include general economic conditions, the amounts of and interest rates on the underlying senior mortgage loans, and the tendency of borrowers to use real property mortgage loans as long-term financing for home purchase and junior liens as shorter-term financing for a variety of purposes, which may include the direct or indirect financing of home improvement, education expenses, debt consolidation, purchases of consumer durables such as automobiles, appliances and furnishings and other consumer purposes. Furthermore, because at origination the majority of the Loans had combined loan-to-value ratios that exceeded 100%, the related borrowers for these Loans will generally have significantly less opportunity to refinance the indebtedness secured by the related Mortgaged Properties including these Loans, and, therefore, a lower prepayment rate may result from the Pool than for a pool of mortgage (including first or junior lien) loans that have combined loan-to-value ratios less than 100%. Given these characteristics, the Loans may experience a higher or lower rate of prepayment than first-lien mortgage loans.

REINVESTMENT RISK

     The reinvestment risk with respect to an investment in the Notes will be affected by the rate and timing of principal payments (including prepayments) in relation to the prevailing interest rates at the time of receipt of such principal payments. For example, during periods of falling interest rates, holders of the Notes are likely to receive an increased amount of principal payments from the Loans at a time when such holders may be unable to reinvest such payments in investments having a yield and rating comparable to the Notes. Conversely, during periods of rising interest rates, holders of the Notes are likely to receive a decreased amount of principal prepayments from the Loans at a time when such holders may have an opportunity to reinvest such payments in investments having a higher yield than, and a comparable rating to, the Notes.

FINAL SCHEDULED DISTRIBUTION DATE

     The Final Scheduled Distribution Date for the Classes of Notes as set forth in the "Summary of Terms" herein has been calculated by adding 12 months to the Distribution Date in the month following the latest maturity date on any Loan. The actual maturity of any Class of Notes is anticipated to be earlier, and may be substantially earlier, than the Final Scheduled Distribution Date set forth herein under "Summary of Terms".

WEIGHTED AVERAGE LIVES OF THE NOTES

     The weighted average lives of the Notes will be influenced by the rate at which principal of the Loans is paid, which may be in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes reductions of principal, including without limitation those resulting from unscheduled full or partial prepayments, refinancings, liquidations and write-offs due to defaults, casualties or other dispositions, substitutions and repurchases by or on behalf of the Seller or the Depositor), the rate at which Distributable Excess Spread is distributed to holders of the Notes as described herein and the extent to which any amounts in respect of principal received on the Loans is not distributed as principal to the holders of the Notes as described herein.

     Prepayments on loans such as the Loans are commonly measured relative to a prepayment standard or model. The model used in this Prospectus Supplement is the prepayment assumption (the "Prepayment Assumption"), which represents an assumed rate of prepayment each month relative to the then outstanding principal balance of the pool of loans for the life of such loans. A 100% Prepayment Assumption assumes a constant prepayment rate ("CPR") of 3.0% per annum of the outstanding principal balance of such loans in the first month of the life of the loans and an additional 1.0% (expressed as a percentage per annum) in each month thereafter until the twelfth month; beginning in the twelfth month and in each month thereafter during the life of the loans, a CPR of 14.0% per annum each month is assumed. As used in the table below, 0% Prepayment Assumption assumes prepayment rates equal to 0% of the Prepayment Assumption (i.e., no prepayments), which would include a CPR of 0%. Correspondingly, a 75% Prepayment Assumption assumes prepayment rates equal to 75% of the Prepayment Assumption, and so forth. The Prepayment Assumption does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of loans, including the Loans. Neither the Seller nor the Depositor make any representations about the appropriateness of the Prepayment Assumption or the CPR.

     MODELING ASSUMPTIONS.   For purposes of preparing  the tables below, the
following assumptions (the "Modeling Assumptions") have been made:

         (i) the Loans consist of 10 pools of loans with the characteristics set forth below,

         (ii)     scheduled  monthly payments  of principal  and  interest on
     the Loans are  assumed to be received  on the last day  of each   month,
     commencing in February 1997,

         (iii) prepayments represent payment in full of individual Loans and are assumed to be received on the last day of each month, commencing in February 1997, and include 30 days' interest thereon,

         (iv) the scheduled monthly payment for each Loan below has been calculated based on the characteristics set forth below such that the Loans will fully amortize by their respective remaining term to maturity,

         (v) no defaults or delinquencies in, or modifications of the payment of a Loan occur and no substitutions or repurchase of any Loan occurs,

         (vi) the Loans prepay at the indicated percentage of the Prepayment Assumption,

         (vii) no Optional Termination of the Notes occurs (other than for "Weighted Average Life to Call"),

         (viii) distributions on the Notes are received in cash on the 25th day of each month commencing in March 1997,

         (ix)     the Closing Date is February 28, 1997,

         (x)  no   reinvestment  income  from  any  Account  is  earned  (and therefore none is available for distribution), and

         (xi) the amount of interest accrued on the Loans is reduced by the applicable trust fees and expenses.


                         ASSUMED LOAN CHARACTERISTICS


                                                                                        Original                Remaining
                                Aggregate                                                Term to                 Term to
      Pool                    Cut-Off Date                                              Maturity                Maturity
     Number                 Principal Balance                Loan Rate                (in months)              (in months)
   ----------             ---------------------            -------------            ----------------         ---------------

           1                        $4,090,798.04                 14.4039%                      111                      110
           2                       $20,169,314.25                 14.3059%                      180                      179
           3                       $21,697,229.40                 14.4008%                      240                      239
           4                       $21,792,301.37                 14.3970%                      300                      299
           5                        $3,641,040.42                 13.2968%                      101                      100
           6                        $5,768,917.20                 13.4511%                      178                      177
           7                        $7,416,813.61                 13.9705%                      240                      239
           8                           $48,855.75                 12.8247%                      120                      119
           9                        $2,520,357.43                 13.8237%                      180                      179
          10                        $2,550,994.22                 13.3909%                      240                      239




                        PERCENT OF ORIGINAL CLASS PRINCIPAL BALANCE OUTSTANDING
                       AT THE FOLLOWING PERCENTAGES OF PREPAYMENT ASSUMPTION(1)


                                                        Class A-1 Notes                               Class A-2 Notes
                                           ------------------------------------------      -----------------------------------------
      Distribution Date                        0%   50%    75%   100%    150%   200%          0%   50%    75%   100%  150%    200%
      -----------------                       ---   ---    ---   ----    ----   ----         ---   ---    ---   ----  ----    ----

Initial Percentage                            100   100    100    100     100    100         100   100    100    100   100     100
     February 1998                             78    60     51     42      24      6         100   100    100    100   100     100
     February 1999                             71    29      8      0       0      0         100   100    100     90    56      25
     February 2000                             62     0      0      0       0      0         100    99     73     48     5       0
     February 2001                             53     0      0      0       0      0         100    73     41     13     0       0
     February 2002                             41     0      0      0       0      0         100    49     13      0     0       0
     February 2003                             28     0      0      0       0      0         100    26      0      0     0       0
     February 2004                             13     0      0      0       0      0         100     4      0      0     0       0
     February 2005                              0     0      0      0       0      0          97     0      0      0     0       0
     February 2006                              0     0      0      0       0      0          81     0      0      0     0       0
     February 2007                              0     0      0      0       0      0          67     0      0      0     0       0
     February 2008                              0     0      0      0       0      0          51     0      0      0     0       0
     February 2009                              0     0      0      0       0      0          32     0      0      0     0       0
     February 2010                              0     0      0      0       0      0          11     0      0      0     0       0
     February 2011                              0     0      0      0       0      0           0     0      0      0     0       0
     February 2012                              0     0      0      0       0      0           0     0      0      0     0       0
     February 2013                              0     0      0      0       0      0           0     0      0      0     0       0
     February 2014                              0     0      0      0       0      0           0     0      0      0     0       0
     February 2015                              0     0      0      0       0      0           0     0      0      0     0       0
     February 2016                              0     0      0      0       0      0           0     0      0      0     0       0
     February 2017                              0     0      0      0       0      0           0     0      0      0     0       0
     February 2018                              0     0      0      0       0      0           0     0      0      0     0       0
     February 2019                              0     0      0      0       0      0           0     0      0      0     0       0
     February 2020                              0     0      0      0       0      0           0     0      0      0     0       0
     February 2021                              0     0      0      0       0      0           0     0      0      0     0       0
     February 2022                              0     0      0      0       0      0           0     0      0      0     0       0
Weighted Average Life (2):                   3.98  1.41   1.10   0.92    0.72   0.61       10.90  5.02   3.79   3.03  2.17    1.70
Weighted Average Life to Cl (2):             3.98  1.41   1.10   0.92    0.72   0.61       10.90  5.02   3.79   3.03  2.17    1.70


------------------
(1) The percentages in this table have been rounded to the nearest whole number.
(2) The weighted average life of a Class of Notes is determined by (a) multiplying the amount of each distribution of principal thereof by the number of years from the date of issuance to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate distributions of principal referred to in clause (a), and rounding to one decimal place.

     These tables have been prepared based on the Modeling Assumptions (including the assumptions regarding the characteristics and performance of the Loans which may differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.


           PERCENT OF ORIGINAL CLASS PRINCIPAL BALANCE OUTSTANDING AT THE FOLLOWING PERCENTAGES OF PREPAYMENT ASSUMPTION(1)

                                                          Class A-3 Notes                               Class A-4 Notes
                                            -----------------------------------------     ------------------------------------------
Distribution Date                              0%   50%    75%   100%    150%   200%         0%   50%    75%   100%   150%    200%
-----------------                             ---   ---    ---   ----    ----   ----        ---   ---    ---   ----   ----    ----

Initial Percentage                            100   100    100    100     100    100        100   100    100    100    100     100
     February 1998                            100   100    100    100     100    100        100   100    100    100    100     100
     February 1999                            100   100    100    100     100    100        100   100    100    100    100     100
     February 2000                            100   100    100    100     100     27        100   100    100    100    100     100
     February 2001                            100   100    100    100      26      0        100   100    100    100    100      79
     February 2002                            100   100    100     64       0      0        100   100    100    100     84      55
     February 2003                            100   100     76      8       0      0        100   100    100    100     64      38
     February 2004                            100   100     27      0       0      0        100   100    100     85     48      26
     February 2005                            100    65      0      0       0      0        100   100     93     69     36      18
     February 2006                            100    25      0      0       0      0        100   100     79     56     27      11
     February 2007                            100     0      0      0       0      0        100    96     66     45     20       6
     February 2008                            100     0      0      0       0      0        100    83     55     36     14       3
     February 2009                            100     0      0      0       0      0        100    71     45     29      9       1
     February 2010                            100     0      0      0       0      0        100    59     36     22      6       0
     February 2011                             74     0      0      0       0      0        100    48     28     16      3       0
     February 2012                             19     0      0      0       0      0        100    37     21     11      1       0
     February 2013                              0     0      0      0       0      0         96    31     17      7      0       0
     February 2014                              0     0      0      0       0      0         84    25     12      5      0       0
     February 2015                              0     0      0      0       0      0         70    19      8      2      0       0
     February 2016                              0     0      0      0       0      0         53    13      5      0      0       0
     February 2017                              0     0      0      0       0      0         36     7      1      0      0       0
     February 2018                              0     0      0      0       0      0         30     5      0      0      0       0
     February 2019                              0     0      0      0       0      0         24     3      0      0      0       0
     February 2020                              0     0      0      0       0      0         17     1      0      0      0       0
     February 2021                              0     0      0      0       0      0          7     0      0      0      0       0
     February 2022                              0     0      0      0       0      0          0     0      0      0      0       0
Weighted Average Life (2):                  14.48  8.43   6.56   5.28    3.73   2.82      19.72 14.51  12.22  10.35   7.65    5.90
Weighted Average Life to Call (2):          14.48  8.43   6.56   5.28    3.73   2.82      19.20 13.77  11.43   9.59   6.94    5.33


--------------------------
(1) The percentages in this table have been rounded to the nearest whole number.
(2) The weighted average life of a Class of Notes is determined by (a) multiplying the amount of each distribution of principal thereof by the number of years from the date of issuance to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate distributions of principal referred to in clause (a), and rounding to one decimal place.

     These tables have been prepared based on the Modeling Assumptions (including the assumptions regarding the characteristics and performance of the Loans which may differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

     The paydown scenarios for the Notes set forth in the foregoing tables are subject to significant uncertainties and contingencies (including those discussed above under "Prepayment and Yield Considerations"). As a result, there can be no assurance that any of the foregoing paydown scenarios and the Modeling Assumptions on which they were made will prove to be accurate or that the actual weighted average lives of the Notes will not vary from those set forth in the foregoing tables, which variations may be shorter or longer, and which variations may be greater with respect to later years. Furthermore, it is unlikely that the Loans will prepay at a constant rate or that all of the Loans will prepay at the same rate. Moreover, the Loans actually included in the Pool, the payment experience of such Loans and certain other factors affecting the distributions on the Notes will not conform to the Modeling Assumptions made in preparing the above tables. In fact, the characteristics and payment experience of the Loans will differ in many respects from such Modeling Assumptions. See "The Pool" herein. To the extent that the Loans actually included in the Pool have characteristics and a payment experience that differ from those assumed in preparing the foregoing tables, the Notes are likely to have weighted average lives that are shorter or longer than those set forth in the foregoing tables. See "Risk Factors--Additional Effect of Prepayments on Yield" herein.

     In light of the uncertainties inherent in the foregoing paydown scenarios, the inclusion of the weighted average lives of the Notes in the foregoing tables should not be regarded as a representation by the Master Servicer, the Servicer, the Depositor, the Underwriter or any other person that such weighted average lives will be achieved or that any of the foregoing paydown scenarios will be experienced.


                   CERTAIN FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     In the opinion of Brown & Wood LLP ("Tax Counsel"), counsel to the Issuer and counsel to the Underwriter, for federal income tax purposes, the Notes will be characterized as debt and the Trust will not be characterized as an association (or a publicly traded partnership) taxable as a corporation. Each Noteholder, by the acceptance of a Note, will agree to treat the Notes as indebtedness. See "Certain Material Federal Income Tax Considerations" in the Prospectus for additional information concerning the application of federal income tax laws to the Trust and the Securities.

     The Notes, depending on their issue prices, may be treated as having been issued with original issue discount. As a result, holders of the Notes may be required to recognize income with respect to the Notes somewhat in advance of the receipt of cash attributable to that income. The prepayment assumption that will be used for purpose of computing original issue discount for federal income tax purposes is 100% of the Prepayment Assumption (as defined herein under "Prepayment and Yield Considerations--Weighted Average Lives").


                            STATE TAX CONSEQUENCES

     In addition to the federal income tax consequences described in "Certain Federal Income Tax Consequences" herein, potential investors should consider the state income tax consequences of the acquisition, ownership, and disposition of the Notes offered hereunder. State income tax law may differ substantially from the corresponding federal tax law, and this discussion does not purport to describe any aspect of the income tax laws of any state. Therefore, potential investors should consult their own tax advisors with respect to the various tax consequences of investments in the Notes offered hereunder.

                             ERISA CONSIDERATIONS

GENERAL

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA") and Section 4975 of the Code impose certain restrictions on employee benefit plans subject to ERISA or plans or arrangements subject to
Section 4975 of the Code ("Plans") and on persons who are parties in interest or disqualified persons ("parties in interest") with respect to such Plans. Certain employee benefit plans, such as governmental plans and church plans (if no election has been made under section 410(d) of the Code), are not subject to the restrictions of ERISA, and assets of such plans may be invested in the Securities without regard to the ERISA considerations described below, subject to other applicable federal and state law. However, any such governmental or church plan which is qualified under section 401(a) of the Code and exempt from taxation under section 501(a) of the Code is subject to the prohibited transaction rules set forth in section 503 of the Code. Any Plan fiduciary which proposes to cause a Plan to acquire any of the Securities should consult with its counsel with respect to the potential consequences under ERISA, and the Code, of the Plan's acquisition and ownership of the Securities. See "ERISA CONSIDERATIONS" in the Prospectus. Investments by Plans are also subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan.

PROHIBITED TRANSACTIONS

GENERAL

     Section 406 of ERISA prohibits parties in interest with respect to a Plan from engaging in certain transactions (including loans) involving a Plan and its assets unless a statutory or administrative exemption applies to the transaction. Section 4975 of the Code imposes certain excise taxes (or, in some cases, a civil penalty may be assessed pursuant to section 502(i) of ERISA) on parties in interest which engage in non-exempt prohibited transactions.

PLAN ASSET REGULATION

     The United States Department of Labor ("Labor") has issued final regulations concerning the definition of what constitutes the assets of a Plan for purposes of ERISA and the prohibited transaction provisions of the Code (the "Plan Asset Regulation"). The Plan Asset Regulation describes the circumstances under which the assets of an entity in which a Plan invests will be considered to be "plan assets" such that any person who exercises control over such assets would be subject to ERISA's fiduciary standards. Under the Plan Asset Regulation, generally when a Plan invests in another entity, the Plan's assets do not include, solely by reason of such investment, any of the underlying assets of the entity. However, the Plan Asset Regulation provides that, if a Plan acquires an "equity interest" in an entity that is neither a "publicly-offered security" (as defined therein) nor a security issued by an investment company registered under the Investment Company Act of 1940, the assets of the entity will be treated as assets of the Plan investor unless certain exceptions apply. If the Notes were deemed to be equity interests and no statutory, regulatory or administrative exemption applies, the Trust could be considered to hold plan assets by reason of a Plan's investment in the Notes. Such plan assets would include an undivided interest in any assets held by the Trust. In such an event, the Trustee and other persons, in providing services with respect to the Trust's assets, may be parties in interest with respect to such Plans, subject to the fiduciary responsibility provisions of Title I of ERISA, including the prohibited transaction provisions of Section 406 of ERISA, and Section 4975 of the Code with respect to transactions involving the Trust's assets. Under the Plan Asset Regulation, the term "equity interest" is defined as any
interest  in  an   entity  other  than  an  instrument  that  is  treated  as indebtedness under "applicable local law" and which has no "substantial equity features." Although the Plan Assets Regulation is silent with respect to the question of which law constitutes "applicable local law" for this purpose, Labor has stated that these determinations should be made under the state law governing interpretation of the instrument in question. In the preamble to the Plan Assets Regulation, Labor declined to provide a precise definition of what features are equity features or the circumstances under which such features would be considered "substantial," noting that the question of whether a plan's interest has substantial equity features is an inherently factual one, but that in making a determination it would be appropriate to take into account whether the equity features are such that a Plan's investment would be a practical vehicle for the indirect provision of investment management services. Brown & Wood LLP ("ERISA Counsel") has rendered its opinion that the Notes will be classified as indebtedness without substantial equity features for ERISA purposes. ERISA Counsel's opinion is based upon the terms of the Notes, the opinion of Tax Counsel that the Notes will be classified as debt instruments for federal income tax purposes and the ratings which have been assigned to the Notes. However, if contrary to ERISA Counsel's opinion the Notes are deemed to be equity interests in the Trust and no statutory, regulatory or administrative exemption applies, the Trust could be considered to hold plan assets by reason of a Plan's investment in the Notes.

REVIEW BY PLAN FIDUCIARIES

     Any Plan fiduciary considering whether to purchase any Notes on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to such investment. Among other things, before purchasing any Notes, a fiduciary of a Plan should make its own determination as to whether the Trust, as obligor on the Notes, is a party in interest with respect to the Plan, the availability of the exemptive relief provided in the Plan Asset Regulations and the availability of any other prohibited transaction exemptions. Purchasers should analyze whether the decision may have an impact with respect to purchases of the Notes.


                            METHOD OF DISTRIBUTION

     Subject to the terms and conditions set forth in the Underwriting Agreement between the Depositor and the Underwriter (an affiliate of the Depositor), the Depositor has agreed to sell to the Underwriter, and the Underwriter has agreed to purchase from the Notes, the Depositor. Distribution of the Notes will be made by the Underwriter from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. In connection with the sale of the Notes, the Underwriter may be deemed to have received compensation from the Depositor in the form of underwriting discounts.

     The Depositor has been advised by the Underwriter that it intends to make a market in the Notes but has no obligation to do so. There can be no assurance that a secondary market for the Notes will develop or, if it does develop, that it will continue.


     The Depositor has agreed to indemnify the Underwriter against, or make contributions to the Underwriter with respect to, certain liabilities, including liabilities under the Securities Act of 1933, as amended.

     The Underwriter and one of its affiliated companies maintain significant contractual agreements with Mego relating to, among other things, the Loans. In addition, the Underwriter holds warrants to acquire the common stock of the parent of Mego, Mego Financial Corp.


                       LEGAL INVESTMENT CONSIDERATIONS

     The Notes will not constitute "mortgage related securities" under the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") because a substantial number of the Loans are either unsecured or secured by liens on real estate that are not first liens. Accordingly, many institutions with legal authority to invest in "mortgage related securities" may not be legally authorized to invest in the Notes.

     There may be restrictions on the ability of certain investors, including depository institutions, either to purchase the Notes or to purchase Notes representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the Notes constitute legal investments for such investors.


                                LEGAL MATTERS

     Certain legal matters will be passed upon on behalf of the Seller by Brown & Wood LLP, New York, New York and by Greenberg, Traurig, Hoffman, Lipoff, Rosen & Quentel, Miami, Florida; on behalf of the Depositor and the Underwriter by Brown & Wood LLP, New York, New York; and on behalf of the Securities Insurer by Kutak Rock, Omaha, Nebraska.


                                   RATINGS

     It is a condition to the issuance of the Notes that each of the Class A-1 Notes, Class A-2 Notes, Class A-3 Notes and Class A-4 Notes be rated "AAA" by Standard & Poor's and "Aaa" by Moody's. The ratings assigned to the Notes will be based primarily on the claims-paying ability of the Securities Insurer.

     The ratings on the Notes address the likelihood of the receipt by the holders of the Notes of all distributions on the Loans to which they are entitled. The ratings on the Notes also address the structural, legal and issuer-related aspects associated with the Notes, including the nature of the Loans. In general, the ratings on the Notes address credit risk and not prepayment risk. The ratings on the Notes do not represent any assessment of the likelihood that principal prepayments of the Loans will be made by borrowers or the degree to which the rate of such prepayments might differ from that originally anticipated. As a result, the initial ratings assigned to the Notes do not address the possibility that holders of the Notes might suffer a lower than anticipated yield in the event that the Trust is terminated prior to the Final Scheduled Distribution Dates of each Class of Notes.

     The Depositor has not solicited ratings on the Notes with any rating agency other than the Rating Agencies. However, there can be no assurance as to whether any other rating agency will rate the Notes, or, if it does, what rating would be assigned by any such other rating agency. Any rating on the Notes by another rating agency, if assigned at all, may be lower than the ratings assigned to the Notes by the Rating Agencies.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. In the event that the ratings initially assigned to any of the Notes by the Rating Agencies are subsequently lowered for any reason, no person or entity is obligated to provide any additional support or credit enhancement with respect to such Notes.


                              REPORTS OF EXPERTS

     The consolidated financial statements of MBIA Insurance Corporation as of December 31, 1995 and 1994 and for the three years ended December 31, 1995 incorporated by reference into this Prospectus Supplement have been audited by Coopers & Lybrand L.L.P., independent accountants, as set forth in their report thereon incorporated by reference herein in reliance upon the authority of such firm as experts in accounting and auditing.







PROSPECTUS
                           ASSET BACKED SECURITIES
                             (ISSUABLE IN SERIES)
                       FINANCIAL ASSET SECURITIES CORP.
                                  DEPOSITOR
                               ---------------

     This Prospectus relates to the issuance of Asset Backed Certificates (the "Certificates") and the Asset Backed Notes (the "Notes" and, together with the Certificates, the "Securities"), which may be sold from time to time in one or more series (each, a "Series") by Financial Asset Securities Corp. (the "Depositor") on terms determined at the time of sale and described in this Prospectus and the related Prospectus Supplement. The Securities of a Series will evidence beneficial ownership of a trust fund (a "Trust Fund"). As specified in the related Prospectus Supplement, the Trust Fund for a Series of Securities will include certain assets (the "Trust Fund Assets") which will primarily consist of (i) closed-end and/or revolving home equity loans (the "Home Equity Loans") secured primarily by subordinate liens on one- to four-family residential properties, (ii) home improvement installment sales contracts and installment loan agreements (the "Home Improvement Contracts") that are either unsecured or secured primarily by subordinate liens on one- to four-family residential properties, or by purchase money security interests in the home improvements financed thereby (the "Home Improvements") and/or (iii) Private Asset Backed Securities (as defined herein). The Home Equity Loans and the Home Improvement Contracts are collectively referred to herein as the "Loans". The Trust Fund Assets will be acquired by the Depositor, either directly or indirectly, from one or more institutions (each, a "Seller"), which may be affiliates of the Depositor, and conveyed by the Depositor to the related Trust Fund. A Trust Fund also may include insurance policies, reserve accounts, reinvestment income, guaranties, obligations, agreements, letters of credit or other assets to the extent described in the related Prospectus Supplement.

     Each Series of Securities will be issued in one or more classes. Each class of Securities of a Series will evidence beneficial ownership of a specified percentage (which may be 0%) or portion of future interest payments and a specified percentage (which may be 0%) or portion of future principal payments on the Trust Fund Assets in the related Trust Fund. A Series of Securities may include one or more classes that are senior in right of payment to one or more other classes of Securities of such Series. One or more classes of Securities of a Series may be entitled to receive distributions of principal, interest or any combination thereof prior to one or more other classes of Securities of such Series or after the occurrence of specified events, in each case as specified in the related Prospectus Supplement.

     Distributions to Securityholders will be made monthly, quarterly, semi-annually or at such other intervals and on the dates specified in the related Prospectus Supplement. Distributions on the Securities of a Series will be made from the assets of the related Trust Fund or Funds or other assets pledged for the benefit of the Securityholders as specified in the related Prospectus Supplement.

     The related Prospectus Supplement will describe any insurance or guarantee provided with respect to the related Series of Securities including, without limitation, any insurance or guarantee provided by the Department of Housing and Urban Development, the United States Department of Veterans' Affairs or any private insurer or guarantor. The only obligations of the Depositor with respect to a Series of Securities will be to obtain certain representations and warranties from each Seller and to assign to the Trustee for the related Series of Securities the Depositor's rights with respect to such representations and warranties. The principal obligations of the Master Servicer named in the related Prospectus Supplement with respect to the related Series of Securities will be limited to obligations pursuant to certain representations and warranties and to its contractual servicing obligations, including any obligation it may have to advance delinquent payments on the Trust Fund Assets in the related Trust Fund.

     The yield on each class of Securities of a Series will be affected by, among other things, the rate of payments of principal (including prepayments) on the Trust Fund Assets in the related Trust Fund and the timing of receipt of such payments as described herein and in the related Prospectus Supplement. A Trust Fund may be subject to early termination under the circumstances described herein and in the related Prospectus Supplement.

     If specified in a Prospectus Supplement, one or more elections may be made to treat the related Trust Fund or specified portions thereof as a "real estate mortgage investment conduit" ("REMIC") for federal income tax purposes. See "Certain Material Federal Income Tax Consequences."

FOR A DISCUSSION OF CERTAIN RISKS ASSOCIATED WITH AN INVESTMENT IN THE
 SECURITIES, SEE THE INFORMATION UNDER "RISK FACTORS" ON PAGE 8.

THE CERTIFICATES OF A GIVEN SERIES REPRESENT BENEFICIAL INTERESTS IN, AND THE
 NOTES OF A GIVEN SERIES REPRESENT OBLIGATIONS OF, THE RELATED TRUST FUND
  ONLY AND DO NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF THE DEPOSITOR,
   ANY SELLER OR ANY AFFILIATES THEREOF, EXCEPT TO THE EXTENT DESCRIBED
    IN THE RELATED PROSPECTUS SUPPLEMENT.  NEITHER THE SECURITIES NOR
     THE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY,
        EXCEPT TO THE EXTENT DESCRIBED IN THE RELATED PROSPECTUS
                               SUPPLEMENT.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
    EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
        SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
         COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
            PROSPECTUS OR THE RELATED PROSPECTUS SUPPLEMENT.
                 ANY REPRESENTATION TO THE CONTRARY IS A
                           CRIMINAL OFFENSE.

                           -----------------

     Prior to issuance there will have been no market for the Securities of any Series and there can be no assurance that a secondary market for any Securities will develop, or if it does develop, that it will continue. This Prospectus may not be used to consummate sales of Securities of any Series unless accompanied by a Prospectus Supplement. Offers of the Securities may be made through one or more different methods, including offerings through underwriters, as more fully described under "Method of Distribution" herein and in the related Prospectus Supplement. All Securities will be distributed by, or sold by underwriters managed by:

                       GREENWICH CAPITAL MARKETS, INC.

March 7, 1997



     Until 90 days after the date of each Prospectus Supplement, all dealers effecting transactions in the securities covered by such Prospectus Supplement, whether or not participating in the distribution thereof, may be required to deliver such Prospectus Supplement and this Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus and Prospectus Supplement when acting as underwriters and with respect to their unsold allotments or subscriptions.


             PROSPECTUS SUPPLEMENT OR CURRENT REPORT ON FORM 8-K

     The Prospectus Supplement or Current Report on Form 8-K relating to the Securities of each Series to be offered hereunder will, among other things, set forth with respect to such Securities, as appropriate: (i) a description of the class or classes of Securities and the Pass-Through Rate or method of determining the rate or the amount of interest, if any, to be passed through to each such class; (ii) the aggregate principal amount and Distribution Dates relating to such Series and, if applicable, the initial and final scheduled Distribution Dates for each class; (iii) information as to the assets comprising the Trust Fund, including the general characteristics of the Trust Fund Assets included therein and, if applicable, the insurance policies, surety bonds, guaranties, letters of credit or other instruments or agreements included in the Trust Fund or otherwise, and the amount and source of any reserve account; (iv) the circumstances, if any, under which the Trust Fund may be subject to early termination; (v) the method used to calculate the amount of principal to be distributed with respect to each class of Securities; (vi) the order of application of distributions to each of the classes within such Series, whether sequential, pro rata, or otherwise; (vii) the Distribution Dates with respect to such Series; (viii) additional information with respect to the method of distribution of such Securities;
(ix) whether one or more REMIC elections will be made and designation of the regular interests and residual interests; (x) the aggregate original percentage ownership interest in the Trust Fund to be evidenced by each class of Securities; (xi) information as to the Trustee; (xii) information as to the nature and extent of subordination with respect to any class of Securities that is subordinate in right of payment to any other class; and
(xiii) information as to the Master Servicer.


              INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     There are incorporated herein by reference all documents and reports filed or caused to be filed by the Depositor with respect to a Trust Fund pursuant to Section 13(a), 14 or 15(d) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act") prior to the termination of the offering of Securities evidencing interests therein. Upon request by any person to whom this Prospectus is delivered in connection with the offering of one or more classes of Securities, the Depositor will provide or cause to be provided without charge a copy of any such documents and/or reports incorporated herein by reference, in each case to the extent such documents or reports relate to such classes of Securities, other than the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests to the Depositor should be directed in writing to: Paul D. Stevelman, Assistant Secretary, Financial Asset Securities Corp., 600 Steamboat Road, Greenwich, Connecticut 06830, telephone number (203) 625-2756. The Depositor has determined that its financial statements are not material to the offering of any Securities.


                            AVAILABLE INFORMATION

     The Depositor has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement under the Securities Act of 1933, as amended, with respect to the Securities. This Prospectus, which forms a part of the Registration Statement, and the Prospectus Supplement relating to each Series of Securities contain summaries of the material terms of the documents referred to herein and therein, but do not contain all of the information set forth in the Registration Statement pursuant to the Rules and Regulations of the Commission. For further information, reference is made to such Registration Statement and the exhibits thereto. Such Registration Statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Offices located as follows: Midwest Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and Northeast Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048. In addition, the Securities and Exchange Commission (the "Commission") maintains a Web site at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants, including the Depositor, that file electronically with the Commission.

     No person has been authorized to give any information or to make any representation other than those contained in this Prospectus and any Prospectus Supplement with respect hereto and, if given or made, such information or representations must not be relied upon. This Prospectus and any Prospectus Supplement with respect hereto do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Securities offered hereby and thereby nor an offer of the Securities to any person in any state or other jurisdiction in which such offer would be unlawful. The delivery of this Prospectus at any time does not imply that information herein is correct as of any time subsequent to its date.


                          REPORTS TO SECURITYHOLDERS

     Periodic and annual reports concerning the related Trust Fund for a Series of Securities are required under an Agreement to be forwarded to Securityholders. However, such reports will neither be examined nor reported on by an independent public accountant. See "Description of the Securities-- Reports to Securityholders".




                               SUMMARY OF TERMS

     This summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and in the related Prospectus Supplement with respect to the Series offered thereby and to the related Agreement (as such term is defined below) which will be prepared in connection with each Series of Securities. Unless otherwise specified, capitalized terms used and not defined in this Summary of Terms have the meanings given to them in this Prospectus and in the related Prospectus Supplement.

Title of Securities............      Asset    Backed     Certificates    (the
                                     "Certificates") and  Asset Backed  Notes
                                     (the "Notes" and, together with the Certificates, the "Securities"), which are issuable in Series.

Depositor......................      Financial  Asset  Securities   Corp.,  a
                                     Delaware   corporation,    an   indirect
                                     limited purpose  finance  subsidiary  of
                                     National Westminster Bank Plc and an affiliate of Greenwich Capital Markets,
                                     Inc.  See "The Depositor" herein.

Trustee........................      The  trustee  (the  "Trustee") for  each
                                     Series of  Securities will  be specified
                                     in the  related  Prospectus  Supplement.
                                     See  "The   Agreements"  herein   for  a
                                     description of the Trustee's rights and obligations.

Master Servicer................      The entity or  entities named  as Master
                                     Servicer (the "Master Servicer") will be
                                     specified  in  the   related  Prospectus
                                     Supplement.     See  "The   Agreements--
                                     Certain  Matters  Regarding  the  Master
                                     Servicer and the Depositor".

Trust Fund Assets..............      Assets of the Trust Fund for a Series of
                                     Securities will  include certain  assets
                                     (the  "Trust  Fund  Assets") which  will
                                     primarily consist  of (a)  Loans or  (b)
                                     Private    Asset    Backed   Securities,
                                     together  with  payments  in respect  of
                                     such Trust Fund Assets and certain other
                                     accounts, obligations or  agreements, in
                                     each case  as specified  in the  related
                                     Prospectus Supplement.   The  Loans will
                                     be  collected in a pool (each, a "Pool")
                                     as of  the first day of the month of the
                                     issuance  of   the  related   Series  of
                                     Securities or  such other date specified
                                     in  the   Prospectus   Supplement   (the
                                     "Cut-off Date").  Trust Fund assets also
                                     may  include  insurance  policies,  cash
                                     accounts,      reinvestment      income,
                                     guaranties, letters  of credit  or other
                                     assets  to the  extent described  in the
                                     related  Prospectus  Supplement.     See
                                     "Credit Enhancement".   In  addition, if
                                     the  related  Prospectus  Supplement  so
                                     provides,  the   related  Trust   Funds'
                                     assets will include the funds on deposit
                                     in an  account (a "Pre-Funding Account")
                                     which   will   be   used   to   purchase
                                     additional  Loans   during  the   period
                                     specified  in  the   related  Prospectus
                                     Supplement.   See "The  Agreements--Pre-
                                     Funding Accounts".

A.  Loans......................      The Loans will consist of (i) closed-end
                                     loans (the  "Closed-End  Loans")  and/or
                                     revolving home  equity loans  or certain
                                     balances therein (the  "Revolving Credit
                                     Line Loans",  together with  the Closed-
                                     End Loans, the "Home Equity Loans"), and
                                     (ii) home improvement  installment sales
                                     contracts    and     installment    loan
                                     agreements   (the    "Home   Improvement
                                     Contracts").  The Home  Equity Loans and
                                     the  Home   Improvement  Contracts   are
                                     collectively referred  to herein  as the
                                     "Loans".    All  Loans  will  have  been
                                     purchased  by   the  Depositor,   either
                                     directly or through an affiliate, from one or more Sellers.

                                     As specified  in the  related Prospectus
                                     Supplement, the  Home Equity Loans will,
                                     and the  Home Improvement Contracts may,
                                     be  secured  by  mortgages  or deeds  of
                                     trust   or   other    similar   security
                                     instruments   creating  a   lien   on  a
                                     mortgaged   property   (the   "Mortgaged
                                     Property"), which may be subordinated to
                                     one  or   more  senior   liens  on   the
                                     Mortgaged Property,  as described in the
                                     related  Prospectus   Supplement.     As
                                     specified  in  the   related  Prospectus
                                     Supplement,  Home  Improvement Contracts
                                     may be unsecured or  secured by purchase
                                     money  security  interests  in the  Home
                                     Improvements  financed  thereby.     The
                                     Mortgaged  Properties   and   the   Home
                                     Improvements are collectively referred to herein as the "Properties".

B. Private Asset-
  Backed Securities............      Private  Asset  Backed   Securities  may
                                     include  (a)  pass-through  certificates
                                     representing  beneficial   interests  in
                                     certain loans and/or  (b) collateralized
                                     obligations  secured   by  such   loans.
                                     Private  Asset  Backed   Securities  may
                                     include stripped securities representing
                                     an undivided interest in  all or a  part
                                     of either  the  principal  distributions
                                     (but not  the interest distributions) or
                                     the interest  distributions (but not the
                                     principal  distributions)  or   in  some
                                     specified portion  of the  principal and
                                     interest distributions  (but not  all of
                                     such distributions)  on  certain  loans.
                                     Although individual  loans underlying  a
                                     Private  Asset  Backed  Security may  be
                                     insured  or  guaranteed  by  the  United
                                     States or  an agency  or instrumentality
                                     thereof,  they  need  not  be,  and  the
                                     Private    Asset    Backed    Securities
                                     themselves  will not  be  so  insured or
                                     guaranteed.    Payments  on the  Private
                                     Asset   Backed   Securities    will   be
                                     distributed directly to the Trustee as registered owner of such Private Asset
                                     Backed Securities.  See "The Trust Fund-
                                     -Private Asset Backed Securities".

Description of
  the Securities...............      Each   Security    will   represent    a
                                     beneficial  ownership  interest  in,  or
                                     will  be  secured  by the  assets  of, a
                                     Trust  Fund  created  by  the  Depositor
                                     pursuant  to   an  Agreement  among  the
                                     Depositor, the  Master Servicer  and the
                                     Trustee  for the  related  Series.   The
                                     Securities of any  Series may  be issued
                                     in one  or more classes  as specified in
                                     the  related Prospectus  Supplement.   A
                                     Series of Securities may  include one or
                                     more  classes   of   senior   Securities
                                     (collectively, the  "Senior Securities")
                                     and one or  more classes  of subordinate
                                     Securities       (collectively,      the
                                     "Subordinated  Securities").     Certain
                                     Series or classes of Securities may be covered by insurance policies or other forms of credit enhancement, in each case as described herein and in the related Prospectus Supplement.

                                     One or  more classes  of  Securities  of
                                     each  Series  (i)  may  be  entitled  to
                                     receive distributions allocable  only to
                                     principal, only  to interest  or to  any
                                     combination   thereof;   (ii)   may   be
                                     entitled to  receive distributions  only
                                     of prepayments  of principal  throughout
                                     the lives  of the  Securities or  during
                                     specified   periods;   (iii)    may   be
                                     subordinated  in  the  right to  receive
                                     distributions of  scheduled payments  of
                                     principal,  prepayments   of  principal,
                                     interest or  any combination  thereof to
                                     one or more other classes of  Securities
                                     of such  Series throughout  the lives of
                                     the  Securities   or  during   specified
                                     periods; (iv) may be entitled to receive
                                     such  distributions   only   after   the
                                     occurrence  of events  specified  in the
                                     related Prospectus  Supplement; (v)  may
                                     be entitled  to receive distributions in
                                     accordance with a schedule or formula or
                                     on   the  basis   of   collections  from
                                     designated portions of the assets in the
                                     related   Trust   Fund;   (vi)   as   to
                                     Securities  entitled   to  distributions
                                     allocable to  interest, may  be entitled
                                     to receive interest at a fixed rate or a
                                     rate that is subject to change from time
                                     to  time;  and  (vii)  as to  Securities
                                     entitled to  distributions allocable  to
                                     interest,    may    be    entitled    to
                                     distributions allocable to interest only
                                     after the occurrence of events specified
                                     in the related Prospectus Supplement and
                                     may  accrue interest  until  such events
                                     occur, in each  case as specified in the
                                     related  Prospectus  Supplement.     The
                                     timing and amounts of such distributions may vary among classes, over time, or otherwise as specified in the related Prospectus Supplement.

Distributions on
  the Securities...............      Distributions on the Securities entitled
                                     thereto will be  made monthly or at such
                                     other   intervals  and   on   the  dates
                                     specified  in  the   related  Prospectus
                                     Supplement (each, a "Distribution Date")
                                     out of the payments received in  respect
                                     of the assets  of the related Trust Fund
                                     or Funds or other assets pledged for the
                                     benefit of  the Securities  as specified
                                     in the  related  Prospectus  Supplement.
                                     The  amount  allocable  to  payments  of
                                     principal   and    interest    on    any
                                     Distribution Date  will be determined as
                                     specified  in  the   related  Prospectus
                                     Supplement.           Allocations     of
                                     distributions among Securityholders of a single class shall be set forth in the related Prospectus Supplement.

                                     Unless  otherwise   specified   in   the
                                     related   Prospectus   Supplement,   the
                                     aggregate original principal  balance of
                                     the  Securities   will  not  exceed  the
                                     aggregate  distributions   allocable  to
                                     principal that  such Securities  will be
                                     entitled to  receive.   If specified  in
                                     the related  Prospectus Supplement,  the
                                     Securities  will   have   an   aggregate
                                     original principal  balance equal to the
                                     aggregate unpaid  principal  balance  of
                                     the Trust  Fund Assets  as of  the first
                                     day  of  the month  of  creation of  the
                                     Trust Fund and will bear interest in the
                                     aggregate  at   a  rate   equal  to  the
                                     interest  rate borne  by  the underlying
                                     Loans (the  "Loan Rate") and/or  Private
                                     Asset  Backed  Securities,  net  of  the
                                     aggregate servicing  fees and  any other
                                     amounts   specified   in   the   related
                                     Prospectus Supplement (the "Pass-Through
                                     Rate").   If specified  in  the  related
                                     Prospectus  Supplement,   the  aggregate
                                     original  principal   balance   of   the
                                     Securities and interest rates on the classes of Securities will be determined based on the cash flow on the Trust Fund Assets.

                                     The  rate  at  which  interest  will  be
                                     passed through to holders  of each class
                                     of Securities entitled thereto may be  a
                                     fixed rate or a rate that is subject  to
                                     change  from time to time  from the time
                                     and  for the  periods, in  each  case as
                                     specified  in  the   related  Prospectus
                                     Supplement.    Any  such   rate  may  be
                                     calculated on a loan-by-loan, weighted average, notional amount or other basis, in each case as described in the related Prospectus Supplement.

Compensating
  Interest.....................      If   so   specified   in   the   related
                                     Prospectus   Supplement,    the   Master
                                     Servicer will  be required  to remit  to
                                     the  Trustee, with respect to  each Loan
                                     in the related Trust Fund as to which  a
                                     principal  prepayment   in  full   or  a
                                     principal payment which is in excess  of
                                     the scheduled monthly payment and is not
                                     intended  to   cure  a  delinquency  was
                                     received  during   any  Due  Period,  an
                                     amount,  from  and   to  the  extent  of
                                     amounts otherwise  payable to the Master
                                     Servicer   as   servicing  compensation,
                                     equal to (i) the excess, if any, of  (a)
                                     30  days'   interest  on  the  principal
                                     balance  of the related Loan at the Loan
                                     Rate net of the per annum rate at  which
                                     the  Master  Servicer's   servicing  fee
                                     accrues, over (b) the amount of interest
                                     actually  received on  such  Loan during
                                     such  Due  Period,  net  of  the  Master
                                     Servicer's  servicing fee  or  (ii) such
                                     other amount as described in the related
                                     Prospectus Supplement.  See "Description
                                     of      the     Securities--Compensating
                                     Interest".

Credit Enhancement.............      The  assets  in  a  Trust  Fund  or  the
                                     Securities of one or more classes in the
                                     related Series may  have the  benefit of
                                     one or more types of credit  enhancement
                                     as described  in the  related Prospectus
                                     Supplement.    The   protection  against
                                     losses  afforded   by  any  such  credit
                                     support  may  be  limited.    The  type,
                                     characteristics  and  amount  of  credit
                                     enhancement will  be determined based on
                                     the characteristics  of the Loans and/or
                                     Private    Asset    Backed    Securities
                                     underlying or  comprising the Trust Fund
                                     Assets  and other  factors  and  will be
                                     established on the basis of requirements
                                     of   each  Rating   Agency   rating  the
                                     Securities of such  Series.  See "Credit
                                     Enhancement."

A. Subordination...............      The  rights   of  the   holders  of  the
                                     Subordinated Securities  of a  Series to
                                     receive distributions  with  respect  to
                                     the  assets in  the  related  Trust Fund
                                     will be subordinated  to such  rights of
                                     the holders of the Senior Securities  of
                                     the same Series  to the extent described
                                     in the  related  Prospectus  Supplement.
                                     This  subordination   is   intended   to
                                     enhance  the   likelihood   of   regular
                                     receipt by  holders of Senior Securities
                                     of  the full amount of  monthly payments
                                     of principal and interest due them.  The
                                     protection  afforded to  the  holders of
                                     Senior  Securities of a Series  by means
                                     of  the  subordination  feature will  be
                                     accomplished  by  (i)  the  preferential
                                     right of such holders to receive,  prior
                                     to  any   distribution  being   made  in
                                     respect  of  the   related  Subordinated
                                     Securities,  the  amounts   of  interest
                                     and/or  principal   due  them   on  each
                                     Distribution  Date   out  of  the  funds
                                     available for  distribution on such date
                                     in the related  Security Account and, to
                                     the  extent  described  in  the  related
                                     Prospectus Supplement,  by the  right of
                                     such   holders    to   receive    future
                                     distributions  on   the  assets  in  the
                                     related Trust  Fund that would otherwise
                                     have  been  payable  to  the holders  of
                                     Subordinated Securities;  (ii)  reducing
                                     the  ownership interest  of  the related
                                     Subordinated    Securities;    (iii)   a
                                     combination  of  clauses  (i)  and  (ii)
                                     above; or (iv) as otherwise described in
                                     the related  Prospectus Supplement.   If
                                     so specified  in the  related Prospectus
                                     Supplement, subordination may apply only
                                     in the event of certain  types of losses
                                     not covered  by other  forms  of  credit
                                     support,  such   as  hazard  losses  not
                                     covered  by  standard  hazard  insurance
                                     policies, losses  due to  the bankruptcy
                                     or fraud of  the borrower.   The related
                                     Prospectus  Supplement  will  set  forth
                                     information  concerning,   among   other
                                     things, the amount of subordination of a
                                     class   or   classes   of   Subordinated
                                     Securities    in    a     Series,    the
                                     circumstances     in      which     such
                                     subordination will  be  applicable,  and
                                     the  manner, if any, in which the amount
                                     of  subordination  will   decrease  over
                                     time.

B. Reserve Account.............      One or  more reserve  accounts (each,  a
                                     "Reserve Account")  may  be  established
                                     and maintained  for each  Series.    The
                                     related   Prospectus   Supplement   will
                                     specify  whether  or  not  such  Reserve
                                     Accounts will be included  in the corpus
                                     of the  Trust Fund for  such Series  and
                                     will also specify  the manner of funding
                                     the  related  Reserve  Accounts and  the
                                     conditions  under which  the  amounts in
                                     any such  Reserve Accounts  will be used
                                     to  make  distributions  to  holders  of
                                     Securities  of  a  particular  class  or
                                     released  from   the   related   Reserve
                                     Account.

C. Special Hazard Insurance
    Policy.....................      Certain classes  of Securities  may have
                                     the   benefit   of   a  Special   Hazard
                                     Insurance  Policy.     Certain  physical
                                     risks  that  are  not otherwise  insured
                                     against  by  standard  hazard  insurance
                                     policies  may be  covered  by  a Special
                                     Hazard  Insurance  Policy  or  Policies.
                                     Each  Special  Hazard  Insurance  Policy
                                     will be limited in scope  and will cover
                                     losses  pursuant  to  the provisions  of
                                     each  such   Special  Hazard   Insurance
                                     Policy  as   described  in  the  related
                                     Prospectus Supplement.

D. Bankruptcy Bond.............      One  or more  bankruptcy  bonds  (each a
                                     "Bankruptcy  Bond")   may  be   obtained
                                     covering certain  losses resulting  from
                                     action   which  may   be   taken   by  a
                                     bankruptcy  court in  connection  with a
                                     Loan.   The  level of  coverage and  the
                                     limitations in  scope of each Bankruptcy
                                     Bond will  be specified  in the  related
                                     Prospectus Supplement.

E. Loan Pool
   Insurance Policy............      A  mortgage  pool  insurance  policy  or
                                     policies may be obtained and maintained for Loans relating to any Series, which shall be limited in scope, covering defaults on the related Loans in an initial amount equal to a specified percentage of the aggregate principal balance of all Loans included in the Pool as of the Cut-off Date.

F. FHA Insurance...............      If specified  in the  related Prospectus
                                     Supplement, (i) all or a portion of  the
                                     Loans  in a  Pool may be insured  by the
                                     Federal   Housing   Administration  (the
                                     "FHA") and/or (ii) all  or a portion  of
                                     the Loans may be partially guaranteed by
                                     the Department of Veterans' Affairs (the
                                     "VA").         See    "Certain     Legal
                                     Considerations--Title I Program".

G. Cross-Support...............      If specified  in the  related Prospectus
                                     Supplement, the beneficial  ownership of
                                     separate groups of  assets included in a
                                     Trust Fund may be  evidenced by separate
                                     classes   of  the   related   Series  of
                                     Securities.     In  such   case,  credit
                                     support   may    be   provided    by   a
                                     cross-support  feature   which  requires
                                     that distributions  be made with respect
                                     to  Securities   evidencing   beneficial
                                     ownership of  one or  more asset  groups
                                     prior to  distributions to  Subordinated
                                     Securities   evidencing   a   beneficial
                                     ownership interest in, or secured by, other asset groups within the same Trust
                                     Fund.

                                     If specified  in the  related Prospectus
                                     Supplement, the coverage provided by one
                                     or  more forms  of  credit  support  may
                                     apply  concurrently   to  two   or  more
                                     separate  Trust Funds.    If applicable,
                                     the related Prospectus Supplement will identify the Trust Funds to which such credit support relates and the manner of determining the amount of the coverage provided thereby and of the application of such coverage to the identified Trust Funds.

H.  Other Arrangements.........      Other arrangements  as described  in the
                                     related Prospectus Supplement including, but not limited to, one or more letters of credit, surety bonds, other insurance or third-party guarantees may be used to provide coverage for certain risks of defaults or various types of losses.

Advances.......................      The Master  Servicer and, if applicable,
                                     each mortgage servicing institution that
                                     services a Loan  in a Pool on  behalf of
                                     the Master  Servicer (a  "Sub-Servicer")
                                     may  be  obligated  to  advance  amounts
                                     (each, an  "Advance")  corresponding  to
                                     delinquent  interest   and/or  principal
                                     payments on such Loan until the date, as
                                     specified  in  the   related  Prospectus
                                     Supplement, following  the date on which
                                     the  related  Property  is   sold  at  a
                                     foreclosure sale or the related Loan  is
                                     otherwise liquidated.  Any obligation to
                                     make   Advances   may   be  subject   to
                                     limitations as  specified in the related
                                     Prospectus Supplement.   If so specified
                                     in the  related  Prospectus  Supplement,
                                     Advances  may  be  drawn  from  a   cash
                                     account available for such purpose as described in such Prospectus Supplement.

                                     Any  such   obligation  of   the  Master
                                     Servicer  or   a  Sub-Servicer  to  make
                                     Advances   may  be   supported   by  the
                                     delivery  to the  Trustee  of  a support
                                     letter from an  affiliate of  the Master
                                     Servicer  or  such  Sub-Servicer  or  an
                                     unaffiliated  third  party  (a  "Support
                                     Servicer") guaranteeing  the payment  of
                                     such Advances by the Master Servicer  or
                                     Sub-Servicer,  as the  case  may  be, as
                                     specified  in  the   related  Prospectus
                                     Supplement.

                                     In  the   event  the   Master  Servicer,
                                     Support Servicer  or Sub-Servicer  fails
                                     to make a  required Advance, the Trustee
                                     may be obligated to advance such amounts
                                     otherwise required to be advanced by the
                                     Master  Servicer,  Support  Servicer  or
                                     Sub-Servicer.   See "Description  of the
                                     Securities--Advances."

Optional Termination...........      The   Master  Servicer   or   the  party
                                     specified  in  the   related  Prospectus
                                     Supplement, including  the holder of the
                                     residual interest in  a REMIC,  may have
                                     the option to effect early retirement of
                                     a  Series   of  Securities  through  the
                                     purchase of  the Trust  Fund Assets  and
                                     other  assets in the related  Trust Fund
                                     under  the   circumstances  and  in  the
                                     manner described  in  "The  Agreements--
                                     Termination;    Optional    Termination"
                                     herein  and  in  the related  Prospectus
                                     Supplement.

Legal Investment...............      The  Prospectus   Supplement  for   each
                                     series of Securities will specify which,
                                     if  any,  of the  classes of  Securities
                                     offered  thereby   constitute  "mortgage
                                     related securities"  for purposes of the
                                     Secondary  Mortgage  Market  Enhancement
                                     Act  of  1984  ("SMMEA").    Classes  of
                                     Securities  that  qualify  as  "mortgage
                                     related  securities"   will   be   legal
                                     investments   for   certain   types   of
                                     institutional investors  to  the  extent
                                     provided in SMMEA, subject, in any case,
                                     to  any   other  regulations  which  may
                                     govern investments by such institutional
                                     investors.         Institutions    whose
                                     investment  activities  are  subject  to
                                     review by  federal or  state authorities
                                     should consult with their counsel or the
                                     applicable   authorities   to  determine
                                     whether  an investment  in  a particular
                                     class of Securities (whether or not such
                                     class constitutes  a  "mortgage  related
                                     security")  complies   with   applicable
                                     guidelines,    policy    statements   or
                                     restrictions.  See "Legal Investment."

Certain Material
  Federal Income Tax
  Consequences.................      The   material   federal    income   tax
                                     consequences  to   Securityholders  will
                                     vary depending  on whether  one or  more
                                     elections are  made to  treat the  Trust
                                     Fund or specified  portions thereof as a
                                     real estate mortgage  investment conduit
                                     ("REMIC")  under the  provisions  of the
                                     Internal  Revenue   Code  of   1986,  as
                                     amended  (the "Code").    The Prospectus
                                     Supplement for each Series of Securities
                                     will  specify whether  such  an election
                                     will be  made.   See  "Certain  Material
                                     Federal Income Tax Consequences".

ERISA Considerations...........      A fiduciary of any employee benefit plan
                                     or other  retirement plan or arrangement
                                     subject  to   the  Employee   Retirement
                                     Income Security Act of  1974, as amended
                                     ("ERISA"), or  the Code should carefully
                                     review with  its legal  advisors whether
                                     the  purchase or  holding  of Securities
                                     could   give  rise   to   a  transaction
                                     prohibited or not  otherwise permissible
                                     under  ERISA or  the Code.   See  "ERISA
                                     Considerations".    Certain  classes  of
                                     Securities may not be transferred unless
                                     the  Trustee   and  the   Depositor  are
                                     furnished    with     a    letter     of
                                     representation or  an opinion of counsel
                                     to the  effect that  such transfer  will
                                     not   result  in  a  violation   of  the
                                     prohibited  transaction   provisions  of
                                     ERISA and the Code and will not subject the Trustee, the Depositor or the Master
                                     Servicer to additional obligations.  See
                                     "Description of the Securities-General" and "ERISA Considerations".



                                 RISK FACTORS

     Investors should consider, among other things, the following factors in connection with the purchase of the Securities.

LIMITED LIQUIDITY

     There will be no market for the Securities of any Series prior to the issuance thereof, and there can be no assurance that a secondary market will develop or, if it does develop, that it will provide Securityholders with liquidity of investment or will continue for the life of the Securities of such Series.

LIMITED ASSETS

     The Depositor does not have, nor is it expected to have, any significant assets. Unless otherwise specified in the related Prospectus Supplement, the Securities of a Series will be payable solely from the Trust Fund for such Securities and will not have any claim against or security interest in the Trust Fund for any other Series. There will be no recourse to the Depositor or any other person for any failure to receive distributions on the Securities. Further, at the times set forth in the related Prospectus Supplement, certain Trust Fund Assets and/or any balance remaining in the Security Account immediately after making all payments due on the Securities of such Series, after making adequate provision for future payments on certain classes of Securities and after making any other payments specified in the related Prospectus Supplement, may be promptly released or remitted to the Depositor, the Servicer, any credit enhancement provider or any other person entitled thereto and will no longer be available for making payments to Securityholders. Consequently, holders of Securities of each Series must rely solely upon payments with respect to the Trust Fund Assets and the other assets constituting the Trust Fund for a Series of Securities, including, if applicable, any amounts available pursuant to any credit enhancement for such Series, for the payment of principal of and interest on the Securities of such Series.

     The Securities will not represent an interest in or obligation of the Depositor, the Master Servicer or any of their respective affiliates. The only obligations, if any, of the Depositor with respect to the Trust Fund Assets or the Securities of any Series will be pursuant to certain representations and warranties. The Depositor does not have, and is not expected in the future to have, any significant assets with which to meet any obligation to repurchase Trust Fund Assets with respect to which there has been a breach of any representation or warranty. If, for example, the Depositor were required to repurchase a Loan, its only sources of funds to make such repurchase would be from funds obtained (i) from the enforcement of a corresponding obligation, if any, on the part of the Seller or originator of such Loan, or (ii) from a Reserve Account or similar credit enhancement established to provide funds for such repurchases. The Master Servicer's servicing obligations under the related Agreement may include its limited obligation to make certain advances in the event of delinquencies on the Loans, but only to the extent deemed recoverable. To the extent described in the related Prospectus Supplement, the Depositor or Master Servicer will be obligated under certain limited circumstances to purchase or act as a remarketing agent with respect to a convertible Loan upon conversion to a fixed rate.

CREDIT ENHANCEMENT

     Although credit enhancement is intended to reduce the risk of delinquent payments or losses to holders of Securities entitled to the benefit thereof, the amount of such credit enhancement will be limited, as set forth in the related Prospectus Supplement, and may decline and could be depleted under certain circumstances prior to the payment in full of the related Series of Securities, and as a result Securityholders may suffer losses. Moreover, such credit enhancement may not cover all potential losses or risks. For example, credit enhancement may or may not cover fraud or negligence by a loan originator or other parties. See "Credit Enhancement".

PREPAYMENT AND YIELD CONSIDERATIONS

     The timing of principal payments of the Securities of a Series will be affected by a number of factors, including the following: (i) the extent of prepayments of the Loans and, in the case of Private Asset Backed Securities, the underlying loans related thereto, comprising the Trust Fund, which prepayments may be influenced by a variety of factors, (ii) the manner of allocating principal and/or payments among the classes of Securities of a Series as specified in the related Prospectus Supplement, (iii) the exercise by the party entitled thereto of any right of optional termination and (iv) the rate and timing of payment defaults and losses incurred with respect to the Trust Fund Assets. Prepayments of principal may also result from repurchases of Trust Fund Assets due to material breaches of the Depositor's or the Master Servicer's representations and warranties, as applicable. The yield to maturity experienced by a holder of Securities may be affected by the rate of prepayment of the Loans comprising or underlying the Trust Fund Assets. See "Yield and Prepayment Considerations".

     Interest payable on the Securities of a Series on a Distribution Date will include all interest accrued during the period specified in the related Prospectus Supplement. In the event interest accrues over a period ending two or more days prior to a Distribution Date, the effective yield to
Securityholders will be reduced from the yield that would otherwise be obtainable if interest payable on the Security were to accrue through the day immediately preceding each Distribution Date, and the effective yield (at par) to Securityholders will be less than the indicated coupon rate. See "Description of the Securities - Distributions of Interest".

BALLOON PAYMENTS

     Certain of the Loans as of the Cut-off Date may not be fully amortizing over their terms to maturity and, thus, will require substantial principal payments (i.e., balloon payments) at their stated maturity. Loans with balloon payments involve a greater degree of risk because the ability of a borrower to make a balloon payment typically will depend upon its ability either to timely refinance the loan or to timely sell the related Property. The ability of a borrower to accomplish either of these goals will be affected by a number of factors, including the level of available mortgage rates at the time of sale or refinancing, the borrower's equity in the related Property, the financial condition of the borrower and tax laws.

NATURE OF MORTGAGES

     There are several factors that could adversely affect the value of Properties such that the outstanding balance of the related Loans, together with any senior financing on the Properties, if applicable, would equal or exceed the value of the Properties. Among the factors that could adversely affect the value of the Properties are an overall decline in the residential real estate market in the areas in which the Properties are located or a decline in the general condition of the Properties as a result of failure of borrowers to maintain adequately the Properties or of natural disasters that are not necessarily covered by insurance, such as earthquakes and floods. In the case of Home Equity Loans, such decline could extinguish the value of the interest of a junior mortgagee in the Property before having any effect on the interest of the related senior mortgagee. If such a decline occurs, the actual rates of delinquencies, foreclosures and losses on all Loans could be higher than those currently experienced in the mortgage lending industry in general.

     Even assuming that the Properties provide adequate security for the Loans, substantial delays could be encountered in connection with the liquidation of defaulted Loans and corresponding delays in the receipt of related proceeds by Securityholders could occur. An action to foreclose on a Property securing a Loan is regulated by state statutes and rules and is subject to many of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring several years to complete. Furthermore, in some states an action to obtain a deficiency judgment is not permitted following a nonjudicial sale of a Property. In the event of a default by a borrower, these restrictions, among other things, may impede the ability of the Master Servicer to foreclose on or sell the Property or to obtain liquidation proceeds sufficient to repay all amounts due on the related Loan. In addition, the Master Servicer will be entitled to deduct from related liquidation proceeds all expenses reasonably incurred in attempting to recover amounts due on defaulted Loans and not yet repaid, including payments to senior lienholders, legal fees and costs of legal action, real estate taxes and maintenance and preservation expenses.

     Liquidation expenses with respect to defaulted loans do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, assuming that a servicer took the same steps in realizing upon a defaulted loan having a small remaining principal balance as it would in the case of a defaulted loan having a large remaining principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the outstanding principal balance of the small loan than would be the case with the defaulted loan having a large remaining principal balance. Since the mortgages and deeds of trust securing the Home Equity Loans will be primarily junior liens subordinate to the rights of the mortgagee under the related senior mortgage(s) or deed(s) of trust, the proceeds from any liquidation, insurance or condemnation proceeds will be available to satisfy the outstanding balance of such junior lien only to the extent that the claims of such senior mortgagees have been satisfied in full, including any related foreclosure costs. In addition, a junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to any senior mortgage, in which case it must either pay the entire amount due on any senior mortgage to the related senior mortgagee at or prior to the foreclosure sale or undertake the obligation to make payments on any such senior mortgage in the event the mortgagor is in default thereunder. The Trust Fund will not have any source of funds to satisfy any senior mortgages or make payments due to any senior mortgagees.

     Applicable state laws generally regulate interest rates and other charges, require certain disclosures, and require licensing of certain originators and servicers of Loans. In addition, most states have other laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and practices which may apply to the origination, servicing and collection of the Loans. Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may limit the ability of the Master Servicer to collect all or part of the principal of or interest on the Loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the Master Servicer to damages and administrative sanctions. See "Certain Legal Aspects of the Loans".

ENVIRONMENTAL RISKS

     Federal, state and local laws and regulations impose a wide range of requirements on activities that may affect the environment, health and safety. In certain circumstances, these laws and regulations impose obligations on owners or operators of residential properties such as those subject to the Loans. The failure to comply with such laws and regulations may result in fines and penalties.

     Under various federal, state and local laws and regulations, an owner or operator of real estate may be liable for the costs of addressing hazardous substances on, in or beneath such property and related costs. Such liability could exceed the value of the property and the aggregate assets of the owner or operator. In addition, persons who transport or dispose of hazardous substances, or arrange for the transportation, disposal or treatment of hazardous substances, at off-site locations may also be held liable if there are releases or threatened releases of hazardous substances at such off-site locations.

     Under the laws of some states and under the federal Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), contamination of property may give rise to a lien on the property to assure the payment of the costs of clean-up. In several states, such a lien has priority over the lien of an existing mortgage against such property.

     Under the laws of some states, and under CERCLA and the federal Solid Waste Disposal Act, there is a possibility that a lender may be held liable as an "owner" or "operator" for costs of addressing releases or threatened releases of hazardous substances at a property, or releases of petroleum from an underground storage tank, under certain circumstances. See "Certain Legal Aspects of the Loans--Environmental Risks."

CERTAIN OTHER LEGAL CONSIDERATIONS REGARDING THE LOANS

     The Loans may also be subject to federal laws, including:

         (i) the Federal Truth in Lending Act and Regulation Z promulgated thereunder, which require certain disclosures to the borrowers regarding the terms of the Loans;

         (ii) the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit;

         (iii) the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower's credit experience; and

         (iv) for Loans that were originated or closed after November 7, 1989, the Home Equity Loan Consumer Protection Act of 1988, which requires additional application disclosures, limits changes that may be made to the loan documents without the borrower's consent and restricts a lender's ability to declare a default or to suspend or reduce a borrower's credit limit to certain enumerated events.

     The Riegle Act. Certain mortgage loans are subject to the Riegle Community Development and Regulatory Improvement Act of 1994 (the "Riegle Act") which incorporates the Home Ownership and Equity Protection Act of 1994. These provisions impose additional disclosure and other requirements on creditors with respect to non-purchase money mortgage loans with high interest rates or high up-front fees and charges. The provisions of the Riegle Act apply on a mandatory basis to all mortgage loans originated on or after October 1, 1995. These provisions can impose specific statutory liabilities upon creditors who fail to comply with their provisions and may affect the enforceability of the related loans. In addition, any assignee of the creditor would generally be subject to all claims and defenses that the consumer could assert against the creditor, including, without limitation, the right to rescind the mortgage loan.

     The Home Improvement Contracts are also subject to the Preservation of Consumers' Claims and Defenses regulations of the Federal Trade Commission and other similar federal and state statutes and regulations (collectively, the "Holder in Due Course Rules"), which protect the homeowner from defective craftsmanship or incomplete work by a contractor. These laws permit the obligor to withhold payment if the work does not meet the quality and durability standards agreed to by the homeowner and the contractor. The Holder in Due Course Rules have the effect of subjecting any assignee of the seller in a consumer credit transaction to all claims and defenses which the obligor in the credit sale transaction could assert against the seller of the goods.

     Violations of certain provisions of these federal laws may limit the ability of the Master Servicer to collect all or part of the principal of or interest on the Loans and in addition could subject the Trust Fund to damages and administrative enforcement. See "Certain Legal Aspects of the Loans".

RATING OF THE SECURITIES

     It will be a condition to the issuance of a class of Securities that they be rated in one of the four highest rating categories by the Rating Agency identified in the related Prospectus Supplement. Any such rating would be based on among other things, the adequacy of the value of the Trust Fund Assets and any credit enhancement with respect to such class and will respect such Rating Agency's assessment solely of the likelihood that holders of a class of Securities will receive payments to which such Securityholders are entitled under the related Agreement. Such rating will not constitute an assessment of the likelihood that principal prepayments on the related Loans will be made, the degree to which the rate of such prepayments might differ from that originally anticipated or the likelihood of early optional termination of the Series of Securities. Such rating shall not be deemed a recommendation to purchase, hold or sell Securities, inasmuch as it does not address market price or suitability for a particular investor. Such rating will not address the possibility that prepayment at higher or lower rates than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor purchasing a Security at a significant premium might fail to recoup its initial investment under certain prepayment scenarios.

     There is also no assurance that any such rating will remain in effect for any given period of time or that it may not be lowered or withdrawn entirely by the Rating Agency in the future if in its judgment circumstances in the future so warrant. In addition to being lowered or withdrawn due to any erosion in the adequacy of the value of the Trust Fund Assets or any credit enhancement with respect to a Series, such rating might also be lowered or withdrawn, among other reasons, because of an adverse change in the financial or other condition of a credit enhancement provider or a change in the rating of such credit enhancement provider's long term debt.

     The amount, type and nature of credit enhancement, if any, established with respect to a class of Securities will be determined on the basis of criteria established by each Rating Agency rating classes of such Series. Such criteria are sometimes based upon an actuarial analysis of the behavior of similar loans in a larger group. Such analysis is often the basis upon which each Rating Agency determines the amount of credit enhancement required with respect to each such class. There can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience nor any assurance that the data derived from a large pool of similar loans accurately predicts the delinquency, foreclosure or loss experience of any particular pool of Loans. No assurance can be given that the values of any Properties have remained or will remain at their levels on the respective dates of origination of the related Loans. If the residential real estate markets should experience an overall decline in property values such that the outstanding principal balances of the Loans in a particular Trust Fund and any secondary financing on the related Properties become equal to or greater than the value of the Properties, the rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions (which may or may not affect real property values) may affect the timely payment by mortgagors of scheduled payments of principal and interest on the Loans and, accordingly, the rates of delinquencies, foreclosures and losses with respect to any Trust Fund. To the extent that such losses are not covered by credit enhancement, such losses will be borne, at least in part, by the holders of one or more classes of the Securities of the related Series. See "Rating".

BOOK-ENTRY REGISTRATION

     If issued in book-entry form, such registration may reduce the liquidity of the Securities in the secondary trading market since investors may be unwilling to purchase Securities for which they cannot obtain physical certificates. Since transactions in Securities can be effected only through the Depository Trust Company ("DTC"), participating organizations ("Participants"), Financial Intermediaries and certain banks, the ability of a Securityholder to pledge a Security to persons or entities that do not participate in the DTC system, or otherwise to take actions in respect of such Securities, may be limited due to lack of a physical certificate representing the Securities.

     In addition, Securityholders may experience some delay in their receipt of distributions of interest and principal on the Securities since distributions are required to be forwarded by the Trustee to DTC and DTC will then be required to credit such distributions to the accounts of Participants which thereafter will be required to credit them to the accounts of Securityholders either directly or indirectly through Financial Intermediaries. See "Description of the Securities--Book-Entry Registration of Securities".

PRE-FUNDING ACCOUNTS

     If so provided in the related Prospectus Supplement, on the Closing Date the Depositor will deposit an amount (the "Pre-Funded Amount") specified in such Prospectus Supplement into the Pre-Funding Account. In no event shall the Pre-Funded Amount exceed 25% of the initial aggregate principal amount of the Certificates and/or Notes of the related Series of Securities. The Pre-Funded Amount will be used to purchase Loans ("Subsequent Loans") in a period from the Closing Date to a date not more than three months after the Closing Date (such period, the "Funding Period") from the Depositor (which, in turn, will acquire such Subsequent Loans from the Seller or Sellers specified in the related Prospectus Supplement). To the extent that the entire Pre-Funded Amount has not been applied to the purchase of Subsequent Loans by the end of the related Funding Period, any amounts remaining in the Pre-Funding Account will be distributed as a prepayment of principal to Certificateholders and/or Noteholders on the Distribution Date immediately following the end of the Funding Period, in the amounts and pursuant to the priorities set forth in the related Prospectus Supplement.

OTHER CONSIDERATIONS

     There is no assurance that the market value of the Trust Fund Assets or any other assets of a Series will at any time be equal to or greater than the principal amount of the Securities of such Series then outstanding, plus accrued interest thereon. Moreover, upon an event of default under the Agreement for a Series and a sale of the assets in the Trust Fund or upon a sale of the assets of a Trust Fund for a Series of Securities, the Trustee, the Master Servicer, the credit enhancer, if any, and any other service provider specified in the related Prospectus Supplement generally will be entitled to receive the proceeds of any such sale to the extent of unpaid fees and other amounts owing to such persons under the related Agreement prior to distributions to Securityholders. Upon any such sale, the proceeds thereof may be insufficient to pay in full the principal of and interest on the Securities of such Series.


--------------------

     /F1/ Whenever the terms "Pool", "Certificates" and "Notes" are used in this Prospectus, such terms will be deemed to apply, unless the context indicates otherwise, to one specific Pool and the Certificates representing certain undivided interests in, or Notes secured by the assets of, a single trust fund (the "Trust Fund") consisting primarily of the Loans in such Pool. Similarly, the term "Pass-Through Rate" will refer to the Pass-Through Rate borne by the Certificates or Notes of one specific Series and the term "Trust Fund" will refer to one specific Trust Fund.


                                THE TRUST FUND

     The Certificates of each Series will represent interests in the assets of the related Trust Fund, and the Notes of each Series will be secured by the pledge of the assets of the related Trust Fund. The Trust Fund for each Series will be held by the Trustee for the benefit of the related Securityholders. Each Trust Fund will consist of certain assets (the "Trust Fund Assets") consisting of a pool (each, a "Pool") comprised of Loans or Private Asset Backed Securities, in each case as specified in the related Prospectus Supplement, together with payments in respect of such Trust Fund Assets and certain other accounts, obligations or agreements, in each case as specified in the related Prospectus Supplement./F1/ The Pool will be created on the first day of the month of the issuance of the related Series of Securities or such other date specified in the Prospectus Supplement (the "Cut-off Date"). The Securities will be entitled to payment from the assets of the related Trust Fund or Funds or other assets pledged for the benefit of the Securityholders as specified in the related Prospectus Supplement and will not be entitled to payments in respect of the assets of any other trust fund established by the Depositor.

     The Trust Fund Assets will be acquired by the Depositor, either directly or through affiliates, from originators or sellers which may be affiliates of the Depositor (the "Sellers"), and conveyed by the Depositor to the related Trust Fund. Loans acquired by the Depositor will have been originated in accordance with the underwriting criteria specified below under "Loan Program-Underwriting Standards" or as otherwise described in a related Prospectus Supplement. See "Loan Program--Underwriting Standards".

     The Depositor will cause the Trust Fund Assets to be assigned to the Trustee named in the related Prospectus Supplement for the benefit of the holders of the Securities of the related Series. The Master Servicer named in the related Prospectus Supplement will service the Trust Fund Assets, either directly or through other servicing institutions ("Sub-Servicers"), pursuant to a Pooling and Servicing Agreement among the Depositor, the Master Servicer and the Trustee with respect to a Series of Certificates, or a servicing agreement (each, a "Servicing Agreement") between the Trustee and the Servicer with respect to a Series of Notes, and will receive a fee for such services. See "Loan Program" and "The Pooling and Servicing Agreement". With respect to Loans serviced by the Master Servicer through a Sub-Servicer, the Master Servicer will remain liable for its servicing obligations under the related Agreementas if the MasterServicer alone were servicingsuch Loans.

     As used herein, "Agreement" means, with respect to a Series of Certificates, the Pooling and Servicing Agreement or Trust Agreement, and with respect to a Series of Notes, the Indenture and the Servicing Agreement, as the context requires.

     If so specified in the related Prospectus Supplement, a Trust Fund relating to a Series of Securities may be a business trust formed under the laws of the state specified in the related Prospectus Supplement pursuant to a trust agreement (each, a "Trust Agreement") between the Depositor and the trustee of such Trust Fund.

     With respect to each Trust Fund, prior to the initial offering of the related Series of Securities, the Trust Fund will have no assets or liabilities. No Trust Fund is expected to engage in any activities other than acquiring, managing and holding of the related Trust Fund Assets and other assets contemplated herein and in the related Prospectus Supplement and the proceeds thereof, issuing Securities and making payments and distributions thereon and certain related activities. No Trust Fund is expected to have any source of capital other than its assets and any related credit enhancement.

     Unless otherwise specified in the related Prospectus Supplement, the only obligations of the Depositor with respect to a Series of Securities will be to obtain certain representations and warranties from the Sellers and to assign to the Trustee for such Series of Securities the Depositor's rights with respect to such representations and warranties. See "The Agreements-- Assignment of Trust Fund Assets". The obligations of the Master Servicer with respect to the Loans will consist principally of its contractual servicing obligations under the related Agreement (including its obligation to enforce the obligations of the Sub-Servicers or Sellers, or both, as more fully described herein under "Loan Program--Representations by Sellers; Repurchases" and "The Agreements--Sub-Servicing of Loans", "--Assignment of Trust Fund Assets") and its obligation, if any, to make certain cash advances in the event of delinquencies in payments on or with respect to the Loans in the amounts described herein under "Description of the Securities--Advances". The obligations of the Master Servicer to make advances may be subject to limitations, to the extent provided herein and in the related Prospectus Supplement.

     The following is a brief description of the assets expected to be included in the Trust Funds. If specific information respecting the Trust
Fund Assets is not known at the time the related Series of Securities initially is offered, more general information of the nature described below will be provided in the related Prospectus Supplement, and specific information will be set forth in a report on Form 8-K to be filed with the Securities and Exchange Commission within fifteen days after the initial issuance of such Securities (the "Detailed Description"). A copy of the Agreement with respect to each Series of Securities will be attached to the Form 8-K and will be available for inspection at the corporate trust office of the Trustee specified in the related Prospectus Supplement. A schedule of the Trust Fund Assets relating to such Series will be attached to the Agreement delivered to the Trustee upon delivery of the Securities.

THE LOANS

     General. For purposes hereof, "Home Equity Loans" includes "Closed-End Loans" and "Revolving Credit Line Loans". The real property which secures repayment of the Loans is referred to as "Properties". Unless otherwise specified in the related Prospectus Supplement, the Loans will be secured by mortgages or deeds of trust or other similar security instruments creating a lien on a Property, which may be subordinated to one or more senior liens on the related Properties, each as described in the related Prospectus Supplement. As more fully described in the related Prospectus Supplement, the Loans may be "conventional" loans or loans that are insured or guaranteed by a governmental agency such as the FHA or VA.

     The Properties relating to Loans will consist primarily of detached or semi-detached one- to four-family dwelling units, townhouses, rowhouses, individual condominium units, individual units in planned unit developments, and certain other dwelling units ("Single Family Properties") or Small Mixed-Used Properties (as defined herein) which consist of structures of not more than three stories which include one- to four-family residential dwelling units and space used for retail, professional or other commercial uses. Such Properties may include vacation and second homes, investment properties and leasehold interests. The Properties may be located in any one of the fifty states, the District of Columbia, Guam, Puerto Rico or any other territory of the United States.

     The payment terms of the Loans to be included in a Trust Fund will be described in the related Prospectus Supplement and may include any of the following features (or combination thereof) or other features, all as described above or in the related Prospectus Supplement:

         (a) Interest may be payable at a fixed rate, a rate adjustable from time to time in relation to an index (which will be specified in the related Prospectus Supplement), a rate that is fixed for a period of time or under certain circumstances and is followed by an adjustable rate, a rate that otherwise varies from time to time, or a rate that is convertible from an adjustable rate to a fixed rate. Changes to an adjustable rate may be subject to periodic limitations, maximum rates, minimum rates or a combination of such limitations. Accrued interest may be deferred and added to the principal of a loan for such periods and under such circumstances as may be specified in the related Prospectus Supplement. Loans may provide for the payment of interest at a rate lower than the specified interest rate borne by such Mortgage (the "Loan Rate") for a period of time or for the life of the Loan, and the amount of any difference may be contributed from funds supplied by the Seller of the Property or another source.

         (b) Principal may be payable on a level debt service basis to fully amortize the loan over its term, may be calculated on the basis of an assumed amortization schedule that is significantly longer than the original term to maturity or on an interest rate that is different from the interest rate on the Loan or may not be amortized during all or a portion of the original term. Payment of all or a substantial portion of the principal may be due on maturity ("balloon payment"). Principal may include interest that has been deferred and added to the principal balance of the Loan.

         (c) Monthly payments of principal and interest may be fixed for the life of the loan, may increase over a specified period of time or may change from period to period. Loans may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments.

         (d) Prepayments of principal may be subject to a prepayment fee, which may be fixed for the life of the loan or may decline over time, and may be prohibited for the life of the loan or for certain periods ("lockout periods"). Certain loans may permit prepayments after expiration of the applicable lockout period and may require the payment of a prepayment fee in connection with any such subsequent prepayment. Other loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The loans may include "due on sale" clauses which permit the mortgagee to demand payment of the entire loan in connection with the sale or certain transfers of the related Property. Other loans may be assumable by persons meeting the then applicable underwriting standards of the Seller.

     As more fully described in the related Prospectus Supplement, interest on each Revolving Credit Line Loan, excluding introduction rates offered from time to time during promotional periods, is computed and payable monthly on the average daily outstanding principal balance of such Loan. Principal amounts on a Revolving Credit Line Loan may be drawn down (up to a maximum amount as set forth in the related Prospectus Supplement) or repaid under each Revolving Credit Line Loan from time to time, but may be subject to a minimum periodic payment. Except to the extent provided in the related Prospectus Supplement, the Trust Fund will not include any amounts borrowed under a Revolving Credit Line Loan after the Cut-off Date. The full amount of a Closed-End Loan is advanced at the inception of the loan and generally is repayable in equal (or substantially equal) installments of an amount to fully amortize such loan at its stated maturity. Except to the extent provided in the related Prospectus Supplement, the original terms to stated maturity of Closed-End Loan will not exceed 360 months. Under certain circumstances, under either a Revolving Credit Line Loan or a Closed-End Loan, a borrower may choose an interest only payment option and is obligated to pay only the amount of interest which accrues on the loan during the billing cycle. An interest only payment option may be available for a specified period before the borrower must begin paying at least the minimum monthly payment of a specified percentage of the average outstanding balance of the loan.

     The aggregate principal balance of Loans secured by Properties that are owner-occupied will be disclosed in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, the sole basis for a representation that a given percentage of the Loans is secured by Single Family Property that is owner-occupied will be either (i) the making of a representation by the borrower at origination of the Loan either that the underlying Property will be used by the borrower for a period of at least six months every year or that the borrower intends to use the Property as a primary residence or (ii) a finding that the address of the underlying Property is the borrower's mailing address.

     The Loans may include fixed-rate, closed-end mortgage loans having terms to maturity of up to 30 years and secured by first-lien mortgages originated on Properties containing one to four residential units and no more than three income producing non-residential units ("Small Mixed-Use Properties"). At least 50% of the units contained in a Small Mixed-Use Property will consist of residential units. Income from such non-residential units will not exceed 40% of the adjusted gross income of the related borrower. The maximum Loan-to-Value Ratio on Small Mixed-Use Properties will not exceed 65%. Small Mixed-Use Properties may be owner occupied or investor properties and the loan purpose may be a refinancing or a purchase.

     Home Improvement Contracts. The Trust Fund Assets for a Series may consist, in whole or part, of home improvement installment sales contracts and installment loan agreements (the "Home Improvement Contracts") originated by a home improvement contractor, a thrift or a commercial mortgage banker in the ordinary course of business. As specified in the related Prospectus Supplement, the Home Improvement Contracts will either be unsecured or secured by the Mortgages primarily on Single Family Properties which are generally subordinate to other mortgages on the same Property, or secured by purchase money security interest in the Home Improvements financed thereby. Except as otherwise specified in the related Prospectus Supplement, the Home Improvement Contracts will be fully amortizing and may have fixed interest rates or adjustable interest rates and may provide for other payment characteristics as described below and in the related Prospectus Supplement.

     Except as otherwise specified in the related Prospectus Supplement, the home improvements (the "Home Improvements") securing the Home Improvement Contracts will include, but are not limited to, replacement windows, house siding, new roofs, swimming pools, satellite dishes, kitchen and bathroom remodeling goods and solar heating panels.

     The initial Loan-to-Value Ratio of a Home Improvement Contract is computed in the manner described in the related Prospectus Supplement.

     Additional Information. Each Prospectus Supplement will contain information, as of the date of such Prospectus Supplement and to the extent then specifically known to the Depositor, with respect to the Loans contained in the related Pool, including (i) the aggregate outstanding principal balance and the average outstanding principal balance of the Loans as of the applicable Cut-off Date, (ii) the type of property securing the Loan (e.g., one- to four-family houses, individual units in condominium apartment buildings, vacation and second homes or other real property), (iii) the original terms to maturity of the Loans, (iv) the largest principal balance and the smallest principal balance of any of the Loans, (v) the earliest origination date and latest maturity date of any of the Loans, (vi) the Loan-to-Value Ratios or Combined Loan-to-Value Ratios, as applicable, of the Loans, (vii) the Loan Rates or annual percentage rates ("APR") or range of Loan Rates or APR's borne by the Loans, and (viii) the geographical location of the Loans on a state-by-state basis. If specific information respecting the Loans is not known to the Depositor at the time the related Securities are initially offered, more general information of the nature described above will be provided in the related Prospectus Supplement, and specific information will be set forth in the Detailed Description.

     Except as otherwise specified in the related Prospectus Supplement, the "Combined Loan-to-Value Ratio" of a Loan at any given time is the ratio, expressed as a percentage, of (i) the sum of (a) the original principal balance of the Loan (or, in the case of a Revolving Credit Line Loan, the maximum amount thereof available) and (b) the outstanding principal balance at the date of origination of the Loan of any senior mortgage loan(s) or, in the case of any open-ended senior mortgage loan, the maximum available line of credit with respect to such mortgage loan, regardless of any lesser amount actually outstanding at the date of origination of the Loan, to (ii) the Collateral Value of the related Property. Except as otherwise specified in the related Prospectus Supplement, the "Collateral Value" of the Property, other than with respect to certain Loans the proceeds of which were used to refinance an existing mortgage loan (each, a "Refinance Loan"), is the lesser of (a) the appraised value determined in an appraisal obtained by the originator at origination of such Loan and (b) the sales price for such Property. In the case of Refinance Loans, the "Collateral Value" of the related Property is the appraised value thereof determined in an appraisal obtained at the time of refinancing.

PRIVATE ASSET BACKED SECURITIES

     General. Private Asset Backed Securities may consist of (a) pass-through certificates or participation certificates evidencing an undivided interest in a pool of home equity or home improvement loans, or (b) collateralized mortgage obligations secured by home equity or home improvement loans. Private Asset Backed Securities may include stripped asset backed securities representing an undivided interest in all or a part of either the principal distributions (but not the interest distributions) or the interest distributions (but not the principal distributions) or in some specified portion of the principal and interest distributions (but not all of such distributions) on certain home equity or home improvement loans. Private Asset Backed Securities will have been issued pursuant to a pooling and servicing agreement, an indenture or similar agreement (a "PABS Agreement"). The seller/servicer of the underlying Loans will have entered into the PABS Agreement with the trustee under such PABS Agreement (the "PABS Trustee"). The PABS Trustee or its agent, or a custodian, will possess the loans underlying such Private Asset Backed Security. Loans underlying a Private Asset Backed Security will be serviced by a servicer (the "PABS Servicer") directly or by one or more subservicers who may be subject to the supervision of the PABS Servicer. Except as otherwise specified in the related Prospectus Supplement, the PABS Servicer will be a FNMA or FHLMC approved servicer and, if FHA Loans underlie the Private Asset Backed Securities, approved by HUD as an FHA mortgagee.

     The issuer of the Private Asset Backed Securities (the "PABS Issuer") will be a financial institution or other entity engaged generally in the business of mortgage lending, a public agency or instrumentality of a state, local or federal government, or a limited purpose corporation organized for the purpose of, among other things, establishing trusts and acquiring and selling housing loans to such trusts and selling beneficial interests in such trusts. The PABS Issuer shall not be an affiliate of the Depositor. The obligations of the PABS Issuer will generally be limited to certain representations and warranties with respect to the assets conveyed by it to the related trust. Except as otherwise specified in the related Prospectus Supplement, the PABS Issuer will not have guaranteed any of the assets conveyed to the related trust or any of the Private Asset Backed Securities issued under the PABS Agreement. Additionally, although the loans underlying the Private Asset Backed Securities may be guaranteed by an agency or instrumentality of the United States, the Private Asset Backed Securities themselves will not be so guaranteed.

     Distributions of principal and interest will be made on the Private Asset Backed Securities on the dates specified in the related Prospectus Supplement. The Private Asset Backed Securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. Principal and interest distributions will be made on the Private Asset Backed Securities by the PABS Trustee or the PABS Servicer. The PABS Issuer or the PABS Servicer may have the right to repurchase assets underlying the Private Asset Backed Securities after a certain date or under other circumstances as specified in the related Prospectus Supplement.

     Underlying Loans. The home equity or home improvement loans underlying the Private Asset Backed Securities may consist of fixed rate, level payment, fully amortizing loans or graduated payment loans, buydown loans, adjustable rate loans, or loans having balloon or other special payment features. Such loans may be secured by single family property, multifamily property, manufactured homes or by an assignment of the proprietary lease or occupancy agreement relating to a specific dwelling within a cooperative and the related shares issued by such cooperative. Except as otherwise specified in the related Prospectus Supplement, the underlying loans will have the following characterizations: (i) no loan will have had a Loan-to-Value Ratio at origination in excess of 95%, (ii) each single family loan secured by a mortgaged property that had a Loan-to-Value ratio in excess of 80% at origination will be covered by a primary mortgage insurance policy, (iii) each loan will have had an original term to stated maturity of not less than 5 years and not more than 40 years, (iv) no loan that was more than 89 days delinquent as to the payment of principal or interest will have been eligible for inclusion in the assets under the related PABS Agreement, (v) each loan (other than a cooperative loan) will be required to be covered by a standard hazard insurance policy (which may be a blanket policy), and (vi) each loan (other than a cooperative loan or a contract secured by a manufactured home) will be covered by a title insurance policy.

     Credit Support Relating to Private Asset Backed Securities. Credit support in the form of reserve funds, subordination of other private certificates issued under the PABS Agreement, letters of credit, surety bonds, insurance policies or other types of credit support may be provided with respect to the loans underlying the Private Asset Backed Securities themselves.

     Rating of Private Asset Backed Securities. The PABS upon their issuance will have been assigned a rating in one of the four highest rating categories by at least one nationally recognized statistical rating agency.

     Additional Information. The Prospectus Supplement for a Series for which the Trust Fund includes Private Asset Backed Securities will specify
(i) the aggregate approximate principal amount and type of the Private Asset Backed Securities to be included in the Trust Fund, (ii) certain characteristics of the loans which comprise the underlying assets for the Private Asset Backed Securities including (A) the payment features of such loans, (B) the approximate aggregate principal balance, if known, of underlying loans insured or guaranteed by a governmental entity, (C) the servicing fee or range of servicing fees with respect to the loans, and (D) the minimum and maximum stated maturities of the underlying loans at origination, (iii) the maximum original term-to-stated maturity of the Private Asset Backed Securities, (iv) the weighted average term-to-stated maturity of the Private Asset Backed Securities, (v) the pass-through or certificate rate of the Private Asset Backed Securities, (vi) the weighted average pass-through or certificate rate of the Private Asset Backed Securities, (vii) the PABS Issuer, the PABS Servicer (if other than the PABS Issuer) and the PABS Trustee for such Private Asset Backed Securities, (viii) certain characteristics of credit support, if any, such as reserve funds, insurance policies, surety bonds, letters of credit or guaranties relating to the loans underlying the Private Asset Backed Securities or to such Private Asset Backed Securities themselves, (ix) the term on which the underlying loans for such Private Asset Backed Securities may, or are required to, be purchased prior to their stated maturity or the stated maturity of the Private Asset Backed Securities, (x) the terms on which loans may be substituted for those originally underlying the Private Asset Backed
Securities and (xi) to the extent provided in a periodic report to the Trustee in its capacity as holder of the PABS, certain information regarding the status of the credit support, if any, relating to the PABS.


                               USE OF PROCEEDS

     The net proceeds to be received from the sale of the Securities will be applied by the Depositor to the purchase of Trust Fund Assets or will be used by the Depositor for general corporate purposes. The Depositor expects to sell Securities in Series from time to time, but the timing and amount of offerings of Securities will depend on a number of factors, including the volume of Trust Fund Assets acquired by the Depositor, prevailing interest rates, availability of funds and general market conditions.


                                THE DEPOSITOR

     Financial Asset Securities Corp., the Depositor, is a Delaware corporation organized on August 2, 1995 for the limited purpose of acquiring, owning and transferring Trust Fund Assets and selling interests therein or bonds secured thereby. It is an indirect limited purpose finance subsidiary of National Westminster Bank Plc and an affiliate of Greenwich Capital Markets, Inc., a registered securities broker-dealer. The Depositor maintains its principal office at 600 Steamboat Road, Greenwich, Connecticut 06830. Its telephone number is (203) 625-2700.

     Neither the Depositor nor any of the Depositor's affiliates will insure or guarantee distributions on the Securities of any Series.


                                 LOAN PROGRAM

     The Loans will have been purchased by the Depositor, either directly or through affiliates, from Sellers. Unless otherwise specified in the related Prospectus Supplement, the Loans so acquired by the Depositor will have been originated in accordance with the underwriting criteria specified below under "Underwriting Standards".

UNDERWRITING STANDARDS

     Each Seller will represent and warrant that all Loans originated and/or sold by it to the Depositor or one of its affiliates will have been underwritten in accordance with standards consistent with those utilized by mortgage lenders generally during the period of origination for similar types of loans. As to any Loan insured by the FHA or partially guaranteed by the VA, the Seller will represent that it has complied with underwriting policies of the FHA or the VA, as the case may be.

     Underwriting standards are applied by or on behalf of a lender to evaluate the borrower's credit standing and repayment ability, and the value and adequacy of the Property as collateral. In general, a prospective borrower applying for a Loan is required to fill out a detailed application designed to provide to the underwriting officer pertinent credit information, including the principal balance and payment history with respect to any senior mortgage, if any, which, unless otherwise specified in the related Prospectus Supplement, the borrower's income will be verified by the Seller. As part of the description of the borrower's financial condition, the borrower generally is required to provide a current list of assets and liabilities and a statement of income and expenses, as well as an authorization to apply for a credit report which summarizes the borrower's credit history with local merchants and lenders and any record of bankruptcy. In most cases, an employment verification is obtained from an independent source (typically the borrower's employer) which verification reports the length of employment with that organization, the current salary, and whether it is expected that the borrower will continue such employment in the future. If a prospective borrower is self-employed, the borrower may be required to submit copies of signed tax returns. The borrower may also be required to authorize verification of deposits at financial institutions where the borrower has demand or savings accounts.

     In determining the adequacy of the property to be used as collateral, an appraisal will generally be made of each property considered for financing. The appraiser is generally required to inspect the property, issue a report on its condition and, if applicable, verify that construction, if new, has been completed. The appraisal is based on the market value of comparable homes, the estimated rental income (if considered applicable by the appraiser) and the cost of replacing the home. The value of the property being financed, as indicated by the appraisal, must be such that it currently supports, and is anticipated to support in the future, the outstanding loan balance.

     Once all applicable employment, credit and property information is received, a determination generally is made as to whether the prospective borrower has sufficient monthly income available (i) to meet the borrower's monthly obligations on the proposed mortgage loan (generally determined on the basis of the monthly payments due in the year of origination) and other expenses related to the property (such as property taxes and hazard insurance) and (ii) to meet monthly housing expenses and other financial obligations and monthly living expenses. The underwriting standards applied by Sellers, particularly with respect to the level of loan documentation and the mortgagor's income and credit history, may be varied in appropriate cases where factors such as low Combined Loan-to-Value Ratios or other favorable credit exist.

QUALIFICATIONS OF SELLERS

     Unless otherwise specified in the related Prospectus Supplement, each Seller will be required to satisfy the qualifications set forth herein. Each Seller must be an institution experienced in originating and servicing loans of the type contained in the related Pool in accordance with accepted practices and prudent guidelines, and must maintain satisfactory facilities to originate and service those loans. Unless otherwise specified in the related Prospectus Supplement, each Seller will be a seller/servicer approved by either FNMA or FHLMC.

REPRESENTATIONS BY SELLERS; REPURCHASES OR SUBSTITUTIONS

     Each Seller will have made representations and warranties in respect of the Loans sold by such Seller and evidenced by all, or a part, of a Series of Securities. Except as otherwise specified in the related Prospectus Supplement, such representations and warranties include, among other things:
(i) that title insurance (or in the case of Properties located in areas where such policies are generally not available, an attorney's certificate of title) and any required hazard insurance policy (or certificate of title as applicable) remained in effect on the date of purchase of the Loan from the Seller by or on behalf of the Depositor; (ii) that the Seller had good title to each such Loan and such Loan was subject to no offsets, defenses, counterclaims or rights of rescission except to the extent that any buydown agreement described herein may forgive certain indebtedness of a borrower;
(iii) that each Loan constituted a valid lien on the Property (subject only to permissible liens disclosed, if applicable, title insurance exceptions, if applicable, and certain other exceptions described in the Agreement) and that the Property was free from damage and was in acceptable condition; (iv) that there were no delinquent tax or assessment liens against the Property;
(v) that no required payment on a Loan was more than thirty days' delinquent; and (vi) that each Loan was made in compliance with, and is enforceable under, all applicable local, state and federal laws and regulations in all material respects.

     If so specified in the related Prospectus Supplement, the representations and warranties of a Seller in respect of a Loan will be made not as of the Cut-off Date but as of the date on which such Seller sold the Loan to the Depositor or one of its affiliates. Under such circumstances, a substantial period of time may have elapsed between such date and the date of initial issuance of the Series of Securities evidencing an interest in such Loan. Since the representations and warranties of a Seller do not address events that may occur following the sale of a Loan by such Seller, its repurchase obligation described below will not arise if the relevant event that would otherwise have given rise to such an obligation with respect to a Loan occurs after the date of sale of such Loan by such Seller to the Depositor or its affiliates. However, the Depositor will not include any Loan in the Trust Fund for any Series of Securities if anything has come to the Depositor's attention that would cause it to believe that the representationes and warranties of a Seller will not be accurate and complete in all material respects in respect of such Loan as of the date of initial issuance of the related Series of Securities. If the Master Servicer is also a Seller of Loans with respect to a particular Series, such representations will be in addition to the representations and warranties made by the Master Servicer in its capacity as a Master Servicer.

     The Master  Servicer or  the  Trustee, if  the  Master Servicer  is  the
Seller, will promptly notify the relevant Seller of any breach of any representation or warranty made by it in respect of a Loan which materially and adversely affects the interests of the Securityholders in such Loan. Unless otherwise specified in the related Prospectus Supplement, if such Seller cannot cure such breach within 90 days following notice from the Master Servicer or the Trustee, as the case may be, then such Seller will be obligated either (i) to repurchase such Loan from the Trust Fund at a price (the "Purchase Price") equal to 100% of the unpaid principal balance thereof as of the date of the repurchase plus accrued interest thereon to the first day of the month following the month of repurchase at the Loan Rate (less any Advances or amount payable as related servicing compensation if the Seller is the Master Servicer) or (ii) to substitute for such Loan a replacement loan that satisfies certain requirements set forth in the Agreement. If a REMIC election is to be made with respect to a Trust Fund, unless otherwise specified in the related Prospectus Supplement, the Master Servicer or a holder of the related residual certificate generally will be obligated to pay any prohibited transaction tax which may arise in connection with any such repurchase or substitution and the Trustee must have received a satisfactory opinion of counsel that such repurchase or substitution will not cause the Trust Fund to lose its status as a REMIC or otherwise subject the Trust Fund to a prohibited transaction tax. The Master Servicer may be entitled to reimbursement for any such payment from the assets of the related Trust Fund or from any holder of the related residual certificate. See "Description of the Securities--General". Except in those cases in which the Master Servicer is the Seller, the Master Servicer will be required under the applicable Agreement to enforce this obligation for the benefit of the Trustee and the holders of the Securities, following the practices it would employ in its good faith business judgment were it the owner of such Loan. This repurchase or substitution obligation will constitute the sole remedy available to holders of Securities or the Trustee for a breach of representation by a Seller.

     Neither the Depositor nor the Master Servicer (unless the Master Servicer is the Seller) will be obligated to purchase or substitute a Loan if a Seller defaults on its obligation to do so, and no assurance can be given that Sellers will carry out their respective repurchase or substitution obligations with respect to Loans. However, to the extent that a breach of a representation and warranty of a Seller may also constitute a breach of a representation made by the Master Servicer, the Master Servicer may have a repurchase or substitution obligation as described below under "The Agreements--Assignment of Trust Fund Assets".


                        DESCRIPTION OF THE SECURITIES

     Each Series of Certificates will be issued pursuant to separate agreements (each, a "Pooling and Servicing Agreement" or a "Trust Agreement") among the Depositor, the Servicer, if the Series relates to Loans, and the Trustee. A form of Pooling and Servicing Agreement and Trust Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. Each Series of Notes will be issued pursuant to an indenture (the "Indenture") between the related Trust Fund and the entity named in the related Prospectus Supplement as trustee (the "Trustee") with respect to such Series. A form of Indenture has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. A Series may consist of both Notes and Certificates. Each Agreement, dated as of the related Cut-off Date, will be among the Depositor, the Master Servicer and the Trustee for the benefit of the holders of the Securities of such Series. The provisions of each Agreement will vary depending upon the nature of the Securities to be issued thereunder and the nature of the related Trust Fund. The following summaries describe certain provisions which may appear in each Agreement. The Prospectus Supplement for a Series of Securities will describe any provision of the Agreement relating to such Series that mainly differs from the description thereof contained in this Prospectus. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Agreement for each Series of Securities and the applicable Prospectus Supplement. The Depositor will provide a copy of the Agreement (without exhibits) relating to any Series without charge upon written request of a holder of record of a Security of such Series addressed to Financial Asset Securities Corp., 600 Steamboat Road, Greenwich, Connecticut 06830, Attention: Asset Backed Finance Group.

GENERAL

     Unless otherwise specified in the related Prospectus Supplement, the Certificates of each Series will be issued in book-entry or fully registered form, in the authorized denominations specified in the related Prospectus Supplement, will evidence specified beneficial ownership interests in the related Trust Fund created pursuant to each Agreement and will not be entitled to payments in respect of the assets included in any other Trust Fund established by the Depositor. Unless otherwise specified in the related Prospectus Supplement, the Notes of each Series will be issued in book-entry or fully registered form, in the authorized denominations specified in the related Prospectus Supplement, will be secured by the pledge of the assets of the related Trust Fund and will not be entitled to payments in respect of the assets included in any other Trust Fund established by the Depositor. The Securities will not represent obligations of the Depositor or any affiliate of the Depositor. Certain of the Loans may be guaranteed or insured as set forth in the related Prospectus Supplement. Each Trust Fund will consist of, to the extent provided in the Agreement, (i) the Trust Fund Assets, as from time to time are subject to the related Agreement (exclusive of any amounts specified in the related Prospectus Supplement ("Retained Interest")), including all payments of interest and principal received with respect to the Loans after the Cut-off Date (to the extent not applied in computing the Cut-off Date Principal Balance); (ii) such assets as from time to time are required to be deposited in the related Security Account, as described below under "The Agreements--Payments on Loans; Deposits to Security Account";
(iii) property which secured a Loan and which is acquired on behalf of the Securityholders by foreclosure or deed in lieu of foreclosure and (iv) any insurance policies or other forms of credit enhancement required to be maintained pursuant to the related Agreement. If so specified in the related Prospectus Supplement, a Trust Fund may also include one or more of the following: reinvestment income on payments received on the Trust Fund Assets, a Reserve Account, a mortgage pool insurance policy, a Special Hazard Insurance Policy, a Bankruptcy Bond, one or more letters of credit, a surety bond, guaranties or similar instruments or other agreements.

     Each Series of Securities will be issued in one or more classes. Each class of Securities of a Series will evidence beneficial ownership of a specified percentage (which may be 0%) or portion of future interest payments and a specified percentage (which may be 0%) or portion of future principal payments on the Trust Fund Assets in the related Trust Fund. A Series of
Securities may include one or more classes that are senior in right to payment to one or more other classes of Securities of such Series. One or more classes of Securities of a Series may be entitled to receive distributions of principal, interest or any combination thereof. Distributions on one or more classes of a Series of Securities may be made prior to one or more other classes, after the occurrence of specified events, in accordance with a schedule or formula, on the basis of collections from designated portions of the Trust Fund Assets in the related Trust Fund or on a different basis, in each case as specified in the related Prospectus Supplement. The timing and amounts of such distributions may vary among classes or over time as specified in the related Prospectus Supplement.

     Unless otherwise specified in the related Prospectus Supplement, distributions of principal and interest (or, where applicable, of principal only or interest only) on the related Securities will be made by the Trustee on each Distribution Date (i.e., monthly or at such other intervals and on the dates as are specified in the Prospectus Supplement) in proportion to the percentages specified in the related Prospectus Supplement. Distributions will be made to the persons in whose names the Securities are registered at the close of business on the dates specified in the related Prospectus Supplement (each, a "Record Date"). Distributions will be made in the manner specified in the Prospectus Supplement to the persons entitled thereto at the address appearing in the register maintained for holders of Securities (the "Security Register"); provided, however, that the final distribution in retirement of the Securities will be made only upon presentation and surrender of the Securities at the office or agency of the Trustee or other person specified in the notice to Securityholders of such final distribution.

     The Securities will be freely transferable and exchangeable at the Corporate Trust Office of the Trustee as set forth in the related Prospectus Supplement. No service charge will be made for any registration of exchange or transfer of Securities of any Series but the Trustee may require payment of a sum sufficient to cover any related tax or other governmental charge.

     Under current law the purchase and holding of a class of Securities entitled only to a specified percentage of payments of either interest or principal or a notional amount of other interest or principal on the related Loans or a class of Securities entitled to receive payments of interest and principal on the Loans only after payments to other classes or after the occurrence of certain specified events by or on behalf of any employee benefit plan or other retirement arrangement (including individual retirement accounts and annuities, Keogh plans and collective investment funds in which such plans, accounts or arrangements are invested) subject to provisions of ERISA or the Code may result in prohibited transactions within the meaning of ERISA and the Code. See "ERISA Considerations". Unless otherwise specified in the related Prospectus Supplement, the transfer of Securities of such a class will not be registered unless the transferee (i) represents that it is not, and is not purchasing on behalf of, any such plan, account or arrangement or (ii) provides an opinion of counsel satisfactory to the Trustee and the Depositor that the purchase of Securities of such a class by or on behalf of such plan, account or arrangement is permissible under applicable law and will not subject the Trustee, the Master Servicer or the Depositor to any obligation or liability in addition to those undertaken in the Agreements.

     As to each Series, an election may be made to treat the related Trust Fund or designated portions thereof as a "real estate mortgage investment conduit" or "REMIC" as defined in the Code. The related Prospectus Supplement will specify whether a REMIC election is to be made. Alternatively, the Agreement for a Series may provide that a REMIC election may be made at the discretion of the Depositor or the Master Servicer and may only be made if certain conditions are satisfied. As to any such Series, the terms and provisions applicable to the making of a REMIC election, as well as any material federal income tax consequences to Securityholders not otherwise described herein, will be set forth in the related Prospectus Supplement. If such an election is made with respect to a Series, one of the classes will be designated as evidencing the sole class of "residual interests" in the related REMIC, as defined in the Code. All other classes of Securities in such a Series will constitute "regular interests" in the related REMIC, as defined in the Code. As to each Series with respect to which a REMIC election is to be made, the Master Servicer or a holder of the related residual certificate will be obligated to take all actions required in order to comply with applicable laws and regulations and will be obligated to pay any prohibited transaction taxes. The Master Servicer, to the extent set forth in the related Prospectus Supplement, will be entitled to reimbursement for any such payment from the assets of the Trust Fund or from any holder of the related residual certificate.

DISTRIBUTIONS ON SECURITIES

     General. In general, the method of determining the amount of distributions on a particular Series of Securities will depend on the type of credit support, if any, that is used with respect to such Series. See "Credit Enhancement". Set forth below are descriptions of various methods that may be used to determine the amount of distributions on the Securities of a particular Series. The Prospectus Supplement for each Series of Securities will describe the method to be used in determining the amount of distributions on the Securities of such Series.

     Distributions allocable to principal and interest on the Securities will be made by the Trustee out of, and only to the extent of, funds in the related Security Account, including any funds transferred from any Reserve Account (a "Reserve Account"). As between Securities of different classes and as between distributions of principal (and, if applicable, between distributions of Principal Prepayments, as defined below, and scheduled payments of principal) and interest, distributions made on any Distribution Date will be applied as specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, the distributions to any class of Securities will be made pro rata to all Securityholders of that class.

     Available Funds. All distributions on the Securities of each Series on each Distribution Date will be made from the Available Funds described below, in accordance with the terms described in the related Prospectus Supplement and specified in the Agreement. Unless otherwise provided in the related Prospectus Supplement, "Available Funds" for each Distribution Date will equal the sum of the following amounts:

         (i)  the  aggregate  of  all  previously undistributed  payments  on account of principal (including Principal Prepayments, if any, and prepayment penalties, if so provided in the related Prospectus Supplement) and interest on the Loans in the related Trust Fund (including Liquidation Proceeds and Insurance Proceeds and amounts drawn under letters of credit or other credit enhancement instruments as permitted thereunder and as specified in the related Agreement) received by the Master Servicer after the Cut-off Date and on or prior to the day of the month of the related Distribution Date specified in the related Prospectus Supplement (the "Determination Date") except

              (a) all payments which were due on or before the Cut-off Date;

              (b) all Liquidation Proceeds and all Insurance Proceeds, all Principal Prepayments and all other proceeds of any Loan purchased by the Depositor, Master Servicer, any Sub-Servicer or any Seller pursuant to the Agreement that were received after the prepayment period specified in the related Prospectus Supplement and all related payments of interest representing interest for any period after the interest accrual period;

              (c) all scheduled payments of principal and interest due on a date or dates subsequent to the Due Period relating to such Distribution Date;

              (d) amounts received on particular Loans as late payments of principal or interest or other amounts required to be paid by borrowers, but only to the extent of any unreimbursed advance in respect thereof made by the Master Servicer (including the related Sub-Servicers, Support Servicers or the Trustee);

              (e) amounts representing reimbursement, to the extent permitted by the Agreement and as described under "Advances" below, for advances made by the Master Servicer, Sub-Servicers, Support Servicers or the Trustee that were deposited into the Security Account, and amounts representing reimbursement for certain other losses and expenses incurred by the Master Servicer or the Depositor and described below;

              (f) that portion of each collection of interest on a particular Loan in such Trust Fund which represents servicing compensation payable to the Master Servicer or Retained Interest which is to be retained from such collection or is permitted to be retained from related Insurance Proceeds, Liquidation Proceeds or proceeds of Loans purchased pursuant to the Agreement;

         (ii) the amount of any advance made by the Master Servicer, Sub Servicer, Support Servicer or Trustee as described under "Advances" below and deposited by it in the Security Account;

         (iii)    if applicable, amounts withdrawn from a Reserve Account;

         (iv) if applicable, amounts provided under a letter of credit, insurance policy, surety bond or other third-party guaranties; and

         (v)  if applicable, the amount of prepayment interest shortfall.

     Distributions of Interest. Unless otherwise specified in the related Prospectus Supplement, interest will accrue on the aggregate Security
Principal Balance (or, in the case of Securities (i) entitled only to distributions allocable to interest, the aggregate notional principal balance or (ii) which, under certain circumstances, allow for the accrual of interest otherwise scheduled for payment to remain unpaid until the occurrence of certain events specified in the related Prospectus Supplement) of each class of Securities entitled to interest from the date, at the Pass-Through Rate (which may be a fixed rate or rate adjustable as specified in such Prospectus Supplement) and for the periods specified in such Prospectus Supplement. To the extent funds are available therefor, interest accrued during each such specified period on each class of Securities entitled to interest (other than a class of Securities that provides for interest that accrues, but is not currently payable, referred to hereafter as "Accrual Securities") will be distributable on the Distribution Dates specified in the related Prospectus Supplement until the aggregate Security Principal Balance of the Securities of such class has been distributed in full or, in the case of Securities entitled only to distributions allocable to interest, until the aggregate notional principal balance of such Securities is reduced to zero or for the period of time designated in the related Prospectus Supplement. The original Security Principal Balance of each Security will equal the aggregate distributions allocable to principal to which such Security is entitled. Unless otherwise specified in the related Prospectus Supplement, distributions allocable to interest on each Security that is not entitled to distributions allocable to principal will be calculated based on the notional principal balance of such Security. The notional principal balance of a Security will not evidence an interest in or entitlement to distributions allocable to principal but will be used solely for convenience in expressing the calculation of interest and for certain other purposes.

     Interest payable on the Securities of a Series on a Distribution Date will include all interest accrued during the period specified in the related Prospectus Supplement. In the event interest accrues over a period ending two or more days prior to a Distribution Date, the effective yield to Securityholders will be reduced from the yield that would otherwise be obtainable if interest payable on the Security were to accrue through the day immediately preceding each Distribution Date, and the effective yield (at par) to Securityholders will be less than the indicated coupon rate.

     With respect to any class of Accrual Securities, if specified in the related Prospectus Supplement, any interest that has accrued but is not paid on a given Distribution Date will be added to the aggregate Security Principal Balance of such class of Securities on that Distribution Date. Distributions of interest on any class of Accrual Securities will commence only after the occurrence of the events specified in the related Prospectus Supplement. Prior to such time, the beneficial ownership interest of such class of Accrual Securities in the Trust Fund, as reflected in the aggregate Security Principal Balance of such class of Accrual Securities, will increase on each Distribution Date by the amount of interest that accrued on such class of Accrual Securities during the preceding interest accrual period but that was not required to be distributed to such class on such Distribution Date. Any such class of Accrual Securities will thereafter accrue interest on its outstanding Security Principal Balance as so adjusted.

     Distributions of Principal. The related Prospectus Supplement will specify the method by which the amount of principal to be distributed on the Securities on each Distribution Date will be calculated and the manner in which such amount will be allocated among the classes of Securities entitled to distributions of principal. The aggregate Security Principal Balance of any class of Securities entitled to distributions of principal generally will be the aggregate original Security Principal Balance of such class of Securities specified in such Prospectus Supplement, reduced by all distributions reported to the holders of such Securities as allocable to principal and, (i) in the case of Accrual Securities, increased by all interest accrued but not then distributable on such Accrual Securities and
(ii) in the case of adjustable rate Securities, subject to the effect of negative amortization, if applicable.

     If so provided in the related Prospectus Supplement, one or more classes of Securities will be entitled to receive all or a disproportionate percentage of the payments of principal which are received from borrowers in advance of their scheduled due dates and are not accompanied by amounts representing scheduled interest due after the month of such payments ("Principal Prepayments") in the percentages and under the circumstances or for the periods specified in such Prospectus Supplement. Any such allocation of Principal Prepayments to such class or classes of Securityholders will have the effect of accelerating the amortization of such Securities while increasing the interests evidenced by other Securities in the Trust Fund. Increasing the interests of the other Securities relative to that of certain Securities allocated by the principal prepayments is intended to preserve the availability of the subordination provided by such other Securities. See "Credit Enhancement-Subordination".

     Unscheduled Distributions. The Securities will be subject to receipt of distributions before the next scheduled Distribution Date under the circumstances  and in  the  manner  described below  and  in such  Prospectus
Supplement. If applicable, the Trustee will be required to make such unscheduled distributions on the day and in the amount specified in the related Prospectus Supplement if, due to substantial payments of principal (including Principal Prepayments) on the Trust Fund Assets, the Trustee or the Master Servicer determines that the funds available or anticipated to be available from the Security Account and, if applicable, any Reserve Account, may be insufficient to make required distributions on the Securities on such Distribution Date. Unless otherwise specified in the related Prospectus Supplement, the amount of any such unscheduled distribution that is allocable to principal will not exceed the amount that would otherwise have been required to be distributed as principal on the Securities on the next Distribution Date. Unless otherwise specified in the related Prospectus Supplement, the unscheduled distributions will include interest at the applicable Pass-Through Rate (if any) on the amount of the unscheduled distribution allocable to principal for the period and to the date specified in such Prospectus Supplement.

     Unless otherwise specified in the related Prospectus Supplement, the distributions allocable to principal in any unscheduled distribution will be made in the same priority and manner as distributions of principal on the Securities would have been made on the next Distribution Date, and with respect to Securities of the same class, unscheduled distributions of principal will be made on the same basis as such distributions would have been made on the next Distribution Date on a pro rata basis. Notice of any unscheduled distribution will be given by the Trustee prior to the date of such distribution.

ADVANCES

     To the extent provided in the related Prospectus Supplement, the Master Servicer will be required to advance on or before each Distribution Date (from its own funds, funds advanced by Sub-Servicers or Support Servicers or funds held in the Security Account for future distributions to the holders of such Securities), an amount equal to the aggregate of payments of interest and/or principal that were delinquent on the related Determination Date and were not advanced by any Sub-Servicer, subject to the Master Servicer's determination that such advances will be recoverable out of late payments by borrowers, Liquidation Proceeds, Insurance Proceeds or otherwise. In addition, to the extent provided in the related Prospectus Supplement, a cash account may be established to provide for Advances to be made in the event of certain Trust Fund Assets payment defaults or collection shortfalls.

     In making Advances, the Master Servicer will endeavor to maintain a regular flow of scheduled interest and principal payments to holders of the Securities, rather than to guarantee or insure against losses. If Advances are made by the Master Servicer from cash being held for future distribution to Securityholders, the Master Servicer will replace such funds on or before any future Distribution Date to the extent that funds in the applicable Security Account on such Distribution Date would be less than the amount required to be available for distributions to Securityholders on such date. Any Master Servicer funds advanced will be reimbursable to the Master Servicer out of recoveries on the specific Loans with respect to which such Advances were made (e.g., late payments made by the related borrower, any related Insurance Proceeds, Liquidation Proceeds or proceeds of any Loan purchased by a Sub-Servicer or a Seller under the circumstances described hereinabove). Advances by the Master Servicer (and any advances by a Sub-Servicer or a Support Servicer) also will be reimbursable to the Master Servicer (or Sub-Servicer or a Support Servicer) from cash otherwise distributable to Securityholders (including the holders of Senior Securities) to the extent that the Master Servicer determines that any such Advances previously made are not ultimately recoverable as described above. To the extent provided in the related Prospectus Supplement, the Master Servicer also will be obligated to make Advances, to the extent recoverable out of Insurance Proceeds, Liquidation Proceeds or otherwise, in respect of certain taxes and insurance premiums not paid by borrowers on a timely basis. Funds so advanced are reimbursable to the Master Servicer to the extent permitted by the Agreement. The obligations of the Master Servicer to make advances may be supported by a cash advance reserve fund, a surety bond or other arrangement, in each case as described in such Prospectus Supplement.

     The Master Servicer or Sub-Servicer may enter into an agreement (a "Support Agreement") with a Support Servicer pursuant to which the Support Servicer agrees to provide funds on behalf of the Master Servicer or Sub-Servicer in connection with the obligation of the Master Servicer or Sub-Servicer, as the case may be, to make Advances. The Support Agreement will be delivered to the Trustee and the Trustee will be authorized to accept a substitute Support Agreement in exchange for an original Support Agreement, provided that such substitution of the Support Agreement will not adversely affect the rating or ratings then in effect on the Securities.

     Unless otherwise specified in the related Prospectus Supplement, in the event the Master Servicer, a Sub-Servicer or a Support Servicer fails to make a required Advance, the Trustee will be obligated to make such Advance in its capacity as successor servicer. If the Trustee makes such an Advance, it will be entitled to be reimbursed for such Advance to the same extent and degree as the Master Servicer, a Sub-Servicer or a Support Servicer is entitled to be reimbursed for Advances. See "Description of the Securities-- Distributions on Securities" herein.

COMPENSATING INTEREST

     If so specified in the related Prospectus Supplement, the Master Servicer will be required to remit to the Trustee, with respect to each Loan in the related Trust Fund as to which a principal prepayment in full or a principal payment which is in excess of the scheduled monthly payment and is not intended to cure a delinquency was received during any Due Period, an amount, from and to the extent of amounts otherwise payable to the Master Servicer as servicing compensation, equal to the excess, if any, of (a) 30 days' interest on the principal balance of the related Loan at the Loan Rate net of the per annum rate at which the Master Servicer's servicing fee accrues, over (b) the amount of interest actually received on such Loan during such Due Period, net of the Master Servicer's servicing fee.

REPORTS TO SECURITYHOLDERS

     Prior to or concurrently with each distribution on a Distribution Date, the Master Servicer or the Trustee will furnish to each Securityholder of record of the related Series a statement setting forth, to the extent applicable to such Series of Securities, among other things:

         (i)  the  amount  of  such   distribution  allocable  to  principal,
     separately identifying the aggregate amount of any Principal Prepayments and any applicable prepayment penalties included therein;

         (ii)     the amount of such distribution allocable to interest;

         (iii)    the amount of any Advance;

         (iv) the aggregate amount (a) otherwise allocable to the Subordinated Securityholders on such Distribution Date, and (b) withdrawn from the Reserve Fund, if any, that is included in the amounts distributed to the Senior Securityholders;

         (v) the outstanding principal balance or notional principal balance of such class after giving effect to the distribution of principal on such Distribution Date;

         (vi)     the  percentage   of  principal   payments  on  the   Loans
     (excluding prepayments), if any, which such class will be entitled to receive on the following Distribution Date;

         (vii) the percentage of Principal Prepayments on the Loans, if any, which such class will be entitled to receive on the following Distribution Date;

         (viii) the related amount of the servicing compensation retained or withdrawn from the Security Account by the Master Servicer, and the amount of additional servicing compensation received by the Master Servicer attributable to penalties, fees, excess Liquidation Proceeds and other similar charges and items;

         (ix) the number and aggregate principal balances of Loans (A) delinquent (exclusive of Loans in foreclosure) (1) 31 to 60 days, (2) 61 to 90 days and (3) 91 or more days and (B) in foreclosure and delinquent
     (1) 31 to 60 days, (2) 61 to 90 days and (3) 91 or more days, as of the close of business on the last day of the calendar month preceding such Distribution Date;

         (x) the book value of any real estate acquired through foreclosure or grant of a deed in lieu of foreclosure;

         (xi) if a class is entitled only to a specified portion of payments of interest on the Loans in the related Pool, the Pass-Through Rate, if adjusted from the date of the last statement, of the Loans expected to be applicable to the next distribution to such class;

         (xii) if applicable, the amount remaining in any Reserve Account at the close of business on the Distribution Date;

         (xiii)   the  Pass-Through  Rate  as  of   the  day  prior   to  the
     immediately preceding Distribution Date;
     and

         (xiv)    any  amounts   remaining  under  letters  of  credit,  pool
     policies or other forms of credit enhancement.

     Where applicable, any amount set forth above may be expressed as a dollar amount per single Security of the relevant class having the Percentage Interest specified in the related Prospectus Supplement. The report to Securityholders for any Series of Securities may include additional or other information of a similar nature to that specified above.

     In addition, within a reasonable period of time after the end of each calendar year, the Master Servicer or the Trustee will mail to each Securityholder of record at any time during such calendar year a report (a) as to the aggregate of amounts reported pursuant to (i) and (ii) above for such calendar year or, in the event such person was a Securityholder of record during a portion of such calendar year, for the applicable portion of such year and (b) such other customary information as may be deemed necessary or desirable for Securityholders to prepare their tax returns.

BOOK-ENTRY REGISTRATION OF SECURITIES

     As described in the Prospectus Supplement, if not issued in fully registered form, each class of Securities will be registered as book-entry certificates (the "Book-Entry Securities"). Persons acquiring beneficial ownership interests in the Securities ("Security Owners") will hold their Securities through the Depository Trust Company ("DTC") in the United States, or Cedel Bank, societe anonyme ("CEDEL") or the Euroclear System ("Euroclear") (in Europe) if they are participants ("Participants") of such systems, or indirectly through organizations which are Participants in such systems. The Book-Entry Securities will be issued in one or more certificates which equal the aggregate principal balance of the Securities and will initially be registered in the name of Cede & Co., the nominee of DTC. CEDEL and Euroclear will hold omnibus positions on behalf of their Participants through customers' securities accounts in CEDEL's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank, N.A. will act as depositary for CEDEL and the Brussels, Belgium branch of Morgan Guarantee Trust Company of New York ("Morgan") will act as depositary for Euroclear (in such capacities, individually the "Relevant Depositary" and collectively the "European Depositaries"). Except as described below, no Security Owner will be entitled to receive a physical certificate representing such Security (a "Definitive Security"). Unless and until Definitive Securities are issued, it is anticipated that the only "Securityholders" of the Securities will be Cede & Co., as nominee of DTC. Security Owners are only permitted to exercise their rights indirectly through Participants and DTC.

     The Security Owner's ownership of a Book-Entry Security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the Security Owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Security will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the Security Owner's Financial Intermediary is not a Participant and on the records of CEDEL or Euroclear, as appropriate).

     Security Owners will receive all distributions of principal of, and interest on, the Securities from the Trustee through DTC and Participants. While the Securities are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Securities and is required to receive and transmit distributions of principal of, and interest on, the Securities. Participants and indirect participants with whom Security Owners have accounts with respect to Securities are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Security Owners. Accordingly, although Security Owners will not possess certificates, the Rules provide a mechanism by which Security Owners will receive distributions and will be able to transfer their interest.

     Security Owners will not receive or be entitled to receive certificates representing their respective interests in the Securities, except under the limited circumstances described below. Unless and until Definitive Securities are issued, Security Owners who are not Participants may transfer ownership of Securities only through Participants and indirect participants by instructing such Participants and indirect participants to transfer Securities, by book-entry transfer, through DTC for the account of the purchasers of such Securities, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of Securities will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Security Owners.

     Because of time zone differences, credits of securities received in CEDEL or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or CEDEL Participants on such business day. Cash received in CEDEL or Euroclear as a result of sales of securities by or through a CEDEL Participant (as defined herein) or Euroclear
Participant (as defined herein) to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant CEDEL or Euroclear cash account only as of the business day following settlement in DTC.

     Transfers between Participants will occur in accordance with DTC rules. Transfers between CEDEL Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through CEDEL Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. CEDEL Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

     CEDEL is  incorporated under  the laws  of Luxembourg  as a professional depository. CEDEL holds securities for its participating organizations ("CEDEL Participants") and facilitates the clearance and settlement of securities transactions between CEDEL Participants through electronic book-entry changes in accounts of CEDEL Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in CEDEL in any of 28 currencies, including United States dollars. CEDEL provides to its CEDEL Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. CEDEL interfaces with domestic markets in several countries. As a professional depository, CEDEL is subject to regulation by the Luxembourg Monetary Institute. CEDEL participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to CEDEL is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a CEDEL Participant, either directly or indirectly.

     Euroclear was created in 1968 to hold securities for its participants ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan, under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by Morgan, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

     Morgan is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

     Securities clearance accounts and cash accounts with Morgan are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

     Under a book-entry format, beneficial owners of the Book-Entry Securities may experience some delay in their receipt of payments, since such payments will be forwarded by the Trustee to Cede. Distributions with respect to Securities held through CEDEL or Euroclear will be credited to the cash accounts of CEDEL Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Certain Material Federal Income Tax Consequences--Tax Treatment of Foreign Investors" and "--Tax Consequences to Holders of Notes--Backup Withholding" herein. Because DTC can only act on behalf of Financial Intermediaries, the ability of a beneficial owner to pledge Book-Entry Securities to persons or entities that do not participate in the Depository system, or otherwise take actions in respect of such Book-Entry Securities, may be limited due to the lack of physical certificates for such Book-Entry Securities. In addition, issuance of the Book-Entry Securities in book-entry form may reduce the liquidity of such Securities in the secondary market since certain potential investors may be unwilling to purchase Securities for which they cannot obtain physical certificates.

     Monthly and annual reports on the Trust will be provided to CEDE, as nominee of DTC, and may be made available by CEDE to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting the Depository, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Securities of such beneficial owners are credited.

     DTC has advised the Trustee that, unless and until Definitive Securities are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Securities under the applicable Agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Securities are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Securities. CEDEL or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Securityholder under the Agreement on behalf of a CEDEL Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Securities which conflict with actions taken with respect to other Securities.

     Upon the occurrence of any of the events described in the immediately preceding paragraph, the Trustee will be required to notify all beneficial owners of the occurrence of such event and the availability through DTC of Definitive Securities. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Securities and instructions for re-registration, the Trustee will issue Definitive Securities, and thereafter the Trustee will recognize the holders of such Definitive Securities as Securityholders under the applicable Agreement.

     Although DTC, CEDEL and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Securities among participants of DTC, CEDEL and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

     None of the Servicer, the Depositor or the Trustee will have any responsibility for any aspect of the records relating, to or payments made on account of beneficial ownership interests of the Book-Entry Securities held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.


                              CREDIT ENHANCEMENT

GENERAL

     Credit enhancement may be provided with respect to one or more classes of a Series of Securities or with respect to the Trust Fund Assets in the related Trust Fund. Credit enhancement may be in the form of a limited financial guaranty policy issued by an entity named in the related Prospectus Supplement, the subordination of one or more classes of the Securities of such Series, the establishment of one or more Reserve Accounts, the use of a cross-support feature, use of a mortgage pool insurance policy, FHA Insurance, VA Guarantee, bankruptcy bond, special hazard insurance policy, surety bond, letter of credit, guaranteed investment contract or another method of credit enhancement described in the related Prospectus Supplement, or any combination of the foregoing. Unless otherwise specified in the related Prospectus Supplement, credit enhancement will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the Securities and interest thereon. If losses occur which exceed the amount covered be credit enhancement or which are not covered by the credit enhancement, Securityholders will bear their allocable share of deficiencies.

SUBORDINATION

     Protection afforded to holders of one or more classes of Securities of a Series by means of the subordination feature may be accomplished by the preferential right of holders of one or more other classes of such Series (the "Senior Securities") to distributions in respect of scheduled principal, Principal Prepayments, interest or any combination thereof that otherwise would have been payable to holders of Subordinated Securities under the circumstances and to the extent specified in the related Prospectus
Supplement. Protection may also be afforded to the holders of Senior Securities of a Series by: (i) reducing the ownership interest of the related Subordinated Securities; (ii) a combination of the immediately preceding sentence and clause (i) above; or (iii) as otherwise described in the related Prospectus Supplement. Delays in receipt of scheduled payments on the Loans and losses on defaulted Loans may be borne first by the various classes of Subordinated Securities and thereafter by the various classes of Senior Securities, in each case under the circumstances and subject to the limitations specified in such related Prospectus Supplement. The aggregate distributions in respect of delinquent payments on the Loans over the lives of the Securities or at any time, the aggregate losses in respect of defaulted Loans which must be borne by the Subordinated Securities by virtue of subordination and the amount of the distributions otherwise distributable to the Subordinated Securityholders that will be distributable to Senior Securityholders on any Distribution Date may be limited as specified in the related Prospectus Supplement. If aggregate distributions in respect of delinquent payments on the Loans or aggregate losses in respect of such Loans were to exceed an amount specified in the related Prospectus Supplement, holders of Senior Securities would experience losses on the Securities.

     In addition to or in lieu of the foregoing, if so specified in the related Prospectus Supplement, all or any portion of distributions otherwise payable to holders of Subordinated Securities on any Distribution Date may instead be deposited into one or more Reserve Accounts established with the Trustee or distributed to holders of Senior Securities. Such deposits may be made on each Distribution Date, for specified periods or until the balance in the Reserve Account has reached a specified amount and, following payments from the Reserve Account to holders of Senior Securities or otherwise, thereafter to the extent necessary to restore the balance in the Reserve Account to required levels, in each case as specified in the related Prospectus Supplement. Amounts on deposit in the Reserve Account may be released to the holders of certain classes of Securities at the times and under the circumstances specified in such Prospectus Supplement.

     Various classes of Senior Securities and Subordinated Securities may themselves be subordinate in their right to receive certain distributions to other classes of Senior and Subordinated Securities, respectively, through a cross support mechanism or otherwise.

     As between classes of Senior Securities and as between classes of Subordinated Securities, distributions may be allocated among such classes
(i) in the order of their scheduled final distribution dates, (ii) in accordance with a schedule or formula, (iii) in relation to the occurrence of events, or (iv) otherwise, in each case as specified in the related Prospectus Supplement. As between classes of Subordinated Securities, payments to holders of Senior Securities on account of delinquencies or losses and payments to any Reserve Account will be allocated as specified in the related Prospectus Supplement.

SPECIAL HAZARD INSURANCE POLICIES

     A separate Special Hazard Insurance Policy may be obtained for the Pool and issued by the insurer (the "Special Hazard Insurer") named in the related Prospectus Supplement. Each Special Hazard Insurance Policy will, subject to limitations described below, protect holders of the related Securities from
(i) loss by reason of damage to Properties caused by certain hazards (including earthquakes and, to a limited extent, tidal waves and related water damage or as otherwise specified in the related Prospectus Supplement) not insured against under the standard form of hazard insurance policy for the respective states in which the Properties are located or under a flood insurance policy if the Property is located in a federally designated flood area, and (ii) loss caused by reason of the application of the coinsurance clause contained in hazard insurance policies. See "The Agreements-Hazard Insurance". Each Special Hazard Insurance Policy will not cover losses occasioned by fraud or conversion by the Trustee or Master Servicer, war, insurrection, civil war, certain governmental action, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear or chemical reactions, flood (if the Property is located in a federally designated flood area), nuclear or chemical contamination and certain other risks. The amount of coverage under any Special Hazard Insurance Policy will be specified in the related Prospectus Supplement. Each Special Hazard Insurance Policy will provide that no claim may be paid unless hazard and, if applicable, flood insurance on the Property securing the Loan have been kept in force and other protection and preservation expenses have been paid.

     Subject to the foregoing limitations, and unless otherwise specified in the related Prospectus Supplement, each Special Hazard Insurance Policy will provide that where there has been damage to Property securing a foreclosed Loan (title to which has been acquired by the insured) and to the extent such damage is not covered by the hazard insurance policy or flood insurance policy, if any, maintained by the borrower or the Master Servicer, the Special Hazard Insurer will pay the lesser of (i) the cost of repair or replacement of such property or (ii) upon transfer of the Property to the Special Hazard Insurer, the unpaid principal balance of such Loan at the time of acquisition of such Property by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement and certain expenses incurred by the Master Servicer with respect to such Property. If the unpaid principal balance of a Loan plus accrued interest and certain expenses is paid by the Special Hazard Insurer, the amount of further coverage under the related Special Hazard Insurance Policy will be reduced by such amount less any net proceeds from the sale of the Property. Any amount paid as the cost of repair of the Property will further reduce coverage by such amount.

     The Master Servicer may deposit cash, an irrevocable letter of credit or any other instrument acceptable to each Rating Agency rating the Securities of the related Series in a special trust account to provide protection in lieu of or in addition to that provided by a Special Hazard Insurance Policy. The amount of any Special Hazard Insurance Policy or of the deposit to the special trust account relating to such Securities in lieu thereof may be reduced so long as any such reduction will not result in a downgrading of the rating of such Securities by any such Rating Agency.

BANKRUPTCY BONDS

     A bankruptcy bond ("Bankruptcy Bond") for proceedings under the federal Bankruptcy Code may be issued by an insurer named in such Prospectus Supplement. Each Bankruptcy Bond will cover certain losses resulting from a reduction by a bankruptcy court of scheduled payments of principal and interest on a Loan or a reduction by such court of the principal amount of a Loan and will cover certain unpaid interest on the amount of such a principal reduction from the date of the filing of a bankruptcy petition. The required amount of coverage under each Bankruptcy Bond will be set forth in the related Prospectus Supplement. The Master Servicer may deposit cash, an irrevocable letter of credit or any other instrument acceptable to each Rating Agency rating the Securities of the related Series in a special trust account to provide protection in lieu of or in addition to that provided by a Bankruptcy Bond. Coverage under a Bankruptcy Bond may be cancelled or reduced by the Master Servicer if such cancellation or reduction would not adversely affect the then current rating or ratings of the related Securities. See "Certain Legal Aspects of the Loans-Anti-Deficiency Legislation and Other Limitations on Lenders".

RESERVE ACCOUNTS

     Credit support with respect to a Series of Securities may be provided by the establishment and maintenance with the Trustee for such Series of Securities, in trust, of one or more Reserve Accounts for such Series. The related Prospectus Supplement will specify whether or not any such Reserve Accounts will be included in the Trust Fund for such Series.

     The Reserve Account for a Series will be funded (i) by the deposit therein of cash, United States Treasury securities, instruments evidencing ownership of principal or interest payments thereon, letters of credit, demand notes, certificates of deposit or a combination thereof in the aggregate amount specified in the related Prospectus Supplement, (ii) by the deposit therein from time to time of certain amounts, as specified in the related Prospectus Supplement to which the Subordinate Securityholders, if any, would otherwise be entitled or (iii) in such other manner as may be specified in the related Prospectus Supplement.

     Any amounts on deposit in the Reserve Account and the proceeds of any other instrument upon maturity will be held in cash or will be invested in Permitted Investments which may include obligations of the United States and certain agencies thereof, certificates of deposit, certain commercial paper, time deposits and bankers acceptances sold by eligible commercial banks and certain repurchase agreements of United States government securities with eligible commercial banks. If a letter of credit is deposited with the Trustee, such letter of credit will be irrevocable. Any instrument deposited therein will name the Trustee, in its capacity as trustee for the holders of the Securities, as beneficiary and will be issued by an entity acceptable to each Rating Agency that rates the Securities. Additional information with respect to such instruments deposited in the Reserve Accounts will be set forth in the related Prospectus Supplement.

     Any amounts so deposited and payments on instruments so deposited will be available for withdrawal from the Reserve Account for distribution to the holders of Securities for the purposes, in the manner and at the times specified in the related Prospectus Supplement.

POOL INSURANCE POLICIES

     A separate pool insurance policy ("Pool Insurance Policy") may be obtained for the Pool and issued by the insurer (the "Pool Insurer") named in the related Prospectus Supplement. Each Pool Insurance Policy will, subject to the limitations described below, cover loss by reason of default in payment on Loans in the Pool in an amount equal to a percentage specified in such Prospectus Supplement of the aggregate principal balance of such Loans on the Cut-off Date which are not covered as to their entire outstanding principal balances by Primary Mortgage Insurance Policies. As more fully described below, the Master Servicer will present claims thereunder to the
Pool Insurer on behalf of itself, the Trustee and the holders of the Securities. The Pool Insurance Policies, however, are not blanket policies against loss, since claims thereunder may only be made respecting particular defaulted Loans and only upon satisfaction of certain conditions precedent described below. Unless otherwise specified in the related Prospectus Supplement, the Pool Insurance Policies will not cover losses due to a failure to pay or denial of a claim under a Primary Mortgage Insurance Policy.

     Unless otherwise specified in the related Prospectus Supplement, the Pool Insurance Policy will provide that no claims may be validly presented unless (i) any required Primary Mortgage Insurance Policy is in effect for the defaulted Loan and a claim thereunder has been submitted and settled;
(ii) hazard insurance on the related Property has been kept in force and real estate taxes and other protection and preservation expenses have been paid;
(iii) if there has been physical loss or damage to the Property, it has been restored to its physical condition (reasonable wear and tear excepted) at the time of issuance of the policy; and (iv) the insured has acquired good and merchantable title to the Property free and clear of liens except certain permitted encumbrances. Upon satisfaction of these conditions, the Pool Insurer will have the option either (a) to purchase the property securing the defaulted Loan at a price equal to the principal balance thereof plus accrued and unpaid interest at the Loan Rate to the date of purchase and certain expenses incurred by the Master Servicer on behalf of the Trustee and Securityholders, or (b) to pay the amount by which the sum of the principal balance of the defaulted Loan plus accrued and unpaid interest at the Loan Rate to the date of payment of the claim and the aforementioned expenses exceeds the proceeds received from an approved sale of the Property, in either case net of certain amounts paid or assumed to have been paid under the related Primary Mortgage Insurance Policy. If any Property securing a defaulted Loan is damaged and proceeds, if any, from the related hazard insurance policy or the applicable Special Hazard Insurance Policy are insufficient to restore the damaged Property to a condition sufficient to permit recovery under the Pool Insurance Policy, the Master Servicer will not be required to expend its own funds to restore the damaged Property unless it determines that (i) such restoration will increase the proceeds to securityholders on liquidation of the Loan after reimbursement of the Master Servicer for its expenses and (ii) such expenses will be recoverable by it through proceeds of the sale of the Property or proceeds of the related Pool Insurance Policy or any related Primary Mortgage Insurance Policy.

     Unless otherwise specified in the related Prospectus Supplement, the Pool Insurance Policy will not insure (and many Primary Mortgage Insurance Policies do not insure) against loss sustained by reason of a default arising from, among other things, (i) fraud or negligence in the origination or servicing of a Loan, including misrepresentation by the borrower, the originator or persons involved in the origination thereof, or (ii) failure to construct a Property in accordance with plans and specifications. A failure of coverage attributable to one of the foregoing events might result in a breach of the related Seller's representations described above, and, in such events might give rise to an obligation on the part of such Seller to purchase the defaulted Loan if the breach cannot be cured by such Seller. No Pool Insurance Policy will cover (and many Primary Mortgage Insurance Policies do not cover) a claim in respect of a defaulted Loan occurring when the servicer of such Loan, at the time of default or thereafter, was not approved by the applicable insurer.

     Unless otherwise specified in the related Prospectus Supplement, the original amount of coverage under each Pool Insurance Policy will be reduced over the life of the related Securities by the aggregate dollar amount of claims paid less the aggregate of the net amounts realized by the Pool Insurer upon disposition of all foreclosed properties. The amount of claims paid may include certain expenses incurred by the Master Servicer as well as accrued interest on delinquent Loans to the date of payment of the claim. Accordingly, if aggregate net claims paid under any Pool Insurance Policy reach the original policy limit, coverage under that Pool Insurance Policy will be exhausted and any further losses will be borne by the Securityholders.

FHA INSURANCE; VA GUARANTEES

     Loans designated in the related Prospectus Supplement as insured by the FHA will be insured by the FHA as authorized under the United States Housing Act of 1934, as amended. In addition to the Title I Program of the FHA, see "Certain Legal Considerations -- Title I Program", certain Loans will be insured under various FHA programs including the standard FHA 203(b) program to finance the acquisition of one- to four-family housing units and the FHA 245 graduated payment mortgage program. These programs generally limit the principal amount and interest rates of the mortgage loans insured.

     The insurance premiums for Loans insured by the FHA are collected by lenders approved by the Department of Housing and Urban Development ("HUD") or by the Master Servicer or any Sub-Servicer and are paid to the FHA. The regulations governing FHA single-family mortgage insurance programs provide that insurance benefits are payable either upon foreclosure (or other acquisition of possession) and conveyance of the mortgaged premises to the United States of America or upon assignment of the defaulted Loan to the United States of America. With respect to a defaulted FHA-insured Loan, the Master Servicer or any Sub-Servicer is limited in its ability to initiate foreclosure proceedings. When it is determined, either by the Master Servicer or any Sub-Servicer or HUD, that default was caused by circumstances beyond the mortgagor's control, the Master Servicer or any Sub-Servicer is expected to make an effort to avoid foreclosure by entering, if feasible, into one of a number of available forms of forbearance plans with the mortgagor. Such plans may involve the reduction or suspension of regular mortgage payments for a specified period, with such payments to be made upon or before the maturity date of the mortgage, or the recasting of payments due under the mortgage up to or, other than Loans originated under the Title I Program of the FHA, beyond the maturity date. In addition, when a default caused by such circumstances is accompanied by certain other criteria, HUD may provide relief by making payments to the Master Servicer or any Sub-Servicer in partial or full satisfaction of amounts due under the Loan (which payments are to be repaid by the mortgagor to HUD) or by accepting assignment of the loan from the Master Servicer or any Sub-Servicer. With certain exceptions, at least three full monthly installments must be due and unpaid under the Loan, and HUD must have rejected any request for relief from the mortgagor before the Master Servicer or any Sub-Servicer may initiate foreclosure proceedings.

     HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD. Currently, claims are being paid in cash, and claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debentures interest rate. The Master Servicer or any Sub-Servicer of each FHA-insured Single Family Loan will be obligated to purchase any such debenture issued in satisfaction of such Loan upon default for an amount equal to the principal amount of any such debenture.

     Other than in relation to the Title I Program of the FHA, the amount of insurance benefits generally paid by the FHA is equal to the entire unpaid principal amount of the defaulted Loan adjusted to reimburse the Master Servicer or Sub-Servicer for certain costs and expenses and to deduct certain amounts received or retained by the Master Servicer or Sub-Servicer after default. When entitlement to insurance benefits results from foreclosure (or other acquisition of possession) and conveyance to HUD, the Master Servicer or Sub-Servicer is compensated for no more than two-thirds of its foreclosure costs, and is compensated for interest accrued and unpaid prior to such date but in general only to the extent it was allowed pursuant to a forbearance plan approved by HUD. When entitlement to insurance benefits results from assignment of the Loan to HUD, the insurance payment includes full compensation for interest accrued and unpaid to the assignment date. The insurance payment itself, upon foreclosure of an FHA-insured Loan, bears interest from a date 30 days after the borrower's first uncorrected failure to perform any obligation to make any payment due under the mortgage and, upon assignment, from the date of assignment to the date of payment of the claim, in each case at the same interest rate as the applicable HUD debenture interest rate as described above.

     Loans designated in the related Prospectus Supplement as guaranteed by the VA will be partially guaranteed by the VA under the Serviceman's Readjustment Act of 1944, as amended (a "VA Guaranty Policy"). The Serviceman's Readjustment Act of 1944, as amended, permits a veteran (or in certain instances the spouse of a veteran) to obtain a mortgage loan guarantee by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit at interest rates permitted by the VA. The program has no mortgage loan limits, requires no down payment from the purchaser and permits the guarantee of mortgage loans of up to 30 years' duration. However, no Loan guaranteed by the VA will have an original principal amount greater than five times the partial VA guarantee for such Loan.

     The maximum guarantee that may be issued by the VA under a VA guaranteed mortgage loan depends upon the original principal amount of the mortgage loan, as further described in 38 United States Code Section 1803(a), as amended. As of January 1, 1990, the maximum guarantee that may be issued by the VA under a VA guaranteed mortgage loan of more than $144,000 is the lesser of 25% of the original principal amount of the mortgage loan and $46,000. The liability on the guarantee is reduced or increased pro rata with any reduction or increase in the amount of indebtedness, but in no event will the amount payable on the guarantee exceed the amount of the original guarantee. The VA may, at its option and without regard to the guarantee, make full payment to a mortgage holder of unsatisfied indebtedness on a mortgage upon its assignment to the VA.

     With respect to a defaulted VA guaranteed Loan, the Master Servicer or Sub-Servicer is, absent exceptional circumstances, authorized to announce its intention to foreclose only when the default has continued for three months. Generally, a claim for the guarantee is submitted after liquidation of the Property.

     The amount payable under the guarantee will be the percentage of the VA-insured Loan originally guaranteed applied to indebtedness outstanding as of the applicable date of computation specified in the VA regulations. Payments under the guarantee will be equal to the unpaid principal amount of the Loan, interest accrued on the unpaid balance of the Loan to the appropriate date of computation and limited expenses of the mortgagee, but in each case only to the extent that such amounts have not been recovered through liquidation of the Property. The amount payable under the guarantee may in no event exceed the amount of the original guarantee.

CROSS-SUPPORT

     The beneficial ownership of separate groups of assets included in a Trust Fund may be evidenced by separate classes of the related Series of Securities. In such case, credit support may be provided by a cross-support feature which requires that distributions be made with respect to Securities evidencing a beneficial ownership interest in, or secured by, other asset groups within the same Trust Fund. The related Prospectus Supplement for a Series which includes a cross-support feature will describe the manner and conditions for applying such cross-support feature.

     The coverage provided by one or more forms of credit support may apply concurrently to two or more related Trust Funds. If applicable, the related Prospectus Supplement will identify the Trust Funds to which such credit support relates and the manner of determining the amount of the coverage provided thereby and of the application of such coverage to the identified Trust Funds.

OTHER INSURANCE, SURETY BONDS, GUARANTIES, LETTERS OF CREDIT AND SIMILAR INSTRUMENTS OR AGREEMENTS

     A Trust Fund may also include insurance, guaranties, surety bonds, letters of credit or similar arrangements for the purpose of (i) maintaining timely payments or providing additional protection against losses on the assets included in such Trust Fund, (ii) paying administrative expenses or
(iii) establishing a minimum reinvestment rate on the payments made in respect of such assets or principal payment rate on such assets. Such arrangements may include agreements under which Securityholders are entitled to receive amounts deposited in various accounts held by the Trustee upon the terms specified in such Prospectus Supplement.


                     YIELD AND PREPAYMENT CONSIDERATIONS

     The yields to maturity and weighted average lives of the Securities will be affected primarily by the amount and timing of principal payments received on or in respect of the Trust Fund Assets included in the related Trust Fund. With respect to a Trust Fund which includes Private Asset Backed Securities, the possible effects of the amount and timing of principal payments received with respect to the underlying mortgage loans will be described in the related Prospectus Supplement. The original terms to maturity of the Loans in a given Pool will vary depending upon the type of Loans included therein. Each Prospectus Supplement will contain information with respect to the type and maturities of the Loans in the related Pool. Unless otherwise specified in the related Prospectus Supplement, Loans may be prepaid without penalty in full or in part at any time. The prepayment experience on the Loans in a Pool will affect the life of the related Series of Securities.

     The rate of prepayment on the Loans cannot be predicted. Home equity loans and home improvement contracts have been originated in significant volume only during the past few years and the Depositor is not aware of any publicly available studies or statistics on the rate of prepayment of such loans. Generally, home equity loans and home improvement contracts are not viewed by borrowers as permanent financing. Accordingly, the Loans may experience a higher rate of prepayment than traditional first mortgage loans. On the other hand, because home equity loans such as the Revolving Credit Line Loans generally are not fully amortizing, the absence of voluntary borrower prepayments could cause rates of principal payments lower than, or similar to, those of traditional fully-amortizing first mortgages. The prepayment experience of the related Trust Fund may be affected by a wide variety of factors, including general economic conditions, prevailing interest rate levels, the availability of alternative financing and homeowner mobility and the frequency and amount of any future draws on any Revolving Credit Line Loans. Other factors that might be expected to affect the prepayment rate of a pool of home equity mortgage loans or home improvement contracts include the amounts of, and interest rates on, the underlying senior mortgage loans, and the use of first mortgage loans as long-term financing for home purchase and subordinate mortgage loans as shorter-term financing for a variety of purposes, including home improvement, education expenses and purchases of consumer durables such as automobiles. Accordingly, the Loans may experience a higher rate of prepayment than traditional fixed-rate mortgage loans. In addition, any future limitations on the right of borrowers to deduct interest payments on home equity loans for federal income tax purposes may further increase the rate of prepayments of the Loans. The enforcement of a "due-on-sale" provision (as described below) will have the same effect as a prepayment of the related Loan. See "Certain Legal Aspects of the Loans--Due-on-Sale Clauses". The yield to an investor who purchases Securities in the secondary market at a price other than par will vary from the anticipated yield if the rate of prepayment on the Loans is actually different than the rate anticipated by such investor at the time such Securities were purchased.

     Collections on Revolving Credit Line Loans may vary because, among other things, borrowers may (i) make payments during any month as low as the minimum monthly payment for such month or, during the interest-only period for certain Revolving Credit Line Loans and, in more limited circumstances, Closed-End Loans, with respect to which an interest-only payment option has been selected, the interest and the fees and charges for such month or (ii) make payments as high as the entire outstanding principal balance plus accrued interest and the fees and charges thereon. It is possible that borrowers may fail to make the required periodic payments. In addition, collections on the Loans may vary due to seasonal purchasing and the payment habits of borrowers.

     Unless otherwise specified in the related Prospectus Supplement, the Loans will contain due-on-sale provisions permitting the mortgagee to accelerate the maturity of the loan upon sale or certain transfers by the borrower. Loans insured by the FHA, and Single Family Loans partially guaranteed by the VA, are assumable with the consent of the FHA and the VA, respectively. Thus, the rate of prepayments on such Loans may be lower than that of conventional Loans bearing comparable interest rates. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer generally will enforce any due-on-sale or due-on-encumbrance clause, to the extent it has knowledge of the conveyance or further encumbrance or the proposed conveyance or proposed further encumbrance of the Property and reasonably believes that it is entitled to do so under applicable law; provided, however, that the Master Servicer will not take any enforcement action that would impair or threaten to impair any recovery under any related insurance policy. See "The Agreements-Collection Procedures" and "Certain Legal Aspects of the Loans" for a description of certain provisions of each Agreement and certain legal developments that may affect the prepayment experience on the Loans.

     The rate of prepayments with respect to conventional mortgage loans has fluctuated significantly in recent years. If prevailing rates fall significantly below the Loan Rates borne by the Loans, such Loans may be subject to higher prepayment rates than if prevailing interest rates remain at or above such Loan Rates. Conversely, if prevailing interest rates rise appreciably above the Loan Rates borne by the Loans, such Loans may experience a lower prepayment rate than if prevailing rates remain at or below such Loan Rates. However, there can be no assurance that such will be the case.

     When a full prepayment is made on a Loan, the borrower is charged interest on the principal amount of the Loan so prepaid only for the number of days in the month actually elapsed up to the date of the prepayment, rather than for a full month. Unless the Master Servicer remits amounts otherwise payable to it as servicing compensation, see "Description of the Securities-Compensating Interest", the effect of prepayments in full will be to reduce the amount of interest passed through in the following month to holders of Securities because interest on the principal amount of any Loan so prepaid will be paid only to the date of prepayment. Partial prepayments in a given month may be applied to the outstanding principal balances of the Loans so prepaid on the first day of the month of receipt or the month following receipt. In the latter case, partial prepayments will not reduce the amount of interest passed through in such month. Unless otherwise specified in the related Prospectus Supplement, neither full nor partial prepayments will be passed through until the month following receipt.

     Even assuming  that the  Properties provide  adequate security  for  the
Loans, substantial delays could be encountered in connection with the liquidation of defaulted Loans and corresponding delays in the receipt of related proceeds by Securityholders could occur. An action to foreclose on a Property securing a Loan is regulated by state statutes and rules and is subject to many of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring several years to complete. Furthermore, in some states an action to obtain a deficiency judgment is not permitted following a nonjudicial sale of a property. In the event of a default by a borrower, these restrictions among other things, may impede the ability of the Master Servicer to foreclose on or sell the Property or to obtain liquidation proceeds sufficient to repay all amounts due on the related Loan. In addition, the Master Servicer will be entitled to deduct from related liquidation proceeds all expenses reasonably incurred in attempting to recover amounts due on defaulted Loans and not yet repaid, including payments to senior lienholders, legal fees and costs of legal action, real estate taxes and maintenance and preservation expenses.

     Liquidation expenses with respect to defaulted mortgage loans do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, assuming that a servicer took the same steps in realizing upon a defaulted mortgage loan having a small remaining principal balance as it would in the case of a defaulted mortgage loan having a large remaining principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the remaining principal balance of the small mortgage loan than would be the case with the other defaulted mortgage loan having a large remaining principal balance.

     Applicable state laws generally regulate interest rates and other charges, require certain disclosures, and require licensing of certain originators and servicers of Loans. In addition, most have other laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and practices which may apply to the origination, servicing and collection of the Loans. Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may limit the ability of the Master Servicer to collect all or part of the principal of or interest on the Loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the Master Servicer to damages and administrative sanctions.

     If the rate at which interest is passed through to the holders of Securities of a Series is calculated on a Loan-by-Loan basis, disproportionate principal prepayments among Loans with different Loan Rates will affect the yield on such Securities. In most cases, the effective yield to Securityholders will be lower than the yield otherwise produced by the applicable Pass-Through Rate and purchase price, because while interest will accrue on each Loan from the first day of the month (unless otherwise specified in the related Prospectus Supplement), the distribution of such interest will not be made earlier than the month following the month of accrual.

     Under certain circumstances, the Master Servicer, the holders of the residual interests in a REMIC or any person specified in the related Prospectus Supplement may have the option to purchase the assets of a Trust Fund thereby effecting earlier retirement of the related Series of Securities. See "The Agreements--Termination; Optional Termination".

     Factors other than those identified herein and in the related Prospectus Supplement could significantly affect principal prepayments at any time and over the lives of the Securities. The relative contribution of the various factors affecting prepayment may also vary from time to time. There can be no assurance as to the rate of payment of principal of the Trust Fund Assets at any time or over the lives of the Securities.

     The Prospectus Supplement relating to a Series of Securities will discuss in greater detail the effect of the rate and timing of principal payments (including prepayments), delinquencies and losses on the yield, weighted average lives and maturities of such Securities.


                                THE AGREEMENTS

     Set forth below is a summary of certain provisions of each Agreement which are not described elsewhere in this Prospectus. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of each Agreement. Where particular provisions or terms used in the Agreements are referred to, such provisions or terms are as specified in the Agreements. Except as otherwise specified, the Agreement described herein contemplates a Trust Fund comprised of Loans. The provisions of an Agreement with respect to a Trust Fund which consists of or includes Private Asset Backed Securities may contain provisions similar to those described herein but will be more fully described in the related Prospectus Supplement.

ASSIGNMENT OF THE TRUST FUND ASSETS

     Assignment of the Loans. At the time of issuance of the Securities of a Series, the Depositor will cause the Loans comprising the related Trust Fund to be assigned to the Trustee, together with all principal and interest received by or on behalf of the Depositor on or with respect to such Loans after the Cut-off Date, other than principal and interest due on or before the Cut-off Date and other than any Retained Interest specified in the related Prospectus Supplement. The Trustee will, concurrently with such assignment, deliver the Securities to the Depositor in exchange for the Loans. Each Loan will be identified in a schedule appearing as an exhibit to the related Agreement. Such schedule will include information as to the outstanding principal balance of each Loan after application of payments due on or before the Cut-off Date, as well as information regarding the Loan Rate or APR, the current scheduled monthly payment of principal and interest, the maturity of the Loan, the Combined Loan-to-Value Ratios at origination and certain other information.

     Unless otherwise specified in the related Prospectus Supplement, the Depositor will as to each Home Improvement Contract, deliver or cause to be delivered to the Trustee the original Home Improvement Contract and copies of documents and instruments related to each Home Improvement Contract and, other than in the case of unsecured Home Improvement Contracts, the security interest in the Property securing such Home Improvement Contract. In order to give notice of the right, title and interest of Securityholders to the Home Improvement Contracts, the Depositor will cause a UCC-1 financing statement to be executed by the Depositor or the Seller identifying the Trustee as the secured party and identifying all Home Improvement Contracts as collateral. Unless otherwise specified in the related Prospectus Supplement, the Home Improvement Contracts will not be stamped or otherwise marked to reflect their assignment to the Trustee. Therefore, if, through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the Home Improvement Contracts without notice of such assignment, the interest of Securityholders in the Home Improvement Contracts could be defeated. See "Certain Legal Aspects of the Loans--The Home Improvement Contracts."

     Unless otherwise specified in the related Prospectus Supplement, the Agreement will require that, within the time period specified therein, the Depositor will also deliver or cause to be delivered to the Trustee (or to the custodian hereinafter referred to) as to each Home Equity Loan, among other things, (i) the mortgage note or contract endorsed without recourse in blank or to the order of the Trustee, (ii) the mortgage, deed of trust or similar instrument (a "Mortgage") with evidence of recording indicated
thereon (except for any Mortgage not returned from the public recording office, in which case the Depositor will deliver or cause to be delivered a copy of such Mortgage together with a certificate that the original of such Mortgage was delivered to such recording office), (iii) an assignment of the Mortgage to the Trustee, which assignment will be in recordable form in the case of a Mortgage assignment, and (iv) such other security documents, including those relating to any senior interests in the Property, as may be specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, the Depositor will promptly cause the assignments of the related Loans to be recorded in the appropriate public office for real property records, except in states in which, in the opinion of counsel acceptable to the Trustee, such recording is not required to protect the Trustee's interest in such Loans against the claim of any subsequent transferee or any successor to or creditor of the Depositor or the originator of such Loans.

     The Trustee (or the custodian hereinafter referred to) will review such Loan documents within the time period specified in the related Prospectus Supplement after receipt thereof, and the Trustee will hold such documents in trust for the benefit of the Securityholders. Unless otherwise specified in the related Prospectus Supplement, if any such document is found to be missing or defective in any material respect, the Trustee (or such custodian) will notify the Master Servicer and the Depositor, and the Master Servicer will notify the related Seller. If the Seller cannot cure the omission or defect within a specified number of days after receipt of such notice (or such other period as may be specified in the related Prospectus Supplement), the Seller will be obligated either (i) to purchase the related Loan from the Trust at the Purchase Price or (ii) to remove such Loan from the Trust Fund and substitute in its place one or more other Loans. There can be no assurance that a Seller will fulfill this purchase or substitution obligation. Although the Master Servicer may be obligated to enforce such obligation to the extent described above under "Loan Program-Representations by Sellers; Repurchases", neither the Master Servicer nor the Depositor will be obligated to purchase or replace such Loan if the Seller defaults on its obligation, unless such breach also constitutes a breach of the representations or warranties of the Master Servicer or the Depositor, as the case may be. Unless otherwise specified in the related Prospectus Supplement, this purchase obligation constitutes the sole remedy available to the Securityholders or the Trustee for omission of, or a material defect in, a constituent document.

     The Trustee will be authorized to appoint a custodian pursuant to a custodial agreement to maintain possession of and, if applicable, to review the documents relating to the Loans as agent of the Trustee.

     The Master Servicer will make certain representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the Agreement. Upon a breach of any such representation of the Master Servicer which materially and adversely affects the interests of the Securityholders in a Loan, the Master Servicer will be obligated either to cure the breach in all material respects or to purchase or replace the Loan at the Purchase Price. Unless otherwise specified in the related Prospectus Supplement, this obligation to cure, purchase or substitute constitutes the sole remedy available to the Securityholders or the Trustee for such a breach of representation by the Master Servicer.

     Assignment of Private Asset Backed Securities. The Depositor will cause Private Asset Backed Securities to be registered in the name of the Trustee. The Trustee (or the custodian) will have possession of any certificated Private Asset Backed Securities. Unless otherwise specified in the related Prospectus Supplement, the Trustee will not be in possession of or be assignee of record of any underlying assets for a Private Asset Backed Security. See "The Trust Fund-Private Asset Backed Securities" herein. Each Private Asset Backed Security will be identified in a schedule appearing as an exhibit to the related Agreement which will specify the original principal amount, outstanding principal balance as of the Cut-off Date, annual pass-through rate or interest rate and maturity date and certain other pertinent information for each Private Asset Backed Security conveyed to the Trustee.

     Notwithstanding the foregoing provisions, with respect to a Trust Fund for which a REMIC election is to be made, no purchase or substitution of a Loan will be made if such purchase or substitution would result in a prohibited transaction tax under the Code.

PAYMENTS ON LOANS; DEPOSITS TO SECURITY ACCOUNT

     Each Sub-Servicer servicing a Loan pursuant to a Sub-Servicing Agreement (as defined below under "-Sub-Servicing of Loans") will establish and maintain an account (the "Sub-Servicing Account") which meets the following requirements and is otherwise acceptable to the Master Servicer. A Sub-Servicing Account must be established with a Federal Home Loan Bank or with a depository institution (including the Sub-Servicer itself) whose accounts are insured by either the Bank Insurance Fund (the "BIF") of the FDIC or the Savings Association Insurance Fund (as successor to the Federal Savings and Loan Insurance Corporation ("SAIF")) of the FDIC. If a Sub-Servicing Account is maintained at an institution that is a Federal Home Loan Bank or an FDIC-insured institution and, in either case, the amount on deposit in the Sub-Servicing Account exceeds the FDIC insurance coverage amount, then such excess amount must be remitted to the Master Servicer within one business day of receipt. In addition, the Sub-Servicer must maintain a separate account for escrow and impound funds relating to the Loans. Each Sub-Servicer is required to deposit into its Sub-Servicing Account on a daily basis all amounts described below under "-Sub-Servicing of Loans" that are received by it in respect of the Loans, less its servicing or other compensation. On or before the date specified in the Sub-Servicing Agreement, the Sub-Servicer will remit or cause to be remitted to the Master Servicer or the Trustee all funds held in the Sub-Servicing Account with respect to Loans that are required to be so remitted. The Sub-Servicer may also be required to advance on the scheduled date of remittance an amount corresponding to any monthly installment of interest and/or principal, less its servicing or other compensation, on any Loan for which payment was not received from the mortgagor. Unless otherwise specified in the related Prospectus Supplement, any such obligation of the Sub-Servicer to advance will continue up to and including the first of the month following the date on which the related Property is sold at a foreclosure sale or is acquired on behalf of the Securityholders by deed in lieu of foreclosure, or until the related Loan is liquidated.

     The Master Servicer will establish and maintain or cause to be established and maintained with respect to the related Trust Fund a separate account or accounts for the collection of payments on the related Trust Fund Assets in the Trust Fund (the "Security Account") must be either (i) maintained with a depository institution the debt obligations of which (or in the case of a depository institution that is the principal subsidiary of a holding company, the obligations of which) are rated in one of the two highest rating categories by the Rating Agency or Rating Agencies that rated one or more classes of the related Series of Securities, (ii) an account or accounts the deposits in which are fully insured by either the BIF or SAIF,
(iii) an account or accounts the deposits in which are insured by the BIF or SAIF (to the limits established by the FDIC), and the uninsured deposits in which are otherwise secured such that, as evidenced by an opinion of counsel, the Securityholders have a claim with respect to the funds in the Security Account or a perfected first priority security interest against any collateral securing such funds that is superior to the claims of any other depositors or general creditors of the depository institution with which the Security Account is maintained, or (iv) an account or accounts otherwise acceptable to each Rating Agency. The collateral eligible to secure amounts in the Security Account is limited to United States government securities and other high-quality investments ("Permitted Investments"). A Security Account may be maintained as an interest bearing account or the funds held therein may be invested pending each succeeding Distribution Date in Permitted Investments. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer or its designee will be entitled to receive any such interest or other income earned on funds in the Security Account as additional compensation and will be obligated to deposit in the Security Account the amount of any loss immediately as realized. The Security Account may be maintained with the Master Servicer or with a depository institution that is an affiliate of the Master Servicer, provided it meets the standards set forth above.

     The Master Servicer will deposit or cause to be deposited in the Security Account for each Trust Fund on a daily basis, to the extent applicable and provided in the Agreement, the following payments and collections received or advances made by or on behalf of it subsequent to the Cut-off Date (other than payments due on or before the Cut-off Date and exclusive of any amounts representing Retained Interest):

         (i) all payments on account of principal, including Principal Prepayments and any applicable prepayment penalties, on the Loans;

         (ii) all payments on account of interest on the Loans, net of applicable servicing compensation;

         (iii) all proceeds (net of unreimbursed payments of property taxes, insurance premiums and similar items ("Insured Expenses") incurred, and unreimbursed advances made, by the related Sub-Servicer, if any) of the hazard insurance policies and any Primary Mortgage Insurance Policies, to the extent such proceeds are not applied to the restoration of the property or released to the Mortgagor in accordance with the Master Servicer's normal servicing procedures (collectively, "Insurance Proceeds") and all other cash amounts (net of unreimbursed expenses incurred in connection with liquidation or foreclosure ("Liquidation Expenses") and unreimbursed advances made, by the related Sub-Servicer, if any) received and retained in connection with the liquidation of defaulted Loans, by foreclosure or otherwise ("Liquidation Proceeds"), together with any net proceeds received on a monthly basis with respect to any properties acquired on behalf of the Securityholders by foreclosure or deed in lieu of foreclosure;

         (iv) all proceeds of any Loan or property in respect thereof purchased by the Master Servicer, the Depositor, any Sub-Servicer or any Seller as described under "Loan Program-Representations by Sellers; Repurchases" or "-Assignment of Trust Fund Assets" above and all proceeds of any Loan repurchased as described under "-Termination; Optional Termination" below;

         (v) all payments required to be deposited in the Security Account with respect to any deductible clause in any blanket insurance policy described under "-Hazard Insurance" below;

         (vi) any amount required to be deposited by the Master Servicer in connection with losses realized on investments for the benefit of the Master Servicer of funds held in the Security Account; and

         (vii) all other amounts required to be deposited in the Security Account pursuant to the Agreement.

PRE-FUNDING ACCOUNT

     If so provided in the related Prospectus Supplement, the Master Servicer will establish and maintain a Pre-Funding Account, in the name of the related Trustee on behalf of the related Securityholders, into which the Depositor will deposit the Pre-Funded Amount on the related Closing Date. The Pre-Funded Amount will not exceed 25% of the initial aggregate principal amount of the Certificates and Notes of the related Series. The Pre-Funded Amount will be used by the related Trustee to purchase Subsequent Loans from the Depositor from time to time during the Funding Period. The Funding Period, if any, for a Trust Fund will begin on the related Closing Date and will end on the date specified in the related Prospectus Supplement, which in no event will be later than the date that is three months after the Closing Date. Any amounts remaining in the Pre-Funding Account at the end of the Funding Period will be distributed to the related Securityholders in the manner and priority specified in the related Prospectus Supplement, as a prepayment of principal of the related Securities.

SUB-SERVICING OF LOANS

     Each Seller of a Loan or any other servicing entity may act as the Sub-Servicer for such Loan pursuant to an agreement (each, a "Sub-Servicing Agreement"), which will not contain any terms inconsistent with the related Agreement. While each Sub-Servicing Agreement will be a contract solely between the Master Servicer and the Sub-Servicer, the Agreement pursuant to which a Series of Securities is issued will provide that, if for any reason the Master Servicer for such Series of Securities is no longer the Master Servicer of the related Loans, the Trustee or any successor Master Servicer must recognize the Sub-Servicer's rights and obligations under such Sub-Servicing Agreement.

     With the approval of the Master Servicer, a Sub-Servicer may delegate its servicing obligations to third-party servicers, but such Sub-Servicer
will remain obligated  under the related Sub-Servicing Agreement.   Each Sub-
Servicer will be required to perform the customary functions of a servicer of
mortgage loans.   Such functions generally  include collecting payments  from mortgagors or obligors and remitting such collections to the Master Servicer; maintaining hazard insurance policies as described herein and in any related Prospectus Supplement, and filing and settling claims thereunder, subject in certain cases to the right of the Master Servicer to approve in advance any such settlement; maintaining escrow or impoundment accounts of mortgagors or obligors for payment of taxes, insurance and other items required to be paid by the mortgagor or obligor pursuant to the related Loan; processing assumptions or substitutions, although, the Master Servicer is generally required to exercise due-on-sale clauses to the extent such exercise is permitted by
law  and  would  not adversely  affect  insurance coverage;   attempting  to
 cure delinquencies; supervising foreclosures; inspecting and managing Properties under certain circumstances; maintaining accounting records relating to the Loans; and, to the extent specified in the related Prospectus Supplement, maintaining additional insurance policies or credit support instruments and filing and settling claims thereunder. A Sub-Servicer will also be obligated to make advances in respect of delinquent installments of interest and/or principal on Loans, as described more fully above under "-Payments on Loans; Deposits to Security Account", and in respect of certain taxes and insurance premiums not paid on a timely basis by mortgagors or obligors.

     As compensation for its servicing duties, each Sub-Servicer will be entitled to a monthly servicing fee (to the extent the scheduled payment on the related Loan has been collected) in the amount set forth in the related Prospectus Supplement. Each Sub-Servicer is also entitled to collect and retain, as part of its servicing compensation, any prepayment or late charges provided in the Mortgage Note or related instruments. Each Sub-Servicer will be reimbursed by the Master Servicer for certain expenditures which it makes, generally to the same extent the Master Servicer would be reimbursed under the Agreement. The Master Servicer may purchase the servicing of Loans if the Sub-Servicer elects to release the servicing of such Loans to the Master Servicer. See "-Servicing and Other Compensation and Payment of Expenses".

     Each Sub-Servicer may be required to agree to indemnify the Master Servicer for any liability or obligation sustained by the Master Servicer in connection with any act or failure to act by the Sub-Servicer in its servicing capacity. Each Sub-Servicer will be required to maintain a fidelity bond and an errors and omissions policy with respect to its officers, employees and other persons acting on its behalf or on behalf of the Master Servicer.

     Each Sub-Servicer will be required to service each Loan pursuant to the terms of the Sub-Servicing Agreement for the entire term of such Loan, unless the Sub-Servicing Agreement is earlier terminated by the Master Servicer or unless servicing is released to the Master Servicer. The Master Servicer may terminate a Sub-Servicing Agreement without cause, upon written notice to the Sub-Servicer in the manner specified in such Sub-Servicing Agreement.

     The Master Servicer may agree with a Sub-Servicer to amend a Sub-Servicing Agreement or, upon termination of the Sub-Servicing Agreement, the Master Servicer may act as servicer of the related Loans or enter into new Sub-Servicing Agreements with other Sub-Servicers. If the Master Servicer acts as servicer, it will not assume liability for the representations and warranties of the Sub-Servicer which it replaces. Each Sub-Servicer must be a Seller or meet the standards for becoming a Seller or have such servicing experience as to be otherwise satisfactory to the Master Servicer and the Depositor. The Master Servicer will make reasonable efforts to have the new Sub-Servicer assume liability for the representations and warranties of the terminated Sub-Servicer, but no assurance can be given that such an assumption will occur. In the event of such an assumption, the Master Servicer may in the exercise of its business judgment release the terminated Sub-Servicer from liability in respect of such representations and warranties. Any amendments to a Sub-Servicing Agreement or new Sub-Servicing Agreements may contain provisions different from those which are in effect in the original Sub-Servicing Agreement. However, each Agreement will provide that any such amendment or new agreement may not be inconsistent with or violate such Agreement.

COLLECTION PROCEDURES

     The Master Servicer, directly or through one or more Sub-Servicers, will make reasonable efforts to collect all payments called for under the Loans and will, consistent with each Agreement and any Pool Insurance Policy, Primary Mortgage Insurance Policy, FHA Insurance, VA Guaranty Policy and Bankruptcy Bond or alternative arrangements, follow such collection procedures as are customary with respect to loans that are comparable to the Loans. Consistent with the above, the Master Servicer may, in its discretion, (i) waive any assumption fee, late payment or other charge in connection with a Loan and (ii) to the extent not inconsistent with the coverage of such Loan by a Pool Insurance Policy, Primary Mortgage Insurance Policy, FHA Insurance, VA Guaranty or Bankruptcy Bond or alternative arrangements, if applicable, arrange with a borrower a schedule for the liquidation of delinquencies running for no more than 125 days after the applicable due date for each payment. Both the Sub-Servicer and the Master Servicer may be obligated to make Advances during any period of such an arrangement.

     Except as otherwise specified in the related Prospectus Supplement, in any case in which property securing a Loan has been, or is about to be, conveyed by the mortgagor or obligor, the Master Servicer will, to the extent it has knowledge of such conveyance or proposed conveyance, exercise or cause to be exercised its rights to accelerate the maturity of such Loan under any due-on-sale clause applicable thereto, but only if the exercise of such rights is permitted by applicable law. If these conditions are not met or if the Master Servicer reasonably believes it is unable under applicable law to enforce such due-on-sale clause, or the Master Servicer will enter into or cause to be entered into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable for repayment of the Loan and, to the extent permitted by applicable law, the mortgagor remains liable thereon. Any fee collected by or on behalf of the Master Servicer for entering into an assumption agreement will be retained by or on behalf of the Master Servicer as additional servicing compensation. See "Certain Legal Aspects of the Loans-Due-on-Sale Clauses". In connection with any such assumption, the terms of the related Loan may not be changed.

HAZARD INSURANCE

     Except as otherwise specified in the related Prospectus Supplement, the Master Servicer will require the mortgagor or obligor on each Loan to maintain a hazard insurance policy providing for no less than the coverage of the standard form of fire insurance policy with extended coverage customary for the type of Property in the state in which such Property is located. All amounts collected by the Master Servicer under any hazard policy (except for amounts to be applied to the restoration or repair of the Property or released to the mortgagor or obligor in accordance with the Master Servicer's normal servicing procedures) will be deposited in the related Security Account. In the event that the Master Servicer maintains a blanket policy insuring against hazard losses on all the Loans comprising part of a Trust Fund, it will conclusively be deemed to have satisfied its obligation relating to the maintenance of hazard insurance. Such blanket policy may contain a deductible clause, in which case the Master Servicer will be required to deposit from its own funds into the related Security Account the amounts which would have been deposited therein but for such clause.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements securing a Loan by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Although the policies relating to the Loans may have been underwritten by different insurers under different state laws in accordance with different applicable forms and therefore may not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all inclusive. If the Property securing a Loan is located in a federally designated special flood area at the time of origination, the Master Servicer will require the mortgagor or obligor to obtain and maintain flood insurance.

     The hazard insurance policies covering properties securing the Loans typically contain a clause which in effect requires the insured at all time to carry insurance of a specified percentage of the full replacement value of the insured property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, then the insurer's liability in the event of partial loss will not exceed the larger of (i) the actual cash value (generally defined as replacement cost at the time and place of loss, less physical depreciation) of the improvements damaged or destroyed or (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements. Since the amount of hazard insurance the Master Servicer may cause to be maintained on the improvements securing the Loans declines as the principal balances owing thereon decrease, and since improved real estate generally has appreciated in value over time in the past, the effect of this requirement in the event of partial loss may be that hazard insurance proceeds will be insufficient to restore fully the damaged property. If specified in the related Prospectus Supplement, a special hazard insurance policy will be obtained to insure against certain of the uninsured risks described above. See "Credit Enhancement-Special Hazard Insurance Policies".

     If the Property securing a defaulted Loan is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the damaged Property, the Master Servicer is not required to expend its own funds to restore the damaged Property unless it determines (i) that such restoration will increase the proceeds to Securityholders on liquidation of the Loan after reimbursement of the Master Servicer for its expenses and (ii) that such expenses will be recoverable by it from related Insurance Proceeds or Liquidation Proceeds.

     If recovery on a defaulted Loan under any related Insurance Policy is not available for the reasons set forth in the preceding paragraph, or if the defaulted Loan is not covered by an Insurance Policy, the Master Servicer will be obligated to follow or cause to be followed such normal practices and procedures as it deems necessary or advisable to realize upon the defaulted Loan. If the proceeds of any liquidation of the Property securing the defaulted Loan are less than the principal balance of such Loan plus interest accrued thereon that is payable to Securityholders, the Trust Fund will realize a loss in the amount of such difference plus the aggregate of expenses incurred by the Master Servicer in connection with such proceedings and which are reimbursable under the Agreement. In the unlikely event that any such proceedings result in a total recovery which is, after reimbursement to the Master Servicer of its expenses, in excess of the principal balance of such Loan plus interest accrued thereon that is payable to Securityholders, the Master Servicer will be entitled to withdraw or retain from the Security Account amounts representing its normal servicing compensation with respect to such Loan and, unless otherwise specified in the related Prospectus Supplement, amounts representing the balance of such excess, exclusive of any amount required by law to be forwarded to the related borrower, as additional servicing compensation.

     Unless otherwise specified in the related Prospectus Supplement, if the Master Servicer or its designee recovers Insurance Proceeds which, when added to any related Liquidation Proceeds and after deduction of certain expenses reimbursable to the Master Servicer, exceed the principal balance of such Loan plus interest accrued thereon that is payable to Securityholders, the Master Servicer will be entitled to withdraw or retain from the Security Account amounts representing its normal servicing compensation with respect to such Loan. In the event that the Master Servicer has expended its own funds to restore the damaged Property and such funds have not been reimbursed under the related hazard insurance policy, it will be entitled to withdraw from the Security Account out of related Liquidation Proceeds or Insurance Proceeds in an amount equal to such expenses incurred by it, in which event the Trust Fund may realize a loss up to the amount so charged. Since Insurance Proceeds cannot exceed deficiency claims and certain expenses incurred by the Master Servicer, no such payment or recovery will result in a recovery to the Trust Fund which exceeds the principal balance of the defaulted Loan together with accrued interest thereon. See "Credit Enhancement".

REALIZATION UPON DEFAULTED LOANS

     Primary Mortgage Insurance Policies. The Master Servicer will maintain or cause each Sub-Servicer to maintain, as the case may be, in full force and effect, to the extent specified in the related Prospectus Supplement, a Primary Mortgage Insurance Policy with regard to each Loan for which such coverage is required. The Master Servicer will not cancel or refuse to renew any such Primary Mortgage Insurance Policy in effect at the time of the initial issuance of a Series of Securities that is required to be kept in force under the applicable Agreement unless the replacement Primary Mortgage Insurance Policy for such cancelled or nonrenewed policy is maintained with an insurer whose claims-paying ability is sufficient to maintain the current rating of the classes of Securities of such Series that have been rated.

     Although the terms and conditions of primary mortgage insurance vary, the amount of a claim for benefits under a Primary Mortgage Insurance Policy covering a Loan will consist of the insured percentage of the unpaid principal amount of the covered Loan and accrued and unpaid interest thereon and reimbursement of certain expenses, less (i) all rents or other payments collected or received by the insured (other than the proceeds of hazard insurance) that are derived from or in any way related to the Property, (ii) hazard insurance proceeds in excess of the amount required to restore the Property and which have not been applied to the payment of the Loan, (iii) amounts expended but not approved by the issuer of the related Primary
Mortgage Insurance Policy (the "Primary Insurer"), (iv) claim payments previously made by the Primary Insurer and (v) unpaid premiums.

     Primary Mortgage Insurance Policies reimburse certain losses sustained by reason of defaults in payments by borrowers. Primary Mortgage Insurance Policies will not insure against, and exclude from coverage, a loss sustained by reason of a default arising from or involving certain matters, including
(i) fraud or negligence in origination or servicing of the Loans, including misrepresentation by the originator, borrower or other persons involved in the origination of the Loans; (ii) failure to construct the Property subject to the Loan in accordance with specified plans; (iii) physical damage to the Property; and (iv) the related Master Servicer or Sub-servicer not being approved as a servicer by the Primary Insurer.

     Recoveries Under a Primary Mortgage Insurance Policy. As conditions precedent to the filing of or payment of a claim under a Primary Mortgage Insurance Policy covering a Loan, the insured will be required to (i) advance or discharge (a) all hazard insurance policy premiums and (b) as necessary and approved in advance by the Primary Insurer, (1) real estate property taxes, (2) all expenses required to maintain the related Property in at least as good a condition as existed at the effective date of such Primary Mortgage Insurance Policy, ordinary wear and tear excepted, (3) Property sales expenses, (4) any outstanding liens (as defined in such Primary Mortgage Insurance Policy) on the Property and (5) foreclosure costs, including court costs and reasonable attorneys' fees; (ii) in the event of any physical loss or damage to the Property, to have the Property restored and repaired to at least as good a condition as existed at the effective date of such Primary Mortgage Insurance Policy, ordinary wear and tear excepted; and (iii) tender to the Primary Insurer good and merchantable title to and possession of the Property.

     In those cases in which a Loan is serviced by a Sub-Servicer, the Sub-Servicer, on behalf of itself, the Trustee and Securityholders, will present claims to the Primary Insurer, and all collection thereunder will be deposited in the Sub-Servicing Account. In all other cases, the Master Servicer, on behalf of itself, the Trustee and the Securityholders, will present claims to the insurer under each Primary Mortgage Insurance Policy, and will take such reasonable steps as are necessary to receive payment or to permit recovery thereunder with respect to defaulted Loans. As set forth above, all collections by or on behalf of the Master Servicer under any Primary Mortgage Insurance Policy and, when the Property has not been restored, the hazard insurance policy, are to be deposited in the Security Account, subject to withdrawal as heretofore described.

     If the Property securing a defaulted Loan is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the damaged Property to a condition sufficient to permit recovery under the related Primary Mortgage Insurance Policy, if any, the Master Servicer is not required to expend its own funds to restore the damaged Property unless it determines (i) that such restoration will increase the proceeds to Securityholders on liquidation of the Loan after reimbursement of the Master Servicer for its expenses and (ii) that such expenses will be recoverable by it from related Insurance Proceeds or Liquidation Proceeds.

     If recovery on a defaulted Loan under any related Primary Mortgage Insurance Policy is not available for the reasons set forth in the preceding paragraph, or if the defaulted Loan is not covered by a Primary Mortgage Insurance Policy, the Master Servicer will be obligated to follow or cause to be followed such normal practices and procedures as it deems necessary or advisable to realize upon the defaulted Loan. If the proceeds of any liquidation of the Property securing the defaulted Loan are less than the principal balance of such Loan plus interest accrued thereon that is payable to Securityholders, the Trust Fund will realize a loss in the amount of such difference plus the aggregate of expenses incurred by the Master Servicer in connection with such proceedings and which are reimbursable under the Agreement. In the unlikely event that any such proceedings result in a total recovery which is, after reimbursement to the Master Servicer of its expenses, in excess of the principal balance of such Loan plus interest accrued thereon that is payable to Securityholders, the Master Servicer will be entitled to withdraw or retain from the Security Account amounts representing its normal servicing compensation with respect to such Loan and, except as otherwise specified in the Prospectus Supplement, amounts representing the balance of such excess, exclusive of any amount required by law to be forwarded to the related borrower, as additional servicing compensation.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     Unless otherwise specified in the related Prospectus Supplement, the Master Servicer's primary servicing compensation with respect to a Series of Securities will come from the monthly payment to it, out of each interest payment on a Loan, of an amount equal to the percentage per annum specified in the related Prospectus Supplement of the outstanding principal balance thereof. Since the Master Servicer's primary compensation is a percentage of the outstanding principal balance of each Loan, such amounts will decrease as the Loans amortize. In addition to primary compensation, the Master Servicer or the Sub-Servicers may be entitled to retain all assumption fees and late payment charges, to the extent collected from borrowers, and, if so provided in the related Prospectus Supplement, any prepayment penalties and any interest or other income which may be earned on funds held in the Security Account or any Sub-Servicing Account. Unless otherwise specified in the related Prospectus Supplement, any Sub-Servicer will receive a portion of the Master Servicer's primary compensation as its sub-servicing compensation.

     In addition to amounts payable to any Sub-Servicer, the Master Servicer will, unless otherwise specified in the related Prospectus Supplement, pay from its servicing compensation certain expenses incurred in connection with its servicing of the Loans, including, without limitation, payment of any premium for any insurance policy, guaranty, surety or other form of credit enhancement as specified in the related Prospectus Supplement, payment of the fees and disbursements of the Trustee and independent accountants, payment of expenses incurred in connection with distributions and reports to Securityholders, and payment of any other expenses described in the related Prospectus Supplement.

EVIDENCE AS TO COMPLIANCE

     Each Agreement will provide that on or before a specified date in each year, a firm of independent public accountants will furnish a statement to the Trustee to the effect that, on the basis of the examination by such firm conducted substantially in compliance with the Uniform Single Audit Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC, the servicing by or on behalf of the Master Servicer of mortgage loans or private asset backed securities, or under pooling and servicing agreements substantially similar to each other (including the related Agreement) was conducted in compliance with such agreements except for any significant exceptions or errors in records that, in the opinion of the firm, the Audit Program for Mortgages serviced for FHLMC, or the Uniform Single Audit Program for Mortgage Bankers, it is required to report. In rendering its statement such firm may rely, as to matters relating to the direct servicing of Loans or Private Asset Backed Securities by Sub-Servicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Audit Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC (rendered within one year of such statement) of firms of independent public accountants with respect to the related Sub-Servicer.

     Each Agreement will also provide for delivery to the Trustee, on or before a specified date in each year, of an annual statement signed by two officers of the Master Servicer to the effect that the Master Servicer has fulfilled its obligations under the Agreement throughout the preceding year.

     Copies of the annual accountants' statement and the statement of officers of the Master Servicer may be obtained by Securityholders of the related Series without charge upon written request to the Master Servicer at the address set forth in the related Prospectus Supplement.

CERTAIN MATTERS REGARDING THE MASTER SERVICER AND THE DEPOSITOR

     The Master Servicer under each Agreement will be named in the related Prospectus Supplement. The entity serving as Master Servicer may have normal business relationships with the Depositor or the Depositor's affiliates.

     Each Agreement will provide that the Master Servicer may not resign from its obligations and duties under the Agreement except upon a determination that its duties thereunder are no longer permissible under applicable law. The Master Servicer may, however, be removed from its obligations and duties as set forth in the Agreement. No such resignation will become effective until the Trustee or a successor servicer has assumed the Master Servicer's obligations and duties under the Agreement.

     Each Agreement will further provide that neither the Master Servicer, the Depositor nor any director, officer, employee, or agent of the Master Servicer or the Depositor will be under any liability to the related Trust Fund or Securityholders for any action taken or for refraining from the taking of any action in good faith pursuant to the Agreement, or for errors in judgment; provided, however, that neither the Master Servicer, the Depositor nor any such person will be protected against any liability which would otherwise be imposed by reason of wilful misfeasance or gross negligence in the performance of duties thereunder or by reasons of reckless disregard of obligations and duties thereunder. To the extent provided in the related Agreement, the Master Servicer, the Depositor and any director, officer, employee or agent of the Master Servicer or the Depositor may be entitled to indemnification by the related Trust Fund and may be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the Securities, other than any loss, liability or expense related to any specific Loan or Loans (except any such loss, liability or expense otherwise reimbursable pursuant to the Agreement) and any loss, liability or expense incurred by reason of willful misfeasance or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, each Agreement will provide that neither the Master Servicer nor the Depositor will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the Agreement and which in its opinion may involve it in any expense or liability. The Master Servicer or the Depositor may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interests of the Securityholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Trust Fund and the Master Servicer or the Depositor, as the case may be, will be entitled to be reimbursed therefor out of funds otherwise distributable to Securityholders.

     Except as otherwise specified in the related Prospectus Supplement, any person into which the Master Servicer may be merged or consolidated, or any person resulting from any merger or consolidation to which the Master
Servicer is a party, or any person succeeding to the business of the Master Servicer, will be the successor of the Master Servicer under each Agreement.

EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT

     Pooling and Servicing Agreement; Servicing Agreement. Except as otherwise specified in the related Prospectus Supplement, Events of Default under each Agreement will consist of (i) any failure by the Master Servicer to distribute or cause to be distributed to Securityholders of any class any required payment (other than an Advance) which continues unremedied for five business days after the giving of written notice of such failure to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by the holders of Securities of such class evidencing not less than 25% of the aggregate Percentage Interests evidenced by such class; (ii) any failure by the Master Servicer to make an Advance as required under the Agreement, unless cured as specified therein; (iii) any failure by the Master Servicer duly to observe or perform in any material respect any of its other covenants or agreements in the Agreement which continues unremedied for thirty days after the giving of written notice of such failure to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by the holders of Securities of any class evidencing not less than 25% of the aggregate
Percentage Interests constituting such class; and (iv) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding and certain actions by or on behalf of the Master Servicer indicating its insolvency, reorganization or inability to pay its obligations.

     If specified in the related Prospectus Supplement, the Agreement will permit the Trustee to sell the Trust Fund Assets and the other assets of the Trust Fund in the event that payments in respect thereto are insufficient to make payments required in the Agreement. The assets of the Trust Fund will be sold only under the circumstances and in the manner specified in the related Prospectus Supplement.

     So long as an Event of Default under an Agreement remains unremedied, the Depositor or the Trustee may, and at the direction of holders of
Securities of any class evidencing not less than 51% of the aggregate Percentage Interests constituting such class and under such other circumstances as may be specified in such Agreement, the Trustee shall, terminate all of its rights and obligations of the Master Servicer under the Agreement relating to such Trust Fund and in and to the Trust Fund Assets, whereupon the Trustee will succeed to all of the responsibilities, duties and liabilities of the Master Servicer under the Agreement, including, if specified in the related Prospectus Supplement, the obligation to make advances, and will be entitled to similar compensation arrangements. In the event that the Trustee is unwilling or unable so to act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a mortgage loan servicing institution with a net worth of a least $10,000,000 to act as successor to the Master Servicer under the Agreement. Pending such appointment, the Trustee is obligated to act in such capacity. The Trustee and any such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the Master Servicer under the Agreement.

     No Securityholder, solely by virtue of such holder's status as a Securityholder, will have any right under any Agreement to institute any proceeding with respect to such Agreement, unless such holder previously has given to the Trustee written notice of default and unless the holders of Securities of any class of such Series evidencing not less than 25% of the aggregate Percentage Interests constituting such class have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity, and the Trustee for 60 days has neglected or refused to institute any such proceeding.

     Indenture. Except as otherwise specified in the related Prospectus Supplement, Events of Default under the Indenture for each Series of Notes include: (i) a default for thirty (30) days or more in the payment of any principal of or interest on any Note of such Series; (ii) failure to perform any other covenant of the Depositor or the Trust Fund in the Indenture which continues for a period of sixty (60) days after notice thereof is given in accordance with the procedures described in the related Prospectus Supplement; (iii) any representation or warranty made by the Depositor or the Trust Fund in the Indenture or in any certificate or other writing delivered pursuant thereto or in connection therewith with respect to or affecting such Series having been incorrect in a material respect as of the time made, and such breach is not cured within sixty (60) days after notice thereof is given in accordance with the procedures described in the related Prospectus Supplement; (iv) certain events of bankruptcy, insolvency, receivership or liquidation of the Depositor or the Trust Fund; or (v) any other Event of Default provided with respect to Notes of that Series.

     If an Event of Default with respect to the Notes of any Series at the time outstanding occurs and is continuing, either the Trustee or the holders of a majority of the then aggregate outstanding amount of the Notes of such Series may declare the principal amount (or, if the Notes of that Series have a Pass-Through Rate of 0%, such portion of the principal amount as may be specified in the terms of that Series, as provided in the related Prospectus Supplement) of all the Notes of such Series to be due and payable immediately. Such declaration may, under certain circumstances, be rescinded and annulled by the holders of more than 50% of the Percentage Interests of the Notes of such Series.

     If, following an Event of Default with respect to any Series of Notes, the Notes of such Series have been declared to be due and payable, the Trustee may, in its discretion, notwithstanding such acceleration, elect to maintain possession of the collateral securing the Notes of such Series and to continue to apply distributions on such collateral as if there had been no declaration of acceleration if such collateral continues to provide sufficient funds for the payment of principal of and interest on the Notes of such Series as they would have become due if there had not been such a declaration. In addition, the Trustee may not sell or otherwise liquidate the collateral securing the Notes of a Series following an Event of Default, other than a default in the payment of any principal or interest on any Note of such Series for thirty (30) days or more, unless (a) the holders of 100% of the Percentage Interests of the Notes of such Series consent to such sale,
(b) the proceeds of such sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding Notes of such Series at the date of such sale or (c) the Trustee determines that such collateral would not be sufficient on an ongoing basis to make all payments on such Notes as such payments would have become due if such Notes had not been declared due and payable, and the Trustee obtains the consent of the holders of 662/3% of the Percentage Interests of the Notes of such Series.

     In the event that the Trustee liquidates the collateral in connection with an Event of Default involving a default for thirty (30) days or more in the payment of principal of or interest on the Notes of a Series, the Indenture provides that the Trustee will have a prior lien on the proceeds of any such liquidation for unpaid fees and expenses. As a result, upon the occurrence of such an Event of Default, the amount available for distribution to the Noteholders would be less than would otherwise be the case. However, the Trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the Indenture for the benefit of the Noteholders after the occurrence of such an Event of Default.

     Except as otherwise specified in the related Prospectus Supplement, in the event the principal of the Notes of a Series is declared due and payable, as described above, the holders of any such Notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount thereof less the amount of such discount which is unamortized.

     Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default shall occur and be continuing with respect to a Series of Notes, the Trustee shall be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of Notes of such Series, unless such holders offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in complying with such request or direction. Subject to such provisions for indemnification and certain limitations contained in the Indenture, the holders of a majority of the then aggregate outstanding amount of the Notes of such Series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Notes of such Series, and the holders of a majority of the then aggregate outstanding amount of the Notes of such Series may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all the holders of the outstanding Notes of such Series affected thereby.

AMENDMENT

     Except as otherwise specified in the related Prospectus Supplement, each Agreement may be amended by the Depositor, the Master Servicer and the Trustee, without the consent of any of the Securityholders, (i) to cure any ambiguity; (ii) to correct or supplement any provision therein which may be defective or inconsistent with any other provision therein; or (iii) to make any other revisions with respect to matters or questions arising under the Agreement which are not inconsistent with the provisions thereof, provided that such action will not adversely affect in any material respect the interests of any Securityholder. In addition, to the extent provided in the related Agreement, an Agreement may be amended without the consent of any of the Securityholders, to change the manner in which the Security Account is maintained, provided that any such change does not adversely affect the then current rating on the class or classes of Securities of such Series that have been rated. In addition, if a REMIC election is made with respect to a Trust Fund, the related Agreement may be amended to modify, eliminate or add to any of its provisions to such extent as may be necessary to maintain the qualification of the related Trust Fund as a REMIC, provided that the Trustee has received an opinion of counsel to the effect that such action is necessary or helpful to maintain such qualification. Except as otherwise specified in the related Prospectus Supplement, each Agreement may also be amended by the Depositor, the Master Servicer and the Trustee with consent of holders of Securities of such Series evidencing not less than 66% of the aggregate Percentage Interests of each class affected thereby for the purpose of adding any provisions to or changing in an manner or eliminating any of the provisions of the Agreement or of modifying in any manner the rights of the holders of the related Securities; provided, however, that no such amendment may (i) reduce in any manner the amount of or delay the timing of, payments received on Loans which are required to be distributed on any Security without the consent of the holder of such Security, or (ii) reduce the aforesaid percentage of Securities of any class of holders which are required to consent to any such amendment without the consent of the holders of all Securities of such class covered by such Agreement then outstanding. If a REMIC election is made with respect to a Trust Fund, the Trustee will not be entitled to consent to an amendment to the related Agreement without having first received an opinion of counsel to the effect that such amendment will not cause such Trust Fund to fail to qualify as a REMIC.

TERMINATIONS; OPTIONAL TERMINATION

     Pooling and Servicing Agreement; Trust Agreement. Unless otherwise specified in the related Agreement, the obligations created by each Pooling and Servicing Agreement and Trust Agreement for each Series of Securities will terminate upon the payment to the related Securityholders of all amounts held in the Security Account or by the Master Servicer and required to be paid to them pursuant to such Agreement following the later of (i) the final payment of or other liquidation of the last of the Trust Fund Assets subject thereto or the disposition of all property acquired upon foreclosure of any such Trust Fund Assets remaining in the Trust Fund and (ii) the purchase by the Master Servicer or, if REMIC treatment has been elected and if specified in the related Prospectus Supplement, by the holder of the residual interest in the REMIC (see "Certain Material Federal Income Tax Consequences" below), from the related Trust Fund of all of the remaining Trust Fund Assets and all property acquired in respect of such Trust Fund Assets.

     Unless otherwise specified by the related Prospectus Supplement, any such purchase of Trust Fund Assets and property acquired in respect of Trust Fund Assets evidenced by a Series of Securities will be made at the option of the Master Servicer or, if applicable, such holder of the REMIC residual interest, at a price, and in accordance with the procedures, specified in the related Prospectus Supplement. The exercise of such right will effect early retirement of the Securities of that Series, but the right of the Master Servicer or, if applicable, such holder of the REMIC residual interest, to so purchase is subject to the principal balance of the related Trust Fund Assets being less than the percentage specified in the related Prospectus Supplement of the aggregate principal balance of the Trust Fund Assets at the Cut-off Date for the Series. The foregoing is subject to the provision that if a REMIC election is made with respect to a Trust Fund, any repurchase pursuant to clause (ii) above will be made only in connection with a "qualified liquidation" of the REMIC within the meaning of Section 860F(g)(4) of the Code.

     Indenture. The Indenture will be discharged with respect to a Series of Notes (except with respect to certain continuing rights specified in the Indenture) upon the delivery to the Trustee for cancellation of all the Notes of such Series or, with certain limitations, upon deposit with the Trustee of funds sufficient for the payment in full of all of the Notes of such Series.

     In addition to such discharge with certain limitations, the Indenture will provide that, if so specified with respect to the Notes of any Series, the related Trust Fund will be discharged from any and all obligations in respect of the Notes of such Series (except for certain obligations relating to temporary Notes and exchange of Notes, to register the transfer of or exchange Notes of such Series, to replace stolen, lost or mutilated Notes of such Series, to maintain paying agencies and to hold monies for payment in trust) upon the deposit with the Trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States of America which through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of and each installment of interest on the Notes of such Series on the last scheduled Distribution Date for such Notes and any installment of interest on such Notes in accordance with the terms of the Indenture and the Notes of such Series. In the event of any such defeasance and discharge of Notes of such Series, holders of Notes of such Series would be able to look only to such money and/or direct obligations for payment of principal and interest, if any, on their Notes until maturity.

THE TRUSTEE

     The  Trustee  under  each Agreement  will  be  named  in  the applicable
Prospectus Supplement. The commercial bank or trust company serving as Trustee may have normal banking relationships with the Depositor, the Master Servicer and any of their respective affiliates.


                      CERTAIN LEGAL ASPECTS OF THE LOANS

     The following discussion contains summaries, which are general in nature, of certain legal matters relating to the Loans. Because such legal aspects are governed primarily by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the Loans is situated. The summaries are qualified in their entirety by reference to the applicable federal laws and the appropriate laws of the states in which Loans may be originated.

GENERAL

     The Loans for a Series may be secured by deeds of trust, mortgages, security deeds or deeds to secure debt, depending upon the prevailing practice in the state in which the property subject to the loan is located. A mortgage creates a lien upon the real property encumbered by the mortgage, which lien is generally not prior to the lien for real estate taxes and assessments. Priority between mortgages depends on their terms and generally on the order of recording with a state or county office. There are two parties to a mortgage, the mortgagor, who is the borrower and owner of the mortgaged property, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust formally has three parties, the borrower-property owner called the trustor (similar to a mortgagor), a lender (similar to a mortgagee) called the beneficiary, and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. A security deed and a deed to secure debt are special types of deeds which indicate on their face that they are granted to secure an underlying debt. By executing a security deed or deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until such time as the underlying debt is repaid. The trustee's authority under a deed of trust, the mortgagee's authority under a mortgage and the grantee's authority under a security deed or deed to secure debt are governed by law and, with respect to some deeds of trust, the directions of the beneficiary.

FORECLOSURE/REPOSSESSION

     Foreclosure of a deed of trust is generally accomplished by a non-judicial sale under a specific provision in the deed of trust which authorizes the trustee to sell the property at public auction upon any default by the borrower under the terms of the note or deed of trust. In addition to any notice requirements contained in a deed of trust, in some states, the trustee must record a notice of default and send a copy to the borrower-trustor, to any person who has recorded a request for a copy of any notice of default and notice of sale, to any successor in interest to the borrower-trustor, to the beneficiary of any junior deed of trust and to certain other persons. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a statutorily prescribed reinstatement period, cure a monetary default by paying the entire amount in arrears plus other designated costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney's fees, which may be recovered by a lender. After the reinstatement period has expired without the default having been cured, the borrower or junior lienholder no longer has the right to reinstate the loan and must pay the loan in full to prevent the scheduled foreclosure sale. If the deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest in the real property.

     Foreclosure of a mortgage is generally accomplished by judicial action. The action is initiated by the service of legal pleadings upon all parties having an interest in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties. Judicial foreclosure proceedings are often not contested by any of the parties. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time consuming.
After the completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other court officer to conduct the sale of the property. In some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the mortgage.

     Although foreclosure sales are typically public sales, frequently no third party purchaser bids in excess of the lender's lien because of the difficulty of determining the exact status of title to the property, the possible deterioration of the property during the foreclosure proceedings and a requirement that the purchaser pay for the property in cash or by cashier's check. Thus the foreclosing lender often purchases the property from the trustee or referee for an amount equal to the principal amount outstanding under the loan, accrued and unpaid interest and the expenses of foreclosure in which event the mortgagor's debt will be extinguished or the lender may purchase for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment in states where such judgment is available. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burden of ownership, including obtaining hazard insurance and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss may be reduced by the receipt of any mortgage guaranty insurance proceeds.

     Courts have imposed general equitable principles upon foreclosure, which are generally designed to mitigate the legal consequences to the borrower of the borrower's defaults under the loan documents. Some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for fair notice require that borrowers under deeds of trust receive notice longer than that prescribed by statute. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust does not involve sufficient state action to afford constitutional protection to the borrower.

     When the beneficiary under a junior mortgage or deed of trust cures the default and reinstates or redeems by paying the full amount of the senior mortgage or deed of trust, the amount paid by the beneficiary so to cure or redeem becomes a part of the indebtedness secured by the junior mortgage or deed of trust. See "Junior Mortgages; Rights of Senior Mortgagees".

ENVIRONMENTAL RISKS

     Federal, state and local laws and regulations impose a wide range of requirements on activities that may affect the environment, health and safety. These include laws and regulations governing air pollutant emissions, hazardous and toxic substances, impacts to wetlands, leaks from underground storage tanks, and the management, removal and disposal of lead- and asbestos-containing materials. In certain circumstances, these laws and regulations impose obligations on the owners or operators of residential properties such as those subject to the Loans. The failure to comply with such laws and regulations may result in fines and penalties.

     Moreover, under various federal, state and local laws and regulations, an owner or operator of real estate may be liable for the costs of addressing hazardous substances on, in or beneath such property and related costs. Such liability may be imposed without regard to whether the owner or operator knew of, or was responsible for, the presence of such substances, and could exceed the value of the property and the aggregate assets of the owner or operator. In addition, persons who transport or dispose of hazardous substances, or arrange for the transportation, disposal or treatment of hazardous substances, at off-site locations may also be held liable if there are releases or threatened releases of hazardous substances at such off-site locations.

     In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), contamination of property may give rise to a lien on the property to assure the payment of the costs of clean-up. In several states, such a lien has priority over the lien of an existing mortgage against such property. Under CERCLA, such a lien is subordinate to pre-existing, perfected security interests.

     Under the laws of some states, and under CERCLA, there is a possibility that a lender may be held liable as an "owner or operator" for costs of addressing releases or threatened releases of hazardous substances at a property, regardless of whether or not the environmental damage or threat was caused by a current or prior owner or operator. CERCLA and some state laws provide an exemption from the definition of "owner or operator" for a secured creditor who, without "participating in the management" of a facility, holds indicia of ownership primarily to protect its security interest in the facility. The Solid Waste Disposal Act ("SWDA") provides similar protection to secured creditors in connection with liability for releases of petroleum from certain underground storage tanks. However, if a lender "participates in the management" of the facility in question or is found not to have held its interest primarily to protect a security interest, the lender may forfeit its secured creditor exemption status.

     A regulation promulgated by the U.S. Environmental Protection Agency ("EPA") in April 1992 attempted to clarify the activities in which lenders could engage both prior to and subsequent to foreclosure of a security interest without forfeiting the secured creditor exemption under CERCLA. The rule was struck down in 1994 by the United States Court of Appeals for the District of Columbia Circuit in Kelley ex rel State of Michigan v. Environmental Protection Agency, 15 F.3d 1100 (D.C Cir. 1994), reh'g denied, 25 F.3d 1088, cert. denied sub nom. Am. Bankers Ass'n v. Kelley, 115 S.Ct. 900 (1995). Another EPA regulation promulgated in 1995 clarifies the activities in which lenders may engage without forfeiting the secured creditor exemption under the underground storage tank provisions of the SWDA. That regulation has not been struck down.

     On September 30, 1996, Congress amended both CERCLA and the SWDA to provide additional clarification regarding the scope of the lender liability exemptions under the two statutes. Among other things, the 1996 amendments specify the circumstances under which a lender will be protected by the CERCLA and SWDA exemptions, both while the borrower is still in possession of the secured property and following foreclosure on the secured property.

     Generally,  the amendments  state  that a  lender who  holds  indicia of ownership primarily to protect a security interest in a facility will be considered to participate in management only if, while the borrower is still in possession of the facility encumbered by the security interest, the lender
(i) exercises decision-making control over environmental compliance related to the facility such that the lender has undertaken responsibility for hazardous substance handling or disposal practices related to the facility or
(ii) exercises control at a level comparable to that of a manager of the facility such that the lender has assumed or manifested responsibility for
(x) overall management of the facility encompassing daily-decision making with respect to environmental compliance or (y) overall or substantially all of the operational functions (as distinguished from financial or administrative functions) of the facility other than the function of environmental compliance. The amendments also specify certain activities that are not considered to be "participation in management", including monitoring or enforcing the terms of the extension of credit or security interest, inspecting the facility, and requiring a lawful means of addressing the release or threatened release of a hazardous substance.

     The 1996 amendments also specify that a lender who did not participate in management of a facility prior to foreclosure will not be considered an "owner or operator", even if the lender forecloses on the facility and after foreclosure sells or liquidates the facility, maintains business activities, winds up operations, undertakes an appropriate response action, or takes any other measure to preserve, protect, or prepare the facility prior to sale or disposition, if the lender seeks to sell or otherwise divest the facility at the earliest practicable, commercially reasonable time, on commercially reasonable terms, taking into account market conditions and legal and regulatory requirements.

     The CERCLA and SWDA lender liability amendments specifically address the potential liability of lenders who hold mortgages or similar conventional security interests in real property, such as the Trust Fund does in connection with the Home Equity Loans and the Home Improvement Contracts. The amendments do not clearly address the potential liability of lenders who retain legal title to a property and enter into an agreement with the purchaser for the payment of the purchase price and interest over the term of the contract, such as the Trust Fund does in connection with the Installment Contracts.

     If a lender (including a lender under an Installment Contract) is or becomes liable under CERCLA, it may be authorized to bring a statutory action for contribution against any other "responsible parties", including a previous owner or operator. However, such persons or entities may be bankrupt or otherwise judgment proof, and the costs associated with environmental cleanup and related actions may be substantial. Moreover, some state laws imposing liability for addressing hazardous substances do not contain exemptions from liability for lenders. Whether the costs of addressing a release or threatened release at a property pledged as collateral for one of the Loans (or at a property subject to an Installment Contract), would be imposed on the Trust Fund, and thus occasion a loss to the Securityholders, therefore depends on the specific factual and legal circumstances at issue.

RIGHTS OF REDEMPTION

     In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. In some states, there is no right to redeem property after a trustee's sale under a deed of trust.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

     Certain states have adopted statutory prohibitions restricting the right of the beneficiary or mortgagee to obtain a deficiency judgment against borrowers financing the purchase of their residence or following sale under a deed of trust or certain other foreclosure proceedings. A deficiency judgment is a personal judgment against the borrower equal in most cases to the difference between the amount due to the lender and the fair market value of the real property sold at the foreclosure sale. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale.

     In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws, the federal Soldiers' and Sailors' Civil Relief Act of 1940 and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon its security. For example, in a proceeding under the federal Bankruptcy Code, a lender may not foreclose on the Property without the permission of the bankruptcy court. The rehabilitation plan proposed by the debtor may provide, if the Property is not the debtor's principal residence and the court determines that the value of the Property is less than the principal balance of the mortgage loan, for the reduction of the secured indebtedness to the value of the Property as of the date of the commencement of the bankruptcy, rendering the lender a general unsecured creditor for the difference, and also may reduce the monthly payments due under such mortgage loan, change the rate of interest and alter the mortgage loan repayment schedule. The effect of any such proceedings under the federal Bankruptcy Code, including but not limited to any automatic stay, could result in delays in receiving payments on the Loans underlying a Series of Securities and possible reductions in the aggregate amount of such payments.

     The federal tax laws provide priority to certain tax liens over the lien of a mortgage or secured party. Numerous federal and state consumer protection laws impose substantive requirements upon mortgage lenders in connection with the origination, servicing and enforcement of loans secured by Single Family Properties. These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and regulations. These federal and state laws impose specific statutory liabilities upon lenders who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the loans or contracts.

DUE-ON-SALE CLAUSES

     Unless otherwise specified in the related Prospectus Supplement, each conventional Loan will contain a due-on-sale clause which will provide that if the mortgagor or obligor sells, transfers or conveys the Property, the loan or contract may be accelerated by the mortgagee or secured party. The Garn-St. Germain Depository Institutions Act of 1982 (the "Garn-St. Germain Act"), subject to certain exceptions, preempts state constitutional, statutory and case law prohibiting the enforcement of due-on-sale clauses. As a result, due-on-sale clauses have become generally enforceable except in those states whose legislatures exercised their authority to regulate the enforceability of such clauses with respect to mortgage loans that were (i) originated or assumed during the "window period" under the Garn-St. Germain Act which ended in all cases not later than October 15, 1982, and (ii) originated by lenders other than national banks, federal savings institutions and federal credit unions. FHLMC has taken the position in its published mortgage servicing standards that, out of a total of eleven "window period states," five states (Arizona, Michigan, Minnesota, New Mexico and Utah) have enacted statutes extending, on various terms and for varying periods, the prohibition on enforcement of due-on-sale clauses with respect to certain categories of window period loans. Also, the Garn-St. Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

     As to loans secured by an owner-occupied residence, the Garn-St. Germain Act sets forth nine specific instances in which a mortgagee covered by the Act may not exercise its rights under a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. The inability to enforce a due-on-sale clause may result in transfer of the related Property to an uncreditworthy person, which could increase the likelihood of default or may result in a mortgage bearing an interest rate below the current market rate being assumed by a new home buyer, which may affect the average life of the Loans and the number of Loans which may extend to maturity.

     In addition, under federal bankruptcy law, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from such bankruptcy proceeding.

ENFORCEABILITY OF PREPAYMENT AND LATE PAYMENT FEES

     Forms of notes, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made, and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Late charges and prepayment fees are typically retained by servicers as additional servicing compensation.

EQUITABLE LIMITATIONS ON REMEDIES

     In connection with lenders' attempts to realize upon their security, courts have invoked general equitable principles. The equitable principles are generally designed to relieve the borrower from the legal effect of his defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of a lender to realize upon his security if the default under the security agreement is not monetary, such as the borrower's failure to adequately maintain the property or the borrower's execution of secondary financing affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under security agreements receive notices in addition to the statutorily-prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that, in some cases involving the sale by a trustee under a deed of trust or by a mortgagee under a mortgage having a power of sale, there is insufficient state action to afford constitutional protections to the borrower.

     Most conventional single-family mortgage loans may be prepaid in full or in part without penalty. The regulations of the Federal Home Loan Bank Board (the "FHLBB") prohibit the imposition of a prepayment penalty or equivalent fee in connection with the acceleration of a loan by exercise of a due-on-sale clause. A mortgagee to whom a prepayment in full has been tendered may be compelled to give either a release of the mortgage or an instrument assigning the existing mortgage. The absence of a restraint on prepayment, particularly with respect to Loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirements of the Loans.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V") provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. The Office of Thrift Supervision, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized the states to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects an application of the federal law. Fifteen states adopted such a law prior to the April 1, 1993 deadline. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

THE HOME IMPROVEMENT CONTRACTS

     General. The Home Improvement Contracts, other than those Home Improvement Contracts that are unsecured or secured by mortgages on real estate (such Home Improvement Contracts are hereinafter referred to in this section as "contracts") generally are "chattel paper" or constitute "purchase money security interests" each as defined in the Uniform Commercial Code (the "UCC"). Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the related Agreement, the Depositor will transfer physical possession of the contracts to the Trustee or a designated custodian or may retain possession of the contracts as custodian for the Trustee. In addition, the Depositor will make an appropriate filing of a UCC-1 financing statement in the appropriate states to give notice of the Trustee's ownership of the contracts. Unless otherwise specified in the related Prospectus Supplement, the contracts will not be stamped or otherwise marked to reflect their assignment from the Depositor to the Trustee. Therefore, if through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of such assignment, the Trustee's interest in the contracts could be defeated.

     Security Interests in Home Improvements. The contracts that are secured by the Home Improvements financed thereby grant to the originator of such contracts a purchase money security interest in such Home Improvements to secure all or part of the purchase price of such Home Improvements and related services. A financing statement generally is not required to be filed to perfect a purchase money security interest in consumer goods. Such purchase money security interests are assignable. In general, a purchase money security interest grants to the holder a security interest that has priority over a conflicting security interest in the same collateral and the proceeds of such collateral. However, to the extent that the collateral subject to a purchase money security interest becomes a fixture, in order for the related purchase money security interest to take priority over a conflicting interest in the fixture, the holder's interest in such Home Improvement must generally be perfected by a timely fixture filing. In general, a security interest does not exist under the UCC in ordinary building material incorporated into an improvement on land. Home Improvement Contracts that finance lumber, bricks, other types of ordinary building material or other goods that are deemed to lose such characterization upon incorporation of such materials into the related property, will not be secured by a purchase money security interest in the Home Improvement being financed.

     Enforcement of Security Interest in Home Improvements. So long as the Home Improvement has not become subject to the real estate law, a creditor can repossess a Home Improvement securing a contract by voluntary surrender, by "self-help" repossession that is "peaceful" (i.e., without breach of the peace) or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a contract must give the debtor a number of days' notice, which varies from 10 to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting such a sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the unit that the debtor may redeem at or before such resale.

     Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the property securing the debtor's loan. However, some states impose prohibitions or limitations on deficiency judgments, and in many cases the defaulting borrower would have no assets with which to pay a judgment.

     Certain other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.

     Consumer Protection Laws. The so-called "Holder-in-Due Course" rule of the Federal Trade Commission is intended to defeat the ability of the transferor of a consumer credit contract which is the seller of goods which gave rise to the transaction (and certain related lenders and assignees) to transfer such contract free of notice of claims by the debtor thereunder. The effect of this rule is to subject the assignee of such a contract to all claims and defenses which the debtor could assert against the seller of goods. Liability under this rule is limited to amounts paid under a contract; however, the obligor also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought by the Trustee against such obligor. Numerous other federal and state consumer protection laws impose requirements applicable to the origination and lending pursuant to the contracts, including the Truth in Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related contract.

     Applicability of Usury Laws. Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, as amended ("Title V"), provides that, subject to the following conditions, state usury limitations shall not apply to any contract which is secured by a first lien on certain kinds of consumer goods. The contracts would be covered if they satisfy certain conditions, among other things, governing the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of the related unit.

     Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision which expressly rejects application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V.

INSTALLMENT CONTRACTS

     The Loans may also consist of installment contracts. Under an installment contract ("Installment Contract") the seller (hereinafter referred to in this section as the "lender") retains legal title to the property and enters into an agreement with the purchaser hereinafter referred to in this section as the "borrower") for the payment of the purchase price, plus interest, over the term of such contract. Only after full performance by the borrower of the contract is the lender obligated to convey title to the property to the purchaser. As with mortgage or deed of trust financing, during the effective period of the Installment Contract, the borrower is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

     The method of enforcing the rights of the lender under an Installment Contract varies on a state-by-state basis depending upon the extent to which state courts are willing, or able pursuant to state statute, to enforce the contract strictly according to the terms. The terms of Installment Contracts generally provide that upon a default by the borrower, the borrower loses his or her right to occupy the property, the entire indebtedness is accelerated, and the buyer's equitable interest in the property is forfeited. The lender in such a situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the borrower has filed the Installment Contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of borrower default during the early years of an Installment Contract, the courts will permit ejectment of the buyer and a forfeiture of his or her interest in the property. However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under Installment Contracts from the harsh consequences of forfeiture. Under such statutes, a judicial or nonjudicial foreclosure may be required, the lender may be required to give notice of default and the borrower may be granted some grace period during which the Installment Contract may be reinstated upon full payment of the default amount and the borrower may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a borrower with significant investment in the property under an Installment Contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause.
Nevertheless, generally speaking, the lender's procedures for obtaining possession and clear title under an Installment Contract in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a property subject to one or more liens.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT

     Generally, under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a borrower who enters military service after the origination of such borrower's Loan (including a borrower who is a member of the National Guard or is in reserve status at the time of the origination of the Loan and is later called to active duty) may not be charged interest above an annual rate of 6% during the period of such borrower's active duty status, unless a court orders otherwise upon application of the lender. It is possible that such interest rate limitation could have an effect, for an indeterminate period of time, on the ability of the Master Servicer to collect full amounts of interest on certain of the Loans. Any shortfall in interest collections resulting from the application of the Relief Act could result in losses to the Securityholders. The Relief Act also imposes limitations which would impair the ability of the Master Servicer to foreclose on an affected Loan during the borrower's period of active duty status. Moreover, the Relief Act permits the extension of a Loan's maturity and the re-adjustment of its payment schedule beyond the completion of military service. Thus, in the event that such a Loan goes into default, there may be delays and losses occasioned by the inability to realize upon the Property in a timely fashion.

JUNIOR MORTGAGES; RIGHTS OF SENIOR MORTGAGEES

     To the extent that the Loans comprising the Trust Fund for a Series are secured by mortgages which are junior to other mortgages held by other lenders or institutional investors, the rights of the Trust Fund (and therefore the Securityholders), as mortgagee under any such junior mortgage, are subordinate to those of any mortgagee under any senior mortgage. The senior mortgagee has the right to receive hazard insurance and condemnation proceeds and to cause the property securing the Loan to be sold upon default of the mortgagor, thereby extinguishing the junior mortgagee's lien unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior mortgage. A junior mortgagee may satisfy a defaulted senior loan in full and, in some states, may cure such default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. In most states, absent a provision in the mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee.

     The standard form of the mortgage used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the mortgage, in such order as the mortgagee may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under underlying senior mortgages will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of a junior mortgage.

     Another provision sometimes found in the form of the mortgage or deed of trust used by institutional lenders obligates the mortgagor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage. Upon a failure of the mortgagor to perform any of these obligations, the mortgagee is given the right under certain mortgages to perform the obligation itself, at its election, with the mortgagor agreeing to reimburse the mortgagee for any sums expended by the mortgagee on behalf of the mortgagor. All sums so expended by the mortgagee become part of the indebtedness secured by the mortgage.

     The form of credit line trust deed or mortgage generally used by most institutional lenders which make Revolving Credit Line Loans typically contains a "future advance" clause, which provides, in essence, that additional amounts advanced to or on behalf of the borrower by the beneficiary or lender are to be secured by the deed of trust or mortgage. Any amounts so advanced after the Cut-off Date with respect to any mortgage will not be included in the Trust Fund. The priority of the lien securing any advance made under the clause may depend in most states on whether the deed of trust or mortgage is called and recorded as a credit line deed of trust or mortgage. If the beneficiary or lender advances additional amounts, the advance is entitled to receive the same priority as amounts initially advanced under the trust deed or mortgage, notwithstanding the fact that there may be junior trust deeds or mortgages and other liens which intervene between the date of recording of the trust deed or mortgage and the date of the future advance, and notwithstanding that the beneficiary or lender had actual knowledge of such intervening junior trust deeds or mortgages and other liens at the time of the advance. In most states, the trust deed or mortgage lien securing mortgage loans of the type which includes home equity credit lines applies retroactively to the date of the original recording of the trust deed or mortgage, provided that the total amount of advances under the home equity credit line does not exceed the maximum specified principal amount of the recorded trust deed or mortgage, except as to advances made after receipt by the lender of a written notice of lien from a judgment lien creditor of the trustor.

THE TITLE I PROGRAM

     General. Certain of the Loans contained in a Trust Fund may be loans insured under the FHA Title I Credit Insurance program created pursuant to Sections 1 and 2(a) of the National Housing Act of 1934 (the "Title I Program"). Under the Title I Program, the FHA is authorized and empowered to insure qualified lending institutions against losses on eligible loans. The Title I Program operates as a coinsurance program in which the FHA insures up to 90% of certain losses incurred on an individual insured loan, including the unpaid principal balance of the loan, but only to the extent of the insurance coverage available in the lender's FHA insurance coverage reserve account. The owner of the loan bears the uninsured loss on each loan.

     The types of loans which are eligible for insurance by the FHA under the Title I Program include property improvement loans ("Property Improvement Loans" or "Title I Loans"). A Property Improvement Loan or Title I Loan means a loan made to finance actions or items that substantially protect or improve the basic livability or utility of a property and includes single family improvement loans.

     There are two basic methods of lending or originating such loans which include a "direct loan" or a "dealer loan". With respect to a direct loan, the borrower makes application directly to a lender without any assistance from a dealer, which application may be filled out by the borrower or by a person acting at the direction of the borrower who does not have a financial interest in the loan transaction, and the lender may disburse the loan proceeds solely to the borrower or jointly to the borrower and other parties to the transaction. With respect to a dealer loan, the dealer, who has a direct or indirect financial interest in the loan transaction, assists the borrower in preparing the loan application or otherwise assists the borrower in obtaining the loan from the lender. The lender may disburse proceeds solely to the dealer or the borrower or jointly to the borrower and the dealer or other parties to the transaction. With respect to a dealer Title I Loan, a dealer may include a seller, a contractor or supplier of goods or services.

     Loans insured under the Title I Program are required to have fixed interest rates and generally provide for equal installment payments due weekly, biweekly, semi-monthly or monthly, except that a loan may be payable quarterly or semi-annually where a borrower has an irregular flow of income. The first or last payments (or both) may vary in amount but may not exceed 150% of the regular installment payment, and the first payment may be due no later than two months from the date of the loan. The note must contain a provision permitting full or partial prepayment of the loan. The interest rate must be negotiated and agreed to by the borrower and the lender and must be fixed for the term of the loan and recited in the note. Interest on an insured loan must accrue from the date of the loan and be calculated according to the actuarial method. The lender must assure that the note and all other documents evidencing the loan are in compliance with applicable federal, state and local laws.

     Each insured lender is required to use prudent lending standards in underwriting individual loans and to satisfy the applicable loan underwriting requirements under the Title I Program prior to its approval of the loan and disbursement of loan proceeds. Generally, the lender must exercise prudence and diligence to determine whether the borrower and any co-maker is solvent and an acceptable credit risk, with a reasonable ability to make payments on the loan obligation. The lender's credit application and review must determine whether the borrower's income will be adequate to meet the periodic payments required by the loan, as well as the borrower's other housing and recurring expenses, which determination must be made in accordance with the expense-to-income ratios published by the Secretary of HUD unless the lender determines and documents in the loan file the existence of compensating factors concerning the borrower's creditworthiness which support approval of the loan.

     Under the Title I Program, the FHA does not review or approve for qualification for insurance the individual loans insured thereunder at the time of approval by the lending institution (as is typically the case with other federal loan programs). If, after a loan has been made and reported for insurance under the Title I Program, the lender discovers any material misstatement of fact or that the loan proceeds have been misused by the borrower, dealer or any other party, it shall promptly report this to the FHA. In such case, provided that the validity of any lien on the property has not been impaired, the insurance of the loan under the Title I Program will not be affected unless such material misstatements of fact or misuse of loan proceeds was caused by (or was knowingly sanctioned by) the lender or its employees.

     Requirements for Title I Loans. The maximum principal amount for Title I Loans must not exceed the actual cost of the project plus any applicable fees and charges allowed under the Title I Program; provided that such maximum amount does not exceed $25,000 (or the current applicable amount) for a single family property improvement loan. Generally, the term of a Title I Loan may not be less than six months nor greater than 20 years and 32 days. A borrower may obtain multiple Title I Loans with respect to multiple properties, and a borrower may obtain more than one Title I Loan with respect to a single property, in each case as long as the total outstanding balance of all Title I Loans in the same property does not exceed the maximum loan amount for the type of Title I Loan thereon having the highest permissible loan amount.

     Borrower eligibility for a Title I Loan requires that the borrower have at least a one-half interest in either fee simple title to the real property, a lease thereof for a term expiring at least six months after the final maturity of the Title I Loan or a recorded land installment contract for the purchase of the real property. In the case of a Title I Loan with a total principal balance in excess of $15,000, if the property is not occupied by the owner, the borrower must have equity in the property being improved at least equal to the principal amount of the loan, as demonstrated by a current appraisal. Any Title I Loan in excess of $7,500 must be secured by a recorded lien on the improved property which is evidenced by a mortgage or deed of trust executed by the borrower and all other owners in fee simple.

     The proceeds from a Title I Loan may be used only to finance property improvements which substantially protect or improve the basic livability or utility of the property as disclosed in the loan application. The Secretary of HUD has published a list of items and activities which cannot be financed with proceeds from any Title I Loan and from time to time the Secretary of HUD may amend such list of items and activities. With respect to any dealer Title I Loan, before the lender may disburse funds, the lender must have in its possession a completion certificate on a HUD approved form, signed by the borrower and the dealer. With respect to any direct Title I Loan, the lender is required to obtain, promptly upon completion of the improvements but not later than 6 months after disbursement of the loan proceeds with one 6 month extension if necessary, a completion certificate, signed by the borrower. The lender is required to conduct an on-site inspection on any Title I Loan where the principal obligation is $7,500 or more, and on any direct Title I Loan where the borrower fails to submit a completion certificate.

     FHA Insurance Coverage. Under the Title I Program the FHA establishes an insurance coverage reserve account for each lender which has been granted a Title I insurance contract. The amount of insurance coverage in this account is a maximum of 10% of the amount disbursed, advanced or expended by the lender in originating or purchasing eligible loans registered with FHA for Title I insurance, with certain adjustments. The balance in the insurance coverage reserve account is the maximum amount of insurance claims the FHA is required to pay. Loans to be insured under the Title I Program will be registered for insurance by the FHA and the insurance coverage attributable to such loans will be included in the insurance coverage reserve account for the originating or purchasing lender following the receipt and acknowledgment by the FHA of a loan report on the prescribed form pursuant to the Title I regulations. The FHA charges a fee of 0.50% per annum of the net proceeds (the original balance) of any eligible loan so reported and acknowledged for insurance by the originating lender. The FHA bills the lender for the insurance premium on each insured loan annually, on approximately the anniversary date of the loan's origination. If an insured loan is prepaid during the year, FHA will not refund or abate the insurance premium.

     Under the Title I Program the FHA will reduce the insurance coverage available in the lender's FHA insurance coverage reserve account with respect to loans insured under the lender's contract of insurance by (i) the amount of the FHA insurance claims approved for payment relating to such insured loans and (ii) the amount of insurance coverage attributable to insured loans sold by the lender, and such insurance coverage may be reduced for any FHA insurance claims rejected by the FHA. The balance of the lender's FHA insurance coverage reserve account will be further adjusted as required under Title I or by the FHA, and the insurance coverage therein may be earmarked with respect to each or any eligible loans insured thereunder, if a determination is made by the Secretary of HUD that it is in its interest to do so. Originations and acquisitions of new eligible loans will continue to increase a lender's insurance coverage reserve account balance by 10% of the amount disbursed, advanced or expended in originating or acquiring such eligible loans registered with the FHA for insurance under the Title I Program. The Secretary of HUD may transfer insurance coverage between insurance coverage reserve accounts with earmarking with respect to a particular insured loan or group of insured loans when a determination is made that it is in the Secretary's interest to do so.

     The lender may transfer (except as collateral in a bona fide transaction) insured loans and loans reported for insurance only to another qualified lender under a valid Title I contract of insurance. Unless an insured loan is transferred with recourse or with a guaranty or repurchase agreement, the FHA, upon receipt of written notification of the transfer of such loan in accordance with the Title I regulations, will transfer from the transferor's insurance coverage reserve account to the transferee's insurance coverage reserve account an amount, if available, equal to 10% of the actual purchase price or the net unpaid principal balance of such loan (whichever is less). However, under the Title I Program not more than $5,000 in insurance coverage shall be transferred to or from a lender's insurance coverage reserve account during any October 1 to September 30 period without the prior approval of the Secretary of HUD.

     Claims Procedures Under Title I. Under the Title I Program the lender may accelerate an insured loan following a default on such loan only after the lender or its agent has contacted the borrower in a face-to-face meeting or by telephone to discuss the reasons for the default and to seek its cure. If the borrower does not cure the default or agree to a modification agreement or repayment plan, the lender will notify the borrower in writing that, unless within 30 days the default is cured or the borrower enters into a modification agreement or repayment plan, the loan will be accelerated and that, if the default persists, the lender will report the default to an appropriate credit agency. The lender may rescind the acceleration of maturity after full payment is due and reinstate the loan only if the borrower brings the loan current, executes a modification agreement or agrees to an acceptable repayment plan.

     Following acceleration of maturity upon a secured Title I Loan, the lender may either (a) proceed against the property under any security instrument, or (b) make a claim under the lender's contract of insurance. If the lender chooses to proceed against the property under a security instrument (or if it accepts a voluntary conveyance or surrender of the property), the lender may file an insurance claim only with the prior approval of the Secretary of HUD.

     When a lender files an insurance claim with the FHA under the Title I Program, the FHA reviews the claim, the complete loan file and documentation of the lender's efforts to obtain recourse against any dealer who has agreed thereto, certification of compliance with applicable state and local laws in carrying out any foreclosure or repossession, and evidence that the lender has properly filed proofs of claims, where the borrower is bankrupt or deceased. Generally, a claim for reimbursement for loss on any Title I Loan must be filed with the FHA no later than 9 months after the date of default of such loan. Concurrently with filing the insurance claim, the lender shall assign to the United States of America the lender's entire interest in the loan note (or a judgment in lien of the note), in any security held and in any claim filed in any legal proceedings. If, at the time the note is assigned to the United States, the Secretary has reason to believe that the note is not valid or enforceable against the borrower, the FHA may deny the claim and reassign the note to the lender. If either such defect is discovered after the FHA has paid a claim, the FHA may require the lender to repurchase the paid claim and to accept a reassignment of the loan note. If the lender subsequently obtains a valid and enforceable judgment against the borrower, the lender may resubmit a new insurance claim with an assignment of the judgment. Although the FHA may contest any insurance claim and make a demand for repurchase of the loan at any time up to two years from the date the claim was certified for payment and may do so thereafter in the event of fraud or misrepresentation on the part of the lender, the FHA has expressed an intention to limit the period of time within which it will take such action to one year from the date the claim was certified for payment.

     Under the Title I Program the amount of an FHA insurance claim payment, when made, is equal to the Claimable Amount, up to the amount of insurance coverage in the lender's insurance coverage reserve account. For the purposes hereof, the "Claimable Amount" means an amount equal to 90% of the sum of: (a) the unpaid loan obligation (net unpaid principal and the uncollected interest earned to the date of default) with adjustments thereto if the lender has proceeded against property securing such loan; (b) the interest on the unpaid amount of the loan obligation from the date of default to the date of the claim's initial submission for payment plus 15 calendar days (but not to exceed 9 months from the date of default), calculated at the rate of 7% per annum; (c) the uncollected court costs; (d) the attorney's fees not to exceed $500; and (e) the expenses for recording the assignment of the security to the United States.

OTHER LEGAL CONSIDERATIONS

     The Loans are also subject to federal laws, including: (i) Regulation Z, which requires certain disclosures to the borrowers regarding the terms of the Loans; (ii) the Equal Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and (iii) the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower's credit experience. Violations of certain provisions of these federal laws may limit the ability of the Sellers to collect all or part of the principal of or interest on the Loans and in addition could subject the Sellers to damages and administrative enforcement.


              CERTAIN MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

GENERAL

     The following is a summary of certain anticipated material federal income tax consequences of the purchase, ownership, and disposition of the Securities and is based on the opinion of Brown & Wood LLP, special counsel to the Depositor (in such capacity, "Tax Counsel"). The summary is based upon the provisions of the Code, the regulations promulgated thereunder, including, where applicable, proposed regulations, and the judicial and administrative rulings and decisions now in effect, all of which are subject to change or possible differing interpretations. The statutory provisions, regulations, and interpretations on which this interpretation is based are subject to change, and such a change could apply retroactively.

     The summary does not purport to deal with all aspects of federal income taxation that may affect particular investors in light of their individual circumstances. This summary focuses primarily upon investors who will hold Securities as "capital assets" (generally, property held for investment) within the meaning of Section 1221 of the Code. Prospective investors may wish to consult their own tax advisers concerning the federal, state, local and any other tax consequences as relates specifically to such investors in connection with the purchase, ownership and disposition of the Securities.

     The federal income tax consequences to holders will vary depending on whether (i) the Securities of a Series are classified as indebtedness; (ii) an election is made to treat the Trust Fund relating to a particular Series of Securities as a real estate mortgage investment conduit ("REMIC") under the Internal Revenue Code of 1986, as amended (the "Code"); (iii) the Securities represent an ownership interest in some or all of the assets included in the Trust Fund for a Series; or (iv) an election is made to treat the Trust Fund relating to a particular Series of Certificates as a partnership. The Prospectus Supplement for each Series of Securities will specify how the Securities will be treated for federal income tax purposes and will discuss whether a REMIC election, if any, will be made with respect to such Series.

TAXATION OF DEBT SECURITIES

     Status as Real Property Loans. Except to the extent otherwise provided in the related Prospectus Supplement, if the Securities are regular interests in a REMIC ("Regular Interest Securities") or represent interests in a grantor trust, Tax Counsel is of the opinion that: (i) Securities held by a domestic building and loan association will constitute "loans... secured by an interest in real property" within the meaning of Code section 7701(a)(19)(C)(v); and (ii) Securities held by a real estate investment trust will constitute "real estate assets" within the meaning of Code section 856(c)(5)(A) and interest on Securities will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code section 856(c)(3)(B).

     Interest  and Acquisition  Discount.   In  the opinion  of  Tax Counsel,
Regular Interest Securities are generally taxable to holders in the same manner as evidences of indebtedness issued by the REMIC. Stated interest on the Regular Interest Securities will be taxable as ordinary income and taken into account using the accrual method of accounting, regardless of the holder's normal accounting method. Interest (other than original issue discount) on Securities (other than Regular Interest Securities) that are characterized as indebtedness for federal income tax purposes will be includible in income by holders thereof in accordance with their usual methods of accounting. Securities characterized as debt for federal income tax purposes and Regular Interest Securities will be referred to hereinafter collectively as "Debt Securities."

     Tax Counsel is of the opinion that Debt Securities that are Compound Interest Securities will, and certain of the other Debt Securities issued at a discount may, be issued with "original issue discount" ("OID"). The following discussion is based in part on the rules governing OID which are set forth in Sections 1271-1275 of the Code and the Treasury regulations issued thereunder on February 2, 1994 (the "OID Regulations"). A holder should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Debt Securities.

     In general, OID, if any, will equal the difference between the stated redemption price at maturity of a Debt Security and its issue price. In the opinion of Tax Counsel, a holder of a Debt Security must include such OID in gross income as ordinary interest income as it accrues under a method taking into account an economic accrual of the discount. In general, OID must be included in income in advance of the receipt of the cash representing that income. The amount of OID on a Debt Security will be considered to be zero if it is less than a de minimis amount determined under the Code.

     The  issue price  of  a Debt  Security is  the  first price  at which  a substantial amount of Debt Securities of that class are sold to the public (excluding bond houses, brokers, underwriters or wholesalers). If less than a substantial amount of a particular class of Debt Securities is sold for cash on or prior to the Closing Date, the issue price for such class will be treated as the fair market value of such class on the Closing Date. The issue price of a Debt Security also includes the amount paid by an initial Debt Security holder for accrued interest that relates to a period prior to the issue date of the Debt Security. The stated redemption price at maturity of a Debt Security includes the original principal amount of the Debt Security, but generally will not include distributions of interest if such distributions constitute "qualified stated interest."

     Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate (as described below) provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the Debt Security. The OID Regulations state that interest payments are unconditionally payable only if a late payment or nonpayment is expected to be penalized or reasonable remedies exist to compel payment. Certain Debt Securities may provide for default remedies in the event of late payment or nonpayment of interest. In the opinion of Tax Counsel, the interest on such Debt Securities will be unconditionally payable and constitute qualified stated interest, not OID. However, absent clarification of the OID Regulations, where Debt Securities do not provide for default remedies, the interest payments will be included in the Debt Security's stated redemption price at maturity and taxed as OID. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on Debt Securities with respect to which deferred interest will accrue, will not constitute qualified stated interest payments, in which case the stated redemption price at maturity of such Debt Securities includes all distributions of interest as well as principal thereon. Where the interval between the issue date and the first Distribution Date on a Debt Security is either longer or shorter than the interval between subsequent Distribution Dates, all or part of the interest foregone, in the case of the longer interval, and all of the additional interest, in the case of the shorter interval, will be included in the stated redemption price at maturity and tested under the de minimis rule described below. In the case of a Debt Security with a long first period which has non-de minimis OID, all stated interest in excess of interest payable at the effective interest rate for the long first period will be included in the stated redemption price at maturity and the Debt Security will generally have OID. Holders of Debt Securities should consult their own tax advisors to determine the issue price and stated redemption price at maturity of a Debt Security.

     Under the de minimis rule, OID on a Debt Security will be considered to be zero if such OID is less than 0.25% of the stated redemption price at maturity of the Debt Security multiplied by the weighted average maturity of the Debt Security. For this purpose, the weighted average maturity of the Debt Security is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Debt Security and the denominator of which is the stated redemption price at maturity of the Debt Security. Holders generally must report de minimis OID pro rata as principal payments are received, and such income will be capital gain if the Debt Security is held as a capital asset. However, accrual method holders may elect to accrue all de minimis OID as well as market discount under a constant interest method.

     Debt Securities may provide for interest based on a qualified variable rate. Under the OID Regulations, interest is treated as payable at a qualified variable rate and not as contingent interest if, generally, (i) such interest is unconditionally payable at least annually, (ii) the issue price of the debt instrument does not exceed the total noncontingent principal payments and (iii) interest is based on a "qualified floating rate," an "objective rate," or a combination of "qualified floating rates" that do not operate in a manner that significantly accelerates or defers interest payments on such Debt Security. In the case of Compound Interest Securities, certain Interest Weighted Securities, and certain of the other Debt Securities, none of the payments under the instrument will be considered qualified stated interest, and thus the aggregate amount of all payments will be included in the stated redemption price.

     The Internal Revenue Services (the "IRS") recently issued regulations (the "Contingent Regulations") governing the calculation of OID on instruments having contingent interest payments. The Contingent Regulations represent the only guidance regarding the views of the IRS with respect to contingent interest instruments and specifically do not apply for purposes of calculating OID on debt instruments subject to Code Section 1272(a)(6), such as the Debt Security. Additionally, the OID Regulations do not contain provisions specifically interpreting Code Section 1272(a)(6). Until the Treasury issues guidance to the contrary, the Trustee intends to base its computation on Code Section 1272(a)(6) and the OID Regulations as described in this Prospectus. However, because no regulatory guidance currently exists under Code Section 1272(a)(6), there can be no assurance that such methodology represents the correct manner of calculating OID.

     The holder of a Debt Security issued with OID must include in gross income, for all days during its taxable year on which it holds such Debt Security, the sum of the "daily portions" of such original issue discount. The amount of OID includible in income by a holder will be computed by allocating to each day during a taxable year a pro rata portion of the original issue discount that accrued during the relevant accrual period. In the case of a Debt Security that is not a Regular Interest Security and the principal payments on which are not subject to acceleration resulting from prepayments on the Loans, the amount of OID includible in income of a holder for an accrual period (generally the period over which interest accrues on the debt instrument) will equal the product of the yield to maturity of the Debt Security and the adjusted issue price of the Debt Security, reduced by any payments of qualified stated interest. The adjusted issue price is the sum of its issue price plus prior accruals or OID, reduced by the total payments made with respect to such Debt Security in all prior periods, other than qualified stated interest payments.

     The amount of OID to be included in income by a holder of a debt instrument, such as certain Classes of the Debt Securities, that is subject to acceleration due to prepayments on other debt obligations securing such instruments (a "Pay-Through Security"), is computed by taking into account the anticipated rate of prepayments assumed in pricing the debt instrument (the "Prepayment Assumption"). The amount of OID that will accrue during an accrual period on a Pay-Through Security is the excess (if any) of the sum of
(a) the present value of all payments remaining to be made on the Pay-Through Security as of the close of the accrual period and (b) the payments during the accrual period of amounts included in the stated redemption price of the Pay-Through Security, over the adjusted issue price of the Pay-Through Security at the beginning of the accrual period. The present value of the remaining payments is to be determined on the basis of three factors: (i) the original yield to maturity of the Pay-Through Security (determined on the basis of compounding at the end of each accrual period and properly adjusted for the length of the accrual period), (ii) events which have occurred before the end of the accrual period and (iii) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption. The effect of this method is to increase the portions of OID required to be included in income by a holder to take into account prepayments with respect to the Loans at a rate that exceeds the Prepayment Assumption, and to decrease (but not below zero for any period) the portions of original issue discount required to be included in income by a holder of a Pay-Through Security to take into account prepayments with respect to the Loans at a rate that is slower than the Prepayment Assumption. Although original issue discount will be reported to holders of Pay-Through Securities based on the Prepayment Assumption, no representation is made to holders that Loans will be prepaid at that rate or at any other rate.

     The Depositor may adjust the accrual of OID on a Class of Regular Interest Securities (or other regular interests in a REMIC) in a manner that it believes to be appropriate, to take account of realized losses on the Loans, although the OID Regulations do not provide for such adjustments. If the Internal Revenue Service were to require that OID be accrued without such adjustments, the rate of accrual of OID for a Class of Regular Interest Securities could increase.

     Certain classes of Regular Interest Securities may represent more than one class of REMIC regular interests. Unless otherwise provided in the related Prospectus Supplement, the Trustee intends, based on the OID Regulations, to calculate OID on such Securities as if, solely for the purposes of computing OID, the separate regular interests were a single debt instrument.

     A subsequent holder of a Debt Security will also be required to include OID in gross income, but such a holder who purchases such Debt Security for an amount that exceeds its adjusted issue price will be entitled (as will an initial holder who pays more than a Debt Security's issue price) to offset such OID by comparable economic accruals of portions of such excess.

     Effects of Defaults and Delinquencies. In the opinion of Tax Counsel, holders will be required to report income with respect to the related Securities under an accrual method without giving effect to delays and reductions in distributions attributable to a default or delinquency on the Loans, except possibly to the extent that it can be established that such amounts are uncollectible. As a result, the amount of income (including OID) reported by a holder of such a Security in any period could significantly exceed the amount of cash distributed to such holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the Securities is deduced as a result of a Loan default. However, the timing and character of such losses or reductions in income are uncertain and, accordingly, holders of Securities should consult their own tax advisors on this point.

     Interest Weighted Securities. It is not clear how income should be accrued with respect to Regular Interest Securities or Stripped Securities (as defined under "--Tax Status as a Grantor Trust; General" herein) the payments on which consist solely or primarily of a specified portion of the interest payments on qualified mortgages held by the REMIC or on Loans underlying Pass-Through Securities ("Interest Weighted Securities"). The Issuer intends to take the position that all of the income derived from an Interest Weighted Security should be treated as OID and that the amount and rate of accrual of such OID should be calculated by treating the Interest Weighted Security as a Compound Interest Security. However, in the case of Interest Weighted Securities that are entitled to some payments of principal and that are Regular Interest Securities the Internal Revenue Service could assert that income derived from an Interest Weighted Security should be calculated as if the Security were a security purchased at a premium equal to the excess of the price paid by such holder for such Security over its stated principal amount, if any. Under this approach, a holder would be entitled to amortize such premium only if it has in effect an election under Section 171 of the Code with respect to all taxable debt instruments held by such holder, as described below. Alternatively, the Internal Revenue Service could assert that an Interest Weighted Security should be taxable under the rules governing bonds issued with contingent payments. Such treatment may be more likely in the case of Interest Weighted Securities that are Stripped Securities as described below. See "--Tax Status as a Grantor Trust-- Discount or Premium on Pass-Through Securities."

     Variable Rate Debt Securities. In the opinion of Tax Counsel, in the case of Debt Securities bearing interest at a rate that varies directly, according to a fixed formula, with an objective index, it appears that (i) the yield to maturity of such Debt Securities and (ii) in the case of Pay-Through Securities, the present value of all payments remaining to be made on such Debt Securities, should be calculated as if the interest index remained at its value as of the issue date of such Securities. Because the proper method of adjusting accruals of OID on a variable rate Debt Security is uncertain, holders of variable rate Debt Securities should consult their own tax advisers regarding the appropriate treatment of such Securities for federal income tax purposes.

     Market Discount. In the opinion of Tax Counsel, a purchaser of a Security may be subject to the market discount rules of Sections 1276-1278 of the Code. A Holder that acquires a Debt Security with more than a prescribed de minimis amount of "market discount" (generally, the excess of the principal amount of the Debt Security over the purchaser's purchase price) will be required to include accrued market discount in income as ordinary income in each month, but limited to an amount not exceeding the principal payments on the Debt Security received in that month and, if the Securities are sold, the gain realized. Such market discount would accrue in a manner to be provided in Treasury regulations but, until such regulations are issued, such market discount would in general accrue either (i) on the basis of a constant yield (in the case of a Pay-Through Security, taking into account a prepayment assumption) or (ii) in the ratio of (a) in the case of Securities (or in the case of a Pass-Through Security, as set forth below, the Loans underlying such Security) not originally issued with original issue discount, stated interest payable in the relevant period to total stated interest remaining to be paid at the beginning of the period or (b) in the case of Securities (or, in the case of a Pass-Through Security, as described below, the Loans underlying such Security) originally issued at a discount, OID in the relevant period to total OID remaining to be paid.

     Section 1277 of the Code provides that, regardless of the origination date of the Debt Security (or, in the case of a Pass-Through Security, the Loans), the excess of interest paid or accrued to purchase or carry a Security (or, in the case of a Pass-Through Security, as described below, the underlying Loans) with market discount over interest received on such Security is allowed as a current deduction only to the extent such excess is greater than the market discount that accrued during the taxable year in which such interest expense was incurred. In general, the deferred portion of any interest expense will be deductible when such market discount is included in income, including upon the sale, disposition, or repayment of the Security (or in the case of a Pass-Through Security, an underlying Loan). A holder may elect to include market discount in income currently as it accrues, on all market discount obligations acquired by such holder during the taxable year such election is made and thereafter, in which case the interest deferral rule will not apply.

     Premium. In the opinion of Tax Counsel, a holder who purchases a Debt Security (other than an Interest Weighted Security to the extent described above) at a cost greater than its stated redemption price at maturity, generally will be considered to have purchased the Security at a premium, which it may elect to amortize as an offset to interest income on such Security (and not as a separate deduction item) on a constant yield method. The legislative history of the 1986 Act indicates that premium is to be accrued in the same manner as market discount. Accordingly, it appears that the accrual of premium on a class of Pay-Through Securities will be calculated using the prepayment assumption used in pricing such class. If a holder makes an election to amortize premium on a Debt Security, such election will apply to all taxable debt instruments (including all REMIC regular interests and all pass-through certificates representing ownership interests in a trust holding debt obligations) held by the holder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments acquired thereafter by such holder, and will be irrevocable without the consent of the IRS. Purchasers who pay a premium for the Securities should consult their tax advisers regarding the election to amortize premium and the method to be employed.

     Election  to Treat  All Interest  as Original  Issue Discount.   The OID
Regulations permit a holder of a Debt Security to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method for Debt
Securities acquired  on or after April 4, 1994.   If such an election were to
be made with respect to a Debt Security with market discount, the holder of the Debt Security would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such holder of the Debt Security acquires during
the year  of the  election or  thereafter.   Similarly, a  holder  of a  Debt
Security that makes this election for a Debt Security that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such
holder owns or acquires.   The election to accrue interest, discount and premium
on a  constant yield  method with  respect  to a  Debt Security is irrevocable.

TAXATION OF THE REMIC AND ITS HOLDERS

     General. In the opinion of Tax Counsel, if a REMIC election is made with respect to a Series of Securities, then the arrangement by which the Securities of that Series are issued will be treated as a REMIC as long as all of the provisions of the applicable Agreement are complied with and the statutory and regulatory requirements are satisfied. Securities will be designated as "Regular Interests" or "Residual Interests" in a REMIC, as specified in the related Prospectus Supplement.

     Except to the extent specified otherwise in a Prospectus Supplement, if a REMIC election is made with respect to a Series of Securities, in the opinion of Tax Counsel (i) Securities held by a domestic building and loan association will constitute "a regular or a residual interest in a REMIC" within the meaning of Code Section 7701(a)(19)(C)(xi) (assuming that at least 95% of the REMIC's assets consist of cash, government securities, "loans secured by an interest in real property," and other types of assets described in Code Section 7701(a)(19)(C)); and (ii) Securities held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Section 856(c)(6)(B), and income with respect to the Securities will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B) (assuming, for both purposes, that at least 95% of the REMIC's assets are qualifying assets). If less than 95% of the REMIC's assets consist of assets described in clause (i) or (ii) above, then a Security will qualify for the tax treatment described in clause (i) or (ii) in the proportion that such REMIC assets are qualifying assets.

REMIC EXPENSES; SINGLE CLASS REMICS

     As a general rule, in the opinion of Tax Counsel, all of the expenses of a REMIC will be taken into account by holders of the Residual Interest Securities. In the case of a "single class REMIC," however, the expenses will be allocated, under Treasury regulations, among the holders of the Regular Interest Securities and the holders of the Residual Interest Securities on a daily basis in proportion to the relative amounts of income accruing to each holder on that day. In the case of a holder of a Regular Interest Security who is an individual or a "pass-through interest holder" (including certain pass-through entities but not including real estate investment trusts), such expenses will be deductible only to the extent that such expenses, plus other "miscellaneous itemized deductions" of the holder, exceed 2% of such Holder's adjusted gross income. In addition, for taxable years beginning after December 31, 1990, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount (which amount will be adjusted for inflation for taxable years beginning after 1990) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the applicable amount, or (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year. The reduction or disallowance of this deduction may have a significant impact on the yield of the Regular Interest Security to such a holder. In general terms, a single class REMIC is one that either (i) would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC (treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes) or (ii) is similar to such a trust and which is structured with the principal purpose of avoiding the single class REMIC rules. Unless otherwise specified in the related Prospectus Supplement, the expenses of the REMIC will be allocated to holders of the related residual interest securities.

TAXATION OF THE REMIC

     General. Although a REMIC is a separate entity for federal income tax purposes, in the opinion of Tax Counsel, a REMIC is not generally subject to entity-level tax. Rather, the taxable income or net loss of a REMIC is taken into account by the holders of residual interests. As described above, the regular interests are generally taxable as debt of the REMIC.

     Calculation of REMIC Income. In the opinion of Tax Counsel, the taxable income or net loss of a REMIC is determined under an accrual method of accounting and in the same manner as in the case of an individual, with certain adjustments. In general, the taxable income or net loss will be the difference between (i) the gross income produced by the REMIC's assets, including stated interest and any original issue discount or market discount on loans and other assets, and (ii) deductions, including stated interest and original issue discount accrued on Regular Interest Securities, amortization of any premium with respect to Loans, and servicing fees and other expenses of the REMIC. A holder of a Residual Interest Security that is an individual or a "pass-through interest holder" (including certain pass-through entities, but not including real estate investment trusts) will be unable to deduct servicing fees payable on the loans or other administrative expenses of the REMIC for a given taxable year, to the extent that such expenses, when aggregated with such holder's other miscellaneous itemized deductions for that year, do not exceed two percent of such holder's adjusted gross income.

     For purposes of computing its taxable income or net loss, the REMIC should have an initial aggregate tax basis in its assets equal to the aggregate fair market value of the regular interests and the residual interests  on the  Startup Day  (generally, the  day that  the  interests are issued). That aggregate basis will be allocated among the assets of the REMIC in proportion to their respective fair market values.

     The OID provisions of the Code apply to loans of individuals originated on or after March 2, 1984, and the market discount provisions apply to loans originated after July 18, 1984. Subject to possible application of the de minimis rules, the method of accrual by the REMIC of OID income on such loans will be equivalent to the method under which holders of Pay-Through Securities accrue original issue discount (i.e., under the constant yield method taking into account the Prepayment Assumption). The REMIC will deduct OID on the Regular Interest Securities in the same manner that the holders of the Regular Interest Securities include such discount in income, but without regard to the de minimis rules. See "Taxation of Debt Securities" above. However, a REMIC that acquires loans at a market discount must include such market discount in income currently, as it accrues, on a constant interest basis.

     To the extent that the REMIC's basis allocable to loans that it holds exceeds their principal amounts, the resulting premium, if attributable to mortgages originated after September 27, 1985, will be amortized over the life of the loans (taking into account the Prepayment Assumption) on a constant yield method. Although the law is somewhat unclear regarding recovery of premium attributable to loans originated on or before such date, it is possible that such premium may be recovered in proportion to payments of loan principal.

     Prohibited  Transactions  and  Contributions  Tax.   The  REMIC  will be
subject to a 100% tax on any net income derived from a "prohibited transaction." For this purpose, net income will be calculated without taking into account any losses from prohibited transactions or any deductions attributable to any prohibited transaction that resulted in a loss. In general, prohibited transactions include: (i) subject to limited exceptions, the sale or other disposition of any qualified mortgage transferred to the REMIC; (ii) subject to a limited exception, the sale or other disposition of a cash flow investment; (iii) the receipt of any income from assets not permitted to be held by the REMIC pursuant to the Code; or (iv) the receipt of any fees or other compensation for services rendered by the REMIC. It is anticipated that a REMIC will not engage in any prohibited transactions in which it would recognize a material amount of net income. In addition, subject to a number of exceptions, a tax is imposed at the rate of 100% on amounts contributed to a REMIC after the close of the three-month period beginning on the Startup Day. The holders of Residual Interest Securities will generally be responsible for the payment of any such taxes imposed on the REMIC. To the extent not paid by such holders or otherwise, however, such taxes will be paid out of the Trust Fund and will be allocated pro rata to all outstanding classes of Securities of such REMIC.

TAXATION OF HOLDERS OF RESIDUAL INTEREST SECURITIES

     In the opinion of Tax Counsel, the holder of a Certificate representing a residual interest (a "Residual Interest Security") will take into account the "daily portion" of the taxable income or net loss of the REMIC for each day during the taxable year on which such holder held the Residual Interest Security. The daily portion is determined by allocating to each day in any calendar quarter its ratable portion of the taxable income or net loss of the REMIC for such quarter, and by allocating that amount among the holders (on such day) of the Residual Interest Securities in proportion to their respective holdings on such day.

     In the opinion of Tax Counsel, the holder of a Residual Interest Security must report its proportionate share of the taxable income of the REMIC whether or not it receives cash distributions from the REMIC attributable to such income or loss. The reporting of taxable income without corresponding distributions could occur, for example, in certain REMIC issues in which the loans held by the REMIC were issued or acquired at a discount, since mortgage prepayments cause recognition of discount income, while the corresponding portion of the prepayment could be used in whole or in part to make principal payments on REMIC Regular Interests issued without any discount or at an insubstantial discount (if this occurs, it is likely that cash distributions will exceed taxable income in later years). Taxable income may also be greater in earlier years of certain REMIC issues as a result of the fact that interest expense deductions, as a percentage of outstanding principal on REMIC Regular Interest Securities, will typically increase over time as lower yielding Securities are paid, whereas interest income with respect to loans will generally remain constant over time as a percentage of loan principal.

     In any event, because the holder of a residual interest is taxed on the net income of the REMIC, the taxable income derived from a Residual Interest Security in a given taxable year will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pretax yield. Therefore, the after-tax yield on the Residual Interest Security may be less than that of such a bond or instrument.

     Limitation on Losses. In the opinion of Tax Counsel, the amount of the REMIC's net loss that a holder may take into account currently is limited to the holder's adjusted basis at the end of the calendar quarter in which such loss arises. A holder's basis in a Residual Interest Security will initially equal such holder's purchase price, and will subsequently be increased by the amount of the REMIC's taxable income allocated to the holder, and decreased (but not below zero) by the amount of distributions made and the amount of the REMIC's net loss allocated to the holder. Any disallowed loss may be carried forward indefinitely, but may be used only to offset income of the REMIC generated by the same REMIC. The ability of holders of Residual Interest Securities to deduct net losses may be subject to additional limitations under the Code, as to which such holders should consult their tax advisers.

     Distributions. In the opinion of Tax Counsel, distributions on a Residual Interest Security (whether at their scheduled times or as a result of prepayments) will generally not result in any additional taxable income or loss to a holder of a Residual Interest Security. If the amount of such payment exceeds a holder's adjusted basis in the Residual Interest Security, however, the holder will recognize gain (treated as gain from the sale of the Residual Interest Security) to the extent of such excess.

     Sale or Exchange. In the opinion of Tax Counsel, a holder of a Residual Interest Security will recognize gain or loss on the sale or exchange of a Residual Interest Security equal to the difference, if any, between the amount realized and such holder's adjusted basis in the Residual Interest Security at the time of such sale or exchange. Except to the extent provided in regulations, which have not yet been issued, any loss upon disposition of a Residual Interest Security will be disallowed if the selling holder acquires any residual interest in a REMIC or similar mortgage pool within six months before or after such disposition.

     Excess Inclusions. In the opinion of Tax Counsel, the portion of the REMIC taxable income of a holder of a Residual Interest Security consisting of "excess inclusion" income may not be offset by other deductions or losses, including net operating losses, on such holder's federal income tax return. An exception applies to organizations to which Code Section 593 applies (generally, certain thrift institutions); however, such exception will not apply if the aggregate value of the Residual Interest Securities is not considered to be "significant," as described below. Further, if the holder of a Residual Interest Security is an organization subject to the tax on unrelated business income imposed by Code Section 511, such holder's excess inclusion income will be treated as unrelated business taxable income of such holder. In addition, under Treasury regulations yet to be issued, if a real estate investment trust, a regulated investment company, a common trust fund, or certain cooperatives were to own a Residual Interest Security, a portion of dividends (or other distributions) paid by the real estate investment trust (or other entity) would be treated as excess inclusion income. If a Residual Security is owned by a foreign person excess inclusion income is subject to tax at a rate of 30% which may not be reduced by treaty, is not eligible for treatment as "portfolio interest" and is subject to certain additional limitations. See "Tax Treatment of Foreign Investors." The Small Business Job Protection Act of 1996 has eliminated the special rule permitting Section 593 institutions ("thrift institutions") to use net operating losses and other allowable deductions to offset their excess inclusion income from REMIC residual certificates that have "significant value" within the meaning of the REMIC Regulations, effective for taxable years beginning after December 31, 1995, except with respect to residual certificates continuously held by a thrift institution since November 1, 1995.

     In addition, the Small Business Job Protection Act of 1996 provides three rules for determining the effect on excess inclusions on the alternative minimum taxable income of a residual holder. First, alternative minimum taxable income for such residual holder is determined without regard to the special rule that taxable income cannot be less than excess inclusions. Second, a residual holder's alternative minimum taxable income for a tax year cannot be less than excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions. These rules are effective for tax years beginning after December 31, 1986, unless a residual holder elects to have such rules apply only to tax years beginning after August 20, 1996.

     The excess inclusion portion of a REMIC's income is generally equal to the excess, if any, of REMIC taxable income for the quarterly period allocable to a Residual Interest Security, over the daily accruals for such quarterly period of (i) 120% of the long term applicable federal rate on the Startup Day multiplied by (ii) the adjusted issue price of such Residual Interest Security at the beginning of such quarterly period. The adjusted issue price of a Residual Interest at the beginning of each calendar quarter will equal its issue price (calculated in a manner analogous to the determination of the issue price of a Regular Interest), increased by the aggregate of the daily accruals for prior calendar quarters, and decreased (but not below zero) by the amount of loss allocated to a holder and the amount of distributions made on the Residual Interest Security before the beginning of the quarter. The long-term federal rate, which is announced monthly by the Treasury Department, is an interest rate that is based on the average market yield of outstanding marketable obligations of the United States government having remaining maturities in excess of nine years.

     Under the REMIC Regulations, in certain circumstances, transfers of Residual Securities may be disregarded. See "--Restrictions on Ownership and Transfer of Residual Interest Securities" and "--Tax Treatment of Foreign Investors" below.

     Restrictions on Ownership and Transfer of Residual Interest Securities. As a condition to qualification as a REMIC, reasonable arrangements must be made to prevent the ownership of a REMIC residual interest by any "Disqualified Organization." Disqualified Organizations include the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, a rural electric or telephone cooperative described in Section 1381(a)(2)(C) of the Code, or any entity exempt from the tax imposed by Sections 1-1399 of the Code, if such entity is not subject to tax on its unrelated business income. Accordingly, the applicable Pooling and Servicing Agreement will prohibit Disqualified Organizations from owning a Residual Interest Security. In addition, no transfer of a Residual Interest Security will be permitted unless the proposed transferee shall have furnished to the Trustee an affidavit representing and warranting that it is neither a Disqualified Organization nor an agent or nominee acting on behalf of a Disqualified Organization.

     If a Residual Interest Security is transferred to a Disqualified Organization after March 31, 1988 (in violation of the restrictions set forth above), a substantial tax will be imposed on the transferor of such Residual Interest Security at the time of the transfer. In addition, if a Disqualified Organization holds an interest in a pass-through entity after March 31, 1988 (including, among others, a partnership, trust, real estate investment trust, regulated investment company, or any person holding as nominee), that owns a Residual Interest Security, the pass-through entity will be required to pay an annual tax on its allocable share of the excess inclusion income of the REMIC.

     Under the REMIC Regulations, if a Residual Interest Security is a "noneconomic residual interest," as described below, a transfer of a Residual Interest Security to a United States person will be disregarded for all
Federal tax purposes unless no significant purpose of the transfer was to impede the assessment or collection of tax. A Residual Interest Security is a "noneconomic residual interest" unless, at the time of the transfer (i) the present value of the expected future distributions on the Residual Interest Security at least equals the product of the present value of the anticipated excess inclusions and the highest rate of tax for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. If a transfer of a Residual Interest is disregarded, the transferor would be liable for any Federal income tax imposed upon taxable income derived by the transferee from the REMIC. The REMIC Regulations provide no guidance as to how to determine if a significant purpose of a transfer is to impede the assessment or collection of tax. A similar type of limitation exists with respect to certain transfers of residual interests by foreign persons to United States persons. See "--Tax Treatment of Foreign Investors."

     Mark to Market Rules. Prospective purchasers of a REMIC Residual Interest Security should be aware that the IRS recently released proposed regulations (the "Proposed Mark-to-Market Regulations") which provide that a REMIC Residual Interest Security acquired after January 3, 1995 cannot be marked-to-market. The Proposed Mark-to-Market Regulations change the temporary regulations discussed below which allowed a REMIC Residual Interest Security to be marked-to-market provided that it was not a "negative value" residual interest and did not have the same economic effect as a "negative value" residual interest. This mark-to-market requirement applies to all securities of a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The temporary regulations released on December 28, 1993 (the "Temporary Mark to Market Regulations") provided that for purposes of this mark-to-market requirement, a "negative value" REMIC residual interest is not treated as a security and thus may not be marked to market. In addition, a dealer was not required to identify such REMIC Residual Interest Security as held for investment. In general, a REMIC Residual Interest Security has negative value if, as of the date a taxpayer acquires the REMIC Residual Interest Security, the present value of the tax liabilities associated with holding the REMIC Residual Interest Security exceeds the sum of (i) the present value of the expected future distributions on the REMIC Residual Interest Security, and (ii) the present value of the anticipated tax savings associated with holding the REMIC Residual Interest Security as the REMIC generates losses. The amounts and present values of the anticipated tax liabilities, expected future distributions and anticipated tax savings were all to be determined using (i) the prepayment and reinvestment assumptions adopted under Section 1272(a)(6), or that would have been adopted had the REMIC's regular interests been issued with OID,
(ii) any required or permitted clean up calls, or required qualified liquidation provided for in the REMIC's organizational documents and (iii) a discount rate equal to the "applicable Federal rate" (as specified in Section 1274(d)(1)) that would have applied to a debt instrument issued on the date of acquisition of the REMIC Residual Interest Security. Furthermore, the Temporary Mark to Market Regulations provided the IRS with the authority to treat any REMIC Residual Interest Security having substantially the same economic effect as a "negative value" residual interest. The IRS could issue subsequent regulations, which could apply retroactively, providing additional or different requirements with respect to such deemed negative value residual interests. Prospective purchasers of a REMIC Residual Interest Security should consult their tax advisors regarding the possible application of the Proposed Mark to Market Regulations.

ADMINISTRATIVE MATTERS

     The REMIC's books must be maintained on a calendar year basis and the REMIC must file an annual federal income tax return. The REMIC will also be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination of any adjustments to, among other things, items of REMIC income, gain, loss, deduction, or credit, by the IRS in a unified administrative proceeding.

TAX STATUS AS A GRANTOR TRUST

     General. As further specified in the related Prospectus Supplement, if a REMIC election is not made and the Trust Fund is not structured as a partnership, then, in the opinion of Tax Counsel, the Trust Fund relating to a Series of Securities will be classified for federal income tax purposes as a grantor trust under Subpart E, Part 1 of Subchapter J of the Code and not as an association taxable as a corporation (the Securities of such Series, "Pass-Through Securities"). In some Series there will be no separation of the principal and interest payments on the Loans. In such circumstances, a holder will be considered to have purchased a pro rata undivided interest in each of the Loans. In other cases ("Stripped Securities"), sale of the Securities will produce a separation in the ownership of all or a portion of the principal payments from all or a portion of the interest payments on the Loans.

     In the opinion of Tax Counsel, each holder must report on its federal income tax return its share of the gross income derived from the Loans (not reduced by the amount payable as fees to the Trustee and the Servicer and similar fees (collectively, the "Servicing Fee")), at the same time and in the same manner as such items would have been reported under the Holder's tax accounting method had it held its interest in the Loans directly, received directly its share of the amounts received with respect to the Loans, and paid directly its share of the Servicing Fees. In the case of Pass-Through Securities other than Stripped Securities, such income will consist of a pro rata share of all of the income derived from all of the Loans and, in the case of Stripped Securities, such income will consist of a pro rata share of the income derived from each stripped bond or stripped coupon in which the holder owns an interest. The holder of a Security will generally be entitled to deduct such Servicing Fees under Section 162 or Section 212 of the Code to the extent that such Servicing Fees represent "reasonable" compensation for the services rendered by the Trustee and the Servicer (or third parties that are compensated for the performance of services). In the case of a noncorporate holder, however, Servicing Fees (to the extent not otherwise disallowed, e.g., because they exceed reasonable compensation) will be deductible in computing such holder's regular tax liability only to the extent that such fees, when added to other miscellaneous itemized deductions, exceed 2% of adjusted gross income and may not be deductible to any extent in computing such holder's alternative minimum tax liability. In addition, for taxable years beginning after December 31, 1990, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount (which amount will be adjusted for inflation in taxable years beginning after 1990) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the applicable amount or (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year.

     Discount or Premium on Pass-Through Securities. In the opinion of Tax Counsel, the holder's purchase price of a Pass-Through Security is to be allocated among the Loans in proportion to their fair market values, determined as of the time of purchase of the Securities. In the typical case, the Trustee (to the extent necessary to fulfill its reporting obligations) will treat each Loan as having a fair market value proportional to the share of the aggregate principal balances of all of the Loans that it represents, since the Securities, unless otherwise specified in the related Prospectus Supplement, will have a relatively uniform interest rate and other common characteristics. To the extent that the portion of the purchase price of a Pass-Through Security allocated to a Loan (other than to a right to receive any accrued interest thereon and any undistributed principal payments) is less than or greater than the portion of the principal balance of the Loan allocable to the Security, the interest in the Loan allocable to the Pass-Through Security will be deemed to have been acquired at a discount or premium, respectively.

     The treatment of any discount will depend on whether the discount represents OID or market discount. In the case of a Loan with OID in excess of a prescribed de minimis amount or a Stripped Security, a holder of a Security will be required to report as interest income in each taxable year its share of the amount of OID that accrues during that year in the manner described above. OID with respect to a Loan could arise, for example, by virtue of the financing of points by the originator of the Loan, or by virtue of the charging of points by the originator of the Loan in an amount greater than a statutory de minimis exception, in circumstances under which the points are not currently deductible pursuant to applicable Code provisions. Any market discount or premium on a Loan will be includible in income, generally in the manner described above, except that in the case of Pass-Through Securities, market discount is calculated with respect to the Loans underlying the Certificate, rather than with respect to the Security. A holder that acquires an interest in a Loan originated after July 18, 1984 with more than a de minimis amount of market discount (generally, the excess of the principal amount of the Loan over the purchaser's allocable purchase price) will be required to include accrued market discount in income in the manner set forth above. See "--Taxation of Debt Securities; Market Discount" and "--Premium" above.

     In the case of market discount on a Pass-Through Security attributable to Loans originated on or before July 18, 1984, the holder generally will be required to allocate the portion of such discount that is allocable to a loan among the principal payments on the Loan and to include the discount allocable to each principal payment in ordinary income at the time such principal payment is made. Such treatment would generally result in discount being included in income at a slower rate than discount would be required to be included in income using the method described in the preceding paragraph.

     Stripped Securities. A Stripped Security may represent a right to receive only a portion of the interest payments on the Loans, a right to receive only principal payments on the Loans, or a right to receive certain payments of both interest and principal. Certain Stripped Securities ("Ratio Strip Securities") may represent a right to receive differing percentages of both the interest and principal on each Loan. Pursuant to Section 1286 of the Code, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. Section 1286 of the Code applies the OID rules to stripped bonds and stripped coupons. For purposes of computing original issue discount, a stripped bond or a stripped coupon is treated as a debt instrument issued on the date that such stripped interest is purchased with an issue price equal to its purchase price or, if more than one stripped interest is purchased, the ratable share of the purchase price allocable to such stripped interest.

     Servicing fees in excess of reasonable servicing fees ("excess servicing") will be treated under the stripped bond rules. If the excess servicing fee is less than 100 basis points (i.e., 1% interest on the Loan principal balance) or the Securities are initially sold with a de minimis discount (assuming no prepayment assumption is required), any non-de minimis discount arising from a subsequent transfer of the Securities should be treated as market discount. The IRS appears to require that reasonable servicing fees be calculated on a Loan by Loan basis, which could result in some Loans being treated as having more than 100 basis points of interest stripped off.

     The Code, OID Regulations and judicial decisions provide no direct guidance as to how the interest and original issue discount rules are to apply to Stripped Securities and other Pass-Through Securities. Under the method described above for Pay-Through Securities (the "Cash Flow Bond Method"), a prepayment assumption is used and periodic recalculations are made which take into account with respect to each accrual period the effect of prepayments during such period. However, the 1986 Act does not, absent
Treasury regulations, appear specifically to cover instruments such as the Stripped Securities which technically represent ownership interests in the underlying Loans, rather than being debt instruments "secured by" those loans. Nevertheless, it is believed that the Cash Flow Bond Method is a reasonable method of reporting income for such Securities, and it is expected that OID will be reported on that basis unless otherwise specified in the related Prospectus Supplement. In applying the calculation to Pass-Through Securities, the Trustee will treat all payments to be received by a holder with respect to the underlying Loans as payments on a single installment obligation. The IRS could, however, assert that original issue discount must be calculated separately for each Loan underlying a Security.

     Under certain circumstances, if the Loans prepay at a rate faster than the Prepayment Assumption, the use of the Cash Flow Bond Method may accelerate a holder's recognition of income. If, however, the Loans prepay at a rate slower than the Prepayment Assumption, in some circumstances the use of this method may decelerate a holder's recognition of income.

     In the case of a Stripped Security that is an Interest Weighted Security, the Trustee intends, absent contrary authority, to report income to Security holders as OID, in the manner described above for Interest Weighted Securities.

     Possible Alternative Characterizations. The characterizations of the Stripped Securities described above are not the only possible interpretations of the applicable Code provisions. Among other possibilities, the Internal Revenue Service could contend that (i) in certain Series, each non-Interest Weighted Security is composed of an unstripped undivided ownership interest in Loans and an installment obligation consisting of stripped principal payments; (ii) the non-Interest Weighted Securities are subject to the contingent payment provisions of the Proposed Regulations; or (iii) each Interest Weighted Stripped Security is composed of an unstripped undivided ownership interest in Loans and an installment obligation consisting of stripped interest payments.

     Given the variety of alternatives for treatment of the Stripped Securities and the different federal income tax consequences that result from each alternative, potential purchasers are urged to consult their own tax advisers regarding the proper treatment of the Securities for federal income tax purposes.

     Character as Qualifying Loans. In the case of Stripped Securities, there is no specific legal authority existing regarding whether the character of the Securities, for federal income tax purposes, will be the same as the Loans. The IRS could take the position that the Loans character is not carried over to the Securities in such circumstances. Pass-Through Securities will be, and, although the matter is not free from doubt, Stripped Securities should be considered to represent "real estate assets" within the meaning of Section 856(c)(6)(B) of the Code, and "loans secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code; and interest income attributable to the Securities should be considered to represent "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code. Reserves or funds underlying the Securities may cause a proportionate reduction in the above-described qualifying status categories of Securities.

SALE OR EXCHANGE

     Subject to the discussion below with respect to Trust Funds as to which a partnership election is made, in the opinion of Tax Counsel, a holder's tax basis in its Security is the price such holder pays for a Security, plus amounts of original issue or market discount included in income and reduced by any payments received (other than qualified stated interest payments) and any amortized premium. Gain or loss recognized on a sale, exchange, or redemption of a Security, measured by the difference between the amount realized and the Security's basis as so adjusted, will generally be capital gain or loss, assuming that the Security is held as a capital asset. In the case of a Security held by a bank, thrift, or similar institution described in Section 582 of the Code, however, gain or loss realized on the sale or exchange of a Regular Interest Security will be taxable as ordinary income or loss. In addition, gain from the disposition of a Regular Interest Security that might otherwise be capital gain will be treated as ordinary income to the extent of the excess, if any, of (i) the amount that would have been includible in the holder's income if the yield on such Regular Interest Security had equaled 110% of the applicable federal rate as of the beginning of such holder's holding period, over the amount of ordinary income actually recognized by the holder with respect to such Regular Interest Security. For taxable years beginning after December 31, 1993, the maximum tax rate on ordinary income for individual taxpayers is 39.6% and the maximum tax rate on long-term capital gains reported after December 31, 1990 for such taxpayers is 28%. The maximum tax rate on both ordinary income and long-term capital gains of corporate taxpayers is 35%.

MISCELLANEOUS TAX ASPECTS

     Backup Withholding. Subject to the discussion below with respect to Trust Funds as to which a partnership election is made, a holder, other than a holder of a REMIC Residual Security, may, under certain circumstances, be subject to "backup withholding" at a rate of 31% with respect to distributions or the proceeds of a sale of certificates to or through brokers that represent interest or original issue discount on the Securities. This withholding generally applies if the holder of a Security (i) fails to furnish the Trustee with its taxpayer identification number ("TIN"); (ii) furnishes the Trustee an incorrect TIN; (iii) fails to report properly interest, dividends or other "reportable payments" as defined in the Code; or
(iv) under certain circumstances, fails to provide the Trustee or such holder's securities broker with a certified statement, signed under penalty of perjury, that the TIN provided is its correct number and that the holder is not subject to backup withholding. Backup withholding will not apply, however, with respect to certain payments made to holders, including payments to certain exempt recipients (such as exempt organizations) and to certain Nonresidents (as defined below). Holders should consult their tax advisers as to their qualification for exemption from backup withholding and the procedure for obtaining the exemption.

     The Trustee will report to the holders and to the Servicer for each calendar year the amount of any "reportable payments" during such year and the amount of tax withheld, if any, with respect to payments on the Securities.

TAX TREATMENT OF FOREIGN INVESTORS

     Subject to the discussion below with respect to Trust Funds as to which a partnership election is made, under the Code, unless interest (including
OID) paid on a Security (other than a Residual Interest Security) is considered to be "effectively connected" with a trade or business conducted in the United States by a nonresident alien individual, foreign partnership or foreign corporation ("Nonresidents"), in the opinion of Tax Counsel, such interest will normally qualify as portfolio interest (except where (i) the recipient is a holder, directly or by attribution, of 10% or more of the capital or profits interest in the issuer, or (ii) the recipient is a controlled foreign corporation to which the issuer is a related person) and will be exempt from federal income tax. Upon receipt of appropriate ownership statements, the issuer normally will be relieved of obligations to withhold tax from such interest payments. These provisions supersede the generally applicable provisions of United States law that would otherwise require the issuer to withhold at a 30% rate (unless such rate were reduced or eliminated by an applicable tax treaty) on, among other things, interest and other fixed or determinable, annual or periodic income paid to Nonresidents. Holders of Pass-Through Securities and Stripped Securities, including Ratio Strip Securities, however, may be subject to withholding to the extent that the Loans were originated on or before July 18, 1984.

     Interest and OID of holders who are foreign persons are not subject to withholding if they are effectively connected with a United States business conducted by the holder. They will, however, generally be subject to the regular United States income tax.

     Payments to holders of Residual Interest Securities who are foreign persons will generally be treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Holders should assume that such income does not qualify for exemption from United States withholding tax as "portfolio interest." It is clear that, to the extent that a payment represents a portion of REMIC taxable income that constitutes excess inclusion income, a holder of a Residual Interest Security will not be entitled to an exemption from or reduction of the 30% (or lower treaty rate) withholding tax rule. If the payments are subject to United States withholding tax, they generally will be taken into account for withholding tax purposes only when paid or distributed (or when the Residual Interest Security is disposed of). The Treasury has statutory authority, however, to promulgate regulations which would require such amounts to be taken into account at an earlier time in order to prevent the avoidance of tax. Such regulations could, for example, require withholding prior to the distribution of cash in the case of Residual Interest Securities that do not have significant value. Under the REMIC Regulations, if a Residual Interest
Security has tax avoidance potential, a transfer of a Residual Interest Security to a Nonresident will be disregarded for all Federal tax purposes. A Residual Interest Security has tax avoidance potential unless, at the time of the transfer the transferor reasonably expects that the REMIC will distribute to the transferee residual interest holder amounts that will equal at least 30% of each excess inclusion, and that such amounts will be distributed at or after the time at which the excess inclusions accrue and not later than the calendar year following the calendar year of accrual. If a Nonresident transfers a Residual Interest Security to a United States person, and if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions, then the transfer is disregarded and the transferor continues to be treated as the owner of the Residual Interest Security for purposes of the withholding tax provisions of the Code. See "-- Excess Inclusions."

TAX CHARACTERIZATION OF THE TRUST AS A PARTNERSHIP

     Tax Counsel is of the opinion that a Trust Fund structured as a partnership will not be an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. This opinion is based on the assumption that the terms of the Trust Agreement and related documents will be complied with, and on counsel's conclusions that the nature of the income of the Trust Fund will exempt it from the rule that certain publicly traded partnerships are taxable as corporations or the issuance of the Certificates has been structured as a private placement under an IRS safe harbor, so that the Trust Fund will not be characterized as a publicly traded partnership taxable as a corporation.

TAX CONSEQUENCES TO HOLDERS OF THE NOTES

     Treatment of the Notes as Indebtedness. The Trust Fund will agree, and the Noteholders will agree by their purchase of Notes, to treat the Notes as debt for federal income tax purposes. In such a circumstance, Tax Counsel is, except as otherwise provided in the related Prospectus Supplement, of the opinion that the Notes will be classified as debt for federal income tax purposes. The discussion below assumes this characterization of the Notes is correct.

     OID, Indexed Securities, etc. The discussion below assumes that all payments on the Notes are denominated in U.S. dollars, and that the Notes are not Indexed Securities or Strip Notes. Moreover, the discussion assumes that the interest formula for the Notes meets the requirements for "qualified stated interest" under the OID regulations, and that any OID on the Notes (i.e., any excess of the principal amount of the Notes over their issue price) does not exceed a de minimis amount (i.e., 0.25% of their principal amount multiplied by the number of full years included in their term), all within the meaning of the OID regulations. If these conditions are not satisfied with respect to any given series of Notes, additional tax considerations with respect to such Notes will be disclosed in the applicable Prospectus Supplement.

     Interest Income on the Notes. Based on the above assumptions, except as discussed in the following paragraph, in the opinion of Tax Counsel, the Notes will not be considered issued with OID. The stated interest thereon will be taxable to a Noteholder as ordinary interest income when received or accrued in accordance with such Noteholder's method of tax accounting. Under the OID regulations, a holder of a Note issued with a de minimis amount of OID must include such OID in income, on a pro rata basis, as principal payments are made on the Note. It is believed that any prepayment premium paid as a result of a mandatory redemption will be taxable as contingent interest when it becomes fixed and unconditionally payable. A purchaser who buys a Note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

     A holder of a Note that has a fixed maturity date of not more than one year from the issue date of such Note (a "Short-Term Note") may be subject to special rules. An accrual basis holder of a Short-Term Note (and certain cash method holders, including regulated investment companies, as set forth in Section 1281 of the Code) generally would be required to report interest income as interest accrues on a straight-line basis over the term of each interest period. Other cash basis holders of a Short-Term Note would, in general, be required to report interest income as interest is paid (or, if earlier, upon the taxable disposition of the Short-Term Note). However, a cash basis holder of a Short-Term Note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the Short-Term Note until the taxable disposition of the Short-Term Note. A cash basis taxpayer may elect under Section 1281 of the Code to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the taxpayer would include interest on the Short-Term Note in income as it accrues, but would not be subject to the interest expense deferral rule referred to in the preceding sentence. Certain special rules apply if a Short-Term Note is purchased for more or less than its principal amount.

     Sale or Other Disposition. In the opinion of Tax Counsel, if a Noteholder sells a Note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder's adjusted tax basis in the Note. The adjusted tax basis of a Note to a particular Noteholder will equal the holder's cost for the Note, increased by any market discount, acquisition discount, OID and gain previously included by such Noteholder in income with respect to the Note and decreased by the amount of bond premium (if any) previously amortized and by the amount of principal payments previously received by such Noteholder with respect to such Note. Any such gain or loss will be capital gain or loss if the Note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used only to offset capital gains.

     Foreign Holders. In the opinion of Tax Counsel, interest payments made (or accrued) to a Noteholder who is a nonresident alien, foreign corporation or other non-United States person (a "foreign person") generally will be considered "portfolio interest", and generally will not be subject to United States federal income tax and withholding tax, if the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person and the foreign person (i) is not actually or constructively a "10 percent shareholder" of the Trust or the Seller (including a holder of 10% of the outstanding Certificates) or a "controlled foreign corporation" with respect to which the Trust or the Seller is a "related person" within the meaning of the Code and (ii) provides the Owner Trustee or other person who is otherwise required to withhold U.S. tax with respect to the Notes with an appropriate statement (on Form W-8 or a similar form), signed under penalties of perjury, certifying that the beneficial owner of the Note is a foreign person and providing the foreign person's name and address. If a Note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8 or substitute form provided by the foreign person that owns the Note. If such interest is not portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable tax treaty.

     Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Note by a foreign person will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person and (ii) in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year.

     Backup Withholding. Each holder of a Note (other than an exempt holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident) will be required to provide, under penalties of perjury, a certificate containing the holder's name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt Noteholder fail to provide the required certification, the Trust Fund will be required to withhold 31 percent of the amount otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability.

     Possible Alternative Treatments of the Notes. If, contrary to the opinion of Tax Counsel, the IRS successfully asserted that one or more of the Notes did not represent debt for federal income tax purposes, the Notes might be treated as equity interests in the Trust Fund. If so treated, the Trust Fund might be taxable as a corporation with the adverse consequences described above (and the taxable corporation would not be able to reduce its taxable income by deductions for interest expense on Notes recharacterized as equity). Alternatively, and most likely in the view of Tax Counsel, the Trust Fund would likely be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the Notes as equity interests in such a publicly traded partnership could have adverse tax consequences to certain holders. For example, income to certain tax-exempt entities (including pension funds) would be "unrelated business taxable income", income to foreign holders generally would be subject to U.S. tax and U.S. tax return filing and withholding requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of the Trust Fund's expenses.

TAX CONSEQUENCES TO HOLDERS OF THE CERTIFICATES

     Treatment of the Trust Fund as a Partnership. The Trust Fund and the Servicer will agree, and the Certificateholders will agree by their purchase of Certificates, to treat the Trust Fund as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Trust Fund, the partners of the partnership being the Certificateholders, and the Notes being debt of the partnership. However, the proper characterization of the arrangement involving the Trust Fund, the Certificates, the Notes, the Trust Fund and the Servicer is not clear because there is no authority on transactions closely comparable to that contemplated herein.

     A variety of alternative characterizations are possible. For example, because the Certificates have certain features characteristic of debt, the Certificates might be considered debt of the Trust Fund. Any such characterization would not result in materially adverse tax consequences to Certificateholders as compared to the consequences from treatment of the Certificates as equity in a partnership, described below. The following discussion assumes that the Certificates represent equity interests in a partnership.

     Indexed Securities, etc. The following discussion assumes that all payments on the Certificates are denominated in U.S. dollars, none of the Certificates are Indexed Securities or Strip Certificates, and that a Series of Securities includes a single class of Certificates. If these conditions are not satisfied with respect to any given Series of Certificates, additional tax considerations with respect to such Certificates will be disclosed in the applicable Prospectus Supplement.

     Partnership Taxation. If the Trust Fund is a partnership, in the opinion of Tax Counsel, the Trust Fund will not be subject to federal income tax. Rather, in the opinion of Tax Counsel, each Certificateholder will be required to separately take into account such holder's allocated share of income, gains, losses, deductions and credits of the Trust Fund. The Trust Fund's income will consist primarily of interest and finance charges earned on the Loans (including appropriate adjustments for market discount, OID and bond premium) and any gain upon collection or disposition of Loans. The Trust Fund's deductions will consist primarily of interest accruing with respect to the Notes, servicing and other fees, and losses or deductions upon collection or disposition of Loans.

     In the opinion of Tax Counsel, the tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the Trust Agreement and related documents). The Trust Agreement will provide, in general, that the Certificateholders will be allocated taxable income of the Trust Fund for each month equal to the sum of (i) the interest that accrues on the Certificates in accordance with their terms for such month, including interest accruing at the Pass-Through Rate for such month and interest on amounts previously due on the Certificates but not yet distributed; (ii) any Trust Fund income attributable to discount on the Loans that corresponds to any excess of the principal amount of the Certificates over their initial issue price (iii) prepayment premium payable to the Certificateholders for such month; and (iv) any other amounts of income payable to the Certificateholders for such month. Such allocation will be reduced by any amortization by the Trust Fund of premium on Loans that corresponds to any excess of the issue price of Certificates over their principal amount. All remaining taxable income of the Trust Fund will be allocated to the Depositor. Based on the economic arrangement of the parties, in the opinion of Tax Counsel, this approach for allocating Trust Fund income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to Certificateholders. Moreover, in the opinion of Tax Counsel, even under the foregoing method of allocation, Certificateholders may be allocated income equal to the entire Pass-Through Rate plus the other items described above even though the Trust Fund might not have sufficient cash to make current cash distributions of such amount. Thus, cash basis holders will in effect be required to report income from the Certificates on the accrual basis and Certificateholders may become liable for taxes on Trust Fund income even if they have not received cash from the Trust Fund to pay such taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all Certificateholders but Certificateholders may be purchasing Certificates at different times and at different prices, Certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the Trust Fund.

     In the opinion of Tax Counsel, all of the taxable income allocated to a Certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) will constitute "unrelated business taxable income" generally taxable to such a holder under the Code.

     In the opinion of Tax Counsel, an individual taxpayer's share of expenses of the Trust Fund (including fees to the Servicer but not interest expense) would be miscellaneous itemized deductions. Such deductions might be disallowed to the individual in whole or in part and might result in such holder being taxed on an amount of income that exceeds the amount of cash actually distributed to such holder over the life of the Trust Fund.

     The Trust Fund intends to make all tax calculations relating to income and allocations to Certificateholders on an aggregate basis. If the IRS were to require that such calculations be made separately for each Loan, the Trust Fund might be required to incur additional expense but it is believed that there would not be a material adverse effect on Certificateholders.

     Discount and Premium. It is believed that the Loans were not issued with OID, and, therefore, the Trust should not have OID income. However, the purchase price paid by the Trust Fund for the Loans may be greater or less than the remaining principal balance of the Loans at the time of purchase. If so, in the opinion of Tax Counsel, the Loan will have been acquired at a premium or discount, as the case may be. (As indicated above, the Trust Fund will make this calculation on an aggregate basis, but might be required to recompute it on a Loan by Loan basis.)

     If the Trust Fund acquires the Loans at a market discount or premium, the Trust Fund will elect to include any such discount in income currently as it accrues over the life of the Loans or to offset any such premium against interest income on the Loans. As indicated above, a portion of such market discount income or premium deduction may be allocated to Certificateholders.

     Section 708 Termination. In the opinion of Tax Counsel, under Section 708 of the Code, the Trust Fund will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Trust Fund are sold or exchanged within a 12-month period. If such a termination occurs, the Trust Fund will be considered to distribute its assets to the partners, who would then be treated as recontributing those assets to the Trust Fund as a new partnership. The Trust Fund will not comply with certain technical requirements that might apply when such a constructive termination occurs. As a result, the Trust Fund may be subject to certain tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, the Trust Fund might not be able to comply due to lack of data.

     Disposition of Certificates. Generally, in the opinion of Tax Counsel, capital gain or loss will be recognized on a sale of Certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the Certificates sold. A Certificateholder's tax basis in a Certificate will generally equal the holder's cost increased by the holder's share of Trust Fund income (includible in income) and decreased by any distributions received with respect to such Certificate. In addition, both the tax basis in the Certificates and the amount realized on a sale of a Certificate would include the holder's share of the Notes and other liabilities of the Trust Fund. A holder acquiring Certificates at different prices may be required to maintain a single aggregate adjusted tax basis in such Certificates, and, upon sale or other disposition of some of the Certificates, allocate a portion of such aggregate tax basis to the Certificates sold (rather than maintaining a separate tax basis in each Certificate for purposes of computing gain or loss on a sale of that Certificate).

     Any gain on the sale of a Certificate attributable to the holder's share of unrecognized accrued market discount on the Receivables would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The Trust Fund does not expect to have any other assets that would give rise to such special reporting requirements. Thus, to avoid those special reporting requirements, the Trust Fund will elect to include market discount in income as it accrues.

     If a Certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the Certificates that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the Certificates.

     Allocations Between Transferors and Transferees. In general, the Trust Fund's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the Certificateholders in proportion to the principal amount of Certificates owned by them as of the close of the last day of such month. As a result, a holder purchasing Certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

     The use of such a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the Trust Fund might be reallocated among the Certificateholders. The Trust Fund's method of allocation between transferors and transferees may be revised to conform to a method permitted by future regulations.

     Section 754 Election. In the event that a Certificateholder sells its Certificates at a profit (loss), the purchasing Certificateholder will have a higher (lower) basis in the Certificates than the selling Certificateholder had. The tax basis of the Trust Fund's assets will not be adjusted to reflect that higher (or lower) basis unless the Trust Fund were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Trust Fund will not make such election. As a result, Certificateholders might be allocated a greater or lesser amount of Trust Fund income than would be appropriate based on their own purchase price for Certificates.

     Administrative Matters. The Owner Trustee is required to keep or have kept complete and accurate books of the Trust Fund. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the Trust will be the calendar year. The Trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the Trust Fund and will report each Certificateholder's allocable share of items of Trust Fund income and expense to holders and the IRS on Schedule K-1. The Trust Fund will provide the Schedule K-l information to nominees that fail to provide the Trust Fund with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the Certificates. Generally, holders must file tax returns that are consistent with the information return filed by the Trust Fund or be subject to penalties unless the holder notifies the IRS of all such inconsistencies .

     Under Section 6031 of the Code, any person that holds Certificates as a nominee at any time during a calendar year is required to furnish the Trust Fund with a statement containing certain information on the nominee, the beneficial owners and the Certificates so held. Such information includes
(i) the name, address and  taxpayer identification number of the nominee  and
(ii) as to each beneficial owner (x) the name, address and identification number of such person, (y) whether such person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and
(z) certain information on Certificates that were held, bought or sold on behalf of such person throughout the year. In addition, brokers and financial institutions that hold Certificates through a nominee are required to furnish directly to the Trust Fund information as to themselves and their ownership of Certificates. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any such information statement to the Trust Fund. The information referred to above for any calendar year must be furnished to the Trust Fund on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the Trust Fund with the information described above may be subject to penalties.

     The Depositor will be designated as the tax matters partner in the related Trust Agreement and, as such, will be responsible for representing the Certificateholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Trust Fund by the appropriate taxing authorities could result in an adjustment of the returns of the Certificateholders, and, under certain circumstances, a Certificateholder may be precluded from separately litigating a proposed adjustment to the items of the Trust Fund. An adjustment could also result in an audit of a
Certificateholder's returns and adjustments of items not related to the income and losses of the Trust Fund.

     Tax Consequences to Foreign Certificateholders. It is not clear whether the Trust Fund would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. persons because there is no clear authority dealing with that issue under facts substantially similar to those described herein. Although it is not expected that the Trust Fund would be engaged in a trade or business in the United States for such purposes, the Trust Fund will withhold as if it were so engaged in order to protect the Trust Fund from possible adverse consequences of a failure to withhold. The Trust Fund expects to withhold on the portion of its taxable income that is allocable to foreign Certificateholders pursuant to Section 1446 of the Code, as if such income were effectively connected to a U.S. trade or business, at a rate of 35% for foreign holders that are taxable as corporations and 39.6% for all other foreign holders. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Trust to change its withholding procedures. In determining a holder's withholding status, the Trust Fund may rely on IRS Form W-8, IRS Form W-9 or the holder's certification of nonforeign status signed under penalties of perjury.

     Each foreign holder might be required to file a U.S. individual or corporate income tax return (including, in the case of a corporation, the branch profits tax) on its share of the Trust Fund's income. Each foreign holder must obtain a taxpayer identification number from the IRS and submit that number to the Trust on Form W-8 in order to assure appropriate crediting of the taxes withheld. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the Trust Fund taking the position that no taxes were due because the Trust Fund was not engaged in a U.S. trade or business. However, interest payments made (or accrued) to a Certificateholder who is a foreign person generally will be considered guaranteed payments to the extent such payments are determined without regard to the income of the Trust Fund. If these interest payments are properly characterized as guaranteed payments, then the interest will not be considered "portfolio interest." As a result, Certificateholders will be subject to United States federal income tax and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable treaty. In such case, a foreign holder would only be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments.

     Backup Withholding. Distributions made on the Certificates and proceeds from the sale of the Certificates will be subject to a "backup" withholding tax of 31% if, in general, the Certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.


                           STATE TAX CONSIDERATIONS

     In addition to the federal income tax consequences described in "Certain Material Federal Income Tax Considerations," potential investors should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the Securities. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential investors should consult their own tax advisors with respect to the various state and local tax consequences of an investment in the Securities.


                             ERISA CONSIDERATIONS

     The following describes certain considerations under ERISA and the Code, which apply only to Securities of a Series that are not divided into subclasses. If Securities are divided into subclasses the related Prospectus Supplement will contain information concerning considerations relating to ERISA and the Code that are applicable to such Securities.

     ERISA imposes requirements on employee benefit plans (and on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested) (collectively "Plans") subject to ERISA and on persons who are fiduciaries with respect to such Plans. Generally, ERISA applies to investments made by Plans. Among other things, ERISA requires that the assets of Plans be held in trust and that the trustee, or other duly authorized fiduciary, have exclusive authority and discretion to manage and control the assets of such Plans. ERISA also imposes certain duties on persons who are fiduciaries of Plans. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan is considered to be a fiduciary of such Plan (subject to certain exceptions not here relevant). Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)) and, if no election has been made under
Section 410(d) of the Code, church plans (as defined in ERISA Section 3(33)), are not subject to ERISA requirements. Accordingly, assets of such plans may be invested in Securities without regard to the ERISA considerations described above and below, subject to the provisions of applicable state law. Any such plan which is qualified and exempt from taxation under Code Sections 401(a) and 501(a), however, is subject to the prohibited transaction rules set forth in Code Section 503.

     On November 13, 1986, the United States Department of Labor (the "DOL") issued final regulations concerning the definition of what constitutes the assets of a Plan. (Labor Reg. Section 2510.3-101) Under this regulation, the underlying assets and properties of corporations, partnerships and certain other entities in which a Plan makes an "equity" investment could be deemed for purposes of ERISA to be assets of the investing Plan in certain circumstances. However, the regulation provides that, generally, the assets of a corporation or partnership in which a Plan invests will not be deemed for purposes of ERISA to be assets of such Plan if the equity interest acquired by the investing Plan is a publicly-offered security. A publicly-offered security, as defined in the Labor Reg. Section 2510.3-101, is a security that is widely held, freely transferable and registered under the Securities Exchange Act of 1934, as amended.

     In addition to the imposition of general fiduciary standards of investment prudence and diversification, ERISA prohibits a broad range of transactions involving Plan assets and persons ("Parties in Interest") having certain specified relationships to a Plan and imposes additional prohibitions where Parties in Interest are fiduciaries with respect to such Plan. Because the Loans may be deemed Plan assets of each Plan that purchases Securities, an investment in the Securities by a Plan might be a prohibited transaction under ERISA Sections 406 and 407 and subject to an excise tax under Code
Section 4975 unless a statutory or administrative exemption applies.

     In Prohibited Transaction Exemption 83-1 ("PTE 83-1"), which amended Prohibited Transaction Exemption 81-7, the DOL exempted from ERISA's prohibited transaction rules certain transactions relating to the operation of residential mortgage pool investment trusts and the purchase, sale and holding of "mortgage pool pass-through certificates" in the initial issuance of such certificates. PTE 83-1 permits, subject to certain conditions, transactions which might otherwise be prohibited between Plans and Parties in Interest with respect to those Plans related to the origination, maintenance and termination of mortgage pools consisting of mortgage loans secured by first or second mortgages or deeds of trust on single-family residential property, and the acquisition and holding of certain mortgage pool pass-through certificates representing an interest in such mortgage pools by
Plans. If the general conditions (discussed below) of PTE 83-1 are satisfied, investments by a Plan in Securities that represent interests in a Pool consisting of Loans ("Single Family Securities") will be exempt from the prohibitions of ERISA Sections 406(a) and 407 (relating generally to transactions with Parties in Interest who are not fiduciaries) if the Plan purchases the Single Family Securities at no more than fair market value and will be exempt from the prohibitions of ERISA Sections 406(b)(1) and (2) (relating generally to transactions with fiduciaries) if, in addition, the purchase is approved by an independent fiduciary, no sales commission is paid to the pool sponsor, the Plan does not purchase more than 25% of all Single Family Securities, and at least 50% of all Single Family Securities are purchased by persons independent of the pool sponsor or pool trustee. PTE 83-1 does not provide an exemption for transactions involving Subordinate Securities. Accordingly, unless otherwise provided in the related Prospectus Supplement, no transfer of a Subordinate Security or a Security which is not a Single Family Security may be made to a Plan.

     The discussion in this and the next succeeding paragraph applies only to Single Family Securities. The Depositor believes that, for purposes of PTE 83-1, the term "mortgage pass-through certificate" would include: (i)
Securities issued in a Series consisting of only a single class of Securities; and (ii) Securities issued in a Series in which there is only one class of Trust Securities; provided that the Securities in the case of clause
(i), or the Securities in the case of clause (ii), evidence the beneficial ownership of both a specified percentage of future interest payments (greater than 0%) and a specified percentage (greater than 0%) of future principal payments on the Loans. It is not clear whether a class of Securities that evidences the beneficial ownership in a Trust Fund divided into Loan groups, beneficial ownership of a specified percentage of interest payments only or principal payments only, or a notional amount of either principal or interest payments, or a class of Securities entitled to receive payments of interest and principal on the Loans only after payments to other classes or after the occurrence of certain specified events would be a "mortgage pass-through certificate" for purposes of PTE 83-1.

     PTE 83-1 sets forth three general conditions which must be satisfied for any transaction to be eligible for exemption: (i) the maintenance of a system of insurance or other protection for the pooled mortgage loans and property securing such loans, and for indemnifying Securityholders against reductions in pass-through payments due to property damage or defaults in loan payments in an amount not less than the greater of one percent of the aggregate principal balance of all covered pooled mortgage loans or the principal balance of the largest covered pooled mortgage loan; (ii) the existence of a pool trustee who is not an affiliate of the pool sponsor; and (iii) a limitation on the amount of the payment retained by the pool sponsor, together with other funds inuring to its benefit, to not more than adequate consideration for selling the mortgage loans plus reasonable compensation for services provided by the pool sponsor to the Pool. The Depositor believes that the first general condition referred to above will be satisfied with respect to the Securities in a Series issued without a subordination feature, or the Securities only in a Series issued with a subordination feature, provided that the subordination and Reserve Account, subordination by shifting of interests, the pool insurance or other form of credit enhancement described herein (such subordination, pool insurance or other form of credit enhancement being the system of insurance or other protection referred to above) with respect to a Series of Securities is maintained in an amount not less than the greater of one percent of the aggregate principal balance of the Loans or the principal balance of the largest Loan. See "Description of the Securities" herein. In the absence of a ruling that the system of insurance or other protection with respect to a Series of Securities satisfies the first general condition referred to above, there can be no assurance that these features will be so viewed by the DOL. The Trustee will not be affiliated with the Depositor.

     Each Plan fiduciary who is responsible for making the investment decisions whether to purchase or commit to purchase and to hold Single Family Securities must make its own determination as to whether the first and third general conditions, and the specific conditions described briefly in the preceding paragraph, of PTE 83-1 have been satisfied, or as to the availability of any other prohibited transaction exemptions. Each Plan fiduciary should also determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the Securities is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

     On September 6, 1990 the DOL issued to Greenwich Capital Markets, Inc., an individual exemption (Prohibited Transaction Exemption 90-59; Exemption Application No. D-8374, 55 Fed. Reg. 36724) (the "Underwriter Exemption") which applies to certain sales and servicing of "certificates" that are obligations of a "trust" with respect to which Greenwich Capital Markets, Inc. is the underwriter, manager or co-manager of an underwriting syndicate. The Underwriter Exemption provides relief which is generally similar to that provided by PTE 83-1, but is broader in several respects.

     The Underwriter Exemption contains several requirements, some of which differ from those in PTE 83-l. The Underwriter Exemption contains an expanded definition of "certificate" which includes an interest which entitles the holder to pass-through payments of principal, interest and/or other payments. The Underwriter Exemption contains an expanded definition of "trust" which permits the trust corpus to consist of secured consumer receivables. The definition of "trust", however, does not include any investment pool unless, inter alia, (i) the investment pool consists only of assets of the type which have been included in other investment pools, (ii) certificates evidencing interests in such other investment pools have been purchased by investors other than Plans for at least one year prior to the Plan's acquisition of certificates pursuant to the Underwriter Exemption, and
(iii) certificates in such other investment pools have been rated in one of the three highest generic rating categories of the four credit rating agencies noted below. Generally, the Underwriter Exemption holds that the acquisition of the certificates by a Plan must be on terms (including the price for the certificates) that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party. The Underwriter Exemption requires that the rights and interests evidenced by the certificates not be "subordinated" to the rights and interests evidenced by other certificates of the same trust. The Underwriter Exemption requires that certificates acquired by a Plan have received a rating at the time of their acquisition that is in one of the three highest generic rating categories of Standard & Poor's Corporation, Moody's Investors Service, Inc., Duff & Phelps Inc. or Fitch Investors Service, Inc. The Underwriter Exemption specifies that the pool trustee must not be an affiliate of the pool sponsor, nor an affiliate of the Underwriter, the pool servicer, any obligor with respect to mortgage loans included in the trust constituting more than five percent of the aggregate unamortized principal balance of the assets in the trust, or any affiliate of such entities. Finally, the Underwriter Exemption stipulates that any Plan investing in the certificates must be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933.

     Any Plan fiduciary which proposes to cause a Plan to purchase Securities should consult with their counsel concerning the impact of ERISA and the Code, the applicability of PTE 83-1 and the Underwriter Exemption, and the potential consequences in their specific circumstances, prior to making such investment. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment procedure and diversification an investment in the Securities is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.


                               LEGAL INVESTMENT

     The Prospectus Supplement for each series of Securities will specify which, if any, of the classes of Securities offered thereby constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"). Classes of Securities that qualify as "mortgage related securities" will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts, and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulations to the same extent as, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any such entities. Under SMMEA, if a state enacted legislation prior to October 4, 1991 specifically limiting the legal investment authority of any such entities with respect to "mortgage related securities", securities will constitute legal investments for entities subject to such legislation only to the extent provided therein. Approximately twenty-one states adopted such legislation prior to the October 4, 1991 deadline. SMMEA provides, however, that in no event will the enactment of any such legislation affect the validity of any contractual commitment to purchase, hold or invest in securities, or require the sale or other disposition of securities, so long as such contractual commitment was made or such securities were acquired prior to the enactment of such legislation.

     SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in Securities without limitations as to the percentage of their assets represented thereby, federal credit unions may invest in mortgage related securities, and national banks may purchase certificates for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to such regulations as the applicable federal authority may prescribe. In this connection, federal credit unions should review the National Credit Union Administration ("NCUA") Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities and the NCUA's regulation "Investment and Deposit Activities" (12 C.F.R. Part 703), which sets forth certain restrictions on investment by federal credit unions in mortgage related securities.

     All depository institutions considering an investment in the Securities (whether or not the class of Securities under consideration for purchase constitutes a "mortgage related security") should review the Federal Financial Institutions Examination Council's Supervisory Policy Statement on the Securities Activities (to the extent adopted by their respective regulators) (the "Policy Statement") setting forth, in relevant part, certain securities trading and sales practices deemed unsuitable for an institution's investment portfolio, and guidelines for (and restrictions on) investing in mortgage derivative products, including "mortgage related securities", which are "high-risk mortgage securities" as defined in the Policy Statement. According to the Policy Statement such "high-risk mortgage securities" include securities such as Securities not entitled to distributions allocated to principal or interest, or Subordinated Securities. Under the Policy Statement, it is the responsibility of each depository institution to determine, prior to purchase (and at stated intervals thereafter), whether a particular mortgage derivative product is a "high-risk mortgage security", and whether the purchase (or retention) of such a product would be consistent with the Policy Statement.

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders guidelines or agreements generally governing investments made by a particular investor, including, but not limited to "prudent investor" provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying".

     There may be other restrictions on the ability of certain investors, including depositors institutions, either to purchase Securities or to purchase Securities representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the Securities constitute legal investments for such investors.


                            METHOD OF DISTRIBUTION

     The Securities offered hereby and by the Prospectus Supplement will be offered in Series. The distribution of the Securities may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. If so specified in the related Prospectus Supplement, the Securities will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by Greenwich Capital Markets, Inc. ("GCM") acting as underwriter with other underwriters, if any, named therein. In such event, the related Prospectus Supplement may also specify that the underwriters will not be obligated to pay for any Securities agreed to be purchased by purchasers pursuant to purchase agreements acceptable to the Depositor. In connection with the sale of the Securities, underwriters may receive compensation from the Depositor or from purchasers of the Securities in the form of discounts, concessions or commissions. The related Prospectus Supplement will describe any such compensation paid by the Depositor.

     Alternatively, the related Prospectus Supplement may specify that the Securities will be distributed by GCM acting as agent or in some cases as principal with respect to Securities that it has previously purchased or agreed to purchase. If GCM acts as agent in the sale of Securities, GCM will receive a selling commission with respect to each Series of Securities, depending on market conditions, expressed as a percentage of the aggregate principal balance of the related Trust Fund Assets as of the Cut-off Date. The exact percentage for each Series of Securities will be disclosed in the related Prospectus Supplement. To the extent that GCM elects to purchase Securities as principal, GCM may realize losses or profits based upon the difference between its purchase price and the sales price. The Prospectus Supplement with respect to any Series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between the Depositor and purchasers of Securities of such Series.

     The Depositor will indemnify GCM and any underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments GCM and any underwriters may be required to make in respect thereof.

     In the ordinary course of business, GCM and the Depositor may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of the Depositor's loans or private asset backed securities, pending the sale of such loans or private asset backed securities, or interests therein, including the Securities.

     The Depositor anticipates that the Securities will be sold primarily to institutional investors. Purchasers of Securities, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of Securities. Holders of Securities should consult with their legal advisors in this regard prior to any such reoffer or sale.


                                LEGAL MATTERS

     The legality of the Securities of each Series, including certain material federal income tax consequences with respect thereto, will be passed upon for the Depositor by Brown & Wood LLP, New York, New York 10048.


                            FINANCIAL INFORMATION

     A new Trust Fund will be formed with respect to each Series of Securities and no Trust Fund will engage in any business activities or have any assets or obligations prior to the issuance of the related Series of Securities. Accordingly, no financial statements with respect to any Trust Fund will be included in this Prospectus or in the related Prospectus Supplement.


                                    RATING

     It is a condition to the issuance of the Securities of each Series offered hereby and by the Prospectus Supplement that they shall have been rated in one of the four highest rating categories by the nationally recognized statistical rating agency or agencies (each, a "Rating Agency") specified in the related Prospectus Supplement.

     Any such rating would be based on, among other things, the adequacy of the value of the Trust Fund Assets and any credit enhancement with respect to such class and will reflect such Rating Agency's assessment solely of the likelihood that holders of a class of Securities of such class will receive payments to which such Securityholders are entitled under the related Agreement. Such rating will not constitute an assessment of the likelihood that principal prepayments on the related Loans will be made, the degree to which the rate of such prepayments might differ from that originally anticipated or the likelihood of early optional termination of the Series of Securities. Such rating should not be deemed a recommendation to purchase, hold or sell Securities, inasmuch as it does not address market price or suitability for a particular investor. Such rating will not address the possibility that prepayment at higher or lower rates than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor purchasing a Security at a significant premium might fail to recoup its initial investment under certain prepayment scenarios.

     There is also no assurance that any such rating will remain in effect for any given period of time or that it may not be lowered or withdrawn entirely by the Rating Agency in the future if in its judgment circumstances in the future so warrant. In addition to being lowered or withdrawn due to any erosion in the adequacy of the value of the Trust Fund Assets or any credit enhancement with respect to a Series, such rating might also be lowered or withdrawn among other reasons, because of an adverse change in the financial or other condition of a credit enhancement provider or a change in the rating of such credit enhancement provider's long term debt.

     The amount, type and nature of credit enhancement, if any, established with respect to a Series of Securities will be determined on the basis of criteria established by each Rating Agency rating classes of such Series. Such criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. Such analysis is often the basis upon which each Rating Agency determines the amount of credit enhancement required with respect to each such class. There can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience nor any assurance that the data derived from a large pool of mortgage loans accurately predicts the delinquency, foreclosure or loss experience of any particular pool of Loans. No assurance can be given that values of any Properties have remained or will remain at their levels on the respective dates of origination of the related Loans. If the residential real estate markets should experience an overall decline in property values such that the outstanding principal balances of the Loans in a particular Trust Fund and any secondary financing on the related Properties become equal to or greater than the value of the Properties, the rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In additional, adverse economic conditions (which may or may not affect real property values) may affect the timely payment by mortgagors of scheduled payments of principal and interest on the Loans and, accordingly, the rates of delinquencies, foreclosures and losses with respect to any Trust Fund. To the extent that such losses are not covered by credit enhancement, such losses will be borne, at least in part, by the holders of one or more classes of the Securities of the related Series.




  No dealer, salesman or other person
  has  been  authorized  to  give any
  information   or   to    make   any
  representation  not   contained  in
  this Prospectus  Supplement or  the              MEGO MORTGAGE HOME
  Prospectus and,  if given  or made,           LOAN OWNER TRUST 1997-1
  such information  or representation
  must not be  relied upon  as having
  been authorized by the depositor or
  the underwriter.   This  Prospectus
  Supplement and  the  Prospectus  do                 $86,153,605
  not  constitute  an  offer  of  any
  securities  other  than   those  to         $23,300,000 CLASS A-1 6.57%
  which they  relate or  an offer  to         $25,950,000 CLASS A-2 6.75%
  sell or a solicitation of an  offer         $10,300,000 CLASS A-3 6.94%
  to  buy,  to   any  person  in  any         $26,603,605 CLASS A-4 7.33%
  jurisdiction where such an offer or
  solicitation  would   be  unlawful.        Home Loan Asset-Backed Notes,
  Neither  the   delivery   of   this                Series 1997-1
  Prospectus   Supplement   and   the
  Prospectus  nor   any   sale   made               FINANCIAL ASSET
  hereunder    shall,    under    any               SECURITIES CORP.
  circumstances,      create      any                 (DEPOSITOR)
  implication  that  the  information
  contained herein  is correct  as of
  any  time   subsequent   to   their
  respective date.
           _________________                        -----------------

           TABLE OF CONTENTS                     PROSPECTUS SUPPLEMENT


  Page                                              -----------------

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         PROSPECTUS SUPPLEMENT

  Summary . . . . . . . . . . . .  S-4             GREENWICH CAPITAL
  Risk Factors  . . . . . . . .   S-17      M  A  R  K  E  T  S,   I  N  C.
  The Trust . . . . . . . . . .   S-23
  Mego Mortgage Corporation . .   S-24
  The  Title I  Loan Program  and
    the Contract of Insurance .   S-31
  The Master Servicer . . . . .   S-36
  The Pool  . . . . . . . . . .   S-36
  Description of Credit
    Enhancement . . . . . . . .   S-43
  Description of the Securities   S-48
  Description  of  the  Transfer  and
  Servicing Agreements  . . . .   S-57
  Prepayment and Yield
    Considerations . . . . . . .  S-66                 MARCH 7, 1997
  Certain    Federal    Income    Tax
  Consequences  . . . . . . . .   S-74
  State Tax Consequences  . . .   S-74
  ERISA Considerations  . . . .   S-75
  Method of Distribution  . . .   S-76
  Legal Investment Considerations S-76
  Legal Matters . . . . . . . .   S-77
  Ratings . . . . . . . . . . .   S-77
  Reports of Experts  . . . . .   S-77

               PROSPECTUS

  Prospectus  Supplement  or  Current
  Report on Form 8-K  . . . . . . .  2
  Incorporation of  Certain Documents
  by Reference  . . . . . . . . . .  2
  Available Information . . . . . .  2
  Reports to Securityholders  . . .  3
  Summary of Terms  . . . . . . . .  4
  Risk Factors  . . . . . . . . .   12
  The Trust Fund  . . . . . . . .   17
  Use of Proceeds . . . . . . . .   22
  The Depositor . . . . . . . . .   22
  Loan Program  . . . . . . . . .   23
  Description of the Securities .   25
  Credit Enhancement  . . . . . .   35
  Yield and Prepayment Considerations
                                    41
  The Agreements  . . . . . . . .   43
  Certain Legal Aspects of the Loans
                                    56
  Certain Material Federal Income Tax
  Considerations  . . . . . . . .   68
  State Tax Considerations  . . .   88
  ERISA Considerations  . . . . .   88
  Legal Investment  . . . . . . .   91
  Method of Distribution  . . . .   92
  Legal Matters . . . . . . . . .   92
  Financial Information . . . . .   93
  Rating  . . . . . . . . . . . .   93